Attached please find a new free writing prospectus that has been marked to show changes to the free writing prospectus dated September 12, 2006.

We are pleased to announce a new issuance of commercial mortgage-backed securities for J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
(the "Issuer"). This offering is a registered public offering under the U.S.
securities laws. Attached hereto is the Free Writing Prospectus dated September
20, 2006 in PDF format.

This announcement (which includes only the attached file) shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities referenced in this announcement in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The distribution of materials relating to the offering, and the transactions contemplated by the offering, may be restricted by law in certain jurisdictions.
If materials relating to the offering come into your possession, you are required by the Issuer to inform yourself of and to observe all of these restrictions. The materials relating to the offering do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the underwriters or such affiliate on behalf of the Issuer in this jurisdiction.

THIS ANNOUNCEMENT IS NOT TO BE FORWARDED OR DISTRIBUTED TO ANY OTHER PERSON AND
IS NOT TO BE REPRODUCED IN ANY MANNER WHATSOEVER. ANY FURTHER FORWARDING,
DISTRIBUTION OR REPRODUCTION OF THIS ANNOUNCEMENT IN WHOLE OR IN PART IS
UNAUTHORIZED. FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF
THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.

A registration statement relating to these securities has been filed with the
Securities and Exchange Commission and is effective. Any offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance. An indication of interest in response to this announcement will involve no obligation or commitment of any kind.

You should not reply to this announcement. Any reply e-mail communications, including those you generate by using the "Reply" function on your e-mail software, will be ignored or rejected.

Investors in the United States may obtain further information by contacting their sales person at JPMorgan at telephone No. (212) 834-9326.

--------------------------------------------------------------------------------

This communication is for the information only, not an offer or solicitation for the purpose or sale of any financial instrument, nor a solicitation to participate in any trading strategy, nor an official confirmation of any transaction. The information is believed to be reliable, but we do not warrant its completeness or accuracy, prices and availability are indicative only, are as of stated date, and are subject to change without notice. We may hold a position or act as a market maker in any financial instrument discussed herein.
Clients should consult their own advisors regarding any tax, accounting or legal aspects of this information. Copyright 2005 JPMORGAN CHASE & CO.(See attached file: jpmcc 2006-ldp8 fwp.pdf)

This communication is for informational purposes only. It is not intended as an offer or solicitation for the purchase or sale of any financial instrument or as an official confirmation of any transaction. All market prices, data and other information are not warranted as to completeness or accuracy and are subject to change without notice. Any comments or statements made herein do not necessarily reflect those of JPMorgan Chase & Co., its subsidiaries and affiliates.

This transmission may contain information that is privileged, confidential, legally privileged, and/or exempt from disclosure under applicable law. If you are not the intended recipient, you are hereby notified that any disclosure, copying, distribution, or use of the information contained herein (including any reliance thereon) is STRICTLY PROHIBITED. Although this transmission and any attachments are believed to be free of any virus or other defect that might affect any computer system into which it is received and opened, it is the responsibility of the recipient to ensure that it is virus free and no responsibility is accepted by JPMorgan Chase & Co., its subsidiaries and affiliates, as applicable, for any loss or damage arising in any way from its use. If you received this transmission in error, please immediately contact the sender and destroy the material in its entirety, whether in electronic or hard copy format. Thank you.

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-130786

THIS FREE WRITING PROSPECTUS, DATED SEPTEMBER 20, 2006, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-3813 (collect call) or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

$2,832,774,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, N.A.
IXIS Real Estate Capital Inc.
Eurohypo AG, New York Branch
Nomura Credit & Capital, Inc.
PNC Bank, National Association
Sponsors and Mortgage Loan Sellers
AIG Mortgage Capital, LLC
Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2006-LDP8 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8. The assets of the issuing entity will primarily be 165 fixed rate mortgage loans secured by first liens on 237 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2006-LDP8 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus. In addition, JP Morgan Chase Bank, N.A. will provide an interest rate swap agreement for the benefit of the Class A-3FL certificates as described under ‘‘Description of the Swap Contract’’ in this free writing prospectus. The Series 2006-LDP8 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-LDP8 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest on the 15th day of each month, commencing on October 16, 2006.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description		Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P)(5)	Rated Final Distribution Date(3)
Class A-1	$32,513,000			(7)		May 15, 2011	Aaa/AAA	May 15, 2045
Class A-2	$207,310,000			(7)		September 15, 2011	Aaa/AAA	May 15, 2045
Class A-3A	$50,000,000			(7)		July 15, 2013	Aaa/AAA	May 15, 2045
Class A-3FL	$150,000,000	(9)		(7	), (8)	July 15, 2013	Aaa/AAA(10)	May 15, 2045
Class A-3B	$184,430,000			(7)		September 15, 2014	Aaa/AAA	May 15, 2045
Class A-4	$856,083,000			(7)		August 15, 2016	Aaa/AAA	May 15, 2045
Class A-SB	$69,304,000			(7)		November 15, 2015	Aaa/AAA	May 15, 2045
Class A-1A	$596,981,000			(7)		August 15, 2016	Aaa/AAA	May 15, 2045
Class X	$3,066,602,770	(11)		(12)		August 15, 2026	Aaa/AAA	May 15, 2045
Class A-M	$306,661,000			(7)		August 15, 2016	Aaa/AAA	May 15, 2045
Class A-J	$260,661,000			(7)		September 15, 2016	Aaa/AAA	May 15, 2045
Class B	$53,666,000			(7)		September 15, 2016	Aa2/AA	May 15, 2045
Class C	$22,999,000			(7)		September 15, 2016	Aa3/AA–	May 15, 2045
Class D	$42,166,000			(7)		September 15, 2016	A2/A	May 15, 2045

(Footnotes to table on page S-9)

You should carefully consider the risk factors beginning on page S-49 of this free writing prospectus and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., Nomura Securities International, Inc., Commerzbank Capital Markets Corp., IXIS Securities North America Inc., PNC Capital Markets LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc. will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as co-lead managers for this offering and Commerzbank Capital Markets Corp., IXIS Securities North America Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as co-managers for this offering. J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as co-lead managers for this offering. J.P.Morgan Securities Inc. is acting as sole bookrunner for this offering.

JPMorgan	NOMURA

Commerzbank Corporates & Markets IXIS Securities North America Inc.	PNC Capital Markets LLC

Banc of America Securities LLC	Deutsche Bank Securities

September     , 2006

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8

Nebraska
2 properties
$16,650,000
0.5% of total
Missouri
2 properties
$18,790,000
0.6% of total
Iowa
1 property
$5,700,000
0.2% of total
Minnesota
4 properties
$32,825,000
1.1% of total
Illinois
31 properties
$93,605,447
3.1% of total
Wisconsin
7 properties
$57,301,553
1.9% of total
Michigan
10 properties
$58,319,832
1.9% of total
New York
4 properties
$36,655,330
1.2% of total
Massachusetts
1 property
$280,000,000
9.1% of total
Washington
2 properties
$57,849,977
1.9% of total
Indiana
8 properties
$20,390,307
0.7% of total
Pennsylvania
8 properties
$80,109,925
2.6% of total
Connecticut
2 properties
$5,098,891
0.2% of total
Ohio
4 properties
$24,100,000
0.8% of total
New Jersey
13 properties
$76,811,655
2.5% of total
Nevada
5 properties
$58,850,000
1.9% of total
Delaware
2 properties
$8,135,790
0.3% of total
Maryland
4 properties
$31,197,506
1.0% of total
California
44 properties
$1,275,672,742
41.6% of total
West Virginia
1 property
$3,825,000
0.1% of total
Virginia
6 properties
$202,735,235
6.6% of total
Arizona
11 properties
$139,676,023
4.6% of total
North Carolina
7 properties
$48,910,087
1.6% of total
Colorado
3 properties
$35,607,849
1.2% of total
Georgia
2 properties
$29,800,000
1.0% of total
South Carolina
1 property
$3,150,000
0.1% of total
New Mexico
1 property
$5,493,184
0.2% of total
Kansas
3 properties
$13,269,218
0.4% of total
Texas
22 properties
$176,534,272
5.8% of total
Louisiana
2 properties
$8,341,877
0.3% of total
Alabama
2 properties
$12,487,034
0.4% of total
Kentucky
4 properties
$28,634,202
0.9% of total
Florida
12 properties
$91,360,926
3.0% of total
Oklahoma
1 property
$2,950,000
0.1% of total
Mississippi
1 property
$3,595,950
0.1% of total
Tennessee
4 properties
$22,167,957
0.7% of total
< 1.0% Cut-off Date Balance
1.0% - 9.99% Cut-off Date Balance
≥10.0% Cut-off Date Balance

Park La Brea Apartments Los Angeles, CA

RREEF Silicon Valley Office Portfolio Various, CA

Tysons Galleria McLean, VA

53 State Street Boston, MA

IRON MOUNTAIN
HSBC

Colony III Portfolio Various, Various

NAVARRE

CNL/Welsh Portfolio Various, Various

Burbank Town Center Burbank, CA

Gas Company Tower Los Angeles, CA

SUMMARY OF CERTIFICATES	S-9
SUMMARY OF TERMS	S-11
RISK FACTORS	S-49
Geographic Concentration Entails Risks	S-49
Risks Relating to Mortgage Loan Concentrations	S-50
Risks Relating to Enforceability of Cross-Collateralization	S-52
The Borrower’s Form of Entity May Cause Special Risks	S-53
Ability to Incur Other Borrowings Entails Risk	S-54
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date	S-60
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-61
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-61
Tenant Concentration Entails Risk	S-63
Certain Additional Risks Relating to Tenants	S-63
Substitution of Mortgaged Properties May Lead to Increased Risks	S-65
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-65
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-66
Tenant Bankruptcy Entails Risks	S-66
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-66
Retail Properties Have Special Risks	S-67
Office Properties Have Special Risks	S-68
Industrial Properties Have Special Risks	S-69
Multifamily Properties Have Special Risks	S-70
Hotel Properties Have Special Risks	S-71
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-72
Manufactured Housing Community Properties Have Special Risks	S-72
Self Storage Properties Have Special Risks	S-73
Risks Relating to Certain Assistance Programs	S-74
Lack of Skillful Property Management Entails Risks	S-74
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-75
Condominium Ownership May Limit Use and Improvements	S-75
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-76
Limitations of Appraisals	S-77
Risks Relating to Underwritten Net Cash Flow	S-77
Potential Conflicts of Interest	S-78
Special Servicer May Be Directed to Take Actions	S-80
Bankruptcy Proceedings Entail Certain Risks	S-81
Risks Relating to Prepayments and Repurchases	S-82
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-84
Sensitivity to LIBOR and Yield Considerations	S-85
Risks Relating to the Swap Contract	S-85
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-86
Risks Relating to Interest on Advances and Special Servicing Compensation	S-86
Risks of Limited Liquidity and Market Value	S-87
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-87
Subordination of Subordinate Offered Certificates	S-87

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS
ANNEX C	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX D	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of offered certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informational purposes only in response to your specific request. The underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

The information contained herein supersedes any previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, attached as Annex I hereto, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this free writing prospectus and the accompanying prospectus, you should rely on the information contained in this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the Series 2006-LDP8 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this free writing prospectus, which sets forth important statistical information relating to the Series 2006-LDP8 certificates;

Summary of Terms, commencing on page S-11 of this free writing prospectus, which gives a brief introduction of the key features of the Series 2006-LDP8 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-49 of this free writing prospectus, which describe risks that apply to the Series 2006-LDP8 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-264 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 129 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT

MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE ‘‘FSMA’’)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND

(B)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approximate Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/S&P)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$32,513,000		30.000%	(7)	May 15, 2011%		2.68	Aaa/AAA	10/06-05/11
A-2(6)	$207,310,000		30.000%	(7)	September 15, 2011%		4.96	Aaa/AAA	06/11-09/11
A-3A(6)	$50,000,000		30.000%	(7)	July 15, 2013%		6.80	Aaa/AAA	07/13-07/13
A-3FL(6)	$150,000,000	(9)	30.000%	Floating(7), (8)	July 15, 2013	LIBOR %	6.80	Aaa/AAA(10)	07/13-07/13
A-3B(6)	$184,430,000		30.000%	(7)	September 15, 2014%		6.84	Aaa/AAA	09/12-09/14
A-4(6)	$856,083,000		30.000%	(7)	August 15, 2016%		9.78	Aaa/AAA	11/15-08/16
A-SB(6)	$69,304,000		30.000%	(7)	November 15, 2015%		7.06	Aaa/AAA	05/11-11/15
A-1A(6)	$596,981,000		30.000%	(7)	August 15, 2016%		9.58	Aaa/AAA	10/06-08/16
X	$3,066,602,770	(11)	N/A	Variable(12)	N/A	%	N/A	Aaa/AAA	N/A
A-M	$306,661,000		20.000%	(7)	August 15, 2016%		9.88	Aaa/AAA	08/16-08/16
A-J	$260,661,000		11.500%	(7)	September 15, 2016%		9.93	Aaa/AAA	08/16-09/16
B	$53,666,000		9.750%	(7)	September 15, 2016%		9.96	Aa2/AA	09/16-09/16
C	$22,999,000		9.000%	(7)	September 15, 2016%		9.96	Aa3/AA–	09/16-09/16
D	$42,166,000		7.625%	(7)	September 15, 2016%		9.96	A2/A	09/16-09/16
Non-Offered Certificates				(7)
E	$34,499,000		6.500%	(7)	N/A	%	N/A	A3/A–	N/A
F	$38,333,000		5.250%	(7)	N/A	%	N/A	Baa1/BBB+	N/A
G	$30,666,000		4.250%	(7)	N/A	%	N/A	Baa2/BBB	N/A
H	$38,332,000		3.000%	(7)	N/A	%	N/A	Baa3/BBB–	N/A
J	$11,500,000		2.625%	(7)	N/A	%	N/A	Ba1/BB+	N/A
K	$7,666,000		2.375%	(7)	N/A	%	N/A	Ba2/BB	N/A
L	$11,500,000		2.000%	(7)	N/A	%	N/A	Ba3/BB–	N/A
M	$3,833,000		1.875%	(7)	N/A	%	N/A	B1/B+	N/A
N	$11,500,000		1.500%	(7)	N/A	%	N/A	B2/B	N/A
P	$11,500,000		1.125%	(7)	N/A	%	N/A	B3/B–	N/A
NR	$34,499,770		N/A	(7)	N/A	%	N/A	NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus. The rated final distribution date for each class of certificates is May 15, 2045. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(6)	For purposes of making distributions on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 139 mortgage loans, representing approximately 80.5% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 26 mortgage loans, representing approximately 19.5% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 88.5% of all the mortgage loans secured by multifamily and manufactured housing community properties.

So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-SB and Class X certificates and the Class A-3FL regular interest, interest and principal distributions on the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 certificates and the Class A-3FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balances of the Class A-4 and Class A-SB certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata.

(7)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class A-3FL regular interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(8)	The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on September , 2006 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.

(9)	The certificate balance of the Class A-3FL certificates will be equal to the certificate balance of the Class A-3FL regular interest.

(10)	The ratings assigned to the Class A-3FL certificates only reflect the receipt of a fixed rate of interest at a rate equal to % per annum. See ‘‘Ratings’’ in this free writing prospectus.

(11)	The Class X notional amount will be equal to the aggregate of the class balances of the certificates (other than the Class A-3FL, Class X, Class R, Class LR and Class S certificates) and the Class A-3FL regular interest.

(12)	The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates, which will be based on the weighted average of the net mortgage rates of the mortgage loans as of the preceding distribution date minus the pass-through rates of the components of the Class X certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

The Class S, Class R and Class LR certificates are not offered by this free writing prospectus and are not represented in this table.

SUMMARY OF TERMS

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this free writing prospectus.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this free writing prospectus.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, IXIS Real Estate Capital Inc., a New York corporation, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, Nomura Credit & Capital, Inc., a Delaware corporation, PNC Bank, National Association, a national banking association, and AIG Mortgage Capital, LLC, a Delaware limited liability company. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMorgan Chase Bank, N.A.	64	$1,247,826,933	40.7%	48.3%	9.4%
IXIS Real Estate Capital Inc	18	621,935,345	20.3	8.4	69.4
Eurohypo AG, New York Branch	25	586,706,645	19.1	22.6	4.6
Nomura Credit & Capital, Inc.	23	379,545,395	12.4	13.4	8.1
PNC Bank, National Association	24	141,576,526	4.6	3.7	8.6
AIG Mortgage Capital, LLC	11	89,011,927	2.9	3.6	0.0
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

Master Servicers	Wells Fargo Bank, N.A., a national banking association, will act as master servicer with respect to 48 of the mortgage loans, representing approximately 31.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (38 mortgage loans in loan group 1, representing approximately 36.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 10 mortgage loans in loan group 2, representing approximately 12.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its principal commercial servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105 and its telephone number is 1-800-986-9711. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus.

Midland Loan Services, Inc., a Delaware corporation, will act as master servicer with respect to 117 of the mortgage loans, representing approximately 68.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (101 mortgage loans in loan group 1, representing approximately 63.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 16 mortgage loans in loan group 2, representing approximately 87.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its servicing offices are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. Midland Loan Services, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and of PNC Capital Markets LLC, one of the underwriters. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus.

The RREEF Silicon Valley Office Portfolio loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16. The master servicer that will service the RREEF Silicon Valley Office Portfolio whole loan under the RREEF Silicon Valley Office Portfolio pooling agreement is Capmark Finance Inc. The servicing offices of Capmark Finance Inc. are located at 200 Witmer Road, Horsham, Pennsylvania, 19044 and its telephone number is (215) 328-1258.

The master servicers will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans that are not part of the trust fund. See ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus.

Special Servicer	J.E. Robert Company, Inc., a Virginia corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing offices of the special servicer are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000. We anticipate that the initial controlling class representative will be JER Investors Trust Inc., an affiliate of the special servicer. The special servicer may be removed without cause under certain circumstances described in this free writing prospectus. See ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus. The RREEF Silicon Valley Office Portfolio loan will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16. The special servicer that will specially service the RREEF Silicon Valley Office Portfolio whole loan under the RREEF Silicon Valley Office Portfolio pooling agreement is Midland Loan Services, Inc., a Delaware corporation. The primary servicing offices of Midland Loan Services, Inc. are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

Trustee	LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois. A corporate trust office of the trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, J.P. Morgan 2006 LDP8 and its telephone number is (312) 904-1487. See ‘‘Transaction Parties—The Trustee, Certificate Registrar, Authenticating Agent and Custodian’’ in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the RREEF Silicon Valley Office Portfolio loan for which Wells Fargo Bank, N.A., as trustee, is the mortgagee of record under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association, IXIS Real Estate Capital Inc., a New York corporation, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, Nomura Credit & Capital, Inc., a Delaware corporation, and PNC Bank, National Association, a national banking association. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus and ‘‘The Sponsor’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor and the swap counterparty. IXIS Real Estate Capital Inc., a sponsor, mortgage loan seller and originator, is an affiliate of IXIS Securities North America Inc., one of the underwriters. Eurohypo AG, New York Branch, a sponsor, mortgage loan seller and originator, is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. Nomura Credit & Capital, Inc., a sponsor, mortgage loan seller and originator, is an affiliate of Nomura Securities International, Inc., one of the underwriters. PNC Bank, National Association, a sponsor, mortgage loan seller and originator, is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters. These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under ‘‘Risk Factors—Potential Conflicts of Interest’’.

Significant Obligor	The mortgaged property that secures the Park La Brea Apartments loan identified as Loan No. 1 on Annex A-1 to this free writing prospectus represents 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See Annex A-1 and Annex A-3 to this free writing prospectus.

Swap Counterparty	JPMorgan Chase Bank, N.A. will provide an interest rate swap contract for the benefit of the Class A-3FL certificates.

Cut-off Date	With respect to each mortgage loan, the due date of that mortgage loan in September 2006 or, with respect to those mortgage loans that have their first due date after September 2006, the origination date of that mortgage loan.

Closing Date	On or about September 28, 2006.

Distribution Date	The 15th day of each month or, if the 15th day is not a business day, the next succeeding business day, beginning in October 2006.

Interest Accrual Period	Interest will accrue on the offered certificates (other than with respect to the Class A-3FL certificates) and the Class A-3FL regular interest during the calendar month prior to the related distribution date. With respect to the Class A-3FL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Except with respect to the Class A-3FL certificates, interest will be calculated on the offered certificates and the Class A-3FL regular interest assuming that each month has 30 days and each year has 360 days. With respect to the Class A-3FL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, provided that if the pass-through rate for the Class A-3FL certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-3FL certificates will be the same as the Class A-3FL regular interest.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs; provided, that the first due period with respect to any mortgage loan with its first due date in October 2006 or November 2006 will begin on the day immediately following the cut-off date of such mortgage loan. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contract	The trust will have the benefit of an interest rate swap contract relating to the Class A-3FL certificates issued by JPMorgan Chase Bank, N.A., which, as of the date of this free writing prospectus, has a long-term certificates of deposit rating of ‘‘Aa2’’ by Moody’s Investors Service, Inc. and ‘‘AA–‘‘ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The initial notional amount of the interest rate swap contract will be equal to the aggregate initial certificate balance of the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates). The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates). The swap contract will have a maturity date of May 15, 2045 (the same date as the rated final distribution date of the Class A-3FL certificates). Under the swap contract, the trust will generally be obligated to pay to the swap counterparty one business day prior to each distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-3FL regular interest and (ii) the product of (A) the notional amount of the swap contract and (B) the pass-through rate on the Class A-3FL regular interest. The swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the swap contract and (ii) LIBOR plus % per annum. If there is an interest shortfall with respect to the Class A-3FL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-3FL certificates for that distribution date. See ‘‘Risk Factors—Risks Relating to the Swap Contract’’ and ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of September 1, 2006 among the depositor, the master servicers, the special servicer and the trustee. The master servicers will service the mortgage loans (other than the specially-serviced mortgage loans and the RREEF Silicon Valley Office Portfolio loan) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2006-LDP8:

•	Class A-1

•	Class A-2

•	Class A-3A

•	Class A-3FL

•	Class A-3B

•	Class A-4

•	Class A-SB

•	Class A-1A

•	Class X

•	Class A-M

•	Class A-J

•	Class B

•	Class C

•	Class D

Series 2006-LDP8 will consist of the above classes and the following classes that are not being offered through this free writing prospectus and the accompanying prospectus: Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR.

The Series 2006-LDP8 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 165 fixed rate mortgage loans secured by first liens on 237 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$32,513,000
Class A-2	$207,310,000
Class A-3A	$50,000,000
Class A-3FL	$150,000,000
Class A-3B	$184,430,000
Class A-4	$856,083,000
Class A-SB	$69,304,000
Class A-1A	$596,981,000
Class X	$3,066,602,770
Class A-M	$306,661,000
Class A-J	$260,661,000
Class B	$53,666,000
Class C	$22,999,000
Class D	$42,166,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	%(1)
Class A-2	%(1)
Class A-3A	%(1)
Class A-3FL	%(2)
Class A-3B	%(1)
Class A-4	%(1)
Class A-SB	%(1)
Class A-1A	%(1)
Class X	%(3)
Class A-M	%(1)
Class A-J	%(1)
Class B	%(1)
Class C	%(1)
Class D	%(1)

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(2)	The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus % per annum. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on September , 2006, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this free writing prospectus.

(3)	The interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of each class of certificates (other than the Class A-3FL, Class X, Class R, Class LR and Class S certificates) and the Class A-3FL regular interest. The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates, which will be based on the weighted average of the net mortgage rates of the mortgage loans as of the preceding distribution date minus the pass-through rates of the components of the Class X certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

B. Interest Rate Calculation Convention	Interest on the certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’ Interest on the Class A-3FL certificates will be calculated based on the actual number of days in each interest accrual period and a 360-day year, or an ‘‘actual/360 basis.’’ However, if the pass-through rate for the Class A-3FL certificates converts to a fixed rate, interest will be calculated on a 30/360 basis.

For purposes of calculating the pass-through rates on any class of certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions—Pass-Through Rates’’ and
’’ —Interest Distribution Amount’’ in this free writing prospectus.

C. Servicing and Administration Fees	The master servicers and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the RREEF Silicon Valley Office Portfolio loan) in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.02% to 0.11%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (excluding the RREEF Silicon Valley Office Portfolio loan, which will be subject to a special servicing fee pursuant to the RREEF Silicon Valley Office Portfolio pooling agreement) that is a specially serviced mortgage loan at the special servicing fee rate equal to a per annum rate of 0.25%. The master servicers and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the RREEF Silicon Valley Office Portfolio loan) in the trust fund at the trustee fee rate equal to a per annum rate equal to 0.0006%. See

‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A and Class X certificates and the Class A-3FL regular interest: To pay interest concurrently, (a) on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to the Class A-SB certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, funds attributed to principal received from loan group 2 remaining after payments specified in clause (b) below have been made, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex F to this free writing prospectus, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-2 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-2 certificates has been reduced to zero, (4) then (i) prior to January 15, 2013, first to principal on the Class A-3B certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 until the certificate balance of the Class A-3B certificates has been reduced to zero, and then to principal on the Class A-3A certificates and the Class A-3FL regular interest, pro rata, based on certificate balances, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above and the payments to the Class A-3B certificates have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, pro rata, based on certificate balances, to the Class A-3A certificates and the Class A-3FL regular interest until the certificate balance of each of the Class A-3A certificates and the Class A-3FL regular interest has been reduced to zero, and (ii) on or after January 15, 2013 first to principal on the Class A-3A certificates and the Class A-3FL regular interest, pro rata, based on certificate balances, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, pro rata, based on certificate balances, to the Class A-3A certificates and the Class A-3FL regular interest until the certificate balance of each of the Class A-3A certificates and the Class A-3FL regular interest has been reduced to zero, and then to principal on the Class A-3B certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above and the payments to the Class A-3FL regular interest have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-3B certificates has been reduced to zero, (5) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-4 certificates has been reduced to zero and (6) then to principal on the Class A-SB certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates has been reduced to zero, and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the certificate balances of the Class A-4 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest: To reimburse the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates: To the Class A-M certificates as follows: (a) first, to interest on the Class A-M certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest), to principal on the Class A-M certificates until the certificate balance of the Class A-M certificates has been reduced to zero; and (c) third, to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Ninth/Non-offered certificates (other than the Class S certificates): In the amounts and order of priority described in ‘‘Description of the Certificates— Distributions—Priority’’ in this free writing prospectus.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 139 mortgage loans, representing approximately 80.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and loan group 2 will consist of 26 mortgage loans, representing approximately 19.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 88.5% of the pool of mortgage loans secured by multifamily and manufactured housing community properties as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Annex A-1 to this free writing prospectus will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds available for distribution on the Class A-3FL certificates (which include any net swap payments) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-3FL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-3FL regular interest, to principal on the Class A-3FL certificates until the certificate balance of the Class A-3FL certificates has been reduced to zero; and (c) third, to reimburse the Class A-3FL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of offered certificates and the Class A-3FL regular interest can be found in ‘‘Description of the Certificates— Distributions—Interest Distribution Amount’’ in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of offered certificates and the Class A-3FL regular interest entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions— Principal Distribution Amount’’ in this free writing prospectus.

C. Prepayment Premiums; Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest as described in ‘‘Description of the Certificates —Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. For so long as the swap contract is in effect, any yield maintenance charges distributable in respect of the Class A-3FL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract.

If the swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-3FL regular interest will be paid to the holders of the Class A-3FL certificates.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class S certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-3FL regular interest will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-3FL regular interest. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-3FL regular interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A and Class X certificates and the Class A-3FL regular interest). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-3FL regular interest in ascending order (beginning with the other classes of certificates (other than the Class S, Class R and Class LR certificates) that are not being offered by this free writing prospectus). No principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class LR or Class X certificates, although principal payments and mortgage loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-3FL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-3FL regular interest, in reduction of the certificate balance of the Class A-3FL regular interest, and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-3FL regular interest will result in a corresponding decrease in the certificate balance of the Class A-3FL certificates and any interest shortfalls suffered by the Class A-3FL regular interest will reduce the amount of interest distributed on the Class A-3FL certificates to the extent described in this free writing prospectus.

*	The Class X certificates are interest-only certificates.

**	The Class A-3FL certificates are entitled to receive floating rate payments from a swap provider under an interest rate swap contract in exchange for the fixed rate payments to which the Class A-3FL regular interest is entitled.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class A-3FL, Class X, Class S, Class R or Class LR certificates) or the Class A-3FL regular interest will reduce the certificate balance of that class of certificates or the Class A-3FL regular interest (and correspondingly the Class A-3FL certificates), respectively.

See ‘‘Description of the Certificates’’ in this free writing prospectus.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities or the Class A-3FL regular interest: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by a master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to the Class A-3FL regular interest will cause a corresponding reduction in distributions to the Class A-3FL certificates to the extent described in this free writing prospectus. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the applicable master servicer are required to be allocated to the certificates and the Class A-3FL regular interest (and thus to the Class A-3FL certificates to the extent described in this free writing prospectus), on a pro rata basis, to reduce the amount of interest payable on the certificates and the Class A-3FL regular interest (and thus to the Class A-3FL certificates, to the extent described in this free writing prospectus). See ‘‘Description of the Certificates—Distributions— Priority’’ in this free writing prospectus.

Advances

A. P&I Advances	Each master servicer, with respect to those mortgage loans for which it is acting as master servicer, is required to advance a delinquent periodic mortgage loan payment if it determines that the advance will be recoverable (unless the special servicer determines that the advance would be non-recoverable). The applicable master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. There may be other circumstances in which the applicable master servicer will not be required to advance one full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the applicable master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. If an interest advance is made by a master servicer, that master servicer will not advance its servicing fee, but will advance the trustee’s fee. None of the master servicers or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-3FL certificates or be liable for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘Description of the Certificates— Advances’’ in this free writing prospectus.

B. Property Protection Advances	Each master servicer may be required (with respect to those mortgage loans for which it is acting as master servicer), and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the applicable master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicers, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus.

C. Interest on Advances	The applicable master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 165 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 237 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $3,066,602,770.

The RREEF Silicon Valley Office Portfolio loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $250,000,000 and representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of four mortgage loans that is part of a split loan structure, secured by the same mortgage instrument on the related mortgaged property, in which (i) one companion loan, referred to in this free writing prospectus as the RREEF Silicon Valley Office Portfolio fixed rate companion loan, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16, and is pari passu in right of payment to the RREEF Silicon Valley Office Portfolio loan, (ii) one companion loan, referred to in this free writing prospectus as the RREEF Silicon Valley Office Portfolio floating rate A companion loan, is pari passu in right of payment to both of the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio fixed rate companion loan, and (iii) one companion loan, referred to in this free writing prospectus as the RREEF Silicon Valley Office Portfolio floating rate B companion loan, is pari passu in right of payment to each of the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio fixed rate companion loan, but is subordinate in right of payment to the RREEF Silicon Valley Office Portfolio floating rate A companion loan. Notwithstanding the foregoing, if no event of default exists with respect to the RREEF Silicon Valley Office Portfolio whole loan, the borrower, at its option, may voluntarily prepay all or a portion of the RREEF Silicon Valley Office Portfolio floating rate companion loans at any time. The RREEF Silicon Valley Office Portfolio fixed rate companion loan, with a principal balance as of the cut-off date of $250,000,000, and the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan, with an aggregate principal balance as of the cut-off date of $200,000,000, are not included in the trust fund. The RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio fixed rate companion loan mature in July 2013. The RREEF Silicon Valley Office Portfolio floating rate companion loans mature in September 2008, with the borrower having the right to exercise three one-year extension options.

The RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans will be serviced in accordance with the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16 by the RREEF Silicon Valley Office Portfolio master servicer and the RREEF Silicon Valley Office Portfolio special servicer, and in accordance with the servicing standards provided in the RREEF Silicon Valley Office Portfolio pooling agreement. In addition, the holders that, from time to time, constitute the majority of the holders, by principal balance, of the RREEF Silicon Valley Office Portfolio loan, the RREEF Silicon Valley Office Portfolio fixed rate companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the RREEF Silicon Valley Office Portfolio master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the RREEF Silicon Valley Office Portfolio loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The RREEF Silicon Valley Office Portfolio Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the RREEF Silicon Valley Office Portfolio loan is the aggregate principal balance of the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans.

The Park La Brea Apartments loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $387,500,000 and representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Park La Brea Apartments loan, which is included in the trust. The second of these mortgage loans, the Park La Brea Apartments pari passu companion loan, is not included in the trust. The Park La Brea Apartments pari passu companion loan has an outstanding principal balance as of the cut-off date of $387,500,000.

The related intercreditor agreement provides that the holder of the Park La Brea Apartments pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Park La Brea Apartments pari passu companion loan. The Park La Brea Apartments pari passu companion loan will be always pari passu in right of payment with the Park La Brea Apartments loan.

The Park La Brea Apartments loan and the Park La Brea Apartments pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, under the related intercreditor agreement, the directing certificateholder of the Series 2006-LDP8 certificates will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Park La Brea Apartments loan that is included in the trust; provided that the applicable master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the holder of the Park La Brea Apartments pari passu companion loan (or if the companion loan has been deposited into a securitization, the related controlling class representative) in respect of those matters and provide that party with an opportunity to review any proposed action to be taken in respect of those matters. See ‘‘Description of the Mortgage Pool—The Park La Brea Apartments Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan to value ratios and debt service coverage ratios for the Park La

Brea Apartments loan is the aggregate principal balance of the Park La Brea Apartments loan and the Park La Brea Apartments pari passu companion loan.

The Gas Company Tower loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $229,000,000 and representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Gas Company Tower loan, which is included in the trust. The second of these mortgage loans, the Gas Company Tower pari passu companion loan, is part of the split loan structure but is not included in the trust, and is pari passu in right of payment with the Gas Company Tower loan. The Gas Company Tower pari passu companion loan has an outstanding principal balance as of the cut-off date of $229,000,000.

The Gas Company Tower loan and the Gas Company Tower pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the Gas Company Tower loan (the directing certificateholder will be the holder of the Gas Company Tower loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Gas Company Tower loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Gas Company Tower Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Gas Company Tower loan is the aggregate principal balance of the Gas Company Tower loan and the Gas Company Tower pari passu companion loan.

The Tysons Galleria loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $173,500,000 and representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of three mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Tysons Galleria loan, which is included in the trust. The second of these mortgage loans, the Tysons Galleria pari passu companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $50,000,000. The third of these mortgage loans is a subordinate companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $31,500,000.

The related intercreditor agreement provides that the holder of the Tysons Galleria pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Tysons Galleria pari passu companion loan. The Tysons Galleria pari passu companion loan will always be pari passu in right of payment with the Tysons Galleria loan.

The Tysons Galleria loan, the Tysons Galleria pari passu companion loan and the Tysons Galleria subordinate companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, under the related intercreditor agreement, the holder of the subordinate companion loan will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Tysons Galleria loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan to value ratios and debt service coverage ratios for the Tysons Galleria loan is the aggregate principal balance of the Tysons Galleria loan and the Tysons Galleria pari passu companion loan.

In addition, 4 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans), including the Tysons Galleria loan, are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are each secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Tysons Galleria, Stevens Center Business Park, United Plaza and Donato Corporate Park, and are set forth below.

Mortgage Loan	A Note Cut-off Date Loan Balance	% of Initial Pool Balance	% of Initial Loan group 1 Balance	% of Initial Loan group 2 Balance	B Note Original Balance
Tysons Galleria	$173,500,000	5.7%	7.0%	0.0%	$31,500,000
Stevens Center Business Park	$55,650,000	1.8%	2.3%	0.0%	$2,450,000
United Plaza	$5,391,854	0.2%	0.2%	0.0%	$345,000
Donato Corporate Park	$5,200,000	0.2%	0.2%	0.0%	$375,000

Each AB mortgage loan and its related companion loan(s) are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan (and any related pari passu companion loans) prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust (and any related pari passu companion loans) and second to the related subordinate companion loan. The applicable master servicer and the special servicer will service and administer each AB mortgage loan and its companion loan(s) pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust, and will be beneficially owned by the holder of the companion loan. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus.

The holders of the subordinate companion loan for each of the Tyson's Galleria loan, the Stevens Center Business Park loan, the United Plaza loan and the Donato Corporate Park loan will have the right, under certain conditions, (i) to direct, consent to or provide advice with respect to certain actions proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related mortgage loan or mortgaged property and (ii) to make cure payments on the related mortgage loan.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this free writing prospectus, information presented in this free writing prospectus (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan, and in the case of the RREEF Silicon Valley Office Portfolio loan, the Park La Brea Apartments loan, the Gas Company Tower loan and the Tysons Galleria loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of each of the RREEF Silicon Valley Office Portfolio companion loans, the Park La Brea Apartments pari passu companion loan, the Gas Company Tower pari passu companion loan and the Tysons Galleria pari passu companion loan, respectively.

In addition, because the Colony III Portfolio has 3 mortgage notes with different maturity dates and prepayment lockout periods, secured by 2, 10 and 3 properties, respectively, solely for purposes of the statistical and numerical information presented in this free writing prospectus, it is treated as 15 cross-collateralized and cross-defaulted mortgage loans each of which is secured by a single mortgaged property. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-Off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$3,066,602,770	$2,469,621,747	$596,981,023
Number of mortgage loans	165	139	26
Number of mortgaged properties	237	207	30
Number of crossed loan pools	2	2(8)	1(8)
Crossed loan pools as a percentage of the aggregate outstanding principal balance	5.4%	5.4%	5.2%
Range of mortgage loan principal balances	$750,000 to $387,500,000	$750,000 to $280,000,000	$1,000,000 to $387,500,000
Average mortgage loan principal balance	$18,585,471	$17,767,063	$22,960,809
Range of mortgage rates	4.9160% to 6.8019%	4.9160% to 6.7300%	5.6700% to 6.8019%
Weighted average mortgage rate	6.01802%	5.99617%	6.10838%
Range of original terms to maturity(2)	60 months to 240 months	60 months to 240 months	60 months to 120 months
Weighted average original term to maturity(2)	111 months	110 months	117 months
Range of remaining terms to maturity(2)	57 months to 239 months	57 months to 239 months	58 months to 120 months
Weighted average remaining term to maturity(2)	110 months	109 months	116 months
Range of original amortization terms(3)	240 months to 360 months	240 months to 360 months	300 months to 360 months
Weighted average original amortization term(3)	352 months	350 months	359 months
Range of remaining amortization terms(3)	239 months to 360 months	239 months to 360 months	300 months to 360 months
Weighted average remaining amortization term(3)	351 months	350 months	359 months
Range of loan-to-value ratios(4)	31.2% to 80.0%	31.2% to 80.0%	55.1% to 80.0%
Weighted average loan-to-value ratio(4)	67.3%	68.2%	63.5%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)	16.1% to 78.6%	16.1% to 78.6%	46.9% to 78.6%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)	64.4%	65.0%	61.9%
Range of debt service coverage ratios(6)	1.10x to 2.97x	1.10x to 2.97x	1.10x to 1.71x
Weighted average debt service coverage ratio(6)	1.40x	1.42x	1.33x
Percentage of aggregate outstanding principal balance consisting of:
Partial Interest Only(7)	24.8%	25.7%	20.9%
Balloon	13.1%	14.7%	6.8%
Interest Only	62.0%	59.5%	72.4%
Fully Amortizing Loans	0.1%	0.2%	0.0%

(1)	Subject to a permitted variance of plus or minus 10%.

(2)	In the case of the mortgage loan with an anticipated repayment date (identified as Loan No. 95 on Annex A-1 to this free writing prospectus), as of the related anticipated repayment date.

(3)	Excludes the mortgage loans that pay interest-only to maturity.

(4)	In the case of 4 mortgage loans (identified as Loan Nos. 25, 70, 89 and 143 on Annex A-1 to this free writing prospectus) the loan-to-value ratio was based on the ‘‘as-stabilized’’ values as defined in the related appraisal.

(5)	Excludes the fully amortizing mortgage loans.

(6)	In the case of 1 mortgage loan (identified as Loan No. 143 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was calculated by reducing the principal balance of the mortgage loan by the amount of an in- place letter of credit delivered by the borrower as additional collateral.

(7)	Includes 1 partial interest-only ARD loan representing 0.2% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(8)	1 of the crossed loan pools includes 1 mortgage loan in loan group 1 and 2 mortgage loans in loan group 2, which in the aggregate represent approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and approximately 5.2% of the aggregate principal balance of mortgage loans in loan group 2 as of the cut-off date).

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	163	$3,037,158,323	99.0%	98.8%	100.0%
30/360	2	29,444,447	1.0	1.2	0.0
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Balloon	58	$402,156,393	13.1%	14.7%	6.8%
Partial Interest-Only(1)(2)	67	759,449,000	24.8	25.7	20.9
Interest Only	39	1,900,830,447	62.0	59.5	72.4
Subtotal	164	$3,062,435,840	99.9%	99.8%	100.0%
Fully Amortizing Loans
Fully Amortizing	1	$4,166,930	0.1%	0.2%	0.0%
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

(1)	Includes 1 partial interest-only mortgage loans with anticipated repayment dates representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

(2)	Includes 2 mortgage loans representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which provide for payment of interest only until the 60th payment date and on and after such payment date, provides for monthly payment of, in addition to interest, principal from excess cash flow in an amount based on a 30-year amortization schedule. In each case, the failure to make such principal amortization payments will not be an event of default but will trigger a cash flow sweep under the related mortgage loan documents.

1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the deferred interest will be paid to the Class S certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans’ anticipated repayment dates. See ‘‘Description of the Mortgage Pool—ARD Loan’’ in this free writing prospectus.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Lockout followed by Defeasance(2)(3)	142	$2,446,738,323	79.8%	92.0%	29.3%
Lockout followed by Yield Maintenance/ Defeasance(4)	1	387,500,000	12.6	0.0	64.9
Lockout followed by Yield Maintenance	21	228,364,447	7.4	7.9	5.8
Lockout followed by Yield Maintenance then Prepayment Penalty	1	4,000,000	0.1	0.2	0.0
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)	Includes 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus) representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that is prepayable in part prior to the expiration of the defeasance lockout period in connection with a partial release.

(3)	Includes 1 mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus) representing 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that is prepayable in full with a yield maintenance premium during the prepayment lockout period, in the event that the lender does not consent to certain transfers of ownership interests in the guarantor. See ‘‘Description of Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions.’’

(4)	Includes 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) that is prepayable with yield maintenance on and after the September 2008 payment date through the January 2016 payment date and also permits defeasance on and after the October 2008 payment date through the January 2016 payment date.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	17	$156,319,612	5.1%	5.9%	1.6%
2	2	11,814,687	0.4	0.5	0.0
3	49	330,218,748	10.8	11.4	8.1
4	73	1,105,775,430	36.1	40.3	18.4
5	2	11,570,000	0.4	0.3	0.5
6	6	67,750,000	2.2	1.2	6.5
7	10	1,103,655,000	36.0	29.0	64.9
12	1	6,487,034	0.2	0.3	0.0
13	2	7,495,330	0.2	0.3	0.0
25	3	265,516,930	8.7	10.8	0.0
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	57	$1,171,190,047	38.2%	47.4%	0.0%
Retail(2)	85	825,406,563	26.9	33.4	0.0
Multifamily	24	595,732,849	19.4	2.0	91.4
Industrial	40	258,506,763	8.4	10.5	0.0
Hotel	12	119,158,774	3.9	4.8	0.0
Manufactured Housing	13	78,451,023	2.6	1.1	8.6
Mixed Use	1	10,475,000	0.3	0.4	0.0
Self Storage	5	7,681,751	0.3	0.3	0.0
Total	237	$3,066,602,770	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

(2)	With respect to 1 mortgage loan (identified as Loan No. 77 on Annex A-1 to this free writing prospectus), representing 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) the collateral consists of land only with 3 pads ground leased to tenants.

The mortgaged properties are located in 36 states. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	44	$1,275,672,742	41.6%
Massachusetts	1	$280,000,000	9.1%
Virginia	6	$202,735,235	6.6%
Texas	22	$176,534,272	5.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Geographic Distribution—Loan Group 1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	37	$850,172,742	34.4%
Massachusetts	1	$280,000,000	11.3%
Virginia	6	$202,735,235	8.2%
Texas	19	$134,504,272	5.4%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Geographic Distribution—Loan Group 2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	7	$425,500,000	71.3%
Texas	3	$42,030,000	7.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class A-3FL and the Class X certificates) will be offered in minimum denominations of $10,000 initial certificate balance. The Class A-3FL certificates will be offered in minimum denominations of $100,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this free writing prospectus and in the prospectus.

Information Available to Certificateholders	On each distribution date, the trustee will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the trustee’s website initially located at www.etrustee.net.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR certificates), including the Class X certificates (provided, however, that the offered certificates (other than the Class X certificates) and the Class E, Class F, Class G and Class H are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus and ‘‘Description of the Certificates— Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties given by the mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan. Notwithstanding the foregoing, the AB subordinate companion loan holders may also have a purchase option with respect to defaulted AB mortgage loans and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus.

Tax Status	Elections will be made to treat a portion of the trust (exclusive of the Class A-3FL regular interest, the swap contract, the floating rate account and the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes, and the Class S certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust also will hold the Class A-3FL regular interest, the swap contract and the floating rate account, and the Class A-3FL certificates will represent undivided beneficial interests in such portion of the grantor trust. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class , Class , Class , Class , Class , Class , Class , Class , Class , Class , Class and Class certificates [and the Class A-3FL regular interest] will be issued at a premium, that the Class certificates will be issued with a de minimis amount of original issue discount and that the Class and Class X certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this free writing prospectus and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this free writing prospectus and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating a purchase of the Class A-3FL certificates should review the additional requirements for purchases of Class A-3FL certificates by plans, as discussed under ‘‘Certain ERISA Considerations’’ in this free writing prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

See ‘‘Legal Investment’’ in this free writing prospectus and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody’s	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3A	Aaa	AAA
Class A-3FL	Aaa	AAA
Class A-3B	Aaa	AAA
Class A-4	Aaa	AAA
Class A-SB	Aaa	AAA
Class A-1A	Aaa	AAA
Class X	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class B	Aa2	AA
Class C	Aa3	AA–
Class D	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-3FL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-3FL certificates, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-3FL regular interest. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address any shortfalls or delays in payment that investors in the Class A-3FL certificates may experience as a result of the conversion of the pass-through rate on the Class A-3FL certificates from a floating interest rate to a fixed rate. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this free writing prospectus and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this free writing prospectus and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in California, Massachusetts, Virginia and Texas secure mortgage loans, representing approximately 41.6%, 9.1%, 6.6% and 5.8% respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in California, Massachusetts, Virginia and Texas secure mortgage loans, representing approximately 34.4%, 11.3%, 8.2% and 5.4% respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in California and Texas secure mortgage loans, representing approximately 71.3% and 7.0% respectively, by allocated loan amount, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 21 of the mortgaged properties, securing mortgage loans representing approximately 30.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in southern California (approximately 21.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 68.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), and 23 of the mortgaged properties, securing mortgage loans representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in northern California (approximately 13.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

During the past several years, California’s economy has benefited from a rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue and in fact, the rate of residential home sales appears to have declined based on recent reports. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged properties and consequently the amount and timing of distributions on the certificates.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Recent Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 11.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 29.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 30.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 74.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 61.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other)

represent approximately 62.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 89.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus.

Each of the other mortgage loans represents approximately no more than 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents approximately no more than 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents approximately no more than 1.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	57	$1,171,190,047	38.2%	47.4%	0.0%
Retail	85	$825,406,563	26.9%	33.4%	0.0%
Multifamily	24	$595,732,849	19.4%	2.0%	91.4%
Industrial	40	$258,506,763	8.4%	10.5%	0.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	11 groups of mortgage loans, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 groups of mortgage loans in loan group 1 representing approximately 6.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 1 group of mortgage loans in loan group 2 representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), have borrowers related to each other, but the related mortgage loans are not cross-collateralized or cross-defaulted. No group of mortgage loans having borrowers that are related to each other represents more than approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this free writing prospectus.

•	1 group of mortgage loans (comprised of 15 mortgage loans), representing in the aggregate approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date (one group of mortgage loans in both group 1 and 2 representing approximately 0.7% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 5.2% of the aggregate principal balance of the loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted and have related borrowers.

•	11 mortgage loans, representing approximately 15.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1 representing approximately 18.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 3.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this free writing prospectus, the mortgage loans in 2 groups of mortgage loans, comprised of 18 mortgage loans, representing in the aggregate approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16 mortgage loans in loan group 1, representing approximately 5.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 5.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans include, among others, those indicated on Annex A-1 to this free writing prospectus as Loan Nos. 7 to 21 and Loan Nos. 26, 27 and 28. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness (other than trade payables). These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 5 mortgage loans, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single-purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

With respect to 14 mortgage loans (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus), representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 7.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. With respect to 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower owns an undivided 85% fee interest in the mortgaged property. The remaining 15% interest is owned by an unaffiliated third party, as tenant-in-common, which 15% fee interest is also encumbered by the lien of the mortgage. The related borrower has ground leased the 15% interest from that unaffiliated third party and delivered to the lender a ground lease mortgage which encumbers the related borrower's interest in the ground lease. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 4 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are identified on Annex A-1 to this free writing prospectus as Loan Nos. 6, 25, 100 and 103, representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 9.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). In each case, one or more senior loans in the related mortgage loan group is an AB mortgage loan, which is included in the trust fund. In each case, another loan is an AB subordinate companion loan and is not included in the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under ‘‘—Special Servicer May be Directed to Take Actions’’ below, the holders of each of the subordinate companion loans related to the Tysons Galleria loan, the Stevens Center Business Park loan, the United Plaza loan and the Donato Corporate Park loan will have the right, under certain conditions, (i) to direct, consent to or provide advice with respect to certain actions proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related senior loan or mortgaged property and (ii) to make cure payments on the related senior loan.

In addition to the AB mortgage loans, the RREEF Silicon Valley Office Portfolio loan, representing approximately 8.2% of the aggregate principal balance of the mortgage loans in the trust (approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans is the RREEF Silicon Valley Office Portfolio loan, which is included in the trust. The second, third and fourth mortgage loans in the split loan structure are the RREEF Silicon Valley Office Portfolio fixed rate companion loan, the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan, none of which are included in the trust. The RREEF Silicon Valley Office Portfolio loan is being serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-LDP8 certificates are issued, subject to the RREEF Silicon Valley Office Portfolio intercreditor agreement. See ‘‘Description of the Mortgage Pool—The RREEF Silicon Valley Office Portfolio Whole Loan’’ in this free writing prospectus. Generally the RREEF Silicon Valley Office Portfolio majority controlling noteholders have certain rights with respect to the RREEF Silicon Valley Office Portfolio loan and the related mortgaged property. These include the right, under certain conditions, to direct or provide advice with respect to, certain actions proposed to be taken by the master servicer or the special servicer, as applicable, that are parties to the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-LDP8 certificates are issued, with respect to various servicing matters or loan modifications affecting each loan in the split loan structure. In exercising such rights, the RREEF Silicon Valley Office Portfolio majority controlling noteholders do not have any obligation to consider the interests of, or impact on, the trust fund or the holders of the certificates. See ‘‘Description of the Mortgage Pool—The RREEF Silicon Valley Office Portfolio Whole Loan’’ in this free writing prospectus.

The RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan bear interest at a floating rate based on LIBOR. Accordingly, debt service for the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan will generally increase as LIBOR rises and, therefore, the related borrower’s ability to make all payments due on the RREEF Silicon Valley Office Portfolio loan may be adversely affected. The related borrower, however, expects to purchase an interest rate cap agreement to protect the related borrower against significant movements in LIBOR during the term of the RREEF Silicon Valley Office Portfolio loan. Based on the interest rate cap agreement, to the extent LIBOR increases above a certain specified level, the related borrower will be entitled to receive payments calculated by applying an interest rate equal to the difference between LIBOR and such level. To the extent LIBOR increases above a certain level specified in the interest rate cap agreement, the related borrower may be dependent on the interest rate cap agreement for income needed to pay a portion of the interest due on the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan. There can be no assurance that the related counterparty will have sufficient assets or otherwise be able to fulfill its obligations under the interest rate cap agreement. The failure of a counterparty to fulfill its obligations under the interest rate cap agreement during periods of higher levels of LIBOR could result in the inability of the related borrower to pay its required debt service on the RREEF Silicon Valley Office Portfolio loan.

In addition to the AB mortgage loans and the RREEF Silicon Valley Office Portfolio loan, the Park La Brea Apartments loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $387,500,000, representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut off date), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Park La Brea Apartments loan, which is included in the trust. The second of these mortgage loans, the Park La Brea Apartments pari passu companion loan, is not included in the trust. The Park La Brea Apartments pari passu companion loan has an outstanding principal balance as of the cut-off date of $387,500,000. The related intercreditor agreement provides that the holder of the Park La Brea Apartments pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Park La Brea Apartments pari passu companion loan. The Park La Brea Apartments pari passu companion loan will be always pari passu in right of payment with the Park La Brea Apartments loan. The Park La Brea Apartments loan and the Park La Brea Apartments pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The Park La Brea Apartments Whole Loan’’ in this free writing prospectus.

In addition to the AB mortgage loans, the RREEF Silicon Valley Office Portfolio loan and the Park La Brea Apartments loan, the Gas Company Tower loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $229,000,000, representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Gas Company Tower loan, which is included in the trust. The second of these mortgage loans, the Gas Company Tower pari passu companion loan, is not included in the trust. The Gas Company Tower pari passu companion loan has an outstanding principal balance as of the cut-off date of $229,000,000. The related intercreditor agreement provides that the holder of the Gas Company Tower pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Gas Company Tower pari passu companion loan. The Gas Company Tower pari passu companion loan will be always pari passu in right of payment with the Gas Company Tower loan. The Gas Company Tower loan and the Gas Company Tower pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The Gas Company Tower Whole Loan’’ in this free writing prospectus.

The Tysons Galleria loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $173,500,000, representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of three mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property.

The first of these mortgage loans is the Tysons Galleria loan, which is included in the trust. The second of these mortgage loans, the Tysons Galleria pari passu companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $50,000,000. The third of these mortgage loans is a subordinate companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $31,500,000. The related intercreditor agreement provides that the holder of the Tysons Galleria pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Tysons Galleria pari passu companion loan. The Tysons Galleria pari passu companion loan will always be pari passu in right of payment with the Tysons Galleria loan. The Tysons Galleria loan, the Tysons Galleria pari passu companion loan and the Tysons Galleria subordinate companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ in this free writing prospectus.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan and the holder of the RREEF Silicon Valley Office Portfolio floating rate B companion loan will have the right to purchase the RREEF Silicon Valley Office Portfolio loan under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans, and the holders that, from time to time, constitute the majority of the holders, by principal balance, of the RREEF Silicon Valley Office Portfolio loan, the RREEF Silicon Valley Office Portfolio fixed rate companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan, as applicable, will have the right to approve certain modifications to the related senior loans under certain circumstances. Furthermore, the holder of the RREEF Silicon Valley Office Portfolio floating rate B companion loan and the holder of the Tysons Galleria subordinate companion loan will have the right to make cure payments on the RREEF Silicon Valley Office Portfolio loan and the Tysons Galleria loan, respectively, if such loan is in default. In exercising such rights, the holder of the AB subordinate companion loan and the applicable holders of the RREEF Silicon Valley Office Portfolio companion loans, as applicable, do not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus.

Although the RREEF Silicon Valley Office Portfolio companion loans, the Park La Brea Apartments pari passu companion loan, the Gas Company Tower pari passu companion loan, the Tysons Galleria pari passu companion loan and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the RREEF Silicon Valley Office Portfolio loan, the Park La Brea Apartments loan, the Gas Company Tower loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable), and the subordinate obligations upon the maturity of the RREEF Silicon Valley Office Portfolio loan, the Park La Brea Apartments loan, the Gas Company Tower loan or related AB mortgage loan.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—AB Mortgage Loan Groups,’’ ‘‘—The RREEF Silicon Valley Office Portfolio Whole Loan,’’ ‘‘—The Park La Brea

Apartments Whole Loan’’, ‘‘—The Tysons Galleria Whole Loan’’ and ‘‘—The Gas Company Tower Whole Loan’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this free writing prospectus for a description of certain permitted additional debt. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity May Cause Special Risks’’ above. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	With respect to 3 mortgage loans (identified as Loan Nos. 22, 46 and 51 on Annex A-1 to this free writing prospectus), representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 5.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	In the case of 30 mortgage loans (identified as Loan Nos. 1, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 29, 41, 50, 52, 55, 57, 71, 75, 122, 126, 137 and 142 on Annex A-1 to this free writing prospectus), representing approximately 32.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (26 mortgage loans in loan group 1, representing approximately 23.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 68.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future under certain circumstances.

•	In addition, in the case of 1 mortgage loan (identified as Loan No. 1 on Annex-1 to this free writing prospectus), representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interest in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including (i) such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria) and (ii) delivery of subordination agreements required by the lender.

•	In addition, in the case of 1 mortgage loan (identified as Loan No. 6 on Annex-1 to this free writing prospectus), representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interests in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria).

•	In the case of one mortgage loan (identified as Loan No. 43 on Annex-1 to this free writing prospectus), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the sponsor of the related borrower has outstanding a $5,200,000 revolving credit facility with IXIS Real Estate Capital Inc., as lender, secured by, among other things, 100% of the equity interests in the borrower.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers or an affiliate of such owner and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that substantially all of the mortgage loans are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 67 mortgage loans, representing approximately 24.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (52 mortgage loans in loan group 1, representing approximately 25.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 15 mortgage loans in loan group 2, representing approximately 20.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 60 months of their respective terms and 39 mortgage loans, representing approximately 62.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (35 mortgage loans in loan group 1 representing approximately 59.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 72.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective anticipated repayment dates or maturity dates, as applicable.

The applicable mortgage loan sellers have informed us that 131 of the mortgage loans, representing approximately 78.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (110 mortgage loans in loan group 1, representing approximately 74.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 21 mortgage loans in loan group 2, representing approximately 94.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2016.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, because the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 18 mortgage loans, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. For example, with respect to 12 mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged properties are leased to single tenants under leases that will expire within 12 months after the related maturity dates. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates or anticipated repayment dates of those mortgage loans. See Annex A-1 to this free writing prospectus for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Additionally mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant although the rent being paid by the sublessee is lower.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. In the case of 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this free writing prospectus), representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), Fingerhut Direct Marketing, Inc. has an option to purchase the mortgaged property known as ‘‘Fingerhut Distribution Facility’’ pursuant to the terms of its lease with the related borrower. In the event that such option is exercised, the related borrower has the right to have the mortgage securing the Fingerhut Distribution Facility property released in exchange for, if the defeasance lockout period has not expired, payment of 125% of the allocated loan amount with respect to the property and all applicable prepayment premiums; provided that if the combined debt service coverage ratio of the related mezzanine loan and the mortgage loan is not at least equal to the greater of 1.10x (or if the mezzanine loan has been repaid, 1.25x) and the aggregate debt service coverage ratio (or if the mezzanine loan has been released, the mortgage loan debt service coverage ratio) immediately preceding the release, the borrower shall have the right to prepay the additional amount required to satisfy the debt service coverage tests. See ‘‘Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 17 mortgage loans (identified as Loan Nos. 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 on Annex A-1 to this free writing prospectus), representing approximately 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 21.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrowers are permitted to substitute properties (or portions of the mortgaged properties) of like kind and quality or substantially similar use for the mortgaged properties (or portions of the mortgaged properties) currently securing the related mortgage loans. As a result, it is possible that the mortgaged properties (or portions thereof) that secure those mortgage loans as of the cut-off date may not secure the related mortgage loans for their entire term. Any substitution of a mortgaged property will require the borrower to meet certain conditions, including, in most cases, debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

85 of the mortgaged properties, representing approximately 26.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 33.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties.

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

28 of the mortgaged properties, securing mortgage loans representing approximately 22.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 27.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 5 of the mortgaged properties, securing mortgage loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored’’ 52 of the mortgaged properties, securing mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including, for example, the mortgaged property securing 2 mortgage loans (identified as Loan Nos. 5 and 23 on Annex A-1 to this free writing prospectus), representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Office Properties Have Special Risks

57 of the mortgaged properties, representing approximately 38.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 47.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are office properties.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Industrial Properties Have Special Risks

40 of the mortgaged properties, representing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 10.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Multifamily Properties Have Special Risks

24 of the mortgaged properties, representing approximately 19.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off by allocated loan amount date and approximately 91.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date by allocated loan amount), are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state unfair and deceptive practices acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Recent Hurricanes’’ in this free writing prospectus.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties Have Special Risks

12 of the mortgaged properties, representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are hotel properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

All of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

With respect to one mortgage loan (identified as Loan No. 88 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property securing the mortgage loan operates as a Best Western hotel pursuant to a membership held by an affiliate of the borrower in Best Western International, Inc. rather than pursuant to a franchise agreement. The membership interest is renewable annually but is not transferable. In the event of a foreclosure, the special servicer on behalf of the trustee or the purchaser in a foreclosure sale would have to apply for a new membership with Best Western International, Inc. which may or may not be approved.

Manufactured Housing Community Properties Have Special Risks

13 of the mortgaged properties, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date of the allocated loan amount

(approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date of the allocated loan amount and approximately 8.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date of the allocated loan amount), are manufactured housing community properties.

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘single-purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Self Storage Properties Have Special Risks

5 of the mortgaged properties, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are self storage properties.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Risks Relating to Certain Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program.

Certain of the mortgaged properties are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, 1 mortgaged property securing a mortgage loan (identified as Loan No. 103 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which is part of a condominium regime, may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space or other performing arts space would not easily be converted to other uses due to the unique construction requirements of such theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’, ‘‘—Self Storage Properties Have Special Risks’’ and ‘‘—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property or a portion of the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. With respect to 1 mortgage loan representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrowers are permitted to convert the related mortgaged property into a condominium. The related borrower’s interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

2 mortgaged properties securing mortgage loans, representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property, but not by any mortgage lien on the corresponding fee interest. In addition, 3 mortgaged properties, securing mortgage loans representing approximately 13.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold was to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as stabilized’’ and ‘‘as-is’’ values although the appraised value reflected herein with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect only ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 4 mortgage loans (identified as Loan Nos. 25, 70, 89, and 143 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the appraised value represented is the ‘‘as-stabilized’’ value and the related loan-to-value ratio is based on the ‘‘as-stabilized’’ value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this free writing prospectus.

Notwithstanding the foregoing, the applicable master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the applicable master servicer, the special servicer or any of their respective affiliates holds Series 2006-LDP8 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. JER Investors Trust Inc., which we anticipate will be the initial controlling class representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2006-LDP8 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-LDP8 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the applicable master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 3 mortgage loans made to related borrowers (identified as Loan Nos. 22, 46 and 51 on Annex A-1 to this free writing prospectus), representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans, representing approximately 5.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan, representing approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the interests in those borrowers secure $27,600,000, $1,100,000 and $4,400,000, respectively in mezzanine debt, which debt is held by the related mortgage loan seller or a third party lender. In addition, in the case of one mortgage loan (identified as Loan No. 43 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the interests in the borrower secure an outstanding $5,200,000 revolving credit facility provided by the related mortgage loan seller to the sponsor of the mortgage loan. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. IXIS Real Estate Capital Inc. is one of the mortgage loan sellers and is an affiliate of IXIS Securities North America Inc., one of the underwriters. Eurohypo AG, New York Branch is one of the mortgage loan sellers and is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. Nomura Credit & Capital, Inc. is one of the mortgage loan sellers and is an affiliate of Nomura Securities International, Inc., one of the underwriters. PNC Bank, National Association is one of the mortgage loan sellers and is an affiliate of Midland Loan Services, Inc., one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

4 mortgage loans (identified as Loan Nos. 6, 25, 100 and 103 on Annex A-1 to this free writing prospectus), representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 9.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date ), are each evidenced by one of two or more notes secured by a single mortgage and a single assignment of a lease. Each related companion loan, in each case, will not be included as an asset of the trust fund. However, each companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related AB mortgage loan or to purchase the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan‘‘ and ’’—AB Mortgage Loan Groups’’ in this free writing prospectus. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The RREEF Silicon Valley Office Portfolio fixed rate companion loan, the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan will not be included as assets of the trust fund and will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-LDP8 certificates are issued, subject to the RREEF Silicon Valley Office Portfolio intercreditor agreement. The holders that, from time to time, constitute the majority of the holders, by principal balance, of the RREEF Silicon Valley Office Portfolio loan, the RREEF Silicon Valley Office Portfolio fixed rate companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan have certain rights with respect to the RREEF Silicon Valley Office Portfolio whole loan and the related mortgaged property, including the right, under certain conditions, to approve certain actions proposed by the RREEF Silicon Valley Office Portfolio special servicer relating to the RREEF Silicon Valley Office Portfolio whole loan and the related mortgaged property. In exercising such rights, the holders of the RREEF Silicon Valley Office Portfolio fixed rate companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan do not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

The holder of any companion loan may have interests in conflict with, and its decisions or other actions may adversely affect, the certificateholders.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to an AB mortgage loan, in certain circumstances, the holder of a related AB subordinate companion loan) or in the case of the Park La Brea Apartments loan after consulting, on a non-binding basis, for a period of at least 10 business days, with the holder of the Park La Brea Apartments pari passu companion loan (or if the companion loan is in a securitization, the related controlling class representative), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder, the operating advisor and the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the operating advisor for the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. It is expected that an affiliate of the special servicer will be the directing certificateholder for the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder (or in the case of the Park La Brea Apartments loan, after consulting, on a non-binding basis for a period of at least 10 business days, with the holder of the Park La Brea Apartments pari passu companion loan (or if the companion loan is in a securitization, the related controlling class representative)) as described in this free writing prospectus. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’, ‘‘—AB Mortgage Loan Groups’’, ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties— The Special Servicer’’ in this free writing prospectus.

In addition, the RREEF Silicon Valley Office Portfolio special servicer under the separate pooling and servicing agreement that governs the servicing of the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans may, at the direction of the RREEF Silicon Valley Office Portfolio majority controlling noteholders, take actions with respect to the RREEF Silicon Valley Office Portfolio loan that could adversely affect the holders of some or all of the classes of the offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus. The RREEF Silicon Valley Office Portfolio majority controlling noteholders will exercise their rights pursuant to the separate pooling and servicing agreement pursuant to which the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans are serviced. The RREEF Silicon Valley Office Portfolio majority controlling noteholders may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the RREEF Silicon Valley Office Portfolio majority controlling noteholders may direct the RREEF Silicon Valley Office Portfolio special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the RREEF Silicon Valley Office Portfolio special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the RREEF Silicon Valley Office Portfolio special servicer may be removed without cause by the RREEF Silicon Valley Office Portfolio majority controlling noteholders as described in this free writing prospectus. See ‘‘Servicing of the Mortgage Loans—General,’’ ‘‘—The Directing Certificateholder’’ and ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the applicable master servicer’s or the special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, in the case of 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), Maguire Thomas Partners-Grand Place Tower, Ltd., an affiliate of the sponsor of the borrowing entities and former owner of the related mortgaged property, filed, on September 10, 1998, a voluntary Chapter 11 petition due to a dispute between the owners over refinancing or selling the related mortgage property. In connection with this voluntary filing, several involuntary filings followed. The project financing was held in forbearance until a successful refinancing was reached in December of 2000. In connection with this 2000 refinancing, all of the related reorganization proceedings were dismissed. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates) will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each class of certificates (including the Class A-3FL certificates) if their pass-through rate converts to a fixed rate as described in this free writing prospectus) with a pass-through rate equal to or based on the weighted average of the net mortgage rates on the mortgage loans would (or could in the case of a class with a pass-through rate limited by the weighted average net mortage rate on the mortgage loans) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

The Class X certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X certificates is based upon the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although most of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 25 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ for an overview of the open periods. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the applicable master servicer’s or the special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this free writing prospectus.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-3FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL certificates.

In addition, because interest payments on the Class A-3FL certificates may be reduced or the pass-through rate may convert to a fixed rate, in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-3FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-3FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-3FL certificates. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

Risks Relating to the Swap Contract

The trust will have the benefit of a swap contract relating to the Class A-3FL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-3FL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-3FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the swap contract. See ‘‘Description of the Swap Contract—The Swap Counterparty’’ in this free writing prospectus.

If the swap counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc. or ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-3FL certificates to enforce the rights of the trust under the swap contract as may be permitted by the terms of that swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-3FL certificates. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the Class A-3FL certificate pass-through rate will convert to a fixed interest rate. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-3FL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

Distributions to the Class A-3FL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. If this weighted average drops below the fixed rate on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest payments by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if such weighted average had not dropped below such fixed rate. This will result in a corresponding reduction in the amounts paid by the swap counterparty pursuant to the swap contract, which will result in a reduced interest payment on the Class A-3FL certificates.

In addition, if the funds allocated to payment of interest distributions on the Class A-3FL regular interest are insufficient to make all required interest payments on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-3FL regular interest had been sufficient to make all required interest payments on the Class A-3FL regular interest. As a result, the holders of the Class A-3FL certificates may experience an interest shortfall. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements— Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this free writing prospectus, unless your certificates are Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-SB, Class A-1A or Class X certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a lender’s environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.9% of the Initial Pool Balance (approximately 7.4% of the Initial Loan Group 1 Balance), the related mortgaged property is part of a larger Superfund site, which is registered on the EPA’s National Priority List, due to contamination of regional groundwater from historic manufacturing use. However, responsible parties have been identified, remediation is ongoing, and the environmental consultant recommended no further action with respect to the mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 59 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 20 of the 29 properties included in the portfolio were previously used as gas stations and two additional properties are adjacent to sites with known environmental conditions. Although the borrower is not obligated to perform any remediation or cleanup so long as the sites continue to be used for industrial/commercial uses, the lender has obtained a $7,000,000 Environmental Site Liability policy covering 22 of the mortgaged properties, for which the lender is the named insured, with an expiration date of July 20, 2016.

See ‘‘Transaction Parties—The Sponsors’’ and ‘‘Servicing of the Mortgage Loans— Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans— Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 41.6%, 5.8% and 3.0% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 34.4%, 5.4% and 3.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 71.3%, 7.0% and 0.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount, are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.

The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, in the case of the Park La Brea Apartments loan representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrower is not required to maintain terrorism insurance unless required by law. With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus) representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $300,000. With respect to the RREEF Silicon Valley Office Portfolio loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus) representing in the aggregate approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of the amount of $200,000 in any fiscal year. In addition, with respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus) representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of twice the annual casualty premium then in effect. In the case of 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus)

representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to be obtained to the extent that such insurance is commercially available and can be purchased for a commercially reasonable cost. In addition, with respect to 1 mortgage loan (identified as Loan No. 4 to this free writing prospectus) representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower is not required to maintain terrorism coverage to the extent costs incurred would be in excess of 150% of all other insurance coverage required.

With respect to 15 mortgage loans (identified as Loan Nos. 7-21 on Annex A-1 to this free writing prospectus) representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of amounts that range from $5,000 to $60,000 per applicable mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this free writing prospectus), representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $130,000.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained or allowed a tenant to self-insure such risk. In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrower is not required to maintain terrorism insurance unless required by law.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Transaction Parties—The Sponsors.’’

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Recent Hurricanes.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 165 fixed rate mortgage loans secured by 237 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $3,066,602,770 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). The ‘‘Cut-off Date’’ is the due date in September 2006 or, with respect to those mortgage loans that have their first due date after September 2006, the origination date of that mortgage loan. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this free writing prospectus). Loan Group 1 will consist of 139 mortgage loans, representing approximately 80.5% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 26 mortgage loans, representing approximately 19.5% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this free writing prospectus sets forth the Loan Group designation with respect to each mortgage loan.

Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date, Balances, LTV Ratios and DSCRs with respect to the mortgage loans with one or more Subordinate Companion Loans is calculated without regard to the related Subordinate Companion Loans, and with respect to each Whole Loan with pari passu companion loans, such information, especially as it relates to DSCRs and LTV Ratios, includes the principal balance and debt service payments of the related companion loan.

In addition, because the Colony III Portfolio has 3 mortgage notes with different maturity dates and prepayment lockout periods, secured by 2, 10 and 3 properties, respectively, solely for purposes of the statistical and numerical information presented in this free writing prospectus, it is treated as 15 cross-collateralized and cross-defaulted mortgage loans each of which is secured by a single mortgaged property.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related AB subordinate companion loan, with respect to the RREEF Silicon Valley Office Portfolio Loan, is calculated including the RREEF Silicon Valley Office Portfolio Companion Loans, with respect to the Park La Brea Apartments Loan, is calculated including the Park La Brea Apartments Pari Passu Companion Loan, with respect to the Gas Company Tower Loan, is calculated including the Gas Company Tower Pari Passu Companion Loan and with respect to the Tysons Galleria Loan, is calculated including the Tysons Galleria Pari Passu Companion Loan but excluding the Tysons Galleria Subordinate Companion Loan.

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 2 mortgaged properties securing mortgage loans (identified as Loan Nos. 2 and 45.01 on Annex A-1 to this free writing prospectus), representing approximately 9.4% of the Initial Pool Balance (approximately 11.7% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties but not on the corresponding fee interest with respect to such properties;

(3)    with respect to 3 mortgaged properties securing mortgage loans (identified as Loan Nos. 5, 6 and 25 on Annex A-1 to this free writing prospectus), representing approximately 13.4% of the Initial Pool Balance (approximately 16.7% of the Initial Loan Group 1 Balance) on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

On or about September 28, 2006 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., IXIS Real Estate Capital Inc., Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc., PNC Bank, National Association and AIG Mortgage Capital, LLC (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to six separate mortgage loan purchase agreements (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller (or, with respect to one such Purchase Agreement, among the Depositor, AIG Mortgage Capital, LLC and SOME II, LLC). The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to the Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until November 2006. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were originated in the period between December 2005 and September 2006. 85 of the mortgage loans, representing approximately 28.5% of the Initial Pool Balance (76 mortgage loans in Loan Group 1, representing approximately 33.0% of the Initial Loan Group 1 Balance, and 9 mortgage loans in Loan Group 2, representing approximately 9.8% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The RREEF Silicon Valley Office Portfolio Loan.    The RREEF Silicon Valley Office Portfolio Loan, with a principal balance as of the Cut-off Date of $250,000,000, is part of a split loan structure with the RREEF Silicon Valley Office Portfolio Companion Loans (two of which are pari passu with the RREEF Silicon Valley Office Portfolio Loan and one of which is subordinate to the floating rate pari passu loan in the split loan structure, and are not included in the trust). See ‘‘—The RREEF Silicon Valley Office Portfolio Whole Loan’’ below.

The Park La Brea Apartments Loan.    The Park La Brea Apartments Loan, with a principal balance as of the Cut-off Date of $387,500,000, is part of a split loan structure with the Park La Brea Apartments Pari Passu Companion Loan, with a principal balance as of the Cut-off Date of $387,500,000. The Park La Brea Apartments Pari Passu Companion Loan is not included in the Trust. The Park La Brea Apartments Pari Passu Companion Loan will be always pari passu in right of payment with the Park La Brea Apartments Loan. See ‘‘—The Park La Brea Apartments Whole Loan’’ below.

The Gas Company Tower Loan.    The Gas Company Tower Loan, with a principal balance as of the Cut-off Date of $229,000,000, is part of a split loan structure with the Gas Company Tower Pari Passu Companion Loan, with a principal balance as of the Cut-off Date of $229,000,000 (which is pari passu with the Gas Company Tower Loan and not included in the trust). See ‘‘—The Gas Company Tower Whole Loan’’ below.

AB Mortgage Loans.    4 mortgage loans (each, an ‘‘AB Mortgage Loan’’ and, together with the RREEF Silicon Valley Office Portfolio Whole Loan, the Park La Brea Apartments Whole Loan and the Gas Company Tower Whole Loan, the ‘‘Whole Loans’’) (identified as Loan Nos. 6, 25,100 and 103 on Annex A-1 to this free writing prospectus), representing approximately 7.8% of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 9.7% of the Initial Loan Group 1 Balance), are each one or more senior loans in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Group’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Group is evidenced by one or more separate senior notes and a subordinate note, all of which are secured by a single mortgage instrument on the related Mortgaged Property.

The first such AB Mortgage Loan (the ‘‘Tysons Galleria AB Mortgage Loan’’) (indentified as Loan No. 6 on Annex A-1 to this free writing prospectus) is part of a split loan structure and has a principal balance as of the Cut-off Date of $173,500,000. The Tysons Galleria Pari Passu Companion Loan, which is pari passu with the Tysons Galleria Loan and not included in the trust, has a principal balace as of the Cut-off Date of $50,000,000.00. The related AB Subordinate Companion Loan, which is not included in the trust, has a principal balance as of the Cut-off Date of $31,500,000. See ‘‘—The Tysons Galleria Whole Loan‘‘ below.

The second such AB Mortgage Loan (the ‘‘Stevens Business Center AB Mortgage Loan’’) (identified as Loan No. 25 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $55,650,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $2,450,000.

The third such AB Mortgage Loan (the ‘‘United Plaza AB Mortgage Loan’’) (identified as Loan No. 100 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $5,391,854. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $345,000.

The fourth such AB Mortgage Loan (the ‘‘Donato Corporate Park AB Mortgage Loan’’) (identified as Loan No. 103 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut off Date of $5,200,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $375,000.

The Stevens Business Center AB Mortgage Loan, the United Plaza AB Mortgage Loan and the Donato Corporate Park AB Mortgage Loan are collectively referred to in this free writing prospectus as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Groups are collectively referred to in this free writing prospectus as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

Each of the AB Subordinate Companion Loans, the RREEF Silicon Valley Office Portfolio Companion Loans, the Park La Brea Apartments Pari Passu Companion Loan, Gas Company Tower Pari Passu Companion Loan and the Tysons Galleria Companion Loans are referred to as a ‘‘Companion Loan’’ in this free writing prospectus. The holders of the AB Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan, as described under ‘‘—The Tysons Galleria Whole Loan’’ and ’’—AB Mortgage Loan Groups’’ below.

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios taking into account any related pari passu companion loan but without taking into account the related AB Subordinate Companion Loans and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan, as applicable.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Tysons Galleria	1	1.44x	1.26x	62.1%	70.8%
Stevens Center Business Park	1	1.15x	1.07x	76.8%	80.1%
United Plaza	1	1.21x	1.09x	78.1%	83.1%
Donato Corporate Park	1	1.27x	1.12x	69.3%	74.3%

Other Secured Subordinate Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 83, on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 2 Balance), the related borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions in the mortgage loan, including the satisfaction of certain loan-to-value and debt service coverage tests and each rating agency confirms in writing that the incurrence of such debt will not cause a withdrawal, qualification or downgrade of the certificates.

Other Unsecured Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of 3 mortgage loans (identified as Loan No. 56, 81 and 88 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1 Balance), with existing unsecured indebtedness incurred outside the ordinary course of business.

•	In the case of one mortgage loan (identified as Loan No. 88 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the aggregate principal balance of the Initial Loan Group 1 Balance), the borrower has incurred indebtedness in the approximate amount of $4,221,060. In the event of a default on the related mortgage loan, the lender under the promissory note will be deemed to have a security interest in the mortgaged property only to the extent of the amount which gave rise to the default and that security interest will be subordinate to the lien created by the mortgage. See ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risks’’ in this free writing prospectus.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 46 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (approximately 2.5% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of $1,100,000 as of the date of the origination of the related mortgage loan has been made to the member of the related borrower and is secured by the member’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this free writing prospectus), representing approximately 3.6% of the Initial Pool Balance (approximately 4.5% of the Initial Loan Group 1 Balance), a mezzanine loan, secured by the owners' ownership interests in the related borrower, with a principal balance of $27,600,000 as of the date of the origination of the mortgage loan, has been made by the related Mortgage Loan Seller to the owner of the related borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 51 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1 Balance), a mezzanine loan, secured by the owners' ownership interests in the related borrower, with a principal balance of $4,400,000 as of the date of the origination of the mortgage loan, has been made by a third party lender to the owner of the related borrower.

•	In the case of 30 mortgage loans (identified as Loan Nos. 1, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 29, 41, 50, 52, 55, 57, 71, 75, 122, 126, 137 and 142 on Annex A-1 to this free writing prospectus), representing approximately 32.7% of the Initial Pool Balance (26 mortgage loans in Loan Group 1, representing approximately 23.9% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 68.9% of the Initial Loan Group 2 Balance), the direct or in some cases, indirect owners of the related borrowers are permitted to pledge their direct or indirect ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and satisfaction of specified LTV Ratio and DSCR tests.

•	In addition, in the case of 1 mortgage loan (identified as Loan No. 1 on Annex-1 to this free writing prospectus), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interest in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including (i) such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria) and (ii) delivery of subordination agreements required by the lender.

•	In addition, in the case of 1 mortgage loan (identified as Loan No. 6 on Annex-1 to this free writing prospectus), representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interests in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria).

•	In the case of 1 mortgage loan (identified as Loan No. 43 on Annex-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance), the sponsor of the related borrower has outstanding a $5,200,000 revolving credit facility with IXIS Real Estate Capital Inc., as lender, secured by, among other things, 100% of the equity interests in the borrower.

Unsecured Subordinate Indebtedness.    The applicable Mortgage Loan Seller is aware of the following existing or permitted unsecured debt with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 56 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan from an affiliate having a principal balance of $2.25 million as of the date of origination of the related mortgage loan, which debt is subject to a subordination and standstill agreement in favor of the lender. In addition, the related borrower or its owners are permitted to incur either unsecured debt or debt secured by the owners’ direct or indirect ownership interests in the borrower in a maximum aggregate amount of $2.1 million, subject to satisfaction of LTV and DSCR tests and confirmation from each rating agency that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates.

•	In the case of 1 mortgage loan (identified as Loan No. 83 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), the borrower is permitted to incur unsecured subordinate debt subject to LTV Ratio and DSCR tests.

•	In the case of 1 mortgage loan (identified as Loan No. 81 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan having a principal balance of $2.3 million as of the date of origination of the related mortgage loan, which debt is subject to a subordination and standstill agreement in favor of the lender.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Preferred Equity.    The applicable Mortgage Loan Seller is aware that the related borrower has issued or is permitted to issue in the future preferred equity in such borrower with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), the related borrower has a one time right under the mortgage loan documents to issue preferred equity in such borrower, subject to the satisfaction of certain specified conditions.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The RREEF Silicon Valley Office Portfolio Whole Loan

The RREEF Silicon Valley Office Portfolio Loans. 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus) (the ‘‘RREEF Silicon Valley Office Portfolio Loan’’), representing approximately 8.2% of the Initial Pool Balance (approximately 10.1% of the Initial Loan Group 1 Balance), is part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the ‘‘RREEF Silicon Valley Office Portfolio Mortgaged Property’’). The RREEF Silicon Valley Office Portfolio Loan matures in July 2013.

The mortgage loan referred to in this free writing prospectus as the ‘‘RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan’’ has an outstanding principal balance of $250,000,000 and is not included in the trust. The RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan matures in July 2013.

The mortgage loans referred to in this free writing prospectus as the ‘‘RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan’’ and the ‘‘RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan’’ (and, together with the RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan, the ‘‘RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans’’ and, collectively with the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan and the RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan, the ‘‘RREEF Silicon Valley Office Portfolio Companion Loans’’) have an aggregate outstanding principal balance of $200,000,000 and are not included in the trust. The RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans mature in September 2008, with the borrower having the right to exercise three one-year extension options.

Only the RREEF Silicon Valley Office Portfolio Loan is included in the trust. The RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16. Each of the notes evidencing a RREEF Silicon Valley Office Portfolio Companion Loan is pari passu with the RREEF Silicon Valley Office Portfolio Loan (provided, that the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans are not pari passu with each other as set forth in the RREEF Silicon Valley Office Portfolio Intercreditor Agreement and provided, further if no event of default exists with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the borrower, at its option, may voluntarily prepay all or a portion of the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans at any time) and such notes are collectively referred to in this free writing prospectus as the ‘‘RREEF Silicon Valley Office Portfolio Notes.’’ The RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans are collectively referred to in this free writing prospectus as the ‘‘RREEF Silicon Valley Office Portfolio Whole Loan’’.

The holders of the RREEF Silicon Valley Office Portfolio Notes (the ‘‘RREEF Silicon Valley Office Portfolio Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each RREEF Silicon Valley Office Portfolio Noteholder (the ‘‘RREEF Silicon Valley Office Portfolio Intercreditor Agreement’’). Pursuant to the terms of the RREEF Silicon Valley Office Portfolio Intercreditor Agreement, the RREEF Silicon Valley Office Portfolio Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the ‘‘RREEF Silicon Valley Office Portfolio Pooling Agreement’’) entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16, by Capmark Finance Inc., the master servicer under the RREEF Silicon Valley Office Portfolio Pooling Agreement (the ‘‘RREEF Silicon Valley Office Portfolio Master Servicer’’) and Midland Loan Services, Inc., the special servicer under the RREEF Silicon Valley Office Portfolio Pooling Agreement (the ‘‘RREEF Silicon Valley Office Portfolio Special Servicer’’), as applicable, according to the RREEF Silicon Valley Office Portfolio Pooling Agreement servicing standards. The RREEF Silicon Valley Office Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the RREEF Silicon Valley Office Portfolio Whole Loan will be allocated among the holder of the RREEF Silicon Valley Office Portfolio Loan, the holder of the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan and the holders of RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans on a pro rata and pari passu basis. The RREEF Silicon Valley Office Portfolio Intercreditor Agreement further provides that expenses, losses and shortfalls relating to the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans will be allocated separately between the holders of RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans in the manner set forth in the RREEF Silicon Valley Office Portfolio Intercreditor Agreement.

With respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the holders that, from time to time, constitute the majority of the holders, by principal balance of the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan, the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan (collectively, the ‘‘RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders’’), have the right to direct the RREEF Silicon Valley Office Portfolio Master Servicer and the RREEF Silicon Valley Office Portfolio Special Servicer with respect to the following actions, and the RREEF Silicon Valley Office Portfolio Special Servicer is required to consult on a non-binding basis with the holders of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans, with respect to such actions.

(1)    any modification or amendment of, or waiver with respect to, the RREEF Silicon Valley Office Portfolio Whole Loan or the RREEF Silicon Valley Office Portfolio Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment or that relates to any exit fee or prepayment premium thereon or a deferral or forgiveness of interest on or principal of the RREEF Silicon Valley Office Portfolio Whole Loan, a modification or waiver of any other monetary term of the RREEF Silicon Valley Office Portfolio Whole Loan documents relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the RREEF Silicon Valley Office Portfolio Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)    any modification or amendment of, or waiver with respect to, the RREEF Silicon Valley Office Portfolio Whole Loan documents that would result in a discounted pay-off of the RREEF Silicon Valley Office Portfolio Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the RREEF Silicon Valley Office Portfolio Whole Loan or any acquisition of the related mortgaged property by deed-in lieu of foreclosure;

(4)    any proposed or actual sale of the RREEF Silicon Valley Office Portfolio Mortgaged Property or REO property;

(5)    any proposed or actual sale of the RREEF Silicon Valley Office Portfolio Whole Loan by the applicable servicer other than pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement;

(6)    any release of the borrower, any guarantor or other obligor from liability with respect to the RREEF Silicon Valley Office Portfolio Whole Loan;

(7)    any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower) as provided in the RREEF Silicon Valley Office Portfolio Pooling Agreement;

(8)    any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)    any substitution or release of collateral or acceptance of additional collateral for the RREEF Silicon Valley Office Portfolio Whole Loan including the release of additional collateral for the RREEF Silicon Valley Office Portfolio Whole Loan, or any subordination of the liens granted under the terms of the RREEF Silicon Valley Office Portfolio Whole Loan documents unless required by the underlying RREEF Silicon Valley Office Portfolio Whole Loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’);

(10)    adoption or approval of a plan in a bankruptcy of a borrower;

(11)    consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender’s approval is required by the RREEF Silicon Valley Office Portfolio Whole Loan documents;

(12)    any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the RREEF Silicon Valley Office Portfolio Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the RREEF Silicon Valley Office Portfolio Whole Loan documents;

(13)    any consent, waiver or approval with respect to any change in the property manager at the mortgaged property;

(14)    any release of material amounts required to be deposited into escrow accounts, reserve accounts or letters of credit established under the RREEF Silicon Valley Office Portfolio Whole Loan documents and held as performance escrows or reserves (other than releases of amounts required by the RREEF Silicon Valley Office Portfolio Whole Loan documents);

(15)    the approval of any material alteration at the mortgaged property (to the extent the lender's approval is required under the RREEF Silicon Valley Office Portfolio Whole Loan documents);

(16)    the approval of any material capital expenditure (to the extent lender's approval is required under the RREEF Silicon Valley Office Portfolio Whole Loan documents);

(17)    any change, amendment or modification to the related borrower's organizational documents or structure;

(18)    any material reduction or material waiver of the related borrower's obligations to pay any reserve amounts under the RREEF Silicon Valley Office Portfolio Whole Loan documents;

(19)    any subordination of any recorded document recorded in connection with the RREEF Silicon Valley Office Portfolio Whole Loan;

(20)    any approval of annual budgets and business plans for the mortgaged property, to the extent of any such approval rights in the RREEF Silicon Valley Office Portfolio Whole Loan documents; or

(21)    any determination regarding the use or application of condemnation awards or casualty insurance proceeds to the extent the lender has discretion thereover.

If the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders fail to notify the RREEF Silicon Valley Office Portfolio Special Servicer of their approval or disapproval of any proposed action requiring consent within 10 business days of delivery to the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders by the RREEF Silicon Valley Office Portfolio Special Servicer of written notice of the proposed action, together with the information reasonably requested by the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders pursuant the RREEF Silicon Valley Office Portfolio Intercreditor Agreement, the action by the RREEF Silicon Valley Office Portfolio Special Servicer will be deemed to have been approved by the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders.

Servicing.    The RREEF Silicon Valley Office Portfolio Intercreditor Agreement generally provides that the RREEF Silicon Valley Office Portfolio Whole Loan will be serviced by the RREEF Silicon Valley Office Portfolio Master Servicer and the RREEF Silicon Valley Office Portfolio Special Servicer according to the servicing standards under the RREEF Silicon Valley Office Portfolio Pooling Agreement.

Distributions.    Under the terms of the RREEF Silicon Valley Office Portfolio Intercreditor Agreement, any payment (whether principal or interest or prepayment under the RREEF Silicon Valley Office Portfolio Notes, or proceeds relating to the RREEF Silicon Valley Office Portfolio Mortgaged Property (in each case, subject to the rights of the RREEF Silicon Valley Office Portfolio Master Servicer, the RREEF Silicon Valley Office Portfolio Special Servicer, the depositor under the RREEF Silicon Valley Office Portfolio Pooling Agreement, the trustee under the RREEF Silicon Valley Office Portfolio Pooling Agreement and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the RREEF Silicon Valley Office Portfolio Pooling Agreement) will be applied to the RREEF Silicon Valley Office Portfolio Loan, the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan and the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances, and will be further applied between the RREEF Portfolio Floating Rate Companion Loans in the manner set forth in the RREEF Silicon Valley Office Portfolio Intercreditor Agreement; provided, however, that if no event of default exists with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the borrower, at its option, may voluntarily prepay all or a portion of the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans at any time.

Cure Rights.    The holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan will have the right (but not the obligation) to cure a monetary event of default with respect to each of the other RREEF Silicon Valley Office Portfolio Notes, subject to certain conditions and limitations, including that there be no more than four consecutive such cures and no more than nine such cures in the aggregate. So long as the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan is exercising such rights, neither the RREEF Silicon Valley Office Portfolio Master Servicer nor the RREEF Silicon Valley Office Portfolio Special Servicer will be permitted to (i) accelerate the mortgage loan, (ii) treat such event of default as such for purposes of transferring the mortgage loan to special servicing, or (iii) commence foreclosure proceedings. In addition, the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan will have the right (but not the obligation) to cure any non-monetary event of default under the RREEF Silicon Valley Office Portfolio Whole Loan.

Purchase Option.    In the event that the RREEF Silicon Valley Office Portfolio Loan is in default and subject to certain conditions, the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan will have an option (the ‘‘RREEF Silicon Valley Office Portfolio Purchase Option’’) to purchase the other RREEF Silicon Valley Office Portfolio Notes, together and not individually, at a price (the ‘‘RREEF Silicon Valley Office Portfolio Purchase Price’’) generally equal to the sum, without duplication, of (a) the sum of the principal balances of each note being purchased, (b) accrued and unpaid interest on each note being purchased at the applicable interest rate, and accrued and unpaid interest thereon at the applicable interest rate, in each case up to (but excluding) the date of purchase and if such date of purchase is not a payment date, up to (but excluding) the payment date next succeeding the date of purchase, provided payment is made in good funds by 2:00 p.m. New York local time, (c) any unreimbursed advances on the RREEF Silicon Valley Office Portfolio Notes to be purchased, in each case including interest thereon at the applicable reimbursement rate and any master servicing, special servicing (whether paid or unpaid), trustee compensation payable pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, any subsequent servicing agreement entered into pursuant to the RREEF Silicon Valley Office Portfolio Intercreditor Agreement and the RREEF Silicon Valley Office Portfolio Pooling Agreement, (d) amounts and expenses allocable to such note being purchased, in each case, including interest thereon at the reimbursement rate, (e) any expenses paid but not reimbursed by the related lender or other party and (f) any liquidation fees payable under the RREEF Silicon Valley Office Portfolio Pooling Agreement in connection with any purchase of any note (which will apply if the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan effects such purchase after more than 90 days from the transfer of servicing of the RREEF Silicon Valley Office Portfolio Whole Loan to the RREEF Silicon Valley Office Portfolio Special Servicer).

The Park La Brea Apartments Whole Loan

The Park La Brea Apartments Loans.    1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) (the ‘‘Park La Brea Apartments Loan’’), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the ‘‘Park La Brea Apartments Mortgaged Property’’). The Park La Brea Apartments Loan is evidenced by promissory note A-1. The mortgage loan evidenced by promissory note A-2 is referred to in this free writing prospectus as the ‘‘Park La Brea Apartments Pari Passu Companion Loan.’’ The Park La Brea Apartments Pari Passu Companion Loan has an outstanding principal balance of $387,500,000. The note A-1 evidencing Park La Brea Apartments Loan and the note A-2 evidencing the Park La Brea Apartments Pari Passu Companion Loan are referred to in this free writing prospectus as the ‘‘Park La Brea Apartments Notes’’. The Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Park La Brea Apartments Whole Loan.’’

The holders of the Park La Brea Apartments Notes (the ‘‘Park La Brea Apartments Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each Park La Brea Apartments Noteholder (the ‘‘Park La Brea Apartments Intercreditor Agreement’’). The Park La Brea Apartments Intercreditor Agreement provides that the holder of the Park La Brea Apartments Pari Passu Companion Loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Park La Brea Apartments Pari Passu Companion Loan.

Servicing.    The Park La Brea Apartments Intercreditor Agreement generally provides that the Park La Brea Apartments Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus, under the Park La Brea Apartments Intercreditor Agreement, the Directing Certificateholder will have the right to consult with and advise the applicable Master Servicer and the Special Servicer with respect to certain actions relating to the Park La Brea Apartments Whole Loan but the Master Servicer or the Special Servicer, as applicable, will be required to consult, on a non-binding basis, with the holder of the Park La Brea Apartments Pari Passu Companion Loan with respect to such actions.

Distributions.    The Park La Brea Apartments Intercreditor Agreement provides that the Park La Brea Apartments Pari Passu Companion Loan will be always pari passu in right of payment with the Park La Brea Apartments Loan. Under the terms of the Park La Brea Apartments

Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Park La Brea Apartments Notes, or proceeds relating to the Park La Brea Apartments Mortgaged Property (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee and any related sub servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances. Any expenses, losses and shortfalls relating to the Park La Brea Apartments Whole Loan will be also allocated, on a pro rata and pari passu basis, to the Park La Brea Apartments Noteholders.

The Gas Company Tower Whole Loan

The Loans.    1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus) (the ‘‘Gas Company Tower Loan’’), representing approximately 7.5% of the Initial Pool Balance (approximately 9.3% of the Initial Loan Group 1 Balance), is part of a split loan structure comprised of 2 notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the ‘‘Gas Company Tower Mortgaged Property’’). The Gas Company Tower Loan is evidenced by promissory note A1. The mortgage loan evidenced by promissory note A2 is referred to in this free writing prospectus as the ‘‘Gas Company Tower Pari Passu Companion Loan’’. The mortgage loan evidenced by promissory note A2 has an outstanding principal balance of $229,000,000. The Gas Company Tower Pari Passu Companion Loan is not included in the trust. Only the Gas Company Tower Loan is included in the trust. The Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan are pari passu with each other. Promissory note A1 and promissory note A2 are referred to in this free writing prospectus as the ‘‘Gas Company Tower Notes’’. The Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Gas Company Tower Whole Loan.’’

The holders of the Gas Company Tower Notes (the ‘‘Gas Company Tower Noteholders’’ ) have entered into an intercreditor agreement that sets forth the respective rights of each Gas Company Tower Noteholder (the ‘‘Gas Company Tower Intercreditor Agreement’’). Pursuant to the terms of the Gas Company Tower Intercreditor Agreement, the Gas Company Tower Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The Gas Company Tower Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Gas Company Tower Whole Loan will be allocated, on a pro rata and pari passu basis, to the Gas Company Tower Noteholders.

Servicing.    The Gas Company Tower Intercreditor Agreement generally provides that the Gas Company Tower Whole Loan will be serviced by the applicable Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement. As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus, the holder of the Gas Company Tower Loan (the Directing Certificateholder will be the holder of the Gas Company Tower Loan for this purpose) will have the right to consult with and advise the applicable Master Servicer and the Special Servicer with respect to the Gas Company Tower Whole Loan but will be required to consult with the holder of the Gas Company Tower Pari Passu Companion Loan with respect to such advice, consent or action. In the event that the Directing Certificateholder and the holder of the Gas Company Tower Pari Passu Companion Loan disagree, the Gas Company Tower Intercreditor Agreement provides that the Directing Certificateholder’s decision will be binding upon the holder of the Gas Company Tower Pari Passu Companion Loan.

Distributions.    Under the terms of the Gas Company Tower Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Gas Company Tower Notes, or proceeds relating to the Gas Company Tower Mortgaged Property (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee, and any

related sub servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances. Any expenses, losses or shortfalls relating to the Gas Company Tower Whole Loan will be allocable on a pro rata and pari passu basis to the Gas Company Tower Noteholders.

The Tysons Galleria Whole Loan

The Tysons Galleria Loans.    1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus) (the ‘‘Tysons Galleria Loan’’), representing approximately 5.7% of the Initial Pool Balance (approximately 7.0% of the Initial Loan Group 1 Balance), is part of a split loan structure comprised of three mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Tysons Galleria Mortgaged Property’’). The Tysons Galleria Loan is evidenced by promissory note A-1. The mortgage loan evidenced by promissory note A-2 is referred to in this free writing prospectus as the ‘‘Tysons Galleria Pari Passu Companion Loan.’’ The Tysons Galleria Pari Passu Companion Loan has an outstanding principal balance as of the Cut-off Date of $50,000,000. The note A-1 evidencing Tysons Galleria Loan and the note A-2 evidencing the Tysons Galleria Pari Passu Companion Loan are referred to in this free writing prospectus as the ‘‘Tysons Galleria A Notes’’. The mortgage loan evidenced by promissory note B is referred to in this free writing prospectus as the ‘‘Tysons Galleria Subordinate Companion Loan.’’ The Tysons Galleria Subordinate Companion Loan’s principal balance as of the Cut-off Date is $31,500,000. The Tysons Galleria Subordinate Companion Loan is subordinated in right of payment to the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan. The Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria Subordinate Companion Loan are each referred to in this free writing prospectus as a ‘‘Tysons Galleria Companion Loan.’’ The Tysons Galleria Loan, the Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria Subordinate Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Tysons Galleria Whole Loan.’’

Tysons Galleria A Notes Intercreditor Agreement.    The holders of the Tysons Galleria A Notes (the ‘‘Tysons Galleria Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each holder of a Tysons Galleria A Note (the ‘‘Tysons Galleria A Notes Intercreditor Agreement’’). The Tysons Galleria A Notes Intercreditor Agreement provides that the Tysons Galleria Pari Passu Companion Loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Tysons Galleria Pari Passu Companion Loan. The Tysons Galleria Pari Passu Companion Loan is currently held by Eurohypo AG, New York Branch, one of the sponsors and a mortgage loan seller, but is expected to be included in a future securitization. The Tysons Galleria Pari Passu Companion Loan may be sold or transferred at any time (subject to compliance with the terms of the Tysons Galleria A Notes Intercreditor Agreement).

For purposes of the information presented in this free writing prospectus with respect to the Tysons Galleria Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan.

The Tysons Galleria A Notes Intercreditor Agreement provides that:

•	the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Tysons Galleria Loan and/or the Tysons Galleria Pari Passu Companion Loan (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the Pooling and Servicing Agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the Tysons Galleria Pari Passu Companion Loan and

any other service providers with respect to the Tysons Galleria Pari Passu Companion Loan) to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances.

Tysons Galleria AB Intercreditor Agreement.    An intercreditor agreement (the ‘‘Tysons Galleria AB Intercreditor Agreement’’) between the holders of the Tysons Galleria A Notes (collectively, the ‘‘Tysons Galleria Note A Holder’’) and the Tysons Galleria Subordinate Companion Loan (the ‘‘Tysons Galleria Note B Holder’’) sets forth the rights of such noteholders. The Tysons Galleria AB Intercreditor Agreement generally provides that the mortgage loans that comprise the Tysons Galleria Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

Distributions.    Under the terms of the Tysons Galleria AB Intercreditor Agreement, prior to the occurrence and continuance of a Tysons Galleria Special Event of Default with respect to the Tysons Galleria Whole Loan (or, if such a default has occurred, but the Tysons Galleria Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Tysons Galleria Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Tysons Galleria Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Tysons Galleria A Notes at its interest rate, net of the master servicing fee and the applicable trustee fee;

Second, the Tysons Galleria Note A Holder will receive its pro rata portion of all principal payments, if any, on the Tysons Galleria Whole Loan (based on its respective principal balance);

Third, the Tysons Galleria Note B Holder will receive an amount up to the aggregate amount of all payments made by the Tysons Galleria Note B Holder in connection with the exercise of its cure rights under the Tysons Galleria Intercreditor Agreement and unreimbursed costs and expenses;

Fourth, the Tysons Galleria Note B Holder will receive an amount equal to the accrued and unpaid interest on the outstanding principal of the Tysons Galleria Subordinate Companion Loan at its interest rate, net of the master servicing fee;

Fifth, the Tysons Galleria Subordinate Note B Holder will receive its pro rata portion of all principal payments, if any, on the Tysons Galleria Whole Loan (based on its respective principal balance);

Sixth, the Tysons Galleria Note A Holder will receive an amount equal to a pro rata share of any prepayment premium or other fees received in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria A Notes, if applicable, and their respective principal balances);

Seventh, the Tysons Galleria Note B Holder will receive an amount equal to a pro rata share of any prepayment premium or other fees received in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria Subordinate Companion Loan, if applicable, and its respective principal balance);

Eighth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement, (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent; and

Tenth, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and not otherwise applied in accordance with the foregoing First through Ninth, such amount will be paid to the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder, pro rata (based on their respective initial principal balances).

A ‘‘Tysons Galleria Special Event of Default’’ means with respect to the Tysons Galleria Whole Loan (a) a monetary event of default or (b) a non-monetary event of default with respect to which the Tysons Galleria Whole Loan becomes a Specially Serviced Mortgage Loan (unless the reason the Tysons Galleria Whole Loan has become a Specially Serviced Mortgage Loan is because a material default under the related mortgage loan documents is imminent but has not yet occurred).

Following the occurrence and during the continuance of a Tysons Galleria Special Event of Default (unless the Tysons Galleria Note B Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Tysons Galleria Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Tysons Galleria Note A Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, net of the master servicing fee and the applicable trustee fee;

Second, the Tysons Galleria Note A Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

Third, the Tysons Galleria Note B Holder will receive an amount up to the aggregate amount of all payments made by the Tysons Galleria Note B Holder in connection with the exercise of its cure rights under the Tysons Galleria AB Intercreditor Agreement and unreimbursed costs and expenses;

Fourth, the Tysons Galleria Note B Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, net of the master servicing fee;

Fifth, the Tysons Galleria Note B Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

Sixth, the Tysons Galleria Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria A Notes and their respective principal balances);

Seventh, the Tysons Galleria Note B Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria Subordinate Companion Loan and its respective principal balance);

Eighth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Tysons Galleria Whole Loan or the related mortgaged property exceed the amounts required to be applied in accordance with the foregoing clauses First through Ninth, and as a result of a workout, (i) the principal balance of the Tysons Galleria Subordinate Companion Loan has been reduced or (ii) any realized principal loss or additional trust fund expense was allocated to the Tysons Galleria Subordinate Companion Loan, such excess amount will be paid to the Tysons Galleria Note B Holder in an amount up to the amount of the reduction to the Tysons Galleria Subordinate Companion Loan as a result of such workout or realized principal loss or additional trust fund expense; and

Eleventh, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and is not otherwise applied in accordance with the foregoing clauses First through Tenth, such remaining amount will be paid to the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder, pro rata (based on their respective initial principal balances).

The Tysons Galleria Note B Holder has certain rights under the Tysons Galleria Intercreditor Agreement, including, among others, the following:

Consent Rights of the Tysons Galleria Note B Holder.    Unless either a Tysons Galleria Control Appraisal Period exists or the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Tysons Galleria Note B Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the Special Servicer, as applicable, with respect to the Tysons Galleria Whole Loan. These rights will generally include the right to exercise the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans—General’’, ‘‘—The Directing Certificateholder’’ and ‘‘—Modifications, Waiver and Amendments’’ in this free writing prospectus as well as certain additional rights relating to, among other things, any release of collateral securing the Tysons Galleria Whole Loan or any release of the related borrower or guarantor; any extension of the maturity date of the Tysons Galleria Whole Loan; any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the related mortgage loan documents with no material discretion by the mortgagee); any workout; the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower; any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then existing insurance polices (to the extent the mortgagee’s approval is required under the related mortgage loan documents); any sale of the Tysons Galleria Loan other than in connection with the exercise of a fair value purchase option set forth in the ‘‘Servicing of the Mortgage Loans—Realization upon Defaulted Mortgage Loans’’ in this free writing prospectus; any transfer of all or any portion of the related Mortgaged Property or any transfer of any direct or indirect ownership interest in the borrower (except as expressly permitted by the related mortgage loan documents) or any consent to an assignment and assumption of the Tysons Galleria Whole Loan pursuant to the related mortgage loan documents; any acceleration of the Tysons Galleria Whole Loan; any amendment to any single purpose entity provisions of the related mortgage loan documents; any material alteration to the related mortgaged property (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any approval of the making, material modification or termination of any lease (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any determination regarding the use or application of condemnation awards or casualty insurance proceeds, to the extent the mortgagee has discretion thereover; any waiver of any guarantor’s obligations under any guaranty or indemnity; and approval of annual budgets and business plans to the extent of any such approval rights in the related mortgage loan documents.

If a Tysons Galleria Control Appraisal Period exists or if the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Directing Certificateholder, after consultation with the holder of the Tysons Galleria Pari Passu Companion Loan (or its designee), will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the Tysons Galleria Whole Loan, and the Tysons Galleria Note B Holder will not be entitled to exercise such rights. If the Directing Certificateholder and the holder of the Tysons Galleria Pari Passu Companion Loan (or its designee) are not able to agree on a course of action that satisfies the Servicing Standard, under the Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the Master Servicer or the Special Servicer, as applicable, the Directing Certificateholder will be entitled to direct the applicable Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (including that such action does not violate the Servicing Standards or another provision of the Pooling and Servicing Agreement, the Tysons Galleria Whole Loan or any applicable REMIC provisions of the Code), and the Master Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard.

A ‘‘Tysons Galleria Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Tysons Galleria Subordinate Companion Loan, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Tysons Galleria Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Tysons Galleria Subordinate Companion Loan and (iii) any realized principal losses allocated to the Tysons Galleria Subordinate Companion Loan, plus the amount of Tysons Galleria Threshold Event Collateral posted by the Tysons Galleria Note B Holder, is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Tysons Galleria Subordinate Companion Loan.

In addition, the Tysons Galleria Note B Holder is entitled to avoid a Tysons Galleria Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 business days of its receipt of a third party appraisal that indicates a Tysons Galleria Control Appraisal Period exists: (i) the Tysons Galleria Note B Holder must deliver as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii) below, to the applicable Master Servicer (in each case together with documentation reasonably acceptable to the applicable Master Servicer) cash, government securities, a letter of credit (issued by a bank or other financial institution the long term unsecured debt obligations of which are at least ‘‘A’’ by S&P and ‘‘A2’’ by Moody’s or the short term obligations of which are rated at least ‘‘A-1’’ by S&P and ‘‘P-1’’ by Moody’s) or other instruments meeting Rating Agency criteria as ‘‘eligible investments’’ (the ‘‘Tysons Galleria Threshold Event Collateral’’), and (ii) the Tysons Galleria Threshold Event Collateral must be in an amount which, when added to the appraised values of the related Mortgaged Property, would cause the Tysons Galleria Control Appraisal Period with respect to the Tysons Galleria Note B Holder to cease to exist.

The applicable Master Servicer and the Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Tysons Galleria AB Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including the applicable Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standards.

Termination of Special Servicer.    Prior to a Tysons Galleria Control Appraisal Period, provided the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is not the borrower or an affiliate of the borrower, the Tysons Galleria Note B Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Tysons Galleria Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Tysons Galleria AB Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of certificates backed by the Tysons Galleria Pari Passu Companion Loan. During a Tysons Galleria Control Appraisal Period or if the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Directing Certificateholder, after consultation with the holder of the Tysons Galleria Pari Passu Companion Loan (or its designee), will be entitled to exercise this right, and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, the Directing Certificateholder will be entitled to appoint a replacement special servicer.

Cure Rights.    In the event that the related borrower fails to make any payment of principal or interest on the Tysons Galleria Whole Loan, resulting in a monetary event of default, or the borrower otherwise defaults with respect to Tysons Galleria Whole Loan, the Tysons Galleria Note B Holder will have the right to cure such event of default subject to certain limitations set forth in the Tysons Galleria AB Intercreditor Agreement. The Tysons Galleria Note B Holder will be limited to six cure payments over the life of the Tysons Galleria Whole Loan and no single cure event may exceed three consecutive months. So long as the Tysons Galleria Note B Holder is exercising a cure right, neither the applicable Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Tysons Galleria Whole Loan to special servicing or otherwise.

Purchase Option.    In the event that (a) any payment of principal or interest on the Tysons Galleria Whole Loan becomes 90 or more days delinquent, (b) the Tysons Galleria Whole Loan has been accelerated, (c) the principal balance of the Tysons Galleria Whole Loan is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the Tysons Galleria Whole Loan becomes a Specially Serviced Mortgage Loan (and the Tysons Galleria Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the Tysons Galleria Note B Holder will have an option to purchase the Tysons Galleria Loan from the trust fund at a price generally equal to the unpaid principal balance of the Tysons Galleria Loan, plus accrued and unpaid interest on such balance, all unreimbursed Advances, together with accrued and unpaid interest on all Advances, and all master servicing fees and special servicing fees and any other amounts payable to the applicable Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement that are allocable to the Tysons Galleria Loan, together with interest, provided, that no Liquidation Fee is required to be paid by the Tysons Galleria Note B Holder if such purchase is within the first 90 days of the Tysons Galleria Whole Loan becoming a Specially Serviced Mortgage Loan or such purchase is prior to the existence of a Tysons Galleria Control Appraisal Period.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Tysons Galleria Loan is subject to a fair value purchase option, the applicable Special Servicer will be required to determine the purchase price for the Tysons Galleria Pari Passu Companion Loan. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans’’ in this free writing prospectus will have an option to purchase the Tysons Galleria Loan and the holder of the Tysons Galleria Pari Passu Companion Loan (or its designees) will have an option to purchase the Tysons Galleria Pari Passu Companion Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

AB Mortgage Loan Groups

General

Each AB Mortgage Loan is evidenced by the senior of two or more notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion

Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two or more notes, will not be part of the trust fund, nor will any related pari passu companion loan.

Each AB Mortgage Loan (and any related pari passu companion loan) and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this free writing prospectus with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan (and any related pari passu companion loan) and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan (and any related pari passu companion loan). The applicable Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Groups and the related Mortgaged Properties will be serviced and administered by the Master Servicers and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus, but subject to the terms of the related intercreditor agreement to the extent set forth therein. In servicing an AB Mortgage Loan Group, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicers and the Special Servicer to take into account the interests of the Certificateholders, the holders of any related pari passu companion loans and the holder of any related AB Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Groups.

For additional information about the Tysons Galleria AB Mortgage Loan, see ‘‘—The Tysons Galleria Whole Loan’’ above in this free writing prospectus.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to holder of a related Companion Loan will be distributed to such holder net of certain fees and expenses on the related Companion Loan to the extent set forth in the related Intercreditor Agreement.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements.    The applicable Master Servicers and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the Master Servicers or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications, waivers or extensions of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan if, among other things, the proposed amendment, modification, waiver or extension adversely affects certain payment terms of such AB Subordinate Companion Loan or the lien priority of the related Mortgage without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus.

Application of Payments on the Mezz Cap Loan Pairs.    Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, the borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the applicable Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the applicable Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan (or any servicer or trustee on its behalf);

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

Eleventh, to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the Trustee; and

Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the initial principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans.    Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the related AB Subordinate Companion Loans.

Purchase Options.    In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall described above, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the applicable Master Servicer or the Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, Servicing Advances, interest on Advances and Servicing Fees and Trustee Fees payable prior to the date of purchase. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)(2)(3)	Cut-off LTV Ratio(2)(3)	Property Type
Park La Brea Apartments	2	$387,500,000	12.6%	182,869	1.37x	59.6%	Multifamily
53 State Street	1	$280,000,000	9.1%	250	1.54x	58.6%	Office
RREEF Silicon Valley Office Portfolio	1	$250,000,000	8.2%	131	1.54x	60.5%	Office
Gas Company Tower	1	$229,000,000	7.5%	349	1.56x	75.1%	Office
Burbank Town Center	1	$182,300,000	5.9%	221	1.43x	76.0%	Retail
Tysons Galleria	1	$173,500,000	5.7%	723	1.44x	62.1%	Retail
Colony III Portfolio	1	$116,704,000	3.8%	39	1.63x	59.1%	Various
CNL/Welsh Portfolio	1	$110,200,000	3.6%	46	1.25x	76.9%	Various
Foothills Mall	1	$81,000,000	2.6%	162	1.15x	70.4%	Retail
Marriott Monterey	1	$61,500,000	2.0%	180,352	1.49x	73.6%	Hotel
Stevens Center Business Park	1	$55,650,000	1.8%	119	1.15x	76.8%	Office
Sun Community Portfolio	1, 2	$48,100,000	1.6%	42,082	1.23x	78.6%	Manufactured Housing
1800-1880 John F. Kennedy Boulevard	1	$44,000,000	1.4%	93	1.24x	75.9%	Office
Neiss Portfolio	1	$36,571,565	1.2%	81	1.19x	72.0%	Various
Lodge at Balfour	1	$25,580,849	0.8%	248,358	1.25x	74.1%	Multifamily
Total Weighted Average		$2,081,606,414	67.9%		1.43x	66.3%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)	Calculated based upon the aggregate principal balance and debt service of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans, the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan, and the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan each, as of the Cut-off Date.

(3)	The Sun Community Portfolio is comprised of 3 cross-collateralized mortgage loans, the Sun Villa Estates loan, the Countryside of Lake Lanier loan and the Countryside Atlanta Loan. The Cut-off Date Balance, DSCRs and LTVs are calculated based on all of these cross-collateralized loans.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this free writing prospectus.

ARD Loan

1 mortgage loan (the ‘‘ARD Loan’’), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance), provides that, if after a certain date (the ‘‘Anticipated Repayment Date’’), the borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). The Anticipated Repayment Date for the ARD Loan is 10 years after origination. The Revised Rate for the ARD Loan is equal to 5% plus the greater of (a) the Initial Rate, or (b) the sum of (i) the then-current treasury rate corresponding to a term equal to the remaining amortization period plus (ii) 1.25%. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

The lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the Anticipated Repayment Date. See ‘‘—Lockbox Accounts’’ below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about the Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	102	$1,170,665,385	38.2%	42.5%	20.4%
5	11	175,016,640	5.7	6.6	2.0
6	5	69,900,963	2.3	1.6	5.2
7	4	122,639,742	4.0	5.0	0.0
9	2	637,500,000	20.8	10.1	64.9
11	41	890,880,040	29.1	34.3	7.5
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0	90	$2,103,603,312	68.6%	65.9%	79.6%
5	28	285,148,091	9.3	8.9	11.0
6	1	17,500,000	0.6	0.7	0.0
7	38	583,950,557	19.0	22.2	6.0
10	8	76,400,810	2.5	2.3	3.4
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

As used in this free writing prospectus, ‘‘grace period’’ is the number of days following the due date before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof). Some mortgage loans, for example, allow for a notice and cure right prior to acceleration of the mortgage loan. Some mortgage loans also provide exceptions in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	163	$3,037,158,323	99.0%	98.8%	100.0%
30/360	2	29,444,447	1.0	1.2	0.0
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Ballon	58	$402,156,393	13.1%	14.7%	6.8%
Partial Interest Only(1)(2)	67	759,449,000	24.8	25.7	20.9
Interest Only	39	1,900,830,447	62.0	59.5	72.4
Subtotal	164	$3,062,435,840	99.9%	99.8%	100.0%
Fully Amortizing Loans	1	$4,166,930	0.1%	0.2%	0.0%
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

(1)	Includes 1 partial interest only ARD Loan, representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance).

(2)	Includes two mortgage loans representing approximately 2.3% of the Initial Pool Balance (approximately 2.8% of the Initial Loan Group 1 Balance), which provide for payment of interest only until the 60th payment date and on and after such payment date, provides for monthly payment of, in addition to interest, principal from excess cash flow in an amount based on a 30-year amortization schedule. In each case, the failure to make such principal amortization payments will not be an event of default but will trigger a cash flow sweep under the related mortgage loan documents.

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Payment Protection(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Lockout followed by Defeasance(2)	142	$2,446,738,323	79.8%	92.0%	29.3%
Lockout followed by Defeasance/Yield Maintenance(3)	1	387,500,000	12.6	0.0	64.9
Lockout followed by Yield Maintenance	21	228,364,447	7.4	7.9	5.8
Lockout followed by Yield Maintenance then Prepayment Penalty	1	4,000,000	0.1	0.2	0.0
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)	Includes 1 mortgage loan representing approximately 5.9% of the Initial Pool Balance (approximately 7.4% of the Initial Loan Group 1 Balance), that is prepayable in part prior to the expiration of the defeasance lockout period in connection with a partial release.

(3)	Includes 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), that is prepayable with yield maintenance on and after the September 2008 payment date through the January 2016 payment date and also permits defeasance on and after the October 2008 payment date through the January 2016 payment date.

In the case of one (1) mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance), if the lender does not consent to the transfer of any direct or indirect ownership interests in the guarantor (traded on the public markets or otherwise) that (A) results in the transferee (together with its affiliates) holding an indirect interest in the borrower or its direct parent in an amount which exceeds 49% and (B) occurs substantially contemporaneously with (i) the transfer of a majority of shares held by the then current officers and directors of the guarantor and (ii) a change in a majority of the directors of the guarantor, the borrower is permitted to prepay the mortgage loan in full with a yield maintenance premium during the prepayment lock-out period pursuant to the terms of the related mortgage loan documents.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the ‘‘Discount Rate’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs, generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods

Open Period (payment)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	17	$156,319,612	5.1%	5.9%	1.6%
2	2	11,814,687	0.4	0.5	0.0
3	49	330,218,748	10.8	11.4	8.1
4	73	1,105,775,430	36.1	40.3	18.4
5	2	11,570,000	0.4	0.3	0.5
6	6	67,750,000	2.2	1.2	6.5
7	10	1,103,655,000	36.0	29.0	64.9
12	1	6,487,034	0.2	0.3	0.0
13	2	7,495,330	0.2	0.3	0.0
25	3	265,516,930	8.7	10.8	0.0
Total	165	$3,066,602,770	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged

Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. For example, in the case of 1 mortgage loan (identified as Loan No. 33 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1 Balance), the related borrower has paid to the lender an escrow amount of $500,000 in connection with the borrower's appeal of the 2006 tax assessments of the Mortgaged Property, and, if such tax appeal is not concluded by November 30, 2006 or is unsuccessful or under certain other circumstances specified in the mortgage loan documents, the escrow amount may be used to pay the principal balance of the mortgage loan and any breakage costs associated with such payment in accordance with the terms of the mortgage loan documents. Also, in the case of 1 mortgage loan (identified as Loan No. 43 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance), the related borrower has deposited an escrow amount of $400,000 with the lender, which amount is required to be refunded to the borrower upon the lender's receipt of acceptable estoppels from tenants executing leases approved by the lender. However, on or after the 24th payment date of the mortgage loan, the lender may apply such amount to pay down the mortgage loan to the extent that such amount has not been refunded to the borrower pursuant to the terms of the mortgage loan documents. Additionally, in the case of 1 mortgage loan (identified as Loan No. 65 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), beginning November 11, 2008, the related borrower shall, if requested by lender, prepay the note in a principal amount equal to the amount by which the then outstanding principal balance of the mortgage loan is more than 59% of the appraised value of the subject property, subject to yield maintenance. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 143 of the mortgage loans, representing approximately 92.4% of the Initial Pool Balance (121 mortgage loans in Loan Group 1, representing approximately 92.0% of the Initial Loan Group 1 Balance and 22 mortgage loans in Loan Group 2, representing approximately 94.2% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the applicable Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums then due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (or, in the case of the Park La Brea Apartments Loan, other non-callable instruments, which will not cause the Trust to fail to maintain its status as a REMIC and which will not result in a reduction, downgrade or withdrawal of the ratings for any Classes of the Certificates) (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date (or, in some cases, the first day of the open period for such ARD Loan) and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations (or, in the case of the Park La Brea Apartments Loan, up to $20,000 for each Defeasance by the mortgagor); and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel making up the related Mortgaged Property that permit release of one or more of such parcels without releasing all of such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property be defeased (or, in the case of the portion of the Mortgaged Property securing the Park LeBrea Apartments Loan known as ‘‘East of Hauser’’ (the ‘‘East Hauser Property’’), an amount equal to $162,000,000) and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels making up the related Mortgaged Property after the partial Defeasance.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), the related mortgagor is permitted to obtain a release of the portion of the Mortgaged Property known as the East Hauser Property securing the mortgage loan without effecting a partial defeasance of the mortgage loan or making a prepayment of principal provided that, among other things, after giving effect to such release, (i) the underwritten debt service coverage ratio shall not be less than 1.85x and (ii) the loan to value ratio shall not be more than fifty percent (50%); provided, however, if either of both of the foregoing financial conditions are not satisfied, the mortgagor may effect a partial defeasance of the mortgage loan or make a prepayment of principal in order to satisfy such financial conditions. In addition, the mortgage loan documents permit the mortgagor to obtain a release of the East Hauser Property or a release of the portion of the Mortgaged Property known as ‘‘West of Hauser’’ in connection with (i) a sale of either property to a special purpose entity meeting certain criteria set forth in the mortgage loan documents or a conveyance of either property to an affiliate of the mortgagor (in either case, the ‘‘Severed Property Borrower’’) and (ii) the assumption by the Severed Property Borrower of a portion of the loan allocated to such released property pursuant to the terms of the mortgage loan documents and such loan documents as shall be required to reflect the terms of the severed loan; provided that, among other things, (A) after giving effect to the severance of the mortgage loan, (a) the underwritten debt service coverage ratio of each loan shall not be less than 1.85x and (b) the loan to value ratio of each loan shall not be more than 50%; provided, however, that if either or both of the foregoing financial conditions are not satisfied, the mortgagor may effect a partial defeasance of the mortgage loan or make a prepayment of principal in order to satisfy such financial conditions and (B) after giving effect to the severance of the mortgage loan, the aggregate outstanding principal balance of the loans is not less than 17% of the outstanding principal balance of the mortgage loan immediately prior to the severance of the mortgage loan.

In the case of the Park La Brea Apartments Loan, the related mortgage loan documents also allow the mortgagor to obtain a release of the East Hauser Property by making a partial prepayment of the mortgage loan in an amount equal to $162,000,000; provided that, among other things, after giving effect to such release, the underwritten debt service coverage ratio must be not less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the mortgage loan and (b) the underwritten debt service coverage ratio immediately preceding such release.

With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus, representing approximately 8.2% of the Initial Pool Balance (approximately 10.1% of the Initial Group 1 Balance as of the Cut-off Date)), the related borrower may obtain the release of each individual property by substituting another property of like kind, quality and use acquired by the borrower or an affiliate of the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original allocated loan amount of the properties in connection with the closing of the mortgage loan; (ii) the appraised value of the substitute property is equal to or greater than the appraisal value of the substituted property as of the date immediately prior to the substitution; (iii) the debt service coverage ratio for the twelve months immediately preceding the substitution with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than (x) 1.43x and (y) the debt service coverage ratio for the twelve months immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) in the event that the original allocated loan amount of the substituted property, together with the original allocated loan amount of all previous substituted properties, equals or exceeds $50,000,000, the receipt by the lender of a confirmation in writing from S&P, Moody’s and Fitch, Inc. (‘‘Fitch’’) to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.9% of the Initial Pool Balance (approximately 7.4% of the Loan Group 1 Balance), the related mortgage loan documents permit the borrower to obtain the release of any one of 6 specified parcels through partial defeasance from and after the expiration of a lockout period, or partial prepayment at any time other than within the period commencing 30 days preceding the Closing Date and terminating 30 days after the Closing Date, subject to the satisfaction of certain conditions, including (i) the defeasance of the following release prices: (a) with respect to the Circuit City parcel, $9,988,778; (b) with respect to the Office Depot parcel, $5,443,061; (c) with respect to the Barnes & Noble parcel, $41,996,428; (d) with respect to the Restaurant parcel, $3,365,652; (e) with respect to the PetsMart parcel, $20,210,311 and (f) with respect to the Corner Bakery parcel, $2,914,159; (ii) satisfaction of specified LTV Ratio and DSCR tests; and (iii) confirmation from S&P and Moody’s that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any Class of Certificates. Any partial release through prepayment will also be subject to payment of a yield maintenance premium.

With respect to 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus, representing approximately 0.8% of the Initial Pool Balance (approximately 1.0% of the Initial Group 1 Balance as of the Cut-off Date)), the related borrower may obtain the release of each individual property or may obtain the return of any letter of credit previously substituted for a property by substituting one or more properties of like kind, quality and use acquired by the borrower or an affiliate of the borrower or a letter of credit with a face amount of 107.5% of the allocated loan amount of the substituted property, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, plus the face amount of outstanding letters of credit, exceed 50% of the original appraised value of the properties in connection with the closing of the mortgage loan; (ii) the appraised value of the substitute property is equal to or greater than the appraised value of the substituted property as of the date immediately prior to the substitution; (iii) in the event of a substitution for like property, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) in the event of a substitution for a letter of credit, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution (without attributing any value to the letter of credit) shall be equal to or greater than (x) 1.63x , and (y) the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (v) the net operating income for the substitute property is greater than the net operating income for the substituted property, (vi) in the event that the original appraised value of the substituted property, together with the original appraised value of all previous substituted properties, equals or exceeds 35% of the appraised value of all mortgaged properties at the time of the closing of the loan, the receipt by the lender of a confirmation in writing from S&P, Moody’s and Fitch to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (vii) the loan to value ratio as of the date of substitution (excluding the appraised value of the substituted property and without attributing any value to the letter of credit) does not exceed 100%, (viii) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents, and (ix) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

In the case of 1 mortgage loan (identified as Loan No. 90 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (representing approximately 0.2% of the Initial Loan Group 1 Balance), the related mortgage loan documents allow the mortgagor to obtain a release of certain of the mobile homes held as additional collateral for the loan as such mobile homes are sold; provided that, among other things, any sales proceeds shall be escrowed with lender and after giving effect to such release, the underwritten debt service coverage ratio must be not less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the mortgage loan and (b) the underwritten debt service coverage ratio immediately preceding such release.

In the case of 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this free writing prospectus), representing approximately 3.6% of the Initial Pool Balance (approximately 4.5% of the Initial Loan Group 1 Balance), Fingerhut Direct Marketing, Inc. has an option to purchase the Mortgaged Property known as ‘‘Fingerhut Distribution Facility’’ pursuant to the terms of its lease with the related borrower. In the event that such option is exercised, the related borrower has the right to have the Mortgage securing the Fingerhut Distribution Facility property released in exchange for, if the defeasance lockout period has not expired, payment of 125% of the allocated loan amount with respect to the property and all applicable prepayment premiums; provided that if the combined debt service coverage ratio of the related mezzanine loan and the mortgage loan is not at least equal to the greater of 1.10x (or if the mezzanine loan has been repaid, 1.25x) and the aggregate debt service coverage ratio (or if the mezzanine loan has been released, the mortgage loan debt service coverage ratio) immediately preceding the release, the borrower shall have the right to prepay the additional amount required to satisfy the debt service coverage tests.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was, in either case, given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance. In addition, in the case of 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 5.7% of the Initial Pool Balance (approximately 7.0% of the Loan Group 1 Balance), the related mortgage loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged property subject to satisfaction of certain conditions, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping utility facilities or surface parking, and (ii) simultaneously with such release, the mortgage must be spread to a substitute parcel of reasonably equivalent value, condition and utility.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions. The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions,

permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this free writing prospectus.

The applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that, with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the applicable Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the applicable Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the applicable Master Servicer or Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan to value ratio greater than 85% (including any proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 44 of the Mortgaged Properties, securing mortgage loans representing approximately 41.9% of the Initial Pool Balance (36 of the Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 34.0% of the Initial Loan Group 1 Balance and 8 of the Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 74.3% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada, Utah, Oregon and Washington. Except with respect to 13 of the Mortgaged Properties, securing a mortgage loan representing approximately 4.0% of the Initial Pool Balance (13 of the Mortgaged Properties securing a mortgage loan in Loan Group 1, representing approximately 5.0% of the Initial Loan Group 1 Balance), no Mortgaged Property has a probable maximum loss (‘‘PML’’) in excess of 20%. In the case of 1 mortgage loan (identified as Loan No. 79 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), the probable maximum loss exceeds 20%, however earthquake insurance was not required as the value of the land was concluded to be in excess of the loan amount.

Generally, an environmental insurance policy obtained in lieu of a Phase I environmental site assessment is a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan. In addition, (i) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the RREEF Silicon Valley Office Portfolio Loan is the aggregate principal balance and aggregate debt service of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans, (ii) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Park

La Brea Apartments Loan is the aggregate principal balance and aggregate debt service of the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan, (iii) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Gas Company Tower Loan is the aggregate principal balance and aggregate debt service of the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan and (iv) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Tysons Galleria Loan is the aggregate principal balance and aggregate debt service of the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. In the case of the RREEF Silicon Valley Office Portfolio Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans. In the case of the Park La Brea Apartments Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan. In the case of the Gas Company Tower Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan. In the case of the Tysons Galleria Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans were calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or

‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining and presenting operating information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this free writing prospectus.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases, master leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of the RREEF Silicon Valley Office Portfolio Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans. In the case of the Park La Brea Apartments Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan. In the case of the Gas Company Tower Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan. In the case of the Tysons Galleria Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan. In the case of 4 mortgage loans (identified as Loan Nos. 25, 70, 89 and 143 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the Initial Pool Balance (approximately 3.0% of the Initial Loan Group 1 Balance), loan-to-value ratios were based on the ‘‘as-stabilized’’ values as defined in the related appraisal. See ‘‘Risk Factors—Limitations of Appraisals’’ in this free writing prospectus. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination date, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under ‘‘Transaction Parties—The Sponsors’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (except that with respect to the RREEF Silicon Valley Portfolio Loan, the Trustee will only hold originals of the documents described in clause (i)) (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller, (x) an original assignment in favor of the Trustee of any financing statement filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording or filing office) within a period of 90 days (plus any applicable extension) following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (plus any applicable extension) or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ below.

The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreements, UCC financing statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC financing statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage, subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable title insurance policy, subject only to certain permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien in the original principal amount of the related mortgage loan, subject only to certain permitted encumbrances;

(h)    no claims have been made under the related title insurance policy (or binding commitment therefor) and such policy is in full force and effect and all premiums thereon has been paid and will provide that the insured includes the owner of the mortgage loan;

(i)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation);

(j)    the related assignment of Mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

(k)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(l)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(m)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(n)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(o)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off, abatement, diminution or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles;

(p)    each mortgage loan document complied in all material respects with all applicable local, state and federal laws, including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(q)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

(r)    to the Mortgage Loan Seller’s knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) no condemnation proceedings are pending;

(s)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(t)    all amounts required to be deposited by the borrower at origination have been deposited or have been withheld from the related mortgage loan proceeds at origination;

(u)    to the Mortgage Loan Seller’s actual knowledge, as of the date of origination of the mortgage loan, there were, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(v)    to the Mortgage Loan Seller’s knowledge, there exists no material default or breach, and no such material default or breach has been waived by the Mortgage Loan Seller with respect to the mortgage loan, and to the Mortgage Loan Seller’s actual knowledge, no event which, with the passage of time or the giving of notice, would constitute a material default or breach, other than those defaults that are covered by certain other representations and warranties.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the

Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the applicable Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; and (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicers, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, at the Mortgage Loan Seller’s election, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions’’. The Mortgage

Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loan prior to such repurchase and provides the Trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 71 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 77.5% of the Initial Pool Balance (63 mortgage loans in Loan Group 1, representing approximately 77.7% of the Initial Loan Group 1 Balance and 8 mortgage loans in Loan Group 2, representing approximately 76.9% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 4 Lockbox Loans, representing approximately 8.2% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 9.6% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 2.5% of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 41 Lockbox Loans, representing approximately 47.5% of the Initial Pool Balance (41 mortgage loans in Loan Group 1, representing approximately 58.9% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the tenants are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents, which the related lender refers to as ‘‘Cash Management Agreement’’. Pursuant to the terms of 3 Lockbox Loans, representing approximately 1.6% of the

Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 0.7% of the Initial Loan Group 1 Balance and 2 mortgage loan in Loan Group 2, representing approximately 5.2% of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 23 Lockbox Loans, representing approximately 20.2% of the Initial Pool Balance (18 mortgage loans in Loan Group 1, representing approximately 8.4% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 69.2% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents or (ii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, N.A.

General.    JPMorgan Chase Bank, N.A. (‘‘JPMCB’’), a national banking association, is a sponsor. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMCB is also acting as a Mortgage Loan Seller and as the Swap Counterparty under the Swap Contract with respect to the Class A-3FL Certificates. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsor’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of March 31, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $36.5 billion. Of that amount, approximately $39.6 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by JPMCB include both fixed-and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, IXIS Real Estate Capital Inc., Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc., PNC Bank, National Association, AIG Mortgage Capital, LLC and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of March 31, 2006, JPMCB securitized approximately $20.0 billion through the CIBC program and approximately $15.8 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller, the Swap Counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an underwriter for this transaction.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect, including the existence of sufficient mitigating factors.

Property Analysis.    JPMCB generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus.

Appraisal and Loan-to-Value Ratio.    For each mortgaged property, JPMCB obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, JPMCB may also obtain a value on an ‘‘as-stabilized’’ basis. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or other responses estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have other environmental insurance policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Hazard, Liability and Other Insurance’’ in this free writing prospectus.

Physical Assessment Report.    Prior to origination, JPMCB obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and JPMCB reviews, a title insurance policy for each mortgaged property. The title insurance policy must generally meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the mortgaged property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans —Hazard, Liability and Other Insurance’’ in this free writing prospectus.

IXIS Real Estate Capital Inc.

General.    IXIS Real Estate Capital Inc. (‘‘IXIS RE’’), formerly known as CDC Mortgage Capital Inc., is a New York corporation. IXIS RE is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is more than a 95% owned subsidiary of IXIS North America Inc., a wholly owned subsidiary of IXIS Corporate & Investment Bank (‘‘IXIS CIB’’), a fully licensed bank under French laws. The executive offices of IXIS RE are located at 9 West 57th Street, New York, New York 10019 (telephone number (212) 891-6152).

IXIS RE primarily engages in originating, purchasing and securitizing commercial and residential mortgage loans. IXIS RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally. IXIS RE is an affiliate of IXIS Securities North America Inc., one of the underwriters.

IXIS RE’s Commercial Real Estate Securitization Program.    IXIS RE’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for IXIS RE’s securitization program. Substantially all mortgage loans originated by IXIS RE are sold to securitizations as to which IXIS RE acts as a mortgage loan seller. IXIS RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2005, the total amount of commercial mortgage loans originated and securitized by IXIS RE and its predecessors is in excess of $7 billion. In its fiscal year ended December 31, 2005, IXIS RE securitized in excess of $2.8 billion of commercial mortgage loans.

IXIS RE’s annual commercial mortgage loan originations have grown from approximately $870 million in 1999 to approximately $3.4 billion in 2005. The commercial mortgage loans originated by IXIS RE include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. IXIS RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. IXIS RE originates loans in every state.

IXIS RE originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, IXIS Capital Markets North America Inc., and with other underwriters, IXIS RE works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. IXIS RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither IXIS RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

IXIS RE’s Underwriting Guidelines and Processes.

Loan Analysis and Approval.    Conduit mortgage loans originated by IXIS RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—IXIS RE’s Underwriting Guidelines and Processes’’ section.

The IXIS RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the IXIS RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from IXIS RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    IXIS RE’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, IXIS may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, IXIS RE’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by IXIS there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Annex A-1 attached hereto may differ from the amount calculated at the time of origination. In addition, IXIS RE’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this free writing prospectus.

Escrow Requirements.    IXIS RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. IXIS RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by IXIS RE.

Appraisals.    IXIS RE requires that the mortgaged property for a prospective mortgage loan be appraised by a state certified appraiser within the state such mortgaged property is located. In addition, IXIS RE requires that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments.    IXIS RE may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, IXIS RE may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, IXIS RE might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when IXIS RE or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, IXIS RE may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, IXIS RE may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, IXIS RE will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    Generally a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, IXIS RE generally examines whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Eurohypo AG, New York Branch

Eurohypo AG, New York Branch (‘‘Eurohypo’’) is the New York branch of Eurohypo Aktiengesellschaft (‘‘Eurohypo AG’’), a German banking corporation. Eurohypo AG was formed in September 2002 by the merger of real estate banking subsidiaries of Allianz Group/Dresdner Bank, Deutsche Bank and Commerzbank. In January 2003, Allianz Group/Dresdner Bank’s U.S. Real Estate Investment Banking Group was merged into the newly formed Eurohypo AG. As of April 2006, Commerzbank has acquired the interests held by Deutsche Bank and Allianz Group/Dresdner Bank. Eurohypo has offices in New York, Chicago and Los Angeles, and its principal offices are located at 1114 Avenue of the Americas, New York, New York 10036.

Eurohypo’s primary business is the underwriting, origination, co-origination, participation, syndication and sale of loans secured by commercial or multifamily properties. Eurohypo originates loans both for its own portfolio and for securitization, utilizing separate criteria, processes and execution strategies for each. Mortgage loans originated by Eurohypo for its own portfolio may include loans that have structural features that may make them unsuitable for securitization. Some of these mortgage loans may be included in a securitization at a later time if at such time Eurohypo deems it desirable to do so. Eurohypo also originates mezzanine debt. Eurohypo sells some of loans that it originates through CMBS securitizations. Eurohypo began originating and securitizing commercial loans in 2003. As of June 30, 2006, the total amount of mortgage loans originated by Eurohypo since 2003 was approximately $14.9 billion, of which approximately $5.2 billion has been securitized. Eurohypo securitized approximately $428 million in 2003, $318 million in 2004, $2.713 billion in 2005, and $1.6 billion in 2006 (excluding this securitization).

The commercial mortgage loans originated by Eurohypo include both fixed and floating rate loans and both conduit loans and large loans. In the U.S., Eurohypo primarily originates loans secured by retail, office, multifamily, industrial and hospitality properties, but also originates loans secured by self storage, manufactured housing communities, parking garages, land subject to a ground lease, mixed use properties and other commercial property types.

As a sponsor, Eurohypo originates mortgage loans, and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. Eurohypo has acted as a loan seller to one commercial mortgage transaction in which Credit Suisse First Boston acted as depositor, and has acted as a loan seller to several commercial mortgage transactions in which Wachovia Bank acted as depositor. Eurohypo has also participated in the LDP Program in which JPMCB, Nomura, PNC Bank and other financial institutions generally are or have been loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of June 30, 2006, Eurohypo securitized approximately $3.6 billion through the LDP program.

Neither Eurohypo nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Eurohypo sells the right to be appointed servicer of its securitized loans to third-party servicers, including Midland Loan Services, Inc., Wachovia Bank National Association and Capmark Finance Inc., among others.

Eurohypo is also a Mortgage Loan Seller and an affiliate of Commerzbank Capital Markets Corp., which is acting as an underwriter for this transaction.

Eurohypo’s Underwriting Guidelines and Processes.

Generally, all of the Eurohypo loans intended to be sold into the securitization were originated or co-originated by Eurohypo. In general, mortgage loans which Eurohypo intends to securitize are generally originated in accordance with the underwriting criteria described in the paragraphs below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The below underwriting criteria are general, and in several instances exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that every mortgage loan will comply in all respects with the general guidelines described in the paragraphs below. Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Analysis.    Generally, Eurohypo performs both a credit analysis and collateral analysis with respect to each loan applicant and mortgage loan. The credit analysis of the borrower and certain key principals of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Borrowers are generally required to be single-purpose entities although depending on the size of the mortgage loan are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis, to the extent available and/or applicable, of the recent historical property operating statements, rent rolls and certain tenant leases. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Eurohypo’s collateral analysis also includes a review of third party appraisals, as well as environmental and property condition reports.

Loan Approval.    Prior to closing, all mortgage loans must be presented to a committee which includes senior personnel from Eurohypo, which committee may then submit the mortgage loan to Eurohypo’s credit department for approval. Eurohypo’s credit department may approve the proposed mortgage loan, decline the proposed mortgage loan, request additional due diligence, or modify the terms and/or conditions of the proposed mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    Eurohypo’s underwriting includes a calculation of the debt service coverage ratio (‘‘DSCR’’) and loan to value ratio (‘‘LTV’’) in connection with the origination of a loan. Eurohypo’s underwriting criteria generally require a minimum DSCR of 1.20x and maximum LTV of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics for particular mortgage loans. In addition, with respect to certain mortgage loans originated by Eurohypo, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DCSR and/or a higher LTV, if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The DSCR is generally calculated as underwritten net cash flow from the property as determined by Eurohypo divided by required payments on the mortgage loan based on the actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a highly subjective number based on a variety of assumptions regarding revenues and expenses with respect to the related property. For example, revenues or expenses may be expected to rise or fall based on property, submarket, market or industry norms or trends. In such cases, Eurohypo may choose to normalize certain income and/or expense items.

The LTV, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the debt facility divided by the estimated value of the related property based on an appraisal.

Escrow Requirements.    Generally, Eurohypo may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given escrow. Eurohypo conducts a case-by-case analysis to determine the need for a particular escrow. Consequently, the above escrows are not established for every mortgage loan originated by Eurohypo.

In some cases major tenants and/or a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, in certain cases, reserves may be funded (either at closing and/or during the term of the mortgage loan) to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

In some cases, cash reserves or letters of credit are posted by the borrower as additional security for the mortgage loan which may be released to the borrower upon the satisfaction of certain performance related conditions including, the property achieving a certain DSCR, occupancy level or LTV.

Assessment of Property Condition.    As part of the underwriting process, Eurohypo generally obtains the property assessments and reports described below:

Appraisal.    Eurohypo requires that the mortgaged property be appraised by a state certified appraiser within the state the mortgaged property is located. Eurohypo requires that the appraisal is made in conformity with Federal Reserve Board regulations, the Uniform Standards of Professional Appraisal Practice (‘‘USPAP’’) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). In general, such appraisals represent the analysis and opinions of the respective appraisers as of the date of valuation, and are not guarantees of, and may not be indicative of, present or future value.

Environmental Assessment.    At origination, Eurohypo generally requires an environmental site assessment (‘‘ESA’’) with respect to the mortgaged property prepared by an environmental consulting firm. In certain cases, Eurohypo may utilize an update of a prior ESA or a desktop review. Depending on the findings of the ESA, Eurohypo may require additional due diligence and/or environmental testing, such as a Phase II environmental assessment with respect to a mortgaged property. In cases in which the ESA identifies environmental conditions, Eurohypo generally requires the borrower to carry out remediation activities as recommended by such environmental consulting firm, to establish an operations and maintenance plan, to place sufficient funds in escrow or post a letter of credit at the time of origination to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition. An ESA conducted at any particular mortgaged property, however, will not necessarily identify all potential environmental issues.

Property Condition Assessment.    In connection with the origination process, Eurohypo generally requires an independent licensed engineer to inspect the mortgaged property. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the mortgaged property. Based on the resulting report, Eurohypo will determine its response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In general, cash reserves may be established, or other security may be obtained, to fund or secure the payment of any material estimated deferred maintenance or replacement items.

Seismic Report.    Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, Eurohypo will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Nomura Credit & Capital, Inc.

General.    Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is a direct wholly owned subsidiary of Nomura Holdings America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura is an affiliate of Nomura Securities International, Inc., one of the underwriters.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the calendar years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Guidelines and Processes.

Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third-party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

PNC Bank, National Association

General.    PNC Bank, National Association, a national banking association (‘‘PNC Bank’’), is a sponsor and one of the Mortgage Loan Sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the Master Servicers, and PNC Capital Markets LLC, one of the underwriters.

PNC Bank is a wholly owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation (‘‘PNC Financial’’) and is PNC Financial’s principal bank subsidiary. As of December 31, 2005, PNC Bank, National Association had total consolidated assets representing 89.9% of PNC Financial’s consolidated assets. PNC Bank’s business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

PNC Bank’s Commercial Real Estate Securitization Program.    PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. (‘‘Midland LP’’). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

As of June 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $11.2 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $11.1 billion in approximately 38 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $1.2 billion of these loans were included in securitizations under the Depositor’s ‘‘Large Diversified Pool’’ program. In its fiscal year ended December 31, 2005, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this free writing prospectus).

Servicing.    Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan Services, Inc. will act as a Master Servicer in this transaction. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus for more information.

PNC Bank’s Underwriting Guidelines and Processes.

Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—PNC Bank’s Underwriting Guidelines and Processes’’ section.

Loan Analysis.    The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

(a)    Property Analysis.    PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

(b)    Cash Flow Analysis.    PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

(c)    Appraisal and LTV Ratio.    For each mortgaged property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions

Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition, although in certain cases, PNC Bank may also obtain a value on an ‘‘as stabilized’’ basis. PNC Bank then determines the LTV Ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

(d)    Evaluation of Borrower.    PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

(e)    Environmental Site Assessment.    Prior to origination, PNC Bank either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost a material amount, PNC Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

(f)    Physical Assessment Report.    Prior to origination, PNC Bank obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

(g)    Title Insurance Policy.    The borrower is required to provide, and PNC Bank reviews, a commitment for, and a policy of, title insurance for each mortgaged property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in a jurisdiction where the mortgaged property is located; (2) the policy must be in an amount equal to the original principal balance of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (5) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

(h)    Property Insurance.    The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightening, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as PNC Bank may require based on the specific characteristics of the mortgaged property.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this free writing prospectus.

Escrow Requirements.    PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

Significant Obligor

The Mortgaged Property that secures the Park La Brea Apartments Loan represents approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance). See Annex A-1 and Annex A-3 to this free writing prospectus.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB, Eurohypo AG, New York Branch, IXIS Real Estate Capital Inc., Nomura Credit & Capital, Inc., PNC Bank, National Association and AIG Mortgage Capital, LLC. JPMorgan Chase Bank, N.A. is also the Swap Counterparty and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the underwriters. IXIS Real Estate Capital Inc. is an affiliate of IXIS Securities North America Inc., one of the underwriters. Eurohypo AG, New York Branch is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities International, Inc., one of the underwriters. PNC Bank, National Association is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters.

JPMorgan Chase Bank, N.A.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to JPMorgan Chase Bank, N.A.

IXIS Real Estate Capital Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to IXIS Real Estate Capital Inc.

Eurohypo AG, New York Branch

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to Eurohypo AG, New York Branch.

Nomura Credit & Capital, Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to Nomura Credit & Capital, Inc.

PNC Bank, National Association

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to PNC Bank, National Association.

AIG Mortgage Capital, LLC

AIG Mortgage Capital, LLC

AIG Mortgage Capital, LLC (‘‘AIGMC‘‘) is a Delaware limited liability company. American International Group, Inc., a Delaware corporation (‘‘AIG‘‘) is the ultimate parent of AIGMC. AIG is also the ultimate parent of AIG Global Investment Corp., a New Jersey corporation (‘‘AIGGIC‘‘) which acts as investment advisor to AIGMC in connection with, among other things, AIGMC’s mortgage loan investments. AIGGIC originates commercial mortgage loans through offices in Los Angeles, New York and Houston. AIG is the world’s leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. The mortgage loans originated by AIGMC will be transferred to the Depositor from either AIGMC or SOME II, LLC (an affiliate of AIGMC). AIGMC underwrote and originated each of the AIGMC mortgage loans, will make the representations and warranties with respect to all of the AIGMC mortgage loans and will be the sole responsible party for any breach of such representations and warranties. For the purposes of this free writing prospectus, AIGMC is described as the Mortgage Loan Seller with respect to the mortgage loans sold to the Depositor by AIGMC and SOME II, LLC.

AIGMC's Underwriting Guidelines and Processes

AIGMC, directly or through correspondents, originates multi-family and commercial mortgage loans throughout the United States. AIGMC originates loans both for the balance sheet of its affiliates and securitization. The commercial mortgage loans originated by AIGMC include both fixed and floating rate loans and are primarily secured by, among other things, retail, office, multi-family, industrial, and hospitality properties.

AIGMC has developed guidelines establishing certain procedures with respect to underwriting as described more fully below. The underwriting analysis includes both a credit and collateral evaluation for each mortgage loan it originates. In some instances, one or more provisions of the guidelines were waived or modified by AIGMC at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

Credit Analysis.    AIGMC evaluates the financial capacity of the borrower and its principals for each mortgage loan originated. Generally, borrowers are required to be single-purpose entities, although exceptions may be made on a case-by-case basis. The credit analysis generally includes the review of financial statements, a credit check, a check of bank or lender references, a litigation search, a background check, and prior experience as an owner and operator of commercial real estate properties. Although the mortgage loans are generally non-recourse in nature, the borrower and/or certain principals of the borrower may be required to assume legal responsibility for liabilities related to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements.

Collateral Analysis.    The collateral analysis includes a review of historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements as provided by the borrower. As part of the AIGMC underwriting guidelines, an internal cashflow analysis is prepared based on a variety of assumptions regarding revenues and expenses to determine a debt service coverage ratio. AIGMC's underwriting policy generally requires an acceptable debt service coverage ratio based on the unique characteristics of a particular property in an amount sufficient to pay debt service on the mortgage loan and any other loans secured by liens on the mortgaged property. In addition, a member of the AIGMC underwriting team generally visits the mortgaged property for a site inspection to evaluate the location, quality and competitiveness of the collateral. The site inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation center, employment sources, retail areas and educational or recreational facilities. Third party reports including appraisals, environmental reports, engineering reports and seismic reports (if applicable) are also reviewed and incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, mortgage loans to be originated must be approved by one or more specified loan officers, senior management of AIGMC or the investment loan committee, as applicable, based upon the size and nature of the loan.

Appraisal and Loan-to Value Ratio.    AIGMC obtains an appraisal prepared and signed by a Member of the Appraisal Institute (MAI) and certified in the state where the mortgaged property is located. The appraisal is a full narrative report prepared and certified in accordance with the Uniform Standard of Professional Appraisal Practice (USPAP) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) arid 12 CFR Part 34 (RTC). Properties are valued on an ‘‘As Is’’ stabilized basis and include the three valuation approaches: income, cost and sales. Adjustments made to comparable data and other variables in performing the three approaches to value are to be quantified by market evidence. AIGMC then determines the loan-to-value ratio of the mortgage loan based on the value set forth in the appraisal.

Environmental Site Assessment.    At origination, AIGMC obtains or updates an environmental site assessment (‘‘ESA’’) for the mortgaged property prepared by an environmental consulting firm. Depending of the findings of the ESA, additional due diligence and or/environmental testing, such as a Phase II ESA, maybe be required. AIGMC generally requires the borrower to remediate any deficiencies that are summarized in the ESA and to complete the ESA recommendations within a specific timeframe. AIGMC may generally require the borrower to establish an operations and maintenance plan to complete such recommendations, place sufficient cash reserves in escrow or post a letter of credit to ensure funds are available to complete such recommendations, obtain an environmental insurance policy for the mortgaged property, or execute an indemnity agreement with respect to any conditions contained in the ESA.

Engineering Report.    AIGMC obtains an engineering report prepared and signed by a licensed engineer. The report will provide an inspection and description of all project buildings and systems, including roofing, pavement, mechanical, electrical, plumbing and life safety systems. AIGMC generally requires the borrower to remediate any deficiencies, code violations, deferred maintenance, and capital expenditure requirements discovered during the inspection within a specific timeframe. Cash reserves may be established, or other security may be obtained, to fund or secure completion of all recommendations.

Zoning and Building Code Compliance.    AIGMC generally examines whether the mortgaged property and the uses thereof comply with all material zoning, building, environmental and land use laws, ordinances, rules, regulations and other similar restrictions and that there is no action or proceeding pending before any court or administrative agency relative to such compliance. Evidence of this compliance may be in the form of: legal opinions, surveys, recorded documents, certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the borrower.

Escrow Requirements.    AIGMC may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. AIGMC evaluates each mortgage loan on a case-by-case basis to determine the need for a particular escrow or reserve. Consequently, escrows and reserves are not established for every mortgage loan originated and in some mortgage loans, no escrows or reserves are established. AIGMC may accept an alternative to a cash escrow or reserve from a borrower such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Title Insurance Policy.    AIGMC requires an ALTA, CLTA, TLTA or other applicable state equivalent extended coverage mortagee's title insurance policy for each mortgaged property subject only to any exceptions specifically approved by AIGMC at the time of origination. Such title policy is required to be in an amount at least equal to the original principal balance of the mortgage loan.

Property Insurance.    AIGMC obtains and reviews certificates of insurance for the mortgage property. Such insurance generally includes property and casualty insurance on an all risk basis, general liability insurance for bodily injury or death, rent loss or business interruption insurance, boiler and machinery coverage, if applicable, and flood/earthquake insurance, if applicable.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, the issuing entity, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The Trustee, Certificate Registrar, Authenticating Agent and Custodian

LaSalle Bank National Association (‘‘LaSalle’’) will be the trustee, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian (in that capacity, the ‘‘Custodian’’) under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

As compensation for the performance of its routine duties, LaSalle will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0006% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Certificate Registrar, Authenticating Agent and Custodian in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Certificate Registrar, Authenticating Agent or Custodian under the Pooling and Servicing Agreement, and not include any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the RREEF Silicon Valley Office Portfolio Companion Loans. See ‘‘Description of the Pooling Agreements— The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee, Certificate Registrar, Authenticating Agent and Custodian and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 650 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30, 2006, LaSalle’s portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee or paying agent numbers 425. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P and ‘‘Aa3’’ by Moody’s. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicer and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—JP Morgan 2006-LDP8 or at such other address as the Trustee may designate from time to time.

Using information set forth in this free writing prospectus, the Trustee will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicers, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicers, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicers, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicers.

In its capacity as custodian, LaSalle will hold the mortgage loan files (except with respect to the mortgage loan files for the RREEF Silicon Valley Office Portfolio loan) exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and IXIS Real Estate Capital Inc., formerly known as CDC Mortgage Capital Inc. (‘‘IXIS’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to IXIS for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by IXIS to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicers

General

There will be two master servicers under the Pooling and Servicing Agreement, Wells Fargo Bank, N.A. and Midland Loan Services, Inc. (each, a ‘‘Master Servicer’’).

Name	No. of Loans	% of Initial Pool Balance
Wells Fargo Bank, N.A.	48	31.5%
Midland Loan Services, Inc.	117	68.5%

Wells Fargo Bank

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’ ), a national banking association, will be one of the master servicers and in this capacity and will be responsible for the master servicing and administration of certain of the mortgage loans (other than the RREEF Silicon Valley Office Portfolio Loan) pursuant to the pooling and servicing agreement. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch, Inc. (‘‘Fitch’’). Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of June 30, 2006, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 10,119 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $83.2 billion, including approximately 8,804 loans securitized in approximately 81 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $78.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

Wells Fargo Bank may appoint one or more sub-servicers to perform all or a portion of its duties under the Pooling and Servicing Agreement. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

Wells Fargo Bank has received an issuer rating of ‘‘Aaa’’ from Moody’s. Wells Fargo Bank’s long term deposits are rated ‘‘Aaa’’ by Moody’s, ‘‘AA’’ by S&P and ‘‘AA+’’ by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

Midland

Midland Loan Services, Inc. (‘‘Midland’’) will be one of the master servicers and in this capacity will be responsible for the master servicing and administration of certain of the mortgage loans (other than the RREEF Silicon Valley Office Portfolio Loan) pursuant to the pooling and servicing agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association (‘‘PNC Bank’’), one of the Mortgage Loan Sellers. Midland is an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as ‘‘STRONG’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland’s conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standards.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2006, Midland was servicing approximately 18,100 commercial and multifamily mortgage loans with a principal balance of approximately $150.7 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,700 of such loans, with a total principal balance of approximately $113.7 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

The information set forth in this free writing prospectus concerning Midland has been provided by it.

The Special Servicer

J.E. Robert Company, Inc. (the ‘‘Special Servicer’’), a Virginia corporation, will be appointed as Special Servicer of all of the mortgage loans (other than the RREEF Silicon Valley Office Portfolio Loan), and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. JER Investors Trust Inc., an affiliate of the Special Servicer, is anticipated to be the operating advisor and the purchaser of certain of the non-offered certificates with respect to the transaction described in this free writing prospectus. The principal offices of the Special Servicer are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000.

The Special Servicer, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

•	Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

•	Equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

•	Investing in high-yielding real estate loans; and

•	Investing in, and managing as special servicer, unrated, non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

In the ordinary course of business for the Special Servicer and its affiliates, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

The Special Servicer has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. The Special Servicer has a special servicer rating of ‘‘CSS1’’ from Fitch. The Special Servicer is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. The ratings of the Special Servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

The number of commercial mortgage loan securitizations serviced by the Special Servicer has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. The Special Servicer acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

Since its inception in 1981 and through December 31, 2005, the Special Servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005, the Special Servicer has resolved over $475 million of U.S. commercial and multifamily mortgage loans. As of December 31, 2005, the Special Servicer was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights and obligations of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth in this free writing prospectus under ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments,’’ ‘‘—Realization Upon Defaulted Mortgage Loans’’ and ‘‘—Rights Upon Event of Default.’’ Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described in this free writing prospectus under ‘‘Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor.’’ Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described in this free writing prospectus under ‘‘Servicing of the Mortgage Loans—General’’. The Special Servicer will service the Specially Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the Mortgage Loan documents and applicable laws, and in each case, subject to the Servicing Standard. The Special Servicer is not aware of any unique factors involved in servicing the Mortgage Loans in this transaction.

The Special Servicer has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by the Special Servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to the Special Servicer’s special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the Special Servicer segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holders of the related Companion Loans, if any). This account or accounts shall be an account meeting the requirements of the Pooling and Servicing Agreement. The funds in this account or accounts will not be commingled with the funds of the Special Servicer, or the funds of any of the Special Servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

The Special Servicer occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

The Special Servicer does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. The Special Servicer does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. The Special Servicer is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. The Special Servicer has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

The Special Servicer will not have any primary custodial responsibility for original documents evidencing the underlying Mortgage Loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular Mortgage Loans or REO Property. To the extent that the Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the Special Servicer’s policies, procedures and processes.

From time-to-time, the Special Servicer may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. The Special Servicer does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against the Special Servicer, or of which any of its property is the subject, that is material to the Certificateholders.

The Special Servicer is not an affiliate of the Depositor, the Sponsors, the trust, the Master Servicer, the Trustee or any Mortgage Loan Seller of any underlying Mortgage Loans identified in this free writing prospectus. There are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between the Special Servicer, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this transaction, between the Special Servicer, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand, that currently exist or that existed during the past two years.

No securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer has experienced an event of default as a result of any action or inaction performed by the Special Servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by the Special Servicer with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer.

The information set forth in this free writing prospectus concerning the Special Servicer has been provided by it.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor special servicer appointed, at any time by the Directing Certificateholder (or, with respect to certain of the AB Mortgage Loans, by the holder of the related AB Subordinate Companion Loan), provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus. With respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Special Servicer may be removed, and a successor RREEF Silicon Valley Office Portfolio Special Servicer appointed at any time by the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders in accordance with the RREEF Silicon Valley Office Portfolio Intercreditor Agreement.

Servicing and Other Compensation and Payment of Expenses

The Master Servicers, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the trust is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the trust and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Servicing Fee / Master Servicers	With respect to the pool of mortgage loans in the trust, the product of the monthly portion of the related annual Servicing Fee Rate(3) calculated on the outstanding principal amount of each mortgage loan in the trust.	First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Special Servicing Fee / Special Servicer	With respect to each mortgage loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan or REO Loan.	First, from any revenues received with respect to the related mortgage loan or any related REO Property, and then from general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each mortgage loan that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan.	Time to time

Type / Recipient(1)	Amount	Source(2)	Frequency
Liquidation Fee / Special Servicer(5)	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	First, from any Liquidation Proceeds and any other revenues received with respect to the related mortgage loan or any related REO Property and then from general funds on deposit in the Certificate Account.	Time to time
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Trustee Fee Rate(6) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
		Out of general funds on deposit in the Certificate Account.	Monthly
Expenses
Servicing Advances / Master Servicers, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loans.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.	Monthly

Type / Recipient(1)	Amount	Source(2)	Frequency
Indemnification Expenses / Trustee, Depositor, Master Servicers or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	If the Trustee succeeds to the position of a Master Servicer, it will be entitled to receive the same fees and expenses of the applicable Master Servicer described in this free writing prospectus less in certain cases a portion of the Servicing Fee as described below.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the applicable Master Servicer or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(3)	The Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum, as described below.

(4)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this ’’—Servicing and Other Compensation and Payment of Expenses’’ section.

(5)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Servicing and Other Compensation and Payment of Expenses’’ section.

(6)	The Trustee Fee Rate will equal 0.0006% per annum, as described above under ‘‘—The Trustee’’.

The fee of the Master Servicers (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of the mortgage loans (including the RREEF Silicon Valley Office Portfolio Loan) and the Companion Loans (to the extent permitted under the related intercreditor agreement), and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.02% to 0.11%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.024905% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing and, if provided under the related intercreditor agreement, any related Companion Loan notwithstanding any termination or resignation of Midland as Master Servicer; provided, that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its right to receive that retained portion of its Servicing Fee to another party. In addition to the Servicing Fee, the Master Servicers will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, and provided, further, that the applicable Master Servicer will not be entitled to any fees for defeasances or releases received with respect to the RREEF Silicon Valley Office Portfolio Loan, (2) a specified percentage of all assumption (subject to certain sub-servicing agreements and other than with respect to any fees for assumptions received with respect to the RREEF Silicon Valley Office Portfolio Loan), extension, certain modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the Companion Loans (to the extent permitted under the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the processing and/or approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that accrued while the related mortgage loans and the related Companion Loans (to the extent permitted under the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related mortgage loans or the related Companion Loans (to the extent applicable) since the Closing Date. The Master Servicers are also authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicers will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicers are also entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the RREEF Silicon Valley Office Portfolio Loan) and the related Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1 to this free writing prospectus. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The RREEF Silicon Valley Office Portfolio Loan will be serviced under the RREEF Silicon Valley Office Portfolio Pooling Agreement (including those occasions under the RREEF Silicon Valley Office Portfolio Pooling Agreement when the servicing of the RREEF Silicon Valley Office Portfolio Loan has been transferred from the RREEF Silicon Valley Office Portfolio Master Servicer to the RREEF Silicon Valley Office Portfolio Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the RREEF Silicon Valley Office Portfolio Loan. Only the RREEF Silicon Valley Office Portfolio Special Servicer will be entitled to special servicing compensation on the RREEF Silicon Valley Office Portfolio Loan.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the ‘‘Special Servicing Fee Rate’’). The RREEF Silicon Valley Office Portfolio Whole Loan will be subject to a special servicing fee pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, which will accrue at a rate equal to 0.25% per annum.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The RREEF Silicon Valley Office Portfolio Whole Loan will be subject to a workout fee pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, which will accrue at a rate equal to 1.00% per annum.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or, if such repurchase occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan (or with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan, provided that the purchase occurs within the first 90 days after such option to purchase first becomes exercisable), the Special Servicer, within the first 90 days after the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan) or the applicable Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund or (iv) the purchase of any loan by a related mezzanine lender; provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The RREEF Silicon Valley Office Portfolio Whole Loan will be subject to a liquidation fee pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, which will accrue at a rate equal to 1.00% per annum. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the Park La Brea Apartments Loan, the Gas Company Tower Loan and the Tysons Galleria Loan will each be payable out of, and based on, collections on the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan and the Tysons Galleria Whole Loan, respectively.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, certain modification, waiver, consent and earnout fees received with respect to all mortgage loans (except for the RREEF Silicon Valley Office Portfolio Loan) that are not Specially Serviced Mortgage Loans and that are processed by and/or for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loans since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loan.

Although the Master Servicers and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicers or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this free writing prospectus under ‘‘Description of the Certificates—Advances’’ the Master Servicers and the Special Servicer, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither of the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicers or the Special Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicers as additional servicing compensation.

The applicable Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than Specially Serviced Mortgage Loans) it services for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan it services for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum and (B) all Prepayment Interest Excesses received in respect of the mortgage loans it services for the related Distribution Date and (C) to the extent earned on principal prepayments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loan it services subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period earned by that Master Servicer, (B) all Prepayment Interest Excesses with respect to the applicable Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings payable to the applicable Master Servicer for such Due Period received by the applicable Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicers, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under a swap contract for the benefit of the Class A-3FL Certificates (the ‘‘Swap Contract’’).

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X Certificates, and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this free writing prospectus as the ‘‘Senior Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this free writing prospectus as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-J, Class B, Class C and Class D Certificates are referred to in this free writing prospectus as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this free writing prospectus as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X, Class B, Class C and Class D Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

On the Closing Date, the ‘‘Class A-3FL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-3FL Regular Interest is not offered by this free writing prospectus. The Depositor will transfer the Class A-3FL Regular Interest to the trust in exchange for the Class A-3FL Certificates. The Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-3FL Regular Interest, the Floating Rate Account and the Swap Contract.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) on that Distribution Date. With respect to any Class of Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The Certificate Balance of the Class A-3FL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-3FL Regular Interest. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this free writing prospectus. The initial Certificate Balance of the Class A-3FL Certificates will be equal to the initial Certificate Balance of the Class A-3FL Regular Interest, which is expected to be the balance set forth on the cover of this free writing prospectus. The Class S Certificates, the Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (the ‘‘Notional Amount’’). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-3FL, Class X, Class S, Class R and Class LR Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-3FL Regular Interest outstanding from time-to-time. The initial Notional Amount of the Class X Certificates will be approximately $3,066,602,770.

The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $233,828,770.

The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loan.

The Offered Certificates (other than the Class A-3FL and Class X Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-3FL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicers as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicers, the underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Special Servicer and the Master Servicers will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in October 2006 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-3FL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate Account on that date, less the portion of that amount, if any, due to the Swap Counterparty under the Swap Contract with respect to the related Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap Contract with respect to the Distribution Date will be deposited into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. Each Master Servicer is required to deposit in its Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (for which it is acting as Master Servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the RREEF Silicon Valley Office Portfolio Loan, the Park La Brea Apartments Loan, the Gas Company Tower Loan and AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Trustee is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders (other than the Holders of the Class A-3FL Certificates) and the Class A-3FL Regular Interest as described in this free writing prospectus. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicers, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement.

Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, Special Servicer and Trustee, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

The Trustee is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Trustee will be required to deposit amounts remitted by each Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February if the related Distribution Date is the final Distribution Date), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Trustee is required to establish and maintain an ‘‘Excess Interest Distribution Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S Certificates. Prior to the applicable Distribution Date, each Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by that Master Servicer prior to the related Determination Date.

The Trustee is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Trustee is required to establish and maintain a ‘‘Floating Rate Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-3FL Certificates. Promptly upon receipt of any payment or other receipt in respect of the Class A-3FL Regular Interest or the Swap Contract, the Trustee will be required to deposit the same into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Each Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). Each Master Servicer will be entitled to retain any interest or other income earned on such funds and each Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

The aggregate amount available for distribution to Certificateholders (other than the holders of the Class A-3FL and Class S Certificates) and the Class A-3FL Regular Interest (and thus to the holders of the Class A-3FL Certificates to the extent described in this free writing prospectus) on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x)    the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to the RREEF Silicon Valley Office Portfolio Loan, only to the extent received by the Trustee pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement and/or the RREEF Silicon Valley Office Portfolio Intercreditor Agreement), as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    Excess Interest;

(6)    all Yield Maintenance Charges;

(7)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(8)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y)    all P&I Advances made by the applicable Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus; and

(z)    with respect to the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The aggregate amount available for distributions to the holders of the Class A-3FL Certificates on each Distribution Date (the ‘‘Class A-3FL Available Funds’’) will equal the sum of

(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3FL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due Period with respect to any mortgage loan with its first due date in October 2006 or November 2006 will begin on the day immediately following the Cut-off Date of such mortgage loan.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amount of the Certificates (other than the Class A-3FL Certificates) or the Certificate Balance of the Class A-3FL Regular Interest have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X Certificates from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D) then (i) prior to January 15, 2013, (a) first to the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is reduced to zero and then (b) pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above, the payments to the Class A-3B Certificates referenced above and the payments specified in clause (ii) below have been made on such Distribution Date, pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest until the Certificate Balance of the Class A-3A Certificates and the Class A-3FL Regular Interest are reduced to zero, and (II) on or after January 15, 2013, (a) first, pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest until the Certificate Balance of the Class A-3A Certificates and the Class A-3FL Regular Interest are reduced to zero and then (b) to the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above, the payments to the Class A-3A Certificates and the Class A-3FL Regular Interest referenced above and the payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is reduced to zero, (E) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero, and (F) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest to zero, to the Class A-M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or Class A-3FL Regular Interest in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

Distributions on the Class A-3FL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-3FL Regular Interest (and, correspondingly, the Class A-3FL Certificates) has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-3FL Available Funds, in the following order of priority:

First, to the Class A-3FL Certificates in respect of interest, up to an amount equal to the Class A-3FL Interest Distribution Amount;

Second, to the Class A-3FL Certificates in respect of principal, the Class A-3FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-3FL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-3FL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates and the Class A-3FL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-3A Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-3FL Regular Interest is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-3FL Certificates is a per annum rate equal to LIBOR plus         %; provided, however, under certain circumstances described under ‘‘Description of the Swap Contract—The Swap Contract’’ in this free writing prospectus, the Pass-Through Rate on the Class A-3FL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-3FL Regular Interest.

The Pass-Through Rate on the Class A-3B Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to         %.

The term ‘‘LIBOR’’ means, with respect to the Class A-3FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Trustee will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-3FL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately         % per annum. The Pass-Through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class A-3FL, Class S, Class R and Class LR Certificates) and the Class A-3FL Regular Interest, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this free writing prospectus. The Pass-Through Rate on the Class A-3FL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to         %.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the applicable Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date) or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

‘‘Excess Interest’’ with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than the Class A-3FL Certificates, Class S Certificates and Residual Certificates) and the Class A-3FL Regular Interest during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-3FL Certificates, Class S Certificates and Residual Certificates) or the Class A-3FL Regular Interest for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-3FL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class or the Class A-3FL Regular Interest, to the extent not previously paid, for all prior Distribution Dates. The ‘‘Class A-3FL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-3FL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-3FL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class A-3FL, Class S and the Residual Certificates) and the Class A-3FL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class S Certificates, Residual Certificates and Class A-3FL Certificates) and the Class A-3FL Regular Interest for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-3FL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class A-3FL Certificates converts to a fixed rate, the Interest Accrual Period for that

Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Class A-3FL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-3FL Regular Interest for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-3FL Regular Interest for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ or Class A-3FL Regular Interest’s, as the case may be, allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the applicable Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class A-3FL Certificates, the Class S Certificates, the Residual Certificates and the Class X Certificates) and the Class A-3FL Regular Interest will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates or the Class A-3FL Regular Interest, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-3FL Certificates, the Class S Certificates, the Residual Certificates and the Class X Certificates) for the related Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-3FL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-3FL Certificateholders. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Principal Distribution Amount.    So long as (i) either the Class A-4 or the Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and Class A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount’’, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount’’, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicers or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the applicable Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the applicable Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,

Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-3FL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex F to this free writing prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-3FL Regular Interest have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

With respect to any Distribution Date, the ‘‘Class A-3FL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-3FL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates or the Class A-3FL Regular Interest, as well as for purposes of calculating the

Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to the RREEF Silicon Valley Office Portfolio Whole Loan held pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this free writing prospectus and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the applicable Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the applicable Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable Master Servicer as if received on the predecessor mortgage loan.

Excess Interest.    On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the Class S Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Trustee to the holders of each Class of Offered Certificates (excluding the Class A-3FL and Class X Certificates), the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class A-3FL and Class X Certificates), the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or the Class A-3FL Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-3FL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates and the Class A-3FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

On any Distribution Date, for so long as the Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be distributable to the holders of the Class A-3FL Certificates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3FL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-3FL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 15, 2011
Class A-2	September 15, 2011
Class A-3A	July 15, 2013
Class A-3FL	July 15, 2013
Class A-3B	September 15, 2014
Class A-4	August 15, 2016
Class A-SB	November 15, 2015
Class A-1A	August 15, 2016
Class X	N/A
Class A-M	August 15, 2016
Class A-J	September 15, 2016
Class B	September 15, 2016
Class C	September 15, 2016
Class D	September 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above (other than with respect to the Class X Certificates) were calculated on the basis of a 0% CPR and assuming the ARD Loan is prepaid in full on its respective Anticipated Repayment Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be May 15, 2045. See ‘‘Ratings’’ in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates).

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to January 15, 2013, to the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and (B) on and after January 15, 2013, first, to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest are still outstanding, first to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to January 15, 2013, to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and (B) on and after January 15, 2013, first to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero and sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the remaining Non-Offered Certificates (other than the Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the applicable Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed

Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S and Class X Certificates and the Residual Certificates) and Class A-3FL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Trustee will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-3FL, Class S and Class X Certificates and the Residual Certificates) and the Class A-3FL Regular Interest as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-3FL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-3FL Regular Interest) will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates will be reduced if the Certificate Balances of the other Classes of Certificates (other than the Class A-3FL Certificates, the Class S Certificates and the Residual Certificates) or the Class A-3FL Regular Interest are reduced by such loan losses or such Collateral Support Deficits and any Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-3FL Certificates.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Trustee as described under ‘‘Transaction Parties—The Trustee, Certificate Registrar, Authenticating Agent and Custodian’’ in this free writing prospectus, certain reimbursements to the Master Servicers and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicers and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class X Certificates) or the Class A-3FL Regular Interest in accordance with the payment priorities set forth in ’’—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will be obligated, except to the extent determined to be non-recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the RREEF Silicon Valley Office Portfolio Loan) and any REO Loan during the related Due Period and not received as of the Determination Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The applicable Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the RREEF Silicon Valley Office Portfolio Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the applicable Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the applicable Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any AB Subordinate Companion Loan, any RREEF Silicon Valley Office Portfolio Companion Loans, the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan. In addition, neither the applicable Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-3FL Certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of the RREEF Silicon Valley Office Portfolio Whole Loan, an appraisal reduction has been made in accordance with the RREEF Silicon Valley Office Portfolio Pooling Agreement and notice has been provided to the Master Servicer) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will also be obligated, and the Special Servicer may be permitted (in each case, subject to the limitations described in this free writing prospectus), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than the RREEF Silicon Valley Office Portfolio Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the applicable Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The applicable Master Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the Park La Brea Apartments Loan or the Gas Company Tower Loan in accordance with the Park La Brea Apartments Intercreditor Agreement, or the Gas Company Tower Intercreditor Agreement, as applicable, the Park La Brea Apartments Pari Passu Companion Loan or the Gas Company Tower Pari Passu Companion Loan, as applicable) and, with respect to a Servicing Advance made with respect to an AB Mortgage Loan, from amounts collected in respect of any related pari passu companion loans and the related AB Subordinate Companion Loan in accordance with the related Intercreditor Agreement, as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, neither the Master Servicers nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Each of the Master Servicers and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections) or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standards; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, either Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. Each of the Master Servicers and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. A Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) determines in its reasonable judgment that such Workout-Delayed Reimbursement Amount would not be recoverable (including interest on the Advance) out of Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of a Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the applicable Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the applicable Master Servicer and the Trustee; however, the Special Servicer will have no obligation to make such an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the applicable Master Servicer or the Trustee. Additionally, with respect to the RREEF Silicon Valley Office Portfolio Loan, if the applicable Master Servicer or the Special Servicer determines that any P&I Advance with respect to the RREEF Silicon Valley Office Portfolio Loan, if made, would be non-recoverable, such determination will not be binding on the RREEF Silicon Valley Office Portfolio Master Servicer or the trustee under the RREEF Silicon Valley Office Portfolio Pooling Agreement as it relates to any proposed P&I Advance with respect to the RREEF Silicon Valley Office Portfolio Companion Loans. Additionally, with respect to the Park La Brea Apartments Loan, if (i) the applicable Master Servicer for the Park La Brea Apartments Loan or any master servicer for a securitization relating to the Park La Brea Apartments Pari Passu Companion Loan determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the Park La Brea Apartments Pari Passu Companion Loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the Park La Brea Apartments Loan or the Park La Brea Apartments Pari Passu Companion Loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the Park La Brea Apartments Whole Loan have changed such that a proposed future P&I Advance would not be a non-recoverable advance. Additionally, with respect to the Gas Company Tower Loan, if any servicer in connection with a subsequent securitization of the Gas Company Tower Pari Passu

Companion Loan determines that any P&I Advance with respect to the Gas Company Tower Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the Gas Company Tower Loan. With respect to the Tysons Galleria Loan, if (i) the applicable Master Servicer for the Tysons Galleria Loan or any master servicer for a securitization relating to the Tysons Galleria Pari Passu Companion Loan determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the Tysons Galleria Pari Passu Companion Loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the Tysons Galleria Loan or the Tysons Galleria Pari Passu Companion Loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the Tysons Galleria Whole Loan have changed such that a proposed future P&I Advance would not be a non-recoverable advance. In making such non-recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any determination that an Advance is or would be a Nonrecoverable Advance described in this paragraph will be conclusive and binding on the Certificateholders, the applicable Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the applicable Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. If the Special Servicer determines that a portion of an Advance is or would be non-recoverable, neither the applicable Master Servicer nor the Trustee will be precluded from determining that the remainder of such Advance is or would be nonrecoverable. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the applicable Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB Subordinate Companion Loan, any RREEF Silicon Valley Office Portfolio Companion Loan, the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan. No Servicing Advances will be made with respect to any AB Subordinate Companion Loan, any RREEF Silicon Valley Office Portfolio Companion Loan, Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or Tysons Galleria Pari Passu Companion Loan if the related AB Mortgage Loan, Park La Brea Apartments Loan, Gas Company Tower Loan or Tysons Galleria Loan, as applicable, is no longer part of the trust. Any requirement of the applicable Master Servicer, the Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See

‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest (or, if amounts in that Master Servicer’s Certificate Account are insufficient, the other Master Servicer’s Certificate Account), interest compounded annually, at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. None of the Master Servicers or the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the RREEF Silicon Valley Office Portfolio Whole Loan), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or a related Companion Loan;

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related Companion Loan, or a change in any other material economic term of the mortgage loan or a related Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or a related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan or a related Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (except for the RREEF Silicon Valley Office Portfolio Whole Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated by the applicable Master Servicer, based on the appraised value determined by the Special Servicer, in consultation with the Directing Certicateholder, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the applicable Master Servicer such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the RREEF Silicon Valley Office Portfolio Loan). On the first Determination Date occurring on or after the tenth Business Day following delivery to the applicable Master Servicer of the MAI appraisal or the completion of the valuation, the applicable Master Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan, as applicable, the Park La Brea Apartments Pari Passu Companion Holder, the Gas Company Tower Pari Passu Companion Holder or the Tysons Galleria Note B Holder, as applicable, and the Trustee) the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the applicable Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then to the Class A Certificates (other than the Class A-3FL Certificates), Class X Certificates and the Class A-3FL Regular Interest, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan (other than the RREEF Silicon Valley Office Portfolio Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the applicable Master Servicer is required to redetermine and report to the Directing Certificateholder, each holder of a Companion Loan and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

Pending Directing Certificateholder review of a calculation of an Appraisal Reduction Amount, the Appraisal Reduction Amount in effect prior to such calculation shall remain in effect (or, in the case of an initial calculation, the deemed Appraisal Reduction Amount shall apply).

The RREEF Silicon Valley Office Portfolio Loan is subject to the provisions in the RREEF Silicon Valley Office Portfolio Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the RREEF Silicon Valley Office Portfolio Pooling Agreement in respect of the RREEF Silicon Valley Office Portfolio Loan will proportionately reduce the applicable Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the RREEF Silicon Valley Office Portfolio Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, the RREEF Silicon Valley Office Portfolio Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the RREEF Silicon Valley Office Portfolio Whole Loan will be allocated to the RREEF Silicon Valley Office Portfolio Loan, the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan, the RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan and the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan, pro rata, based on their outstanding principal balances.

The Park La Brea Apartments Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the Park La Brea Apartments Whole Loan will be allocated to the Park La Brea Apartments Notes on a pro rata basis.

The Gas Company Tower Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the Gas Company Tower Whole Loan will be allocated to the Gas Company Tower Notes on a pro rata basis.

The Tysons Galleria Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Tysons Galleria Whole Loan will be allocated first to the Tysons Galleria Subordinate Companion Loan until reduced to zero and then to the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan, pro rata, based on their outstanding principal balances.

With respect to the AB Mortgage Loans other than the Tysons Galleria Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan until reduced to zero prior to being allocated to the AB Mortgage Loan.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicers, the underwriters, the Special Servicer, the Directing Certificateholder, each holder of a Companion Loan, each Rating Agency, the Swap Counterparty and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by each Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Trustee) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest, the Class A-3FL Interest Distribution Amount, and with respect to the Class A-3FL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-3FL Regular Interest, which amount is being paid as a result of a Swap Default;

(3)    (A) the aggregate amount of Servicing Advances and P&I Advances, on a loan by loan basis, made in respect of the Distribution Date, and (B) the aggregate amount of Nonrecoverable Advances on a loan by loan basis;

(4)    the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount and the Class A-3FL Available Funds for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances (other than with respect to the RREEF Silicon Valley Office Portfolio Loan) paid to each Master Servicer, the Special

Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32)    the amounts received and paid in respect of the Swap Contract;

(33)    identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

(34)    the amount of any (A) payment by the Swap Counterparty under the Swap Contract as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

(35)    the amount of and identification of any payments on the Class A-3FL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap Contract;

(36)    a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan; and

(37)    a loan-by-loan listing of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the applicable Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage Loan Group.

The Trustee will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website which is initially located at www.etrustee.net. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicers) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Trustee’s website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission (the ‘‘SEC’’) through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Trustee will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from each Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicers, the Directing Certificateholder, the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of each Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicers will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘Description of Certificates—Reports to Certificateholders’’ relating to the Issuing Entity available through its website promptly after they are filed with the SEC. The Trustee’s internet website will initially be located at ‘‘www.etrustee.net’’. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 312-904-1487. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Pooling and Servicing Agreement will require the Master Servicers and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the Trustee, as the case may be, to any Certificateholder, the underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Trustee and each Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicers, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicers, the Special

Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Swap Counterparty of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property remaining in the trust fund, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates (other than the Class X Certificates) and the Class E, Class F, Class G and Class H Certificates are no longer outstanding and (b) there is only one holder of the then outstanding Certificates (other than the Class S and the Residual Certificates) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each Certificateholder, the Swap Counterparty and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, each Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicers and the Trustee, plus: (i) the reasonable out of pocket expenses of the applicable Master Servicer related to such purchase, unless the applicable Master Servicer is the purchaser, and (ii) amounts owed under the Swap Contract, if any, and (3) if the RREEF Silicon Valley Office Portfolio Mortgaged Property is an REO Property under the terms of the RREEF Silicon Valley Office Portfolio Pooling Agreement, the allocable portion of the fair market value of the related property, as determined by the RREEF Silicon Valley Office Portfolio Master Servicer in accordance with (2) above. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, each Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

DESCRIPTION OF THE SWAP CONTRACT

General

On the Closing Date, the Depositor will transfer the Class A-3FL Regular Interest to the trust in exchange for the Class A-3FL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-3FL Regular Interest (the ‘‘Swap Contract’’), with JPMCB (the ‘‘Swap Counterparty’’). The Swap Contract will have a maturity date of the Distribution Date in May 15, 2045 (the same date as the Rated Final Distribution Date of the Class A-3FL Certificates). The Trustee will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

The Significance Percentage with respect to the interest rate swap payments under the Swap Contract is less than 10%. As used in the preceding sentence, ‘‘Significance Percentage’’ refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the Class A-3FL Certificates. ‘‘Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-3FL Certificates the Class A-3FL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The Swap Contract

The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in October 2006, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-3FL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-3FL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates, and (b) on the business day before each Distribution Date, commencing in October 2006, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-3FL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-3FL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-3FL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-3FL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc. or at least ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a ‘‘Swap Default’’), then the Trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-3FL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms of the Swap Contract and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3FL Certificates.

Any conversion to distributions equal to distributions on the Class A-3FL Regular Interest pursuant to a Swap Default will become permanent following the determination by the Trustee or the holders of 25% of the Class A-3FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-3FL Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-3FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-3FL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL Certificates, if notice of the resulting change in payment terms of the Class A-3FL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-3FL Regular Interest for such Distribution Date is actually received by the Trustee.

Termination Fees

In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-3FL Certificateholders.

The Swap Counterparty

JPMCB is the Swap Counterparty under the Swap Contract. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated ‘‘Aa2’’ and ‘‘AA–’’ by Moody’s and S&P, respectively, as of the date of this free writing prospectus.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan, the Tysons Galleria Whole Loan and the AB Mortgage Loan Groups but excluding the RREEF Silicon Valley Office Portfolio Loan) and any related Companion Loan and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the RREEF Silicon Valley Office Portfolio Loan) and any REO Properties. The RREEF Silicon Valley Office Portfolio Loan will be serviced in accordance with the RREEF Silicon Valley Office Portfolio Pooling Agreement by the RREEF Silicon Valley Office Portfolio Master Servicer and the RREEF Silicon Valley Office Portfolio Special Servicer and according to the servicing standards provided for in the RREEF Silicon Valley Office Portfolio Pooling Agreement, which require, among other things, that the RREEF Silicon Valley Office Portfolio Master Servicer and the RREEF Silicon Valley Office Portfolio Special Servicer attempt to maximize recovery on all portions of the RREEF Silicon Valley Office Portfolio Whole Loan. All references to ‘‘mortgage loans’’ in this section, ‘‘Servicing of the Mortgage Loans,’’ do not include the RREEF Silicon Valley Office Portfolio Loan and any related REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the Whole Loans except the RREEF Silicon Valley Office Portfolio Whole Loan) for which it is responsible. The applicable Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the applicable Master Servicer will remain primarily responsible for the servicing of those mortgage loans).

The Master Servicers and the Special Servicer will be required to service and administer the mortgage loans (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each Whole Loan or mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the applicable Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Whole Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each mortgage loan with one or more Companion Loans, the holder(s) of the related Companion Loan(s) taking into account the subordinate nature of any related subject AB Subordinate Companion Loan and the pari passu nature of any Companion Loan that is pari passu in right of payment, subject to any rights contained in the related intercreditor agreement) as a collective whole, as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A)    any relationship that the applicable Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, a Companion Loan, by the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

(C)    the applicable Master Servicer’s obligation to make Advances;

(D)    the applicable Master Servicer or the Special Servicer’s, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the Special Servicer, as the case may be;

(F)    any option to purchase any mortgage loan or Companion Loan it may have; and

(G)    any debt that the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates (the foregoing, collectively referred to as the ‘‘Servicing Standards’’).

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, each Master Servicer will be responsible initially for the servicing and administration of the mortgage loans it is Master Servicer for (including, if applicable, the Park La Brea Apartments Loan, the Gas Company Tower Loan, the Tysons Galleria Loan and each AB Mortgage Loan). Each Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan, the Tysons Galleria Pari Passu Companion Loan and any related AB Subordinate Companion Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower delivers a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer prior to the date such balloon payment was due, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5)    as to which, in the judgment of the applicable Master Servicer or the Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default of which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable Master Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan, the interests of the holders of the related Companion Loans) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan, the interests of the holders of the related Companion Loans), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the applicable Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan) serviced by the Special Servicer and any mortgage loans (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan) that have become REO Properties are referred to in this free writing prospectus as the ‘‘Specially Serviced Mortgage Loans.’’ If the Park La Brea Apartments Pari Passu Companion Loan becomes a Specially Serviced Mortgage Loan, then the Park La Brea Apartments Loan will become a Specially Serviced Mortgage Loan. If the Gas Company Tower Loan becomes a Specially Serviced Mortgage Loan, then the Gas Company Tower Pari Passu Companion Loan will become a Specially Serviced Mortgage Loan. If the Tysons Galleria Companion Loans become Specially Serviced Mortgage Loans, then the Tysons Galleria Loan will become a Specially Serviced Mortgage Loan. If any of the AB Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. Neither Master Servicer will have any responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement or the performance by the other Master Servicer of its duties under the

Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the applicable Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan (other than the RREEF Silicon Valley Office Portfolio Loan) that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, each holder of a related Companion Loan, the Master Servicer, the Trustee (upon request) and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise the applicable Master Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement. The Directing Certificateholder’s rights with respect to each AB Mortgage Loan are subject to the rights of the holder of the related AB Subordinate Companion Loan to the extent described in ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus. Except as otherwise described in the succeeding paragraphs below, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the applicable Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ’’—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)    any property management company changes or franchise changes with respect to a mortgage loan for which the consent or approval of the lender is required under the related loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination by the Special Servicer of an Acceptable Insurance Default.

provided, that in the event that the applicable Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the applicable Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the applicable Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any Whole Loan, subject to the rights of the holders of the related Companion Loans as described under ‘‘Description of the Mortgage Pool—The Park La Brea Apartments Whole Loan’’, ‘‘—The Gas Company Tower Whole Loan’’, ‘‘—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus).

With respect to the RREEF Silicon Valley Office Portfolio Whole Loan only, the Directing Certificateholder will not be entitled to exercise the above-described rights, but similar rights under the RREEF Silicon Valley Office Portfolio Pooling Agreement will be exercisable by the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders.

With respect to the Park La Brea Apartments Whole Loan only, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without obtaining the Directing Certificateholder’s approval:

(1)    any modification or amendment of, or waiver with respect to, the Park La Brea Apartments Whole Loan or the Park La Brea Apartments Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, or any prepayment premium, exit fee or yield maintenance premium payable on the Park La Brea Apartments Whole Loan or a deferral or forgiveness of interest on or principal of the Park La Brea Apartments Whole Loan, a modification or waiver of any other monetary term of the Park La Brea Apartments Whole Loan documents relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Park La Brea Apartments Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)    any modification or amendment of, or waiver with respect to, the Park La Brea Apartments Whole Loan documents that would result in a discounted pay off of the Park La Brea Apartments Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the Park La Brea Apartments Whole Loan or any acquisition of the related mortgaged property by deed in lieu of foreclosure;

(4)    any proposed or actual sale of the mortgaged property or REO property (other than in connection with (i) the repurchase or replacement of any mortgage loan by the related loan seller for a breach of representation or warranty or for defective or deficient loan documentation, (ii) the sale of defaulted mortgage loans and (iii) the termination of the trust and liquidation of all of the mortgage loans in the trust, in each case as provided in the Park La Brea Apartments Intercreditor Agreement);

(5)    subject to certain exceptions, any proposed or actual sale of the Park La Brea Apartments Whole Loan by the applicable servicer;

(6)    any release of the borrower, any guarantor or other obligor from liability with respect to the Park La Brea Apartments Whole Loan;

(7)    any determination not to enforce a ‘‘due on sale’’ or ‘‘due on encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) as provided in the Pooling and Servicing Agreement (or similar provision in any other servicing agreement, if applicable);

(8)    any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)    any substitution or release of collateral or acceptance of additional collateral for the Park La Brea Apartments Whole Loan including the release of additional collateral for the Park La Brea Apartments Whole Loan unless required by the underlying Park La Brea Apartments Whole Loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’);

(10)    any consent, waiver or approval with respect to any change in the property manager at the mortgaged property;

(11)    adoption or approval of a plan in a bankruptcy of a borrower;

(12)    consenting to any new lease or any amendment, modification, waiver or termination of any lease, in each case to the extent the lender’s approval is required under the Park La Brea Apartments Whole Loan documents; or

(13)    any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the Park La Brea Apartments Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the Park La Brea Apartments Whole Loan documents;

provided that the Master Servicer or the Special Servicer, as applicable, shall be required to consult, on a non-binding basis, with the holder of the Park La Brea Apartments Pari Passu

Companion Loan (or if the Park La Brea Apartments Pari Passu Companion Loan is in a securitization, the related controlling class representative) in respect of the items set forth above, and shall provide such parties with an opportunity to review any proposed action to be taken in respect thereof.

With respect to the Gas Company Tower Whole Loan only, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without consulting the Directing Certificateholder and the holder of the Gas Company Tower Pari Passu Companion Loan and obtaining the Directing Certificateholder’s written approval:

(1)    any modification or amendment of, or waiver with respect to, the Gas Company Tower Whole Loan or the Gas Company Tower Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, a modification or waiver of any other monetary term of the Gas Company Tower Whole Loan documents relating to the timing or amount of any payment of principal and interest or a modification or waiver of any provision of the Gas Company Tower Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)    any modification or amendment of, or waiver with respect to, the Gas Company Tower Whole Loan documents that would result in a discounted pay-off of the Gas Company Tower Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the Gas Company Tower Whole Loan or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

(4)    any proposed or actual sale of the mortgaged property or REO property;

(5)    any proposed or actual sale of the Gas Company Tower Whole Loan by the applicable servicer;

(6)    any release of the borrower, any guarantor or other obligor from liability with respect to the Gas Company Tower Whole Loan;

(7)    any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(8)    any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)    any substitution or release of collateral or acceptance of additional collateral for the Gas Company Tower Whole Loan including the release of additional collateral for the Gas Company Tower Whole Loan (other than through Defeasance or as required by the related mortgage loan documents);

(10)    adoption or approval of a plan in a bankruptcy of a borrower;

(11)    consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender’s approval is required by the Gas Company Tower Whole Loan documents;

(12)    any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the Gas Company Tower Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the Gas Company Tower Whole Loan documents; or

(13)    any consent, waiver or approval with respect to any change in the property manager at the mortgaged property.

provided, however, in the event that there is a disagreement between the Directing Certificateholder and the holder of the Gas Company Tower Pari Passu Companion Loan, with respect to the proposed actions, the Directing Certificateholder’s decision will be binding upon the holder of the Gas Company Tower Pari Passu Companion Loan in accordance with the Gas Company Tower Intercreditor Agreement.

With respect to the Tysons Galleria Whole Loan only, the Directing Certificateholder will not be entitled to exercise the rights described in the first two paragraphs of this section except under the circumstances described under ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ in this free writing prospectus.

Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan or REO Property if: (i) the Special Servicer has, as described above, notified the Directing Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan or REO Property and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standards or the REMIC Provisions of the Code.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder or the representative of the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be JER Investors Trust Inc.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be, as of any time of determination, the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Special Servicer nor either Master Servicer will be permitted to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the holder of any Companion Loan that would cause either of the Master Servicers or the Special Servicer to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, any intercreditor agreement, or the REMIC Provisions.

Either of the Master Servicers and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. Either of the Master Servicers may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by Certificateholders representing a majority of the Voting Rights or by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicers or the Special Servicer, as applicable, generally may be replaced by the Depositor, the Trustee, or Certificateholders representing at least 25% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either of the Master Servicers or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning or replaced Master Servicer or Special Servicer unless it is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee in any case in which either of the Master Servicers or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders) will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders):

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class (or, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders),

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders),

(d)    may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders) over the interests of the holders of one or more other Classes of Certificates,

(e)    will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

(f)    will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from the taking of, any action by either of the Master Servicers or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder, which does not violate any law or the Servicing Standards or any other provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of either of the Master Servicers or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the applicable Master Servicer (excluding the RREEF Silicon Valley Office Portfolio

Loan) or the Special Servicer (with respect to REO Properties other than the RREEF Silicon Valley Office Portfolio Mortgaged Property) will be required to use efforts consistent with the Servicing Standards (other than with respect to the RREEF Silicon Valley Office Portfolio Loan, which is serviced under the RREEF Silicon Valley Office Portfolio Pooling Agreement), to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recovery determination as to any required Servicing Advance, the applicable Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties other than the RREEF Silicon Valley Office Portfolio Mortgaged Property), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standards; provided, that the applicable Master Servicer will be obligated to cause to be maintained insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the applicable Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the applicable Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the applicable Master Servicer, and the applicable Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

Notwithstanding the foregoing, the applicable Master Servicer will not be required to maintain or cause to be maintained any earthquake or environmental insurance on a Mortgaged Property unless such insurance was in effect as of origination of the mortgage loan or the date of initial issuance of the certificates and such insurance is available at commercially resonable rates.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment, based on inquiry consistent with the Servicing Standards and subject to the consent of the Directing Certificateholder (or, with respect to the Park La Brea Apartments Whole Loan, subject to the consent of the holder of the Park La Brea Apartments Pari Passu Companion Loan or, with respect to the Gas Company Tower Whole Loan, subject to the consent of the holder of the Gas Company Tower Pari Passu Companion Loan or, with respect to the Tysons Galleria Whole Loan, subject to the consent of the Tysons Galleria Note B Holder, provided no Tysons Galleria Control Appraisal Period exists), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan, as applicable, the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Note B Holder, as applicable) will not have more than 30 days to respond to the Special Servicer’s request for consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the Directing Certificateholder (or, in the case of the Park La Brea Apartments Whole Loan, the holder of the Park La Brea Apartments Pari Passu Companion Loan or, with respect to the Gas Company Tower Whole Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or, with respect to the Tysons Galleria Whole Loan, the Tysons Galleria Note B Holder, provided no Tysons Galleria Control Appraisal Period exists), the Special Servicer will not be required to do so. Each of the Master Servicers and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above (as well as determinations of whether particular exclusions constitute additional exclusions) and the cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, the applicable Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to the RREEF Silicon Valley Office Portfolio Loan, which is serviced under the RREEF Silicon Valley Office Portfolio Pooling Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO

Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the applicable Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the applicable Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable Master Servicer to the Special Servicer as a Servicing Advance to the extent such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments as set forth in the Pooling and Servicing Agreement, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The applicable Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the Park La Brea Apartments Loan, the holder of the Park La Brea Apartments Pari Passu Companion Loan, and in the case of the Gas Company Tower Loan, the holder of the Gas Company Tower Pari Passu Companion Loan, and in the case of the Tysons Galleria Loan, the holders of the related Companion Loans) the applicable Mortgage Loan Seller, each Rating Agency and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the applicable Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the RREEF Silicon Valley Office Portfolio Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the RREEF Silicon Valley Office Portfolio Intercreditor Agreement, such that neither the trust as holder of the RREEF

Silicon Valley Office Portfolio Loan nor any holder of a RREEF Silicon Valley Office Portfolio Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the RREEF Silicon Valley Office Portfolio Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the Park La Brea Apartments Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Park La Brea Apartments Intercreditor Agreement, such that neither the trust as holder of the Park La Brea Apartments Loan nor the holder of the Park La Brea Apartments Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the Park La Brea Apartments Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the Gas Company Tower Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Gas Company Tower Intercreditor Agreement, such that neither the trust as holder of the Gas Company Tower Loan nor the holder of the Gas Company Tower Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the Gas Company Tower Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the Tysons Galleria Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Tysons Galleria Intercreditor Agreement, such that neither the trust as holder of the Tysons Galleria Loan nor the holder of the Tysons Galleria Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the Tysons Galleria A Notes Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan (other than with respect to the RREEF Silicon Valley Office Portfolio Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this free writing prospectus) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

Additionally, the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan may have a purchase option with respect to the RREEF Silicon Valley Office Portfolio Loan under the RREEF Silicon Valley Office Portfolio Intercreditor Agreement and to the extent described under ‘‘Description of the Mortgage Pool—The RREEF Silicon Valley Office Portfolio Whole Loan’’ in this free writing prospectus.

Additionally, the holder of the Tysons Galleria Subordinate Companion Loan may have a purchase option with respect to the Tysons Galleria Loan under the related Intercreditor Agreement and to the extent described under ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ in this free writing prospectus.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Group, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The applicable Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this free writing prospectus. The Purchase Option with respect to the Gas Company Tower Loan is subject to the right of the holder of the Gas Company Tower Pari Passu Companion Loan to exercise its option to purchase the Gas Company Tower Loan following a default as described under the Gas Company Tower Intercreditor Agreement and ‘‘Description of the Mortgage Pool—The Gas Company Tower Whole Loan’’ in this free writing prospectus. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the applicable Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Property securing the RREEF Silicon Valley Office Portfolio Loan, which is subject to inspection pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement) securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the applicable Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage and then from the Certificate Account as an expense of the trust fund, and, in the case of any Whole Loan, as an expense of the holder of the related Companion Loan to the extent provided by the related Intercreditor Agreement. The Special Servicer or the applicable Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the applicable Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the applicable Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and, in the case of the Special Servicer, the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the applicable Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicers, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicers, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that the RREEF Silicon Valley Office Portfolio Master Servicer, the Depositor, the RREEF Silicon Valley Office Portfolio Special Servicer, the trustee under the RREEF Silicon Valley Office Portfolio Pooling Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the RREEF Silicon Valley Office Portfolio Loan under the RREEF Silicon Valley Office Portfolio Pooling Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the RREEF Silicon Valley Office Portfolio Master Servicer, the RREEF Silicon Valley Office Portfolio Special Servicer, the Depositor or the trustee under the RREEF Silicon Valley Office Portfolio Pooling Agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the RREEF Silicon Valley Office Portfolio Pooling Agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole), in the case of the Park La Brea Apartments Loan, the rights of the Certificateholders and the holder of the Park La Brea Apartments Pari Passu Companion Loan (as a collective whole), in the case of the Gas Company Tower Loan, the rights of the Certificateholders and the holder of the Gas Company Tower Pari Passu Companion Loan (as a collective whole), and in the case of the Tysons Galleria Loan, the rights of the Certificateholders and the holders of the Tysons Galleria Companion Loans (as a collective whole), under the Pooling and Servicing Agreement; provided, however, that if the Park La Brea Apartments Whole Loan and/or holder of the Park La Brea Apartments Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the Park La Brea Apartments Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Park La Brea Apartments Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made; provided, further, that if the Gas Company Tower Whole Loan and/or holder of the Gas Company Tower Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the Gas Company Tower Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Gas Company Tower Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made; provided, further, that if the Tysons Galleria Whole Loan and/or the holders of the Tysons Galleria Companion Loans are involved, such expenses, costs and liabilities will be payable out of funds related to the Tysons Galleria Whole Loan (first out of funds allocable to the related AB Subordinate Companion Loan and then out of funds allocable to the mortgage loan and the related pari passu companion loan, pro rata) and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Tysons Galleria Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the applicable Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the Master Servicers and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the applicable Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The applicable Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the applicable Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the applicable Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the applicable Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the applicable Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days (or another specified number of days) (thirty days during any period in which the trust is not subject to the reporting requirements of the Securities Exchange Act of 1934) in the case of a failure by either of the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Park La Brea Apartments Loan, the Gas Company Tower Loan or the Tysons Galleria Loan, by the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of any Tysons Galleria Companion Loan, as applicable; provided, however, if that failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)    any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the applicable Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the applicable Master Servicer, the Special Servicer, the Depositor and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Park La Brea Apartments Loan, the Gas Company Tower Loan or the Tysons Galleria Loan, by the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of any Tysons Galleria Companion Loan, as applicable; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    Moody's places its ratings on any Class of Certification on a ‘‘watch’’ status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such ‘‘watch’’ status is not rescinded within 60 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

(g)    Moody's downgrades the then-current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade; or

(h)    the applicable Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to that rating within 60 days of the delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the applicable Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in the section described above, if (i) an Event of Default on the part of the applicable Master Servicer materially and adversely affects only the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan, (ii) the applicable Master Servicer fails to make any payment on the Park La Brea Apartments Pari Passu Companion Loan,

the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan when required under the terms of the Pooling and Servicing Agreement, which failure is not cured within one business day or (iii) any qualification, downgrade or withdrawal by any rating agency of certificates backed by the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan occurs solely as a result of an action of the applicable Master Servicer, then the applicable Master Servicer may not be terminated but the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of the Tysons Pari Passu Companion Loan, as applicable, or the related trustee, acting at the direction of the related controlling class representative, shall be entitled to direct the Trustee to require the applicable Master Servicer to appoint a sub-servicer solely with respect to the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan, as applicable (or if the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan will in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates and certificates backed by the Park La Brea Apartments Pari Passu Companion Loan. the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan. A replacement sub-servicer will be selected jointly by the Directing Certificateholder and the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of the Tysons Galleria Pari Passu Companion Loan, as applicable (or the related controlling class representative, as applicable); provided that if the Directing Certificateholder and the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of the Tysons Galleria Pari Passu Companion Loan, as applicable (or the related controlling class representative) are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the Directing Certificateholder.

However, if the Master Servicer receives notice of termination solely due to an Event of Default described in clauses (f), (g), (h) or (i) under ‘‘—Events of Default’’ above, and prior to being replaced as described in the previous paragraph, the Master Servicer provides the Trustee with the appropriate ‘‘request for proposal’’ material and the names of potential bidders within 5 business days after receipt of such notice of termination, the Trustee will solicit good faith bids for such Master Servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement. The Trustee will have 45 days after receipt of the notice of termination of the Master Servicer to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of the Master Servicer will be effective when such successor servicer has succeeded the terminated Master Servicer, as successor Master Servicer and such successor Master Servicer has assumed the terminated Master Servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor Master Servicer within 45 days after notice of the termination of the Master Servicer, the Master Servicer will be replaced by the Trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates or any Companion Holder:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder or Companion Holder;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or companion holder;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or companion holder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or Companion Holder or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or companion holder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each

Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan by an applicable rating agency.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller or, if provided in the related Intercreditor Agreement, adversely affects any holder of an AB Subordinate Companion Loan without the consent of the applicable holder of the AB Subordinate Companion Loan. Additionally, no amendment may be made that would adversely affect the Swap Counterparty under the Swap Contract or the rights of the holders of the Class A-3FL Certificates without the consent of the Swap Counterparty and 66 2/3% of the holders of the Class A-3FL Certificates, as applicable.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee and the applicable Master Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X Certificates, the Notional Amounts of the related components); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X Certificates, reduction of the Notional Amount of the related components, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X Certificates, in reduction of the Notional Amount of the related components). In addition, the yield to investors in the Class A-3FL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus. See ‘‘Description of the Certificates’’ in this free writing prospectus.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, (i) prior to January 2013, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, and (ii) on or after January 2013, first, in respect of the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero and then in respect of the Class A-3B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C, and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the applicable Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest were outstanding. Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related components. In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Dates, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the applicable Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided, that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See ‘‘Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date’’ in this free writing prospectus.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while workouts are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X Certificates, applied to reduce the notional amounts of the related components. An investor should consider, in the case of any Offered Certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X Certificates is based upon the outstanding principal balance of the other Classes of Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the Class A-3FL Certificates (if their Pass-Through Rate converts to a fixed rate as described in this free writing prospectus) and any Class of Certificates that has a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Distributions on the Class A-3FL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the WAC Rate drops below the fixed rate on the Class A-3FL Regular Interest, the amount paid to the Swap Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class A-3FL Certificates.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest. Although losses will not be allocated to the Class X Certificates directly, they will reduce the notional balances of the related components to the extent such losses are allocated to the Classes of Principal Balance Certificates or the Class A-3FL Regular Interest and therefore the Class X Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-3FL Certificates, losses allocated to the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL Certificates.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the Class A-3FL Certificates, which is 0 days, unless the Pass-Through Rate for the Class A-3FL Certificates converts to a fixed rate), the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or Class A-3FL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates or Class A-3FL Regular Interest, as applicable, the shortfall will be distributable to holders of that Class of Certificates or Class A-3FL Regular Interest, as applicable on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-3FL Regular Interest will be distributed to the holders of the Class A-3FL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap Contract.

Pass-Through Rate of the Class A-3FL Certificates.    The yield to investors in the Class A-3FL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-3FL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL Certificates. In addition, because interest payments on the Class A-3FL Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-3FL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-3FL Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-3FL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates, until their Certificate Balance is reduced to zero, fourth, (i) prior to January 2013, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, and (ii) on or after January 2013, first, in respect of the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero and then in respect of the Class A-3B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL Certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in October 2006;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is September 28, 2006;

(g)    the ARD Loan prepays in full on its Anticipated Repayment Date;

(h)    the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective Classes of Certificates are as described in this free writing prospectus;

(i)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j)    the optional termination of the trust will not be exercised; and

(k)    the Swap Contract is not subject to a Swap Default.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables (except for the last table, which is labeled ‘‘Discount Margins for the Class A-3FL Certificates at the Respective CPRs Set Forth Below’’) indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled ‘‘Discount Margins for the Class A-3FL Certificates at the Respective CPRs Set Forth Below’’, shows the discount margins for the Class A-3FL Certificates.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	85	85	85	85	85
September 15, 2008	68	68	68	68	68
September 15, 2009	47	47	47	47	47
September 15, 2010	20	17	14	11	8
September 15, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	2.68	2.64	2.61	2.58	2.51

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	0	0	0	0	0
September 15, 2012	0	0	0	0	0
Weighted Average Life (years)(1)	4.96	4.92	4.87	4.80	4.50

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	0	0	0	8	15
September 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	6.80	6.75	6.71	6.75	6.54

(1)	The weighted average life of the Class A-3A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A Certificates.

Percent of the Initial Certificate Balance
of the Class A-3FL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	0	0	0	8	15
September 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	6.80	6.75	6.71	6.75	6.54

(1)	The weighted average life of the Class A-3FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

Percent of the Initial Certificate Balance
of the Class A-3B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	96	91	83	40
September 15, 2012	69	51	34	20	9
September 15, 2013	25	25	25	16	9
September 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	6.84	6.56	6.28	5.93	5.35

(1)	The weighted average life of the Class A-3B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3B Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	99
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.78	9.74	9.70	9.64	9.39

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	95	95	95	95	95
September 15, 2012	75	75	75	75	75
September 15, 2013	53	53	53	53	53
September 15, 2014	29	29	29	29	29
September 15, 2015	4	4	4	4	4
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	7.06	7.06	7.06	7.06	7.06

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	97	97	97	97	97
September 15, 2012	96	96	96	96	96
September 15, 2013	94	94	94	94	94
September 15, 2014	93	93	93	93	93
September 15, 2015	93	93	93	93	93
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.58	9.55	9.51	9.45	9.17

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.88	9.88	9.88	9.88	9.63

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.92	9.91	9.89	9.70

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.74

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.80

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-3FL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-3FL Certificates. The table below assumes that the Class A-3FL Certificates settle without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

Discount Margins
for the Class A-3FL Certificates at the Respective CPRs
Set Forth Below:

Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)
99.75000%
99.81250%
99.87500%
99.93750%
100.00000%
100.06250%
100.12500%
100.18750%
100.25000%
Weighted Average Life (years)(1)

(1)	The weighted average life of the Class A-3FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

Yield Sensitivity of the Class X Certificates

The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from September 1, 2006 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X Certificates

	Prepayment Assumption (CPR)
Assumed Purchase Price (of Initial Notional Amount of Class X Certificates)	0%	25%	50%	75%	100%
%	%	%	%	%	%

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the RREEF Silicon Valley Office Portfolio Pooling Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the RREEF Silicon Valley Office Portfolio Pooling Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’, respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-2, Class A-3A, Class  A-3B, Class A-4, Class A-SB, Class A-1A, Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and Class A-3FL Regular Interest will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class A-3FL, Class S, Class R and Class LR Certificates) and the Class A-3FL Certificates to the extent of their interest in the Class A-3FL Regular Interest are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust and (ii) the portion of the trust fund consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-3FL Certificates will represent undivided beneficial interests in that portion of the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (and in the case of the RREEF Silicon Valley Office Portfolio Loan, a beneficial interest in an allocable portion of the property securing the RREEF Silicon Valley Office Portfolio Whole Loan) , and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class      and Class X Certificates will be issued with original issue discount, that the Class      Certificates will be issued with a de minimis amount of original issue discount and that the Class      Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loan prepays on its Anticipated Repayment Date (the ‘‘Prepayment

Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-3FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-3FL Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-3FL Regular Interest, and with respect to the Class A-3FL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-3FL Regular Interest and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on that Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over its issue price (including accrued interest from September 1, 2006). Any ‘‘negative’’ amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Offered Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the applicable Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-3FL Regular Interest will be treated as received by the holders of the Class A-3FL Certificates and paid as a periodic payment by the holders of the Class A-3FL Certificates under the Swap Contract.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . .. . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 21.9% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, (i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-3FL Certificates to the extent of their basis, if any, allocable to the Swap Contract will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-3FL Certificates, which represent interests in the Swap Contract, in addition to the Class A-3FL Regular Interest, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of

Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Taxation of the Swap Contract

Each holder of a Class A-3FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-3FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-3FL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-3FL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-3FL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-3FL Regular Interest. If the Swap Contract is ‘‘on-market,’’ no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class A-3FL Certificates, it is anticipated that the Class A-3FL Regular Interest will be issued [at a premium] and that a Swap Premium will be deemed to be paid to the holders of the Class A-3FL Certificates. The holder of a Class A-3FL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-3FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-3FL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-3FL Certificate that is considered to be allocated to the holder’s rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury regulations. A holder of a Class A-3FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-3FL Certificates, representing a beneficial ownership in the Class A-3FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-3FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-3FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the Depositor, the Trustee, each Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-3FL Certificates which benefit from the Swap Contract:

(a)    The swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000-58);

(b)    If the swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to the swap contract; and

(c)    The fiduciary of a Plan purchasing any class of certificates subject to the swap contract must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in-house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-3FL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-3FL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, either Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Persons who have an ongoing relationship with the New York State Common Retirement Fund, which is a governmental plan, should note that this plan owns an equity interest in the borrower under the Tysons Galleria Whole Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

The Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Forty-four (44) of the Mortgaged Properties, securing mortgage loans representing approximately 41.6% of the Initial Pool Balance (37 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 34.4% of the Initial Group 1 Balance, and 7 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 71.3% of the Initial Group 2 Balance), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s ‘‘one action rule’’ requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and, together with Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P
A-1	Aaa	AAA
A-2	Aaa	AAA
A-3A	Aaa	AAA
A-3FL	Aaa	AAA
A-3B	Aaa	AAA
A-4	Aaa	AAA
A-SB	Aaa	AAA
A-1A	Aaa	AAA
X	Aaa	AAA
A-M	Aaa	AAA
A-J	Aaa	AAA
B	Aa2	AA
C	Aa3	AA–
D	A2	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by May 15, 2045 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest. In addition, S&P’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this free writing prospectus, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of the Notional Amount, but only the obligation to pay interest timely on the Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

A rating on the Class A-3FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the

Class A-3FL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-3FL Regular Interest and are not rating the receipt of interest accrued at LIBOR plus        %. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-3FL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-3FL Certificates from a rate based on LIBOR to a fixed rate.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
0% CPR	S-245
30/360 Basis	S-118
AB Mortgage Loan	S-98
AB Mortgage Loan Group	S-98
AB Subordinate Companion Loan	S-98
Acceptable Insurance Default	S-227
Accrued Interest from Recoveries	S-190
Actual/360 Basis	S-118
Additional Exclusions	S-226
Administrative Cost Rate	S-190
Advances	S-202
AIG	S-159
AIGGIC	S-159
AIGMC	S-159
Anticipated Repayment Date	S-117
Appraisal Reduction	S-205
Appraisal Reduction Event	S-205
ARD Loan	S-117
Asset Status Report	S-220
Assumed Final Distribution Date	S-196
Assumed Scheduled Payment	S-193
Authenticating Agent	S-161
Available Distribution Amount	S-180
Base Interest Fraction	S-195
CBE	S-253
Certificate Account	S-178
Certificate Balance	S-174
Certificate Owner	S-175
Certificate Registrar	S-161
Certificateholders	S-97
Certificates	S-174
Class	S-174
Class A Certificates	S-174
Class A-3FL Available Funds	S-180
Class A-3FL Interest Distribution Amount	S-190
Class A-3FL Principal Distribution Amount	S-194
Class A-3FL Regular Interest	S-174
Class A-SB Planned Principal Balance	S-194
Clearstream	S-175
Closing Date	S-97
CMBS	S-148
CMSA Investor Reporting Package	S-210
Code	S-255
Collateral Support Deficit	S-200
Companion Loan	S-99
Compensating Interest Payment	S-173
Constant Prepayment Rate	S-245
Controlling Class	S-224
Controlling Class Certificateholder	S-224
Corrected Mortgage Loan	S-220
CPR	S-245
Crossed Loan	S-137
Cross-Over Date	S-187
Custodian	S-131, S-161
Cut-off Date	S-96
Cut-off Date Balance	S-96
Cut-off Date LTV Ratios	S-130
Defeasance	S-122
Defeasance Lockout Period	S-122
Depositor	S-97
Depositories	S-176
Determination Date	S-178
Direct Participants	S-176
Directing Certificateholder	S-224
Discount Rate	S-120
Distributable Certificate Interest	S-191
Distribution Account	S-178
Distribution Date	S-178
Donato Corporate Park AB Mortgage Loan	S-98
DSCR	S-96, S-146
DTC	S-175
Due Period	S-181
East Hauser Property	S-122
Effective Gross Income	S-129
ERISA	S-258
ERISA Plan	S-258
ESA	S-141, S-147, S-156
Euroclear	S-175
Eurohypo	S-145
Eurohypo AG	S-145
Events of Default	S-236
Excess Interest	S-190
Excess Interest Distribution Account	S-179
Excluded Plan	S-260
Exemption	S-258
FIRREA	S-141, S-156
Fitch	S-163

Page
Floating Rate Account	S-179
Form 8-K	S-129
FSMA	S-8
Gain on Sale Reserve Account	S-179
Gas Company Tower Intercreditor Agreement	S-107
Gas Company Tower Loan	S-107
Gas Company Tower Mortgaged Property	S-107
Gas Company Tower Noteholders	S-107
Gas Company Tower Notes	S-107
Gas Company Tower Pari Passu Companion Loan	S-107
Gas Company Tower Whole Loan	S-107
Group 1 Principal Distribution Amount	S-192, S-193
Group 1 Principal Shortfall	S-194
Group 2 Principal Distribution Amount	S-192
Group 2 Principal Shortfall	S-194
High Net Worth Companies, Unincorporated Associations	S-8
Indirect Participants	S-176
Initial Loan Group 1 Balance	S-96
Initial Loan Group 2 Balance	S-96
Initial Pool Balance	S-96
Initial Rate	S-117
Initial Resolution Period	S-135
Insurance and Condemnation Proceeds	S-178
Intercreditor Agreement	S-114
Interest Accrual Period	S-190
Interest Distribution Amount	S-190
Interest Reserve Account	S-179
IRS	S-232
IXIS CIB	S-142
IXIS RE	S-142
JPMCB	S-140
LaSalle	S-161
LDP	S-140
LIBOR	S-188
LIBOR Business Day	S-189
LIBOR Determination Date	S-189
Liquidation Fee	S-171
Liquidation Fee Rate	S-172
Liquidation Proceeds	S-178
Loan Group 1	S-96
Loan Group 2	S-96
Loan Groups	S-96
Lockbox Accounts	S-138
Lockbox Loans	S-138
Lockout Period	S-119
Lower-Tier Distribution Account	S-178
Lower-Tier REMIC	S-255
Lower-Tier REMIC Regular Interests	S-255
LTV	S-146
LTV Ratio	S-130
LTV Ratios	S-96
MAI	S-136
Master Servicer	S-162
Master Servicer Remittance Date	S-201
Maturity Date LTV Ratios	S-130
Mezz Cap AB Mortgage Loan	S-99
Mezz Cap AB Mortgage Loans	S-99
Mezz Cap Loan Pair	S-99
Mezz Cap Loan Pairs	S-99
Midland	S-164
Midland LP	S-154
Moody’s	S-262
Mortgage	S-96
Mortgage File	S-131
Mortgage Loan Sellers	S-97
Mortgage Note	S-96
Mortgage Rate	S-190
Mortgaged Property	S-97
Net Aggregate Prepayment Interest Shortfall	S-191
Net Mortgage Rate	S-189
Net Operating Income	S-129
NOI	S-130
Nomura	S-148
Non-Offered Certificates	S-174
Non-Offered Subordinate Certificates	S-198
Nonrecoverable Advance	S-202
Notional Amount	S-175
Offer of Certificates to The Public	S-7
Offered Certificates	S-174
Operating Statements	S-130
Option Price	S-230
PAR	S-142, S-156
Park La Brea Apartments Intercreditor Agreement	S-106
Park La Brea Apartments Loan	S-106
Park La Brea Apartments Mortgaged Property	S-106
Park La Brea Apartments Noteholders	S-106

Page
Park La Brea Apartments Notes	S-106
Park La Brea Apartments Pari Passu Companion Loan	S-106
Park La Brea Apartments Whole Loan	S-106
Participants	S-175
Pass-Through Rate	S-188
Percentage Interest	S-175
Periodic Payments	S-180
Permitted Investments	S-179
Plan	S-258
PML	S-127
PNC Bank	S-154, S-164
PNC Financial	S-154
Pooling and Servicing Agreement	S-174
Prepayment Assumption	S-255
Prepayment Interest Excess	S-173
Prepayment Interest Shortfall	S-173
Primary Collateral	S-138
Prime Rate	S-205
Principal Balance Certificates	S-175
Principal Distribution Amount	S-191
Principal Shortfall	S-193
Prospectus Directive	S-8
Purchase Agreements	S-97
Purchase Option	S-230
Purchase Price	S-135
P&I Advance	S-201
Qualified Substitute Mortgage Loan	S-136
Rated Final Distribution Date	S-262
Rating Agencies	S-262
Rating Agency Trigger Event	S-215
Record Date	S-178
Regular Certificates	S-255
Reimbursement Rate	S-205
Related Proceeds	S-202
Release Date	S-122
Relevant Implementation Date	S-7
Relevant Member State	S-7
Relevant Persons	S-8
REMIC	S-255
REMIC Provisions	S-255
REO Account	S-228
REO Loan	S-195
REO Property	S-219
Residual Certificates	S-174
Restricted Group	S-258
Revised Rate	S-117
RREEF Silicon Valley Office Portfolio Companion Loans	S-102
RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan	S-102
RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan	S-102
RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan	S-102
RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans	S-102
RREEF Silicon Valley Office Portfolio Intercreditor Agreement	S-103
RREEF Silicon Valley Office Portfolio Loan	S-102
RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders	S-103
RREEF Silicon Valley Office Portfolio Master Servicer	S-103
RREEF Silicon Valley Office Portfolio Mortgaged Property	S-102
RREEF Silicon Valley Office Portfolio Noteholders	S-102
RREEF Silicon Valley Office Portfolio Notes	S-102
RREEF Silicon Valley Office Portfolio Pooling Agreement	S-103
RREEF Silicon Valley Office Portfolio Purchase Option	S-105
RREEF Silicon Valley Office Portfolio Purchase Price	S-105
RREEF Silicon Valley Office Portfolio Special Servicer	S-103
RREEF Silicon Valley Office Portfolio Whole Loan	S-102
Rules	S-177
Scheduled Principal Distribution Amount	S-193
SEC	S-210
Senior Certificates	S-174
Servicing Advances	S-202
Servicing Fee	S-170
Servicing Fee Rate	S-170
Servicing Standards	S-218
Severed Property Borrower	S-123
Significance Estimate	S-215
Significance Percentage	S-215
Similar Law	S-258

Page
Special Servicer	S-165
Special Servicing Fee	S-171
Special Servicing Fee Rate	S-171
Specially Serviced Mortgage Loans	S-219
Stated Principal Balance	S-194
Statement to Certificateholders	S-208
Stevens Business Center AB Mortgage Loan	S-98
Subordinate Certificates	S-174
Subordinate Offered Certificates	S-174
Swap Contract	S-174, S-215
Swap Counterparty	S-215
Swap Default	S-216
Swap Premium	S-257
S&P	S-163, S-262
Treasury	S-257
Trustee	S-97
Trustee Fee	S-161
Trustee Fee Rate	S-161
Tysons Galleria A Notes	S-108
Tysons Galleria A Notes Intercreditor Agreement	S-108
Tysons Galleria AB Intercreditor Agreement	S-109
Tysons Galleria AB Mortgage Loan	S-98
Tysons Galleria Companion Loan	S-108
Tysons Galleria Control Appraisal Period	S-112
Tysons Galleria Loan	S-108
Tysons Galleria Mortgaged Property	S-108
Tysons Galleria Note A Holder	S-109
Tysons Galleria Note B Holder	S-109
Tysons Galleria Noteholders	S-108
Tysons Galleria Pari Passu Companion Loan	S-108
Tysons Galleria Special Event of Default	S-110
Tysons Galleria Subordinate Companion Loan	S-108
Tysons Galleria Whole Loan	S-108
Underwritten Cash Flow	S-129
Underwritten Cash Flow Debt Service Coverage Ratio	S-129
Underwritten NOI	S-129
United Plaza AB Mortgage Loan	S-98
Unscheduled Principal Distribution Amount	S-193
Upper-Tier Distribution Account	S-178
Upper-Tier REMIC	S-255
USPAP	S-147
UW DSCR	S-129
UW NCF	S-129
UW NOI	S-129
Voting Rights	S-212
WAC Rate	S-189
Wells Fargo Bank	S-163
Whole Loans	S-98
Withheld Amounts	S-179
Withheld Loans	S-179
Workout Fee	S-171
Workout Fee Rate	S-171
Workout-Delayed Reimbursement Amount	S-202
Yield Maintenance Charge	S-120

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-1-1

ANNEX A-1

ANNEX
 ID #   LOAN #  SELLER  PROPERTY NAME                                  STREET ADDRESS
-----   ------  ------  ---------------------------------------------- -------------------------------------------------------------

  1        1     IXIS   Park La Brea Apartments                        6200 West Third Street
  2        2     JPMCB  53 State Street                                53 State Steet
  3        3     JPMCB  RREEF Silicon Valley Office Portfolio          Various
 3.01    3.01           Quantum Business Park                          1140 Technology Drive, 500 McCarthy Boulevard, 900 Sumac
                                                                       Drive, 1000 Sumac Drive, 1101 Sumac Drive, 601 McCarthy
                                                                       Boulevard
 3.02    3.02           Maude 4-7                                      1101 West Maude Avenue, 700A, 700B, 700C East Middlefield
                                                                       Road
 3.03    3.03           Milpitas Business Park                         1455, 1421, 1371, 1390, 1440 McCarthy Drive, 888, 800, 750,
                                                                       690 Tasman Drive, 620, 590, 570, 540, 500 Alder Drive
 3.04    3.04           Marriot                                        2518, 2520, 2540, 2560 Mission College Boulevard, 3900, 3910,
                                                                       3920, 3930, 3940, 3960, 3970, 3990 Freedom Circle
 3.05    3.05           Park Square Phase I and Phase II               3233, 3255 Scott Boulevard, 3333, 3393 Octavius Drive, 2455,
                                                                       2465, 2475 Augustine Drive
 3.06    3.06           Jay 1-6/Olcott                                 3101, 3102, 3103 Scott Boulevard, 3250, 3260, 3270 Jay
                                                                       Street, 3201 Olcott Street
 3.07    3.07           North Pointe Business Park                     191 Baypointe Parkway, 105, 160, 178 East Tasman Drive
 3.08    3.08           Sunnyvale/Santa Clara/San Jose                 772, 785 Lucerne Drive, 285 North Wolfe Road, 140 Kiefer
                                                                       Court, 1293 Anvilwood Avenue, 484 Oakmead Parkway, 1151
                                                                       Sonora Court,
                                                                       1277 Reamwood Avenue, 324, 328 Martin Avenue, 150 Charcot
                                                                       Avenue, 2191 Zanker Road
 3.09    3.09           Orchard Park                                   2820 Orchard Parkway, 3, 75 West Plumeria Drive, 2825 North
                                                                       First Street
 3.10    3.10           Peery Park I                                   350, 470, 485 Potrero Avenue, 880 W. Maude Avenue, 415 N.
                                                                       Mathilda Avenue, 435 Indio Way
 3.11    3.11           Mountain View Properties                       333, 345 East Middlefield Road, 301 North Whisman Road,
                                                                       640 Clyde Court, 835, 880 Maude Avenue, 1161 San Antonio
                                                                       Road, 2761 Marine Parkway, 636 Ellis Street
 3.12    3.12           Walsh 1-8                                      2400, 2424, 2630, 2710 Walsh Avenue, 2855 Bowers Avenue
 3.13    3.13           Peery Park II                                  535, 555 Del Rey Avenue, 650 Alamanor Avenue, 646-686 Maude
                                                                       Avenue, 750 Palomar Avenue
 3.14    3.14           Macara A&B                                     500, 501 Macara Avenue
 3.15    3.15           Zanker/Brokaw                                  1920,1940,1960,1980 Zanker Road
 3.16    3.16           Guadalupe A-C                                  2121, 2111, 2101 Tasman Drive
 3.17    3.17           Peery Park Biotech                             550 Del Rey Avenue, 595 North Pastoria Avenue, 639 Pastoria
                                                                       Evenue, 733 Palomar Avenue, 670 Almanor Avenue
 3.18    3.18           Great America Parkway A-C                      5150 Great America Parkway, 2952 Bunker Hill Lane and 5155
                                                                       Old Ironsides Drive
  4        4     NCCI   Gas Company Tower                              555 West Fifth Street
  5        5      EHY   Burbank Town Center                            201 East Magnolia Boulevard
  6        6      EHY   Tysons Galleria                                2001 International Drive
  7              JPMCB  Colony III Portfolio                           Various
 7.01      7     JPMCB  Copley Corporate Center                        5855 Copley Drive
 7.02      8     JPMCB  Memphis Distribution Center                    4001 & 4105 Hickory Hill Road and 5625 Challenge Drive
 7.03      9     JPMCB  St. Louis Industrial Portfolio                 11701, 11725 & 12055 Missouri Bottom Road
 7.04     10     JPMCB  155 Pfingsten Road                             155 Pfingsten Road
 7.05     11     JPMCB  Woodland Rose                                  2287-2321 South Mount Prospect Road
 7.06     12     JPMCB  McKesson Facility                              520 East North Avenue
 7.07     13     JPMCB  Flotilla                                       6501 Flotilla Street
 7.08     14     JPMCB  4550 Spring Valley Road                        4550 Spring Valley Road
 7.09     15     JPMCB  Perimeter Park                                 8500-8580 Hedge Lane Terrace
 7.10     16     JPMCB  10351 Home Road                                10351 Home Road
 7.11     17     JPMCB  815 South Coppell Road                         815 South Coppell Road
 7.12     18     JPMCB  13524 Welch Road                               13524 Welch Road
 7.13     19     JPMCB  1130 West Jackson Road                         1130 West Jackson Road
 7.14     20     JPMCB  4600 Simonton Road                             4600 Simonton Road
 7.15     21     JPMCB  Slawin Court                                   625 Slawin Court
  8       22     JPMCB  CNL/Welsh Portfolio                            Various
 8.01    22.01          Fingerhut Distribution Facility                6210-6270 Ridgewood Road
 8.02    22.02          Leedsworld                                     400 Hunt Valley Road
 8.03    22.03          GMR Marketing                                  5000 South Towne Drive
 8.04    22.04          HK Systems                                     2855 South James Drive
 8.05    22.05          SuperStock                                     7660 Centurion Parkway
 8.06    22.06          Navarre Corporation                            7550 49th Avenue North
 8.07    22.07          Riviera Tool Company                           5460 Executive Parkway
 8.08    22.08          Midland Containers                             3545 Nicholson Road
 8.09    22.09          ADS Logistics - IN                             1745 East 165th Street
 8.10    22.10          Jenkins Manufacturing Company                  1608 Frank Akers Road
 8.11    22.11          Olsen Engineering LLC                          1100 East LeClaire Road
 8.12    22.12          Core Systems                                   787 Renaissance Parkway
 8.13    22.13          ADS Logistics - NC                             9925 Brookford Street
  9       23     JPMCB  Foothills Mall                                 7325 North La Cholla Boulevard
  10      24     IXIS   Marriott Monterey                              350 Calle Principal
  11      25     JPMCB  Stevens Center Business Park                   2400 Stevens Drive, 2425, 2435, 2440 & 2505 Stevens Center
                                                                       Place and 2620 Fermi Drive
  12             NCCI   Sun Community Portfolio                        Various
12.01     26     NCCI   Sun Villa Estates                              91 Cabernet Parkway
12.02     27     NCCI   Countryside of Lake Lanier                     4802 Friendship Road
12.03     28     NCCI   Countryside Atlanta                            10 Sweetwater Way
  13      29      EHY   1800-1880 John F. Kennedy Boulevard            1800-1880 John F. Kennedy Boulevard
  14      30     JPMCB  Neiss Portfolio                                Various
14.01    30.01          Asset Acceptance                               28405 Van Dyke Avenue
14.02    30.02          Uniek                                          805 Uniek Drive
  15      31     IXIS   Lodge at Balfour                               1331 Hecla Drive
  16      32      EHY   University Center                              1601 SW 107th Avenue
  17      33     IXIS   Fondren Southwest Village                      11092-11240 Fondren Road
  18      34     IXIS   Bonneville Square                              411 E. Bonneville Avenue
  19      35      PNC   Lodge at Sonterra                              230 East Sonterra Blvd
  20      36      EHY   Malcolm X Boulevard                            130 Malcolm X Boulevard
  21      37      AIG   Deerbrook Shopping Center                      9815 FM 1960 Bypass West
  22      38     NCCI   Walter's Crossing                              1518-1580 North Dale Mabry Highway
  23      39     JPMCB  Orange Grove Apartments                        111 North Gilbert Road
  24      40     JPMCB  Keystone Industrial Park                       701 Distribution Drive
  25      41     JPMCB  Commerce Center I                              7701 Greenbelt Road
  26      42     IXIS   Milanos Portfolio 2                            Various
26.01    42.01          Milridge                                       222-262 East Ridgewood Avenue and 2-8 & 30 South Maple Avenue
26.02    42.02          Lucerne                                        175-197 East Ridgewood Avenue and 30-32 Cottage Place
26.03    42.03          New Iona                                       594-600 Winters Avenue
26.04    42.04          Catarina                                       119-123 East Ridgewood Avenue
  27      43     IXIS   901 Corporate Center Dr.                       901 Corporate Center Drive
  28      44      EHY   Southland Terrace Shopping Center              3985 South Seventh Street Road
  29      45     IXIS   Gladstone (Midwest)                            Various
29.01    45.01          T-Mobile                                       2525 North Woodlawn Avenue
29.02    45.02          Converting, Inc.                               225 Spring Street
29.03    45.03          Metal Spinners - 800 Growth Pkwy               800 Growth Parkway
29.04    45.04          Metal Spinners - 914 Wohlert St                914 Wohlert Street
29.05    45.05          Metal Spinners - 802 East 11th St              802 East 11th Street
  30      46     IXIS   11 West Division Street and Lakeside Towers    Various
30.01    46.01          11 West Division Street                        11 West Division Street
30.02    46.02          Lakeside Tower                                 910 West Lawrence Avenue
  31      47      AIG   Kingswood Plaza                                10 Square Lake Road and 43121-43333 Woodward Avenue
  32      48     JPMCB  Villa Verde Apartments II                      3150, 3180, 3200, 3206, 3210, 3216, 3220, 3226 and 3230
                                                                       Loma Verde Drive
  33      49     JPMCB  Briargrove Place                               17855 North Dallas Parkway
  34      50      EHY   Riverstone Apartments                          3450 River Park Drive
  35      51      PNC   Franklin Park at Cityview                      6301 Overton Ridge Blvd
  36      52     JPMCB  Executive Tower                                2101 Executive Drive
  37      53     JPMCB  Shoppes on Dean                                24 & 42 South Dean Street
  38      54     JPMCB  The Links at Citiside Apartments               5000 Community Circle
  39      55     NCCI   Rexford Business Center                        2300-2386 East Walnut Avenue
  40      56      EHY   Holiday Inn - Parsippany                       707 Route 46 East
  41      57     JPMCB  The Plaza at Point Happy                       78370 Hwy 111
  42      58     JPMCB  Shoppes at Aksarben                            1220 South 71st Street
  43      59      AIG   Fannie May Portfolio                           Various
43.01    59.01          TCF Bank 397                                   358 West Irving Park Road
43.02    59.02          Fannie May Portfolio 240                       10066 North Skokie Boulevard
43.03    59.03          Wireless Giant 875                             501 West Fourteen Mile Road
43.04    59.04          Fannie May Portfolio 396                       555 West Lake Street
43.05    59.05          SKP, Inc. 530                                  7327 Little River Turnpike
43.06    59.06          Fannie May Portfolio 277                       201 South Main Street
43.07    59.07          Grand Rapids Hospitality 880                   3355 28th Street
43.08    59.08          Fannie May Portfolio 894                       6012 South Westnedge Avenue
43.09    59.09          Fannie May Portfolio 203                       10700 South Cicero Avenue
43.10    59.10          Fannie May Portfolio 208                       14701 South Cicero Avenue
43.11    59.11          Fannie May Portfolio 239                       3536 West Dempster Street
43.12    59.12          Fannie May Portfolio 201                       6351 West 95th Street
43.13    59.13          Fannie May Portfolio 448                       200 Virginia Street
43.14    59.14          Z Amigos 895                                   2909 South Niles Avenue
43.15    59.15          Fannie May Portfolio 398                       620 Roosevelt Road
43.16    59.16          Fannie May Portfolio 617                       102 West Highway 20
43.17    59.17          Fannie May Portfolio 613                       8045 Broadway Street
43.18    59.18          Fannie May Portfolio 213                       17245 South Torrence Avenue
43.19    59.19          Fannie May Portfolio 216                       18101 South Halsted Street
43.20    59.20          Fannie May Portfolio 388                       2205 West Ogden Avenue
43.21    59.21          Fannie May Portfolio 614                       3949 Ridge Road
43.22    59.22          Fannie May Portfolio 461                       102 North Lake Street
43.23    59.23          Fannie May Portfolio 190                       5543 South Harlem Avenue
43.24    59.24          Fannie May Portfolio 410                       402 South Neil Street
43.25    59.25          Fannie May Portfolio 890                       865 Capital Avenue
43.26    59.26          Fannie May Portfolio 395                       107 East North Avenue
43.27    59.27          Fannie May Portfolio 248                       7001 North Lincoln Avenue
43.28    59.28          Ice Cream Joe's 878                            4037 West Saginaw Highway
43.29    59.29          Fannie May Portfolio 816                       7309 Frankford Avenue
  44      60      PNC   Sycamore Apartments - Azusa                    1151 West Arrow Hwy
  45      61     JPMCB  Phoenix Office Building                        501 North 44th Street
  46      62      EHY   Walgreens & Pier 1 Imports                     18665 Biscayne Boulevard
  47      63      EHY   Eckerd Portfolio                               Various
47.01    63.01          Vineland                                       7 West Landis Avenue
47.02    63.02          Northfield                                     1315 New Road
  48      64      PNC   LeCota Office Park                             702 & 706 E. Bell Rd
  49      65     NCCI   South Towne Crossing                           140 Northwest John Jones Drive
  50      66     JPMCB  2350 Ravine Way                                2350 Ravine Way
  51      67     JPMCB  Country Corner Shopping Center                 635 North Broadway
  52      68      EHY   Northland Mall                                 900 West Northland Avenue
  53      69     JPMCB  Landerbrook Place                              5915 Landerbrook Drive
  54      70      EHY   Walney Business Center                         4311 - 4315 Walney Road
  55      71      PNC   Coronado Hills Shopping Center                 6001 - 6031 Mesa Road
  56      72      PNC   Bennington Marine Office - Industrial Facility 52791 County Rd 113
  57      73      PNC   Comfort Inn - Brooklyn                         3218 Emmons Ave
  58      74     JPMCB  Knobhill Apartments                            2300 Knob Hill Drive
  59      75      PNC   Cheyenne Woods Apartments                      3417 East Cheyenne Avenue
  60      76     JPMCB  Hampden Villa Center                           15102-15282 East Hampden Avenue
  61      77      AIG   Schaumburg Retail Ground Leases                950-1010 North Meacham Road
  62      78     JPMCB  Mayhew Tech Center                             9323 - 9333 Tech Center Drive
  63      79     NCCI   Maple Tower Fashion Mart                       1216-1224 Maple Avenue
  64      80     NCCI   Sedona on Laurel Apartments                    5717 Laurel Canyon Boulevard
  65      81      PNC   The Silverstein Institute                      1901 Floyd Street
  66      82      AIG   Casaloma Retail Center                         711-881 North Casaloma Drive
  67      83     NCCI   Holiday Inn - Research Park                    5903 University Drive North West
  68      84     JPMCB  Parkview Plaza                                 3000 South Halsted Street
  69      85     JPMCB  Highland Plaza                                 95 Highland Avenue
  70      86      EHY   Bowie Gateway Medical Center                   4175 North Hanson Court
  71      87     JPMCB  Harvey Oaks                                    12100-14626 West Center Road
  72      88      EHY   Best Western Leisure Inn                       1600 Route 70
  73      89      EHY   Milford Landing Shopping Center                Milford Landing Drive
  74      90     NCCI   Village of La Casa del Sol                     39610 U.S. Highway 27
  75      91      EHY   Wilmington on Drexel                           4901 South Drexel Boulevard
  76      92     JPMCB  EastPoint Business Center                      3191 North Washington Street
  77      93     NCCI   Park at Summerhill Apartments                  5201 Summerhill Road
  78      94      EHY   Bayport One                                    8025 Black Horse Turnpike
  79      95     IXIS   Tonopah Office                                 710 South Tonopah Drive
  80      96      EHY   Lincoln Town Center                            430 North Generals Boulevard
  81      97     JPMCB  Grape Vine Center                              7938 Great Northern Boulevard
  82      98      AIG   Glengary Shopping Center                       5858-6010 Westerville Road
  83      99     JPMCB  Fiesta Crossings SC                            4770 Montgomery Blvd NE
  84      100    JPMCB  United Plaza                                   8641 United Plaza Blvd
  85      101    JPMCB  Orleans Business Park                          1252 Orleans Drive
  86      102     PNC   Campbell Fair                                  1760 - 1800 E Fort Lowell Rod & 3175 N Campbell Av
  87      103    JPMCB  Donato Corporate Park                          1800 Route 34
  88      104    NCCI   Apache Junction Pool                           Various
88.01   104.01          Superstition Lookout                           1371 East 4th Avenue
88.02   104.02          Sierra Leone MHC                               1804 West Tepee Street
88.03   104.03          Ironwood MH & RV                               1280 North Ironwood Drive
88.04   104.04          Shiprock RV Resort                             1700 West Shiprock Street
  89      105    NCCI   Palm Haven                                     3301 58th Avenue North
  90      106     AIG   Petsmart                                       Various
90.01   106.01          Petsmart - LA                                  1321 Manhattan Boulevard
90.02   106.02          Petsmart - WA                                  1403 East Washington Avenue
  91      107     AIG   1639 Walnut                                    1639 West Walnut Street
  92      108    JPMCB  Woodstock Square Shopping Center               1029 South Main Street
  93      109    NCCI   120-124 Enterprise Avenue                      120-124 Enterprise Avenue
  94      110    JPMCB  Eastpoint Business Park                        2600 Eastpoint Parkway
  95      111    JPMCB  Red Bank Medical                               4850 Red Bank Road
  96      112     EHY   Midland Plaza                                  3001 West Loop 250 North
  97      113    IXIS   8441 Melrose Place                             8441 Melrose Place
  98      114     PNC   Durham Plaza                                   110-136 Durham Avenue
  99      115    JPMCB  Liberty Plaza                                  100 Brodhead Road
 100      116     EHY   Vincennes Apartments                           18541 Vincennes Street
 101      117    IXIS   Days Inn Dover                                 272 North DuPont Highway
 102      118     AIG   Wellbridge Athletic Center                     998 Woods Mill Road
 103      119    IXIS   Bermuda Palms                                  80-870 Highway 111
 104      120     AIG   Baybrook Office Park                           1550-1560 West Bay Area Boulevard
 105      121    JPMCB  Foothill Village                               14755 Foothill Boulevard
 106      122     PNC   AmericInn Hotel & Suites                       5861 Blaine Ave
 107      123    JPMCB  Fairfield Inn & Suites                         1031 Executive Drive
 108      124     EHY   3 Maryland Circle                              3 Maryland Circle
 109      125    IXIS   La Quinta Ridge                                51-555 Monroe Street
 110      126     PNC   AmericInn Hotel & Suites                       15000 Glazier Ave
 111      127    JPMCB  Orleans Business Park II                       1308 Orleans Drive
 112      128    JPMCB  Round Rock Towne Center                        2051 Gattis School Road
 113      129     PNC   Hartland Apartments                            14548 Hartland Street
 114      130    NCCI   Royal Highlander MHC                           828 Inverness Drive
 115      131     AIG   Tomball Marketplace                            27620 State Highway 249
 116      132     PNC   New Martinsville Plaza                         221-281 N. State Route 2
 117      133     EHY   Heritage Court Apartments                      905-928 Heritage Court
 118      134    JPMCB  Hampton Inn - Starkville, MS                   700 Highway 12 East
 119      135     PNC   Landmark Building                              1062 Barnes Road
 120      136    IXIS   Bowler Plaza                                   300, 330 & 360 N. Sandhill Blvd
 121      137    JPMCB  Century Boulevard                              20111 Century Boulevard
 122      138     PNC   Woods Edge Apartments                          34186 Woods Edge Drive
 123      139    IXIS   Forest Oaks Plaza 1                            7285 Forest Oaks Blvd.
 124      140    JPMCB  Emmorton Professional Building                 2107 Laurel Bush Road
 125      141    JPMCB  Rodes Building                                 4938 Brownsboro Road
 126      142    IXIS   Spring Meadows Apartments                      5854 Route 96
 127      143     EHY   Woodberry Plaza                                3234 Augusta Road
 128      144     EHY   Beaver Pond Center                             400-430 Gold Rock Road
 129      145     PNC   Plaza 3001                                     3001 East Camelback Rd
 130      146    JPMCB  Ramada Inn - Tampa                             11714 Morris Bridge Road
 131      147    JPMCB  Storage Solutions                              12310 Perry Road
 132      148     PNC   The Port Apartments                            3231 Constega Drive
 133      149     EHY   Memphis Retail Portfolio                       Various
133.01  149.01          Appling Ridge                                  7546 Highway 70
133.02  149.02          Spa Plaza                                      4970 Raleigh Lagrange Road
 134      150     PNC   Colorado Rosemead Plaza                        3700-3704 East Colorado Blvd
 135      151     PNC   Battlefield Business Park                      10356-10376 Battleview Parkway
 136      152    JPMCB  30 East Hoffman Avenue                         30 East Hoffman Avenue
 137      153    NCCI   Ken Caryl Retail Center                        12652 West Ken Caryl Avenue
 138      154    JPMCB  Garfield Place                                 4519 North Garfield Street
 139      155    JPMCB  Tucker Street Apartments                       610 Center Street
 140      156    NCCI   Quality Inn and Suites                         2351 West Roosevelt Boulevard
 141      157    IXIS   9775-77 Santa Monica Blvd.                     9775-9777 Little Santa Monica Boulevard
 142      158    NCCI   Haddam Self Storage                            88 Bridge Road
 143      159     PNC   1722 General George Patton                     1722 General George Patton Drive
 144      160    NCCI   CSH 1st Security Storage Davenport             2323 Holly Hill Tank Road
 145      161    NCCI   Lido MHP                                       45125 30th Street East
 146      162    NCCI   CSH - 1st Security Self storage Avon Park      1866 South Wilburn Drive
 147      163    NCCI   CSH B & B Stor With Us                         735 Creative Drive
 148      164     PNC   6704 W. 121st Street                           6704 West 121st Street
 149      165     PNC   TGIFriday's                                    5500 Carlisle Pike

ANNEX                                                                                       NUMBER OF          PROPERTY
 ID #   CITY                               STATE        ZIP CODE        COUNTY            PROPERTIES(18)         TYPE
-----   --------------------------------  -------  -------------------  ----------------  --------------  --------------------

  1     Los Angeles                         CA            90036         Los Angeles             1         Multifamily
  2     Boston                              MA            02109         Suffolk                 1         Office
  3     Various                             CA           Various        Various                18         Office
 3.01   Milpitas                            CA            95035         Santa Clara             1         Office
 3.02   Mountain View                       CA            95054         Santa Clara             1         Office
 3.03   Milpitas                            CA            95035         Santa Clara             1         Office
 3.04   Santa Clara                         CA            95054         Santa Clara             1         Office
 3.05   Santa Clara                         CA            95054         Santa Clara             1         Office
 3.06   Santa Clara                         CA            95054         Santa Clara             1         Office
 3.07   San Jose                            CA            95134         Santa Clara             1         Office
 3.08   Sunnyvale, Santa Clara, San Jose    CA     94085, 95054, 95112  Santa Clara             1         Office
 3.09   San Jose                            CA            95112         Santa Clara             1         Office
 3.10   Sunnyvale                           CA            94085         Santa Clara             1         Office
 3.11   Mountain View                       CA            94043         Santa Clara             1         Office
 3.12   Santa Clara                         CA            95054         Santa Clara             1         Office
 3.13   Sunnyvale                           CA            94085         Santa Clara             1         Office
 3.14   Sunnyvale                           CA            94085         Santa Clara             1         Office
 3.15   San Jose                            CA            95112         Santa Clara             1         Office
 3.16   Santa Clara                         CA            95054         Santa Clara             1         Office
 3.17   Sunnyvale                           CA            94085         Santa Clara             1         Office
 3.18   Santa Clara                         CA            95054         Santa Clara             1         Office
  4     Los Angeles                         CA            90013         Los Angeles             1         Office
  5     Burbank                             CA            91502         Los Angeles             1         Retail
  6     McLean                              VA            22102         Fairfax                 1         Retail
  7     Various                           Various        Various        Various                15         Various
 7.01   San Diego                           CA            92111         San Diego               1         Office
 7.02   Memphis                             TN            38115         Shelby                  1         Industrial
 7.03   Hazelwood                           MO            63042         Saint Louis             1         Industrial
 7.04   Deerfield                           IL            60015         Lake                    1         Office
 7.05   Des Plaines                         IL            60018         Cook                    1         Industrial
 7.06   Carol Stream                        IL            60188         Dupage                  1         Industrial
 7.07   Commerce                            CA            90040         Los Angeles             1         Industrial
 7.08   Farmers Branch                      TX            75244         Dallas                  1         Industrial
 7.09   Shawnee                             KS            66227         Johnson                 1         Industrial
 7.10   Frisco                              TX            75034         Collin                  1         Industrial
 7.11   Coppell                             TX            75019         Dallas                  1         Industrial
 7.12   Farmers Branch                      TX            75244         Dallas                  1         Industrial
 7.13   Carrollton                          TX            75006         Dallas                  1         Industrial
 7.14   Farmers Branch                      TX            75244         Dallas                  1         Industrial
 7.15   Mount Prospect                      IL            60056         Cook                    1         Industrial
  8     Various                           Various        Various        Various                13         Various
 8.01   St. Cloud                           MN            56303         Stearns                 1         Industrial
 8.02   New Kensington                      PA            15068         Westmoreland            1         Industrial
 8.03   New Berlin                          WI            53151         Waukesha                1         Office
 8.04   New Berlin                          WI            53151         Waukesha                1         Office
 8.05   Jacksonville                        FL            32256         Duval                   1         Office
 8.06   New Hope                            MN            55428         Hennepin                1         Industrial
 8.07   Grand Rapids                        MI            49512         Kent                    1         Industrial
 8.08   Franksville                         WI            53126         Racine                  1         Industrial
 8.09   Hammond                             IN            46320         Lake                    1         Industrial
 8.10   Anniston                            AL            36207         Calhoun                 1         Industrial
 8.11   Eldridge                            IA            52748         Scott                   1         Industrial
 8.12   Painesville                         OH            44077         Lake                    1         Industrial
 8.13   Mecklenburg                         NC            28273         Mecklenburg             1         Industrial
  9     Tucson                              AZ            85741         Pima                    1         Retail
  10    Monterey                            CA            93940         Monterey                1         Hotel
  11    Richland                            WA            99352         Benton                  1         Office
  12    Various                           Various        Various        Various                 3         Manufactured Housing
12.01   Reno                                NV            89512         Washoe                  1         Manufactured Housing
12.02   Buford                              GA            30518         Hall                    1         Manufactured Housing
12.03   Lawrenceville                       GA            30044         Gwinnett                1         Manufactured Housing
  13    Philadelphia                        PA            19103         Philadelphia            1         Office
  14    Various                           Various        Various        Various                 2         Various
14.01   Warren                              MI            48093         Macomb                  1         Office
14.02   Waunakee                            WI            53597         Dane                    1         Industrial
  15    Louisville                          CO            80027         Boulder                 1         Multifamily
  16    Miami                               FL            33165         Miami-Dade              1         Retail
  17    Houston                             TX            77071         Harris                  1         Retail
  18    Las Vegas                           NV            89101         Clark                   1         Office
  19    San Antonio                         TX            78258         Bexar                   1         Multifamily
  20    New York                            NY            10026         New York                1         Retail
  21    Humble                              TX            77338         Harris                  1         Retail
  22    Tampa                               FL            33607         Hillsborough            1         Retail
  23    Mesa                                AZ            85203         Maricopa                1         Multifamily
  24    Morrisville                         NC            27560         Wake                    1         Industrial
  25    Greenbelt                           MD            20770         Prince Georges          1         Office
  26    Various                             NJ           Various        Bergen                  4         Retail
26.01   Ridgewood                           NJ            07450         Bergen                  1         Retail
26.02   Ridgewood                           NJ            07450         Bergen                  1         Retail
26.03   Paramus                             NJ            07652         Bergen                  1         Retail
26.04   Ridgewood                           NJ            07450         Bergen                  1         Retail
  27    Monterey Park                       CA            91754         Los Angeles             1         Office
  28    Louisville                          KY            40216         Jefferson               1         Retail
  29    Various                           Various        Various        Various                 5         Various
29.01   Wichita                             KS            67220         Sedgwick                1         Office
29.02   Clintonville                        WI            54929         Waupaca                 1         Industrial
29.03   Angola                              IN            46703         Steuben                 1         Industrial
29.04   Angola                              IN            46703         Steuben                 1         Industrial
29.05   Rock Falls                          IL            61071         Whiteside               1         Industrial
  30    Chicago                             IL           Various        Cook                    2         Multifamily
30.01   Chicago                             IL            60610         Cook                    1         Multifamily
30.02   Chicago                             IL            60640         Cook                    1         Multifamily
  31    Bloomfield Township                 MI            48302         Oakland                 1         Retail
  32    San Jose                            CA            95117         Santa Clara             1         Multifamily
  33    Dallas                              TX            75287         Collin                  1         Office
  34    Fort Worth                          TX            76116         Tarrant                 1         Multifamily
  35    Fort Worth                          TX            76132         Tarrant                 1         Multifamily
  36    Hampton                             VA            23666         Hampton City            1         Office
  37    Englewood                           NJ            07631         Bergen                  1         Retail
  38    Charlotte                           NC            28215         Mecklenburg             1         Multifamily
  39    Fullerton                           CA            92831         Orange                  1         Industrial
  40    Parsippany                          NJ            07054         Morris                  1         Hotel
  41    La Quinta                           CA            92253         Riverside               1         Mixed Use
  42    Omaha                               NE            68106         Douglas                 1         Retail
  43    Various                           Various        Various        Various                29         Retail
43.01   Wood Dale                           IL            60191         DuPage                  1         Retail
43.02   Skokie                              IL            60077         Cook                    1         Retail
43.03   Madison Heights                     MI            48071         Oakland                 1         Retail
43.04   Addison                             IL            60101         DuPage                  1         Retail
43.05   Annandale                           VA            22003         Fairfax                 1         Retail
43.06   Mount Prospect                      IL            60056         Cook                    1         Retail
43.07   Kentwood                            MI            49512         Kent                    1         Retail
43.08   Portage                             MI            49002         Kalamazoo               1         Retail
43.09   Oak Lawn                            IL            60453         Cook                    1         Retail
43.10   Midlothian                          IL            60445         Cook                    1         Retail
43.11   Skokie                              IL            60076         Cook                    1         Retail
43.12   Oak Lawn                            IL            60453         Cook                    1         Retail
43.13   Crystal Lake                        IL            60014         McHenry                 1         Retail
43.14   Saint Joseph                        MI            49085         Berrien                 1         Retail
43.15   Glen Ellyn                          IL            60137         DuPage                  1         Retail
43.16   Michigan City                       IN            46360         La Porte                1         Retail
43.17   Merrillville                        IN            46410         Lake                    1         Retail
43.18   Lansing                             IL            60438         Cook                    1         Retail
43.19   Homewood                            IL            60430         Cook                    1         Retail
43.20   Downers Grove                       IL            60515         DuPage                  1         Retail
43.21   Highland                            IN            46322         Lake                    1         Retail
43.22   Aurora                              IL            60506         Kane                    1         Retail
43.23   Chicago                             IL            60638         Cook                    1         Retail
43.24   Champaign                           IL            61820         Champaign               1         Retail
43.25   Battle Creek                        MI            49015         Calhoun                 1         Retail
43.26   Carol Stream                        IL            60188         DuPage                  1         Retail
43.27   Lincolnwood                         IL            60712         Cook                    1         Retail
43.28   Lansing                             MI            48917         Eaton                   1         Retail
43.29   Philadelphia                        PA            19136         Philadelphia            1         Retail
  44    Azusa                               CA            91702         Los Angeles             1         Multifamily
  45    Phoenix                             AZ            85008         Maricopa                1         Office
  46    Aventura                            FL            33180         Miami-Dade              1         Retail
  47    Various                             NJ           Various        Various                 2         Retail
47.01   Vineland                            NJ            08360         Cumberland              1         Retail
47.02   Northfield                          NJ            08225         Atlantic                1         Retail
  48    Phoenix                             AZ            85022         Maricopa                1         Office
  49    Burleson                            TX            76028         Johnson                 1         Retail
  50    Glenview                            IL            60025         Cook                    1         Office
  51    Escondido                           CA            92025         San Diego               1         Retail
  52    Appleton                            WI            54914         Outagamie               1         Retail
  53    Mayfield Heights                    OH            44124         Cuyahoga                1         Office
  54    Chantilly                           VA            20151         Fairfax                 1         Industrial
  55    El Paso                             TX            79925         El Paso                 1         Retail
  56    Elkhart                             IN            46514         Elkart                  1         Industrial
  57    Brooklyn                            NY            11325         Kings                   1         Hotel
  58    Okemos                              MI            48864         Ingham                  1         Multifamily
  59    Las Vegas                           NV            89030         Clark                   1         Multifamily
  60    Aurora                              CO            80014         Arapahoe                1         Retail
  61    Schaumburg                          IL            60173         Cook                    1         Retail
  62    Sacramento                          CA            95826         Sacramento              1         Industrial
  63    Los Angeles                         CA            90015         Los Angeles             1         Office
  64    Valley Village                      CA            91607         Los Angeles             1         Multifamily
  65    Sarasota                            FL            34239         Sarasota                1         Office
  66    Grand Chute                         WI            54913         Outagamie               1         Retail
  67    Huntsville                          AL            35806         Madison                 1         Hotel
  68    Chicago                             IL            60608         Cook                    1         Retail
  69    Bethlehem                           PA            18017         Northampton             1         Office
  70    Bowie                               MD            20716         Prince George's         1         Office
  71    Omaha                               NE            68144         Douglas                 1         Retail
  72    Lakewood                            NJ            08701         Ocean                   1         Hotel
  73    Westfall Township                   PA            18337         Pike                    1         Retail
  74    Davenport                           FL            33837         Polk                    1         Manufactured Housing
  75    Chicago                             IL            60615         Cook                    1         Multifamily
  76    Chandler                            AZ            85225         Maricopa                1         Industrial
  77    Texarkana                           TX            75503         Bowie                   1         Multifamily
  78    Pleasantville                       NJ            08232         Atlantic                1         Office
  79    Las Vegas                           NV            89106         Clark                   1         Office
  80    Lincolnton                          NC            28092         Lincoln                 1         Retail
  81    Austin                              TX            78757         Travis                  1         Retail
  82    Westerville                         OH            43081         Franklin                1         Retail
  83    Albuquerque                         NM            87109         Bernalillo              1         Retail
  84    Baton Rouge                         LA            70809         East Baton Rouge        1         Office
  85    Sunnyvale                           CA            94089         Santa Clara             1         Industrial
  86    Tucson                              AZ            85179         Pima                    1         Retail
  87    Wall Township                       NJ            07719         Monmouth                1         Office
  88    Apache Junction                     AZ           Various        Pinal                   4         Manufactured Housing
88.01   Apache Junction                     AZ            85219         Pinal                   1         Manufactured Housing
88.02   Apache Junction                     AZ            85220         Pinal                   1         Manufactured Housing
88.03   Apache Junction                     AZ            85220         Pinal                   1         Manufactured Housing
88.04   Apache Junction                     AZ            85220         Pinal                   1         Manufactured Housing
  89    Saint Petersburg                    FL            33714         Pinellas                1         Manufactured Housing
  90    Various                           Various        Various        Various                 2         Retail
90.01   Harvey                              LA            70058         Jefferson               1         Retail
90.02   Union Gap                           WA            98903         Yakima                  1         Retail
  91    Chicago                             IL            60612         Cook                    1         Industrial
  92    Woodstock                           VA            22664         Shenandoah              1         Retail
  93    Secaucus                            NJ            07094         Hudson                  1         Industrial
  94    Louisville                          KY            40223         Jefferson               1         Office
  95    Cincinnati                          OH            45227         Hamilton                1         Office
  96    Midland                             TX            79705         Midland                 1         Retail
  97    Los Angeles                         CA            90069         Los Angeles             1         Retail
  98    South Plainfield                    NJ            07080         Middlesex               1         Retail
  99    Bethlehem                           PA            18017         Northampton             1         Office
 100    Northridge                          CA            91324         Los Angeles             1         Multifamily
 101    Dover                               DE            19901         Kent                    1         Hotel
 102    Ballwin                             MO            63011         Saint Louis             1         Retail
 103    Indio                               CA            92201         Riverside               1         Manufactured Housing
 104    Houston                             TX            77058         Harris                  1         Office
 105    Fontana                             CA            92335         San Bernardino          1         Retail
 106    Inver Grove Heights                 MN            55076         Dakota                  1         Hotel
 107    Elizabethtown                       KY            42701         Hardin                  1         Hotel
 108    Whitehall                           PA            18052         Lehigh                  1         Multifamily
 109    Indio                               CA            92201         Riverside               1         Manufactured Housing
 110    Apple Valley                        MN            55124         Dakota                  1         Hotel
 111    Sunnyvale                           CA            94089         Santa Clara             1         Industrial
 112    Round Rock                          TX            78664         Williamson              1         Retail
 113    Van Nuys                            CA            91405         Los Angeles             1         Multifamily
 114    Peoria                              IL            61615         Peoria                  1         Manufactured Housing
 115    Tomball                             TX            77375         Harris                  1         Retail
 116    New Martinsville                    WV            26155         Wetzel                  1         Retail
 117    Crown Point                         IN            46307         Lake                    1         Multifamily
 118    Starkville                          MS            39759         Oktibbeha               1         Hotel
 119    Wallingford                         CT            06492         New Haven               1         Office
 120    Mesquite                            NV            89027         Clark                   1         Retail
 121    Germantown                          MD            20874         Montgomery              1         Office
 122    Lewes                               DE            19958         Sussex                  1         Multifamily
 123    Spring Hill                         FL            34606         Hernando                1         Retail
 124    Bel Air                             MD            21015         Harford                 1         Office
 125    Louisville                          KY            40222         Jefferson               1         Office
 126    Romulus                             NY            14541         Seneca                  1         Multifamily
 127    West Columbia                       SC            29170         Lexington               1         Retail
 128    Rocky Mount                         NC            27804         Nash                    1         Retail
 129    Phoenix                             AZ            85016         Maricopa                1         Office
 130    Tampa                               FL            33637         Hillsborough            1         Hotel
 131    Houston                             TX            77070         Harris                  1         Self Storage
 132    Norman                              OK            73072         Cleveland               1         Multifamily
 133    Various                             TN           Various        Shelby                  2         Retail
133.01  Bartlett                            TN            38133         Shelby                  1         Retail
133.02  Memphis                             TN            38128         Shelby                  1         Retail
 134    Pasadena                            CA            91107         Los Angeles             1         Retail
 135    Manassas                            VA            20109         Prince William          1         Industrial
 136    Lindenhurst                         NY            11757         Suffolk                 1         Office
 137    Littleton                           CO            80127         Jefferson               1         Retail
 138    Midland                             TX            79705         Midland                 1         Retail
 139    Burlington                          NC            27215         Alamance                1         Multifamily
 140    Monroe                              NC            28110         Union                   1         Hotel
 141    Beverly Hills                       CA            90210         Los Angeles             1         Retail
 142    Haddam                              CT            06438         Middlesex               1         Self Storage
 143    Brentwood                           TN            37027         Williamson              1         Industrial
 144    Davenport                           FL            33837         Polk                    1         Self Storage
 145    Lancaster                           CA            93535         Los Angeles             1         Manufactured Housing
 146    Avon Park                           FL            33825         Highlands               1         Self Storage
 147    Lakeland                            FL            33813         Polk                    1         Self Storage
 148    Overland Park                       KS            66209         Johnson                 1         Office
 149    Mechanicsburg                       PA            17050         Cumberland              1         Retail

ANNEX   PROPERTY                              YEAR                  UNIT OF                 OCCUPANCY    APPRAISED
 ID #   SUBTYPE                 YEAR BUILT  RENOVATED    UNITS      MEASURE    OCCUPANCY %    DATE     VALUE ($)(15)
-----   ----------------------  ----------  ---------  ---------  -----------  -----------  ---------  -------------

  1     Garden/High Rise           1943       1996         4,238     Units         96.6      06/28/06  1,300,000,000
  2     CBD                        1984       1998     1,120,280  Square Feet      86.4      04/30/06    478,000,000
  3     Suburban/R&D             Various     Various   5,332,996  Square Feet      71.4      06/27/06  1,156,900,000
 3.01   Suburban/R&D               1990       1998       775,249  Square Feet     100.0      06/27/06    199,900,000
 3.02   Suburban/R&D               1979       1984       397,510  Square Feet     100.0      06/27/06    161,600,000
 3.03   Suburban/R&D               1983       1985       608,968  Square Feet      56.8      06/27/06    105,100,000
 3.04   Suburban/R&D               1980                  427,501  Square Feet      96.5      06/27/06     94,600,000
 3.05   Suburban/R&D               1977       1978       465,155  Square Feet      60.2      06/27/06     94,500,000
 3.06   Suburban/R&D               1978       1983       371,106  Square Feet      75.7      06/27/06     76,500,000
 3.07   Suburban/R&D               1990       2002       330,670  Square Feet      46.7      06/27/06     67,100,000
 3.08   Suburban/R&D               1966       1984       293,297  Square Feet      73.2      06/27/06     52,800,000
 3.09   Suburban/R&D               1979                  260,561  Square Feet      81.0      06/27/06     50,000,000
 3.10   Suburban/R&D               1962       1979       252,615  Square Feet      75.6      06/27/06     42,100,000
 3.11   Suburban/R&D               1959       2000       170,769  Square Feet      81.4      06/27/06     39,600,000
 3.12   Suburban/R&D               1975       1980       251,061  Square Feet      23.7      06/27/06     38,700,000
 3.13   Suburban/R&D               1962       1999       202,149  Square Feet      64.0      06/27/06     34,000,000
 3.14   Suburban/R&D               1997                   96,066  Square Feet     100.0      06/27/06     23,200,000
 3.15   Suburban/R&D               1984                  120,693  Square Feet      47.1      06/27/06     22,400,000
 3.16   Suburban/R&D               1983                  128,000  Square Feet      20.0      06/27/06     20,800,000
 3.17   Suburban/R&D               1972                   83,336  Square Feet      46.4      06/27/06     19,600,000
 3.18   Suburban/R&D               1979                   98,290  Square Feet       0.0      06/27/06     14,400,000
  4     CBD                        1991                1,313,409  Square Feet      96.2      05/31/06    610,000,000
  5     Anchored                   1990       2006       826,686  Square Feet      97.9      04/30/06    240,000,000
  6     Anchored                   1988       1997       309,112  Square Feet      94.5      07/05/06    360,000,000
  7     Various                  Various     Various   2,990,295  Square Feet      96.1      Various     192,320,000
 7.01   Suburban                   2001                  120,483  Square Feet     100.0      01/26/06     40,000,000
 7.02   Warehouse/Distribution     1996       1998       888,942  Square Feet      96.2      02/22/06     30,000,000
 7.03   Warehouse/Distribution     1977       1998       492,090  Square Feet      91.1      04/24/06     23,700,000
 7.04   Suburban                   1987       2002       117,069  Square Feet      97.1      07/17/06     20,260,000
 7.05   Flex                       1989                  191,146  Square Feet     100.0      04/01/06     16,500,000
 7.06   Warehouse/Distribution     1967                  314,574  Square Feet     100.0      04/13/06     22,000,000
 7.07   Warehouse/Distribution     1954       2004       171,388  Square Feet     100.0      05/23/06     12,060,000
 7.08   Flex                       1972       2000       214,110  Square Feet     100.0      12/01/05     10,300,000
 7.09   Flex                       1999                  110,511  Square Feet     100.0      10/01/05      5,800,000
 7.10   Warehouse/Distribution     1978                   86,400  Square Feet     100.0      12/01/05      3,500,000
 7.11   Warehouse/Distribution     1975       1993        78,750  Square Feet     100.0      12/01/05      3,300,000
 7.12   Flex                       1977       2005        74,000  Square Feet     100.0      12/01/05      3,600,000
 7.13   Warehouse/Distribution     1976       2000        54,095  Square Feet     100.0      12/01/05      2,200,000
 7.14   Warehouse/Distribution     1970       2005        40,000  Square Feet     100.0      12/01/05      1,900,000
 7.15   Flex                       1986       2005        36,737  Square Feet       0.0      03/11/06      1,650,000
  8     Various                  Various     Various   2,377,440  Square Feet     100.0      Various     143,390,000
 8.01   Warehouse/Distribution     1989       1994       914,315  Square Feet     100.0      05/31/06     21,500,000
 8.02   Flex                       1998       2000       159,785  Square Feet     100.0      04/30/06     17,900,000
 8.03   Suburban                   2001                   74,000  Square Feet     100.0      04/30/06     14,900,000
 8.04   Suburban                   1985                   86,204  Square Feet     100.0      04/30/06     14,300,000
 8.05   Suburban                   1993                   72,486  Square Feet     100.0      04/30/06     10,900,000
 8.06   Flex                       2003                  115,286  Square Feet     100.0      04/30/06      9,540,000
 8.07   Flex                       1989                  176,607  Square Feet     100.0      04/30/06      8,900,000
 8.08   Flex                       1997                  136,000  Square Feet     100.0      04/30/06      9,000,000
 8.09   Warehouse/Distribution     1997       1999       102,475  Square Feet     100.0      04/30/06      8,500,000
 8.10   Warehouse/Distribution     1976       2000       203,496  Square Feet     100.0      04/30/06      7,550,000
 8.11   Warehouse/Distribution     1972       2001       131,550  Square Feet     100.0      04/30/06      7,300,000
 8.12   Flex                       2001                   98,592  Square Feet     100.0      04/30/06      6,500,000
 8.13   Warehouse/Distribution     1997                  106,644  Square Feet     100.0      04/30/06      6,600,000
  9     Anchored                   1982       2004       501,514  Square Feet      98.5      05/01/06    115,000,000
  10    Full Service               1984       2005           341     Rooms         76.6      06/30/06     83,600,000
  11    Suburban                   1967       2006       469,014  Square Feet     100.0      07/31/06     72,500,000
  12    Manufactured Housing     Various     Various       1,143      Pads         93.5      05/31/06     61,200,000
12.01   Manufactured Housing       1987                      324      Pads        100.0      05/31/06     23,900,000
12.02   Manufactured Housing       1968       2001           548      Pads         86.7      05/31/06     21,800,000
12.03   Manufactured Housing       1969       2005           271      Pads         99.3      05/31/06     15,500,000
  13    CBD                        1984                  475,258  Square Feet      81.9      06/01/06     58,000,000
  14    Various                  Various     Various     449,950  Square Feet     100.0      Various      50,800,000
14.01   Suburban                   2004                  200,000  Square Feet     100.0      06/01/06     38,000,000
14.02   Flex                       1988       2002       249,950  Square Feet     100.0      06/19/06     12,800,000
  15    Senior Housing             2004                      103     Units        100.0      07/17/06     34,500,000
  16    Anchored                   1987       2000       109,151  Square Feet     100.0      08/15/06     34,200,000
  17    Anchored                   1978       1992       272,908  Square Feet      79.2      06/07/06     31,800,000
  18    CBD                        1983       2001        89,143  Square Feet      98.3      01/01/06     34,000,000
  19    Garden                     2002                      326     Units         91.1      06/20/06     29,200,000
  20    Anchored                   2001                  116,224  Square Feet     100.0      08/24/06     32,000,000
  21    Anchored                   1987                  219,481  Square Feet      97.5      04/12/06     28,200,000
  22    Anchored                   2005                  119,412  Square Feet      93.3      06/21/06     37,200,000
  23    Garden                     1984       2005           396     Units         99.7      06/29/06     25,500,000
  24    Warehouse/Distribution     1995       1997       536,000  Square Feet      95.5      07/20/06     25,000,000
  25    Suburban                   1988                  123,248  Square Feet      99.9      08/01/06     25,100,000
  26    Unanchored               Various     Various     103,091  Square Feet      98.4      Various      29,900,000
26.01   Unanchored                 1911       2006        30,027  Square Feet      94.6      03/01/06     14,200,000
26.02   Unanchored                 1930                   20,817  Square Feet     100.0      05/03/06      8,400,000
26.03   Unanchored                 1958       1999        48,247  Square Feet     100.0      03/22/06      5,300,000
26.04   Unanchored                 1946                    4,000  Square Feet     100.0      05/03/06      2,000,000
  27    Suburban                   1986                  100,890  Square Feet      96.5      05/01/06     20,800,000
  28    Anchored                   1970       2004       220,234  Square Feet      94.3      05/31/06     21,600,000
  29    Various                  Various     Various     514,509  Square Feet     100.0      02/23/06     22,930,000
29.01   Suburban                   2000                   69,287  Square Feet     100.0      02/23/06     13,900,000
29.02   Manufacturing              1971       2001       291,142  Square Feet     100.0      02/23/06      5,580,000
29.03   Manufacturing              1998                   50,000  Square Feet     100.0      02/23/06      1,200,000
29.04   Warehouse                  1970       2005        52,080  Square Feet     100.0      02/23/06      1,150,000
29.05   Manufacturing              1970       2005        52,000  Square Feet     100.0      02/23/06      1,100,000
  30    Mid rise                 Various     Various         199     Units         99.0      07/27/06     21,300,000
30.01   Mid rise                   1927       2006           110     Units         98.2      07/27/06     14,300,000
30.02   Mid rise                   1930       2005            89     Units        100.0      07/27/06      7,000,000
  31    Anchored                   1969       2004       111,740  Square Feet      97.4      12/01/05     21,750,000
  32    Garden                     1963       2006           164     Units         94.5      06/28/06     23,800,000
  33    Suburban                   1997                  127,083  Square Feet     100.0      04/30/06     18,000,000
  34    Garden                     1998                      248     Units         95.6      07/24/06     19,000,000
  35    Senior Housing             2004                      203     Units         85.2      07/18/06     20,500,000
  36    Suburban                   1974       1991       134,179  Square Feet      86.1      06/30/06     16,000,000
  37    Unanchored                 2006                   40,666  Square Feet      94.8      08/17/06     16,100,000
  38    Garden                     2001                      276     Units         92.0      05/31/06     17,325,000
  39    Warehouse/Distribution     1986       2005       161,167  Square Feet     100.0      06/12/06     19,600,000
  40    Full Service               1971       1998           184     Rooms         65.8      05/31/06     16,200,000
  41    Office/Retail              2005                   38,674  Square Feet      93.3      03/13/06     15,500,000
  42    Anchored                   2005                   55,121  Square Feet      91.9      06/01/06     13,400,000
  43    Unanchored               Various     Various      53,707  Square Feet      87.6      08/01/06     20,430,000
43.01   Unanchored                 2006                    2,800  Square Feet     100.0      08/01/06      2,170,000
43.02   Unanchored                 1960                    3,391  Square Feet     100.0      08/01/06      1,200,000
43.03   Unanchored                 1977       2005         1,392  Square Feet     100.0      08/01/06      1,020,000
43.04   Unanchored                 1976                    1,719  Square Feet       0.0      08/01/06        950,000
43.05   Unanchored                 1954       2004         1,260  Square Feet     100.0      08/01/06        950,000
43.06   Unanchored                 2001                    2,863  Square Feet     100.0      08/01/06        900,000
43.07   Unanchored                 2006                    1,497  Square Feet     100.0      08/01/06        870,000
43.08   Unanchored                 1978                    1,798  Square Feet       0.0      08/01/06        850,000
43.09   Unanchored                 1977                    2,359  Square Feet     100.0      08/01/06        750,000
43.10   Unanchored                 1990                    2,496  Square Feet     100.0      08/01/06        730,000
43.11   Unanchored                 1984                    1,700  Square Feet     100.0      08/01/06        790,000
43.12   Unanchored                 1968                    1,967  Square Feet     100.0      08/01/06        700,000
43.13   Unanchored                 1970                    1,904  Square Feet     100.0      08/01/06        640,000
43.14   Unanchored                 1977       2005         1,980  Square Feet     100.0      08/01/06        590,000
43.15   Unanchored                 1945                    1,710  Square Feet     100.0      08/01/06        580,000
43.16   Unanchored                 1977                    1,900  Square Feet     100.0      08/01/06        580,000
43.17   Unanchored                 1975                    1,890  Square Feet     100.0      08/01/06        560,000
43.18   Unanchored                 1976                    1,802  Square Feet     100.0      08/01/06        550,000
43.19   Unanchored                 1968                    1,852  Square Feet     100.0      08/01/06        550,000
43.20   Unanchored                 1966                    1,722  Square Feet     100.0      08/01/06        550,000
43.21   Unanchored                 1984                    1,855  Square Feet     100.0      08/01/06        540,000
43.22   Unanchored                 1970                    1,800  Square Feet     100.0      08/01/06        530,000
43.23   Unanchored                 1959                    1,413  Square Feet     100.0      08/01/06        500,000
43.24   Unanchored                 1940                    1,566  Square Feet     100.0      08/01/06        500,000
43.25   Unanchored                 1975                    1,690  Square Feet       0.0      08/01/06        500,000
43.26   Unanchored                 1977                    1,378  Square Feet     100.0      08/01/06        440,000
43.27   Unanchored                 1950                    1,141  Square Feet     100.0      08/01/06        400,000
43.28   Unanchored                 1977                    1,400  Square Feet     100.0      08/01/06        350,000
43.29   Unanchored                 1960                    1,462  Square Feet       0.0      08/01/06        190,000
  44    Garden                     1987                      122     Units         91.8      07/12/06     17,500,000
  45    Suburban                   1999                  102,185  Square Feet      92.1      07/12/06     14,900,000
  46    Anchored                   2000                   24,495  Square Feet     100.0      06/01/06     13,200,000
  47    Anchored                 Various                  28,739  Square Feet     100.0      06/26/06     13,400,000
47.01   Anchored                   1999                   16,000  Square Feet     100.0      06/26/06      8,075,000
47.02   Anchored                   2000                   12,739  Square Feet     100.0      06/26/06      5,325,000
  48    Suburban                   1985                   83,119  Square Feet      90.1      07/19/06     13,400,000
  49    Anchored                   2004                   49,896  Square Feet     100.0      08/11/06     15,000,000
  50    Suburban                   2001                   60,354  Square Feet     100.0      08/08/06     11,500,000
  51    Shadow Anchored            1984                   52,427  Square Feet     100.0      07/06/06     12,600,000
  52    Anchored                   1984       1994       187,912  Square Feet      99.2      06/27/06     10,900,000
  53    Suburban                   1988       1999        77,664  Square Feet     100.0      06/30/06     10,600,000
  54    Flex                       1988                  114,231  Square Feet      89.8      07/19/06     14,500,000
  55    Anchored                   1957       1991       119,286  Square Feet      99.0      08/09/06     11,000,000
  56    Warehouse/Distribution     1985       2006       266,775  Square Feet     100.0      08/01/06     10,250,000
  57    Limited Service            2004                       60     Rooms         90.6      06/30/06     11,200,000
  58    Garden                     1970       1995           228     Units         95.6      07/10/06     11,400,000
  59    Garden                     1988                      160     Units         95.0      07/13/06     13,500,000
  60    Unanchored                 1980       1984        96,181  Square Feet      84.4      07/13/06      9,590,000
  61    Unanchored                 2006                  157,705  Square Feet     100.0      05/11/06     10,200,000
  62    Flex                       1980                   68,639  Square Feet      92.5      08/02/06      9,250,000
  63    CBD                        1927       2004       149,505  Square Feet      98.7      08/15/06     13,800,000
  64    Garden                     1986       2005            54     Units         96.2      07/05/06      9,960,000
  65    Medical Office             2003                   28,416  Square Feet     100.0      07/31/06     10,950,000
  66    Shadow Anchored            1993       2006        45,762  Square Feet      72.7      08/07/06      8,820,000
  67    Full Service               1986       2006           200     Rooms         70.4      04/30/06     11,300,000
  68    Anchored                   1963       2004        49,984  Square Feet     100.0      07/01/06      9,000,000
  69    Suburban                   1985                   73,000  Square Feet      83.4      08/08/06      8,500,000
  70    Suburban                   2000                   36,548  Square Feet     100.0      08/01/06      9,000,000
  71    Shadow Anchored            1982       2006        61,811  Square Feet      73.9      06/06/06     11,200,000
  72    Limited Service            1978       2004           104     Rooms         66.6      05/31/06      9,100,000
  73    Anchored                   2005                   43,955  Square Feet      91.1      05/16/06      8,300,000
  74    Manufactured Housing       1985                      309      Pads         89.0      06/26/06      9,900,000
  75    Garden                     1916                      122     Units         99.2      05/30/06      7,600,000
  76    Flex                       1997                   77,225  Square Feet     100.0      08/02/06      8,100,000
  77    Garden                     1984                      184     Units         95.7      06/02/06      7,750,000
  78    Suburban                   1985                   73,416  Square Feet      98.8      08/31/06      9,000,000
  79    Suburban                   2006                   19,566  Square Feet     100.0      07/01/06      8,300,000
  80    Anchored                   1988       2001        82,943  Square Feet      93.0      01/26/06      7,000,000
  81    Unanchored                 1972       1999        35,005  Square Feet     100.0      07/18/06      7,000,000
  82    Unanchored                 1967       2004       108,713  Square Feet      99.0      06/01/06      7,600,000
  83    Shadow Anchored            1985                   64,602  Square Feet     100.0      07/10/06      8,000,000
  84    Suburban                   1994                   52,161  Square Feet     100.0      07/01/06      6,900,000
  85    Flex                       1979       2005        50,000  Square Feet     100.0      06/13/06      8,750,000
  86    Unanchored                 1984                   46,076  Square Feet      84.8      06/30/06      7,300,000
  87    Suburban                   2006                   41,176  Square Feet     100.0      07/18/06      7,500,000
  88    Manufactured Housing     Various     Various         507      Pads         69.6      Various       8,920,000
88.01   Manufactured Housing       1983         0            188      Pads         54.8      06/30/06      2,180,000
88.02   Manufactured Housing       1975       2005            94      Pads         86.2      7/1/2006      3,000,000
88.03   Manufactured Housing       1975       2004           105      Pads         95.2      07/01/06      2,000,000
88.04   Manufactured Housing       2001         0            120      Pads         57.5      06/30/06      1,740,000
  89    Manufactured Housing       1953       2001           271      Pads         98.1      07/31/06      7,200,000
  90    Anchored                 Various                  38,872  Square Feet     100.0      08/01/06      7,920,000
90.01   Anchored                   2003                   19,377  Square Feet     100.0      08/01/06      4,520,000
90.02   Anchored                   2000                   19,495  Square Feet     100.0      08/01/06      3,400,000
  91    Flex                       1922       2006       163,995  Square Feet     100.0      07/28/06      8,800,000
  92    Anchored                   1985       2002        83,845  Square Feet     100.0      07/10/06      6,400,000
  93    Warehouse/Distribution     1972       2000        89,019  Square Feet     100.0      06/30/06      8,800,000
  94    Suburban                   2006                   45,000  Square Feet      66.7      02/01/05      6,800,000
  95    Suburban                   2000                   38,412  Square Feet     100.0      08/25/06      6,700,000
  96    Anchored                   1985                   68,955  Square Feet      97.1      06/27/06      6,200,000
  97    Unanchored                 1944                    3,372  Square Feet     100.0      05/01/06      7,350,000
  98    Unanchored                 2005                   24,272  Square Feet     100.0      06/01/06      6,200,000
  99    Suburban                   1990                   47,765  Square Feet     100.0      08/08/06      6,300,000
 100    Garden                     1977       2003            50     Units         98.0      06/06/06      6,970,000
 101    Limited Service            1988       2004            81     Rooms         75.9      09/30/05      7,500,000
 102    Anchored                   1998       2005        33,800  Square Feet     100.0      08/01/06      8,100,000
 103    Manufactured Housing       1971       2000           185      Pads        100.0      06/01/06      8,050,000
 104    Suburban                   1980       2004        75,133  Square Feet      75.6      06/24/06      6,400,000
 105    Unanchored                 2006                   24,895  Square Feet     100.0      08/03/06      7,950,000
 106    Limited Service            1998       2004            80     Rooms         74.0      06/30/06      6,100,000
 107    Limited Service            2005                       75     Rooms         74.6      07/22/06      6,400,000
 108    Garden                     1971       1996            78     Units         96.2      07/10/06      5,700,000
 109    Manufactured Housing       1971       2000           151      Pads        100.0      06/01/06      7,000,000
 110    Limited Service            1996                       63     Rooms         76.0      06/30/06      6,500,000
 111    Flex                       1981       2005        50,000  Square Feet     100.0      06/13/06      7,550,000
 112    Unanchored                 2004                   45,174  Square Feet      67.6      07/10/06     11,000,000
 113    Garden                     2006                       27     Units         40.7      06/16/06      6,870,000
 114    Manufactured Housing       1970       2004           280      Pads         95.4      05/24/06      8,600,000
 115    Shadow Anchored            2002                   34,918  Square Feet      86.3      08/08/06      5,200,000
 116    Anchored                   1972       2005       174,233  Square Feet      82.4      06/30/06      5,040,000
 117    Garden                     1972       2005            72     Units        100.0      06/02/06      4,600,000
 118    Limited Service            1997                       69     Rooms         72.9      05/24/06      5,040,000
 119    Suburban                   1980                   39,078  Square Feet      93.7      07/28/06      4,600,000
 120    Unanchored                 1997                   24,668  Square Feet      90.6      04/01/06      5,400,000
 121    Suburban                   2003                   21,108  Square Feet     100.0      08/01/06      4,400,000
 122    Garden                     2004                       40     Units        100.0      05/31/06      6,100,000
 123    Unanchored                 1985       2003        37,250  Square Feet      93.0      07/01/06      4,600,000
 124    Suburban                   1987       2006        29,039  Square Feet      86.4      07/01/06      4,950,000
 125    Suburban                   2001                   24,960  Square Feet     100.0      07/31/06      4,100,000
 126    Garden                     1960       2000           124     Units         85.5      06/27/06      4,300,000
 127    Anchored                   1974       2005        84,110  Square Feet     100.0      03/08/06      4,100,000
 128    Anchored                   1995                   43,450  Square Feet      96.3      07/21/06      3,800,000
 129    Suburban                   1983       2005        19,282  Square Feet     100.0      07/14/06      4,550,000
 130    Limited Service            1989       2003           122     Rooms         58.0      07/21/06      5,000,000
 131    Self Storage               1995       2003           689     Units         89.8      07/31/06      4,000,000
 132    Garden                     1984                      128     Units         93.0      06/30/06      4,075,000
 133    Unanchored               Various                  46,470  Square Feet      90.7      Various       3,525,000
133.01  Unanchored                 1999                   15,420  Square Feet      71.9      06/01/06      1,875,000
133.02  Unanchored                 1988                   31,050  Square Feet     100.0      04/30/06      1,650,000
 134    Unanchored                 1988                    8,360  Square Feet     100.0      06/30/06      3,700,000
 135    Warehouse/Distribution     1987                   39,099  Square Feet     100.0      07/31/06      6,250,000
 136    Suburban                   1870       2006        21,500  Square Feet     100.0      07/21/06      6,200,000
 137    Unanchored                 2004                   10,000  Square Feet     100.0      06/14/06      3,160,000
 138    Unanchored                 1982       2002        36,064  Square Feet     100.0      05/01/06      2,900,000
 139    Garden                     1972       2003           100     Units         93.0      07/21/06      2,650,000
 140    Limited Service            1986       1995            65     Rooms         61.3      02/28/06      3,600,000
 141    Unanchored                 1960       2006         1,800  Square Feet     100.0      05/01/06      2,750,000
 142    Self Storage               2003                      345     Units         84.3      07/31/06      2,000,000
 143    Warehouse/Distribution     1989       1998        15,900  Square Feet     100.0      07/24/06      1,800,000
 144    Self Storage               1988       2003           592     Units         66.7      05/01/06      3,850,000
 145    Manufactured Housing       1957       1997            55      Pads        100.0      07/31/06      1,800,000
 146    Self Storage               1987       2003           486     Units         96.7      05/01/06      3,160,000
 147    Self Storage               1978       2000           208     Units         91.3      04/27/06      1,880,000
 148    Suburban                   2001                    6,000  Square Feet     100.0      06/14/06      1,000,000
 149    Unanchored                 2006                    5,845  Square Feet     100.0      07/01/06      1,875,000

                                                      ORIGINAL                               CURRENT                      LOAN
ANNEX   APPRAISAL     CURRENT        ORIGINAL         BALANCE             CURRENT            BALANCE       % OF INITIAL   GROUP
 ID #   DATE(15)   LTV %(1),(19)  BALANCE ($)(2)  PER UNIT ($)(19)  BALANCE ($)(2),(19)  PER UNIT ($)(19)  POOL BALANCE  1 OR 2
------  ---------  -------------  --------------  ----------------  -------------------  ----------------  ------------  ------

  1      07/11/06      59.6         387,500,000         182,869        387,500,000.00         182,869         12.64%        2
  2      05/11/06      58.6         280,000,000             250        280,000,000.00             250          9.13%        1
  3       Various      60.5         250,000,000              47        250,000,000.00             131          8.15%        1
 3.01    04/11/06                    43,396,071              56         43,396,071.00              56
 3.02    04/11/06                    35,081,786              88         35,081,786.00              88
 3.03    04/15/06                    21,665,357              36         21,665,357.00              36
 3.04    04/11/06                    20,536,786              48         20,536,786.00              48
 3.05    04/11/06                    20,515,000              44         20,515,000.00              44
 3.06    04/11/06                    16,607,500              45         16,607,500.00              45
 3.07    04/11/06                    14,566,786              44         14,566,786.00              44
 3.08    04/11/06                    11,462,143              39         11,462,143.00              39
 3.09    04/11/06                    10,854,286              42         10,854,286.00              42
 3.10    04/11/06                     9,139,286              36          9,139,286.00              36
 3.11    04/11/06                     8,596,786              50          8,596,786.00              50
 3.12    04/11/06                     8,401,429              33          8,401,429.00              33
 3.13    04/11/06                     7,381,071              37          7,381,071.00              37
 3.14    04/11/06                     5,036,429              52          5,036,429.00              52
 3.15    04/11/06                     4,862,857              40          4,862,857.00              40
 3.16    04/11/06                     4,515,357              35          4,515,357.00              35
 3.17    04/11/06                     4,255,000              51          4,255,000.00              51
     04/11/06                     3,126,070              32          3,126,070.00              32
  4      06/12/06      75.1         229,000,000             349        229,000,000.00             349          7.47%        1
  5      05/01/06      76.0         182,300,000             221        182,300,000.00             221          5.94%        1
  6      07/19/06      62.1         173,500,000             723        173,500,000.00             723          5.66%        1
  7       Various      60.7         116,704,000              39        116,704,000.00              39          3.81%        1
 7.01    04/10/06      60.7          24,000,000             199         24,000,000.00             199          0.78%        1
 7.02    04/10/06      60.7          18,000,000              20         18,000,000.00              20          0.59%        1
 7.03    04/13/06      60.7          14,040,000              29         14,040,000.00              29          0.46%        1
 7.04    01/23/06      60.7          12,150,000             104         12,150,000.00             104          0.40%        1
 7.05    05/04/06      60.7          10,410,000              54         10,410,000.00              54          0.34%        1
 7.06    04/10/06      60.7          10,200,000              32         10,200,000.00              32          0.33%        1
 7.07    06/02/06      60.7           7,234,000              42          7,234,000.00              42          0.24%        1
 7.08    01/27/06      60.7           6,377,774              30          6,377,773.55              30          0.21%        1
 7.09    11/07/05      60.7           3,480,000              31          3,480,000.00              31          0.11%        1
 7.10    01/27/06      60.7           2,573,629              30          2,573,628.67              30          0.08%        1
 7.11    01/27/06      60.7           2,345,755              30          2,345,755.30              30          0.08%        1
 7.12    01/27/06      60.7           2,100,000              28          2,100,000.00              28          0.07%        1
 7.13    01/27/06      60.7           1,611,348              30          1,611,347.72              30          0.05%        1
 7.14    01/27/06      60.7           1,191,495              30          1,191,494.76              30          0.04%        1
 7.15    03/31/06      60.7             990,000              27            990,000.00              27          0.03%        1
  8       Various      76.9         110,200,000              46        110,200,000.00              46          3.59%        1
 8.01    05/17/06                    16,700,000              18         16,700,000.00              18
 8.02    05/19/06                    13,525,000              85         13,525,000.00              85
 8.03    05/12/06                    11,650,000             157         11,650,000.00             157
 8.04    05/12/06                    11,250,000             131         11,250,000.00             131
 8.05    05/17/06                     8,450,000             117          8,450,000.00             117
 8.06    05/12/06                     7,425,000              64          7,425,000.00              64
 8.07    06/01/06                     6,750,000              38          6,750,000.00              38
 8.08    05/11/06                     6,550,000              48          6,550,000.00              48
 8.09    05/18/06                     6,350,000              62          6,350,000.00              62
 8.10    05/19/06                     6,000,000              29          6,000,000.00              29
 8.11    05/17/06                     5,700,000              43          5,700,000.00              43
 8.12    05/16/06                     5,150,000              52          5,150,000.00              52
 8.13    05/17/06                     4,700,000              44          4,700,000.00              44
  9      05/19/06      70.4          81,000,000             162         81,000,000.00             162          2.64%        1
  10     06/26/06      73.6          61,500,000         180,352         61,500,000.00         180,352          2.01%        1
  11     09/15/06      76.8          55,650,000             119         55,650,000.00             119          1.81%        1
  12      Various      78.6          48,100,000          42,082         48,100,000.00          42,082          1.57%      1, 2
12.01    06/27/06      78.6          18,300,000          56,481         18,300,000.00          56,481          0.60%        2
12.02    06/28/06      78.6          16,850,000          30,748         16,850,000.00          30,748          0.55%        1
12.03    06/28/06      78.6          12,950,000          47,786         12,950,000.00          47,786          0.42%        2
  13     06/12/06      75.9          44,000,000              93         44,000,000.00              93          1.43%        1
  14      Various      72.0          36,600,000              81         36,571,564.93              81          1.19%        1
14.01    07/01/06                    27,500,000             138         27,478,634.85             137
14.02    06/20/06                     9,100,000              36          9,092,930.08              36
  15     06/22/06      74.1          25,600,000         248,544         25,580,849.13         248,358          0.83%        1
  16     03/21/06      74.6          25,500,000             234         25,500,000.00             234          0.83%        1
  17     06/15/06      77.0          24,500,000              90         24,500,000.00              90          0.80%        1
  18     04/10/06      70.0          23,800,000             267         23,800,000.00             267          0.78%        1
  19     06/22/06      78.8          23,000,000          70,552         23,000,000.00          70,552          0.75%        2
  20     04/28/06      71.9          23,000,000             198         23,000,000.00             198          0.75%        1
  21     04/06/06      76.1          21,500,000              98         21,465,937.42              98          0.70%        1
  22     10/01/05      55.4          20,626,400             173         20,626,400.00             173          0.67%        1
  23     05/25/06      78.4          20,000,000          50,505         20,000,000.00          50,505          0.65%        2
  24     06/14/06      78.6          19,675,000              37         19,660,087.48              37          0.64%        1
  25     08/07/06      72.9          18,300,000             148         18,300,000.00             148          0.60%        1
  26     05/17/06      58.5          17,500,000             170         17,500,000.00             170          0.57%        1
26.01    05/17/06                     8,400,000             280          8,400,000.00             280
26.02    05/17/06                     4,550,000             219          4,550,000.00             219
26.03    05/17/06                     3,500,000              73          3,500,000.00              73
26.04    05/17/06                     1,050,000             263          1,050,000.00             263
  27     06/30/06      76.9          16,000,000             159         16,000,000.00             159          0.52%        1
  28     03/14/06      74.0          16,000,000              73         15,987,033.58              73          0.52%        1
  29      Various      64.7          14,900,000              29         14,828,963.48              29          0.48%        1
29.01    02/08/06                     9,032,280             130          8,989,218.14             130
29.02    10/04/05                     3,625,910              12          3,608,623.29              12
29.03    02/15/06                       779,760              16            776,042.45              16
29.04    02/15/06                       747,270              14            743,707.35              14
29.05    02/15/06                       714,780              14            711,372.25              14
  30      Various      68.8          14,650,000          73,618         14,650,000.00          73,618          0.48%        2
30.01    06/19/06                     9,653,654          87,760          9,653,654.08          87,760
30.02    06/29/06                     4,996,346          56,139          4,996,345.92          56,139
  31     11/04/05      64.4          14,000,000             125         14,000,000.00             125          0.46%        1
  32     06/15/06      58.4          13,900,000          84,756         13,900,000.00          84,756          0.45%        2
  33     05/08/06      75.9          13,700,000             108         13,665,810.41             108          0.45%        1
  34     06/18/06      69.7          13,250,000          53,427         13,250,000.00          53,427          0.43%        2
  35     05/03/06      63.4          13,000,000          64,039         13,000,000.00          64,039          0.42%        1
  36     08/08/06      80.0          12,800,000              95         12,800,000.00              95          0.42%        1
  37     05/31/06      76.9          12,380,000             304         12,380,000.00             304          0.40%        1
  38     03/23/06      69.1          11,980,000          43,406         11,980,000.00          43,406          0.39%        2
  39     06/15/06      57.9          11,350,000              70         11,350,000.00              70          0.37%        1
  40     04/04/06      64.8          10,500,000          57,065         10,500,000.00          57,065          0.34%        1
  41     04/01/06      67.6          10,475,000             271         10,475,000.00             271          0.34%        1
  42     06/15/06      77.6          10,400,000             189         10,400,000.00             189          0.34%        1
  43      Various      49.9          10,220,000             190         10,195,989.23             190          0.33%        1
43.01    05/08/06                     1,088,226             389          1,085,668.93             388
43.02    05/05/06                       601,754             177            600,339.85             177
43.03    04/27/06                       511,511             367            510,309.26             367
43.04    05/05/06                       501,495             292            500,317.19             291
43.05    04/14/06                       476,354             378            475,235.06             377
43.06    05/12/06                       451,315             158            450,254.88             157
43.07    04/27/06                       436,292             291            435,266.78             291
43.08    04/14/06                       426,276             237            425,274.71             237
43.09    04/26/06                       376,096             159            375,212.40             159
43.10    04/26/06                       366,080             147            365,220.33             146
43.11    04/26/06                       361,073             212            360,224.30             212
43.12    04/26/06                       351,057             178            350,232.23             178
43.13    05/08/06                       320,908             169            320,154.06             168
43.14    04/14/06                       295,869             149            295,173.89             149
43.15    05/12/06                       290,861             170            290,177.85             170
43.16    04/27/06                       290,861             153            290,177.85             153
43.17    04/27/06                       280,846             149            280,185.78             148
43.18    04/26/06                       275,838             153            275,189.75             153
43.19    04/26/06                       275,838             149            275,189.75             149
43.20    05/12/06                       275,838             160            275,189.75             160
43.21    04/27/06                       270,830             146            270,193.71             146
43.22    05/12/06                       265,822             148            265,197.68             147
43.23    04/26/06                       250,697             177            250,107.62             177
43.24    05/05/06                       250,697             160            250,107.62             160
43.25    04/14/06                       250,697             148            250,107.62             148
43.26    05/12/06                       220,650             160            220,131.41             160
43.27    05/05/06                       185,595             163            185,159.16             162
43.28    04/14/06                       175,477             125            175,065.14             125
43.29    04/14/06                        95,148              65             94,924.66              65
  44     05/30/06      57.7          10,100,000          82,787         10,100,000.00          82,787          0.33%        2
  45     06/12/06      67.1          10,000,000              98         10,000,000.00              98          0.33%        1
  46     06/18/06      72.0           9,500,000             388          9,500,000.00             388          0.31%        1
  47      Various      70.4           9,450,000             329          9,431,654.90             328          0.31%        1
47.01    05/25/06                     5,694,683             356          5,683,627.86             355
47.02    05/28/06                     3,755,317             295          3,748,027.04             294
  48     07/12/06      70.0           9,380,000             113          9,380,000.00             113          0.31%        1
  49     06/14/06      58.8           8,818,047             177          8,818,047.00             177          0.29%        1
  50     06/27/06      75.7           8,700,000             144          8,700,000.00             144          0.28%        1
  51     05/05/06      68.7           8,660,000             165          8,660,000.00             165          0.28%        1
  52     06/24/06      78.4           8,550,000              46          8,550,000.00              46          0.28%        1
  53     06/19/06      79.7           8,450,000             109          8,450,000.00             109          0.28%        1
  54     09/01/06      58.0           8,410,000              74          8,410,000.00              74          0.27%        1
  55     06/27/06      75.0           8,250,000              69          8,250,000.00              69          0.27%        1
  56     07/17/06      78.0           8,000,000              30          8,000,000.00              30          0.26%        1
  57     03/01/06      71.4           8,000,000         133,333          8,000,000.00         133,333          0.26%        1
  58     05/01/06      70.2           8,000,000          35,088          8,000,000.00          35,088          0.26%        2
  59     06/18/06      56.7           7,650,000          47,813          7,650,000.00          47,813          0.25%        2
  60     06/18/06      79.2           7,600,000              79          7,600,000.00              79          0.25%        1
  61     03/31/06      74.5           7,600,000              48          7,600,000.00              48          0.25%        1
  62     06/27/06      80.0           7,400,000             108          7,400,000.00             108          0.24%        1
  63     05/12/06      50.7           7,000,000              47          7,000,000.00              47          0.23%        1
  64     07/12/06      70.0           6,972,000         129,111          6,972,000.00         129,111          0.23%        1
  65     06/07/06      62.1           6,800,000             239          6,794,525.86             239          0.22%        1
  66     09/01/06      74.8           6,600,000             144          6,600,000.00             144          0.22%        1
  67     07/13/06      57.4           6,500,000          32,500          6,487,033.78          32,435          0.21%        1
  68     06/14/06      71.1           6,400,000             128          6,400,000.00             128          0.21%        1
  69     08/01/06      75.0           6,375,000              87          6,375,000.00              87          0.21%        1
  70     07/10/06      70.0           6,300,000             172          6,300,000.00             172          0.21%        1
  71     07/01/06      55.8           6,250,000             101          6,250,000.00             101          0.20%        1
  72     05/01/06      68.1           6,200,000          59,615          6,200,000.00          59,615          0.20%        1
  73     08/01/06      73.5           6,100,000             139          6,100,000.00             139          0.20%        1
  74     06/02/06      60.6           6,000,000          19,417          6,000,000.00          19,417          0.20%        1
  75     05/12/06      78.9           6,000,000          49,180          6,000,000.00          49,180          0.20%        2
  76     07/18/06      72.8           5,900,000              76          5,900,000.00              76          0.19%        1
  77     07/06/06      74.6           5,780,000          31,413          5,780,000.00          31,413          0.19%        2
  78     07/06/06      63.3           5,700,000              78          5,700,000.00              78          0.19%        1
  79     05/10/06      68.1           5,650,000             289          5,650,000.00             289          0.18%        1
  80     04/13/06      80.0           5,600,000              68          5,600,000.00              68          0.18%        1
  81     06/02/06      78.9           5,525,000             158          5,525,000.00             158          0.18%        1
  82     07/12/06      72.4           5,500,000              51          5,500,000.00              51          0.18%        1
  83     06/07/06      68.7           5,500,000              85          5,493,184.49              85          0.18%        1
  84     05/31/06      78.1           5,400,000             104          5,391,853.73             103          0.18%        1
  85     03/31/06      60.6           5,300,000             106          5,300,000.00             106          0.17%        1
  86     06/21/06      71.2           5,200,000             113          5,200,000.00             113          0.17%        1
  87     07/21/06      69.3           5,200,000             126          5,200,000.00             126          0.17%        1
  88     05/24/06      58.3           5,200,000          10,256          5,196,023.41          10,249          0.17%        2
88.01    05/24/06                     1,560,000           8,298          1,558,807.02           8,292
88.02    05/24/06                     1,508,000          16,043          1,506,846.79          16,030
88.03    05/24/06                     1,196,000          11,390          1,195,085.39          11,382
88.04    05/24/06                       936,000           7,800            935,284.21           7,794
  89     06/22/06      71.6           5,155,000          19,022          5,155,000.00          19,022          0.17%        2
  90      Various      65.0           5,150,000             132          5,150,000.00             132          0.17%        1
90.01    07/31/06                     2,950,023             152          2,950,023.00             152
90.02    08/05/06                     2,199,977             113          2,199,977.00             113
  91     07/26/06      58.0           5,100,000              31          5,100,000.00              31          0.17%        1
  92     05/22/06      78.9           5,050,000              60          5,050,000.00              60          0.16%        1
  93     07/05/06      56.8           5,000,000              56          5,000,000.00              56          0.16%        1
  94     07/15/06      73.5           5,000,000             111          5,000,000.00             111          0.16%        1
  95     07/12/06      74.6           5,000,000             130          5,000,000.00             130          0.16%        1
  96     06/30/06      79.8           4,950,000              72          4,950,000.00              72          0.16%        1
  97     01/03/06      67.2           4,950,000           1,468          4,942,532.58           1,466          0.16%        1
  98     05/01/06      79.0           4,900,000             202          4,900,000.00             202          0.16%        1
  99     08/01/06      76.6           4,825,000             101          4,825,000.00             101          0.16%        1
 100     06/15/06      68.9           4,800,000          96,000          4,800,000.00          96,000          0.16%        1
 101     10/26/05      63.7           4,850,000          59,877          4,775,790.44          58,960          0.16%        1
 102     07/31/06      58.6           4,750,000             141          4,750,000.00             141          0.15%        1
 103     06/20/06      58.5           4,710,000          25,459          4,710,000.00          25,459          0.15%        2
 104     03/13/06      72.7           4,650,000              62          4,650,000.00              62          0.15%        1
 105     06/09/06      58.2           4,625,000             186          4,625,000.00             186          0.15%        1
 106     07/08/06      73.8           4,500,000          56,250          4,500,000.00          56,250          0.15%        1
 107     06/30/06      69.5           4,450,000          59,333          4,450,000.00          59,333          0.15%        1
 108     06/06/06      77.9           4,440,000          56,923          4,440,000.00          56,923          0.14%        2
 109     06/20/06      61.3           4,290,000          28,411          4,290,000.00          28,411          0.14%        2
 110     07/08/06      64.6           4,200,000          66,667          4,200,000.00          66,667          0.14%        1
 111     03/31/06      55.6           4,200,000              84          4,200,000.00              84          0.14%        1
 112     06/04/06      37.9           4,175,000              92          4,166,930.12              92          0.14%        1
 113     06/06/06      58.2           4,000,000         148,148          4,000,000.00         148,148          0.13%        2
 114     07/02/06      46.5           4,000,000          14,286          4,000,000.00          14,286          0.13%        1
 115     11/15/05      76.9           4,000,000             115          4,000,000.00             115          0.13%        1
 116     06/15/06      75.9           3,825,000              22          3,825,000.00              22          0.12%        1
 117     05/09/06      80.0           3,680,000          51,111          3,680,000.00          51,111          0.12%        2
 118     06/01/06      71.3           3,600,000          52,174          3,595,950.20          52,115          0.12%        1
 119     07/12/06      76.1           3,500,000              90          3,500,000.00              90          0.11%        1
 120     04/19/06      63.9           3,450,000             140          3,450,000.00             140          0.11%        1
 121     02/06/06      77.3           3,400,000             161          3,400,000.00             161          0.11%        1
 122     06/14/06      55.1           3,360,000          84,000          3,360,000.00          84,000          0.11%        2
 123     07/13/06      70.7           3,250,000              87          3,250,000.00              87          0.11%        1
 124     06/29/06      64.6           3,200,000             110          3,197,505.77             110          0.10%        1
 125     06/28/06      78.0           3,200,000             128          3,197,168.42             128          0.10%        1
 126     02/01/06      73.5           3,160,000          25,484          3,160,000.00          25,484          0.10%        2
 127     07/01/06      76.8           3,150,000              37          3,150,000.00              37          0.10%        1
 128     08/06/06      80.0           3,040,000              70          3,040,000.00              70          0.10%        1
 129     06/12/06      65.9           3,000,000             156          3,000,000.00             156          0.10%        1
 130     05/24/06      60.0           3,000,000          24,590          3,000,000.00          24,590          0.10%        1
 131     05/11/06      74.9           3,000,000           4,354          2,997,860.03           4,351          0.10%        1
 132     07/13/06      72.4           2,950,000          23,047          2,950,000.00          23,047          0.10%        2
 133     05/04/06      79.9           2,820,000              61          2,817,956.98              61          0.09%        1
133.01   05/04/06                     1,500,000              97          1,498,913.29              97
133.02   05/04/06                     1,320,000              43          1,319,043.69              42
 134     06/15/06      69.4           2,567,000             307          2,567,000.00             307          0.08%        1
 135     06/28/06      40.0           2,500,000              64          2,500,000.00              64          0.08%        1
 136     06/30/06      40.2           2,500,000             116          2,495,329.86             116          0.08%        1
 137     06/04/06      76.8           2,427,000             243          2,427,000.00             243          0.08%        1
 138     02/16/06      79.8           2,320,000              64          2,314,687.21              64          0.08%        1
 139     12/27/05      74.7           1,980,000          19,800          1,980,000.00          19,800          0.06%        2
 140     04/10/06      54.2           1,950,000          30,000          1,950,000.00          30,000          0.06%        1
 141     05/20/06      67.2           1,850,000           1,028          1,847,209.15           1,026          0.06%        1
 142     05/19/06      79.9           1,600,000           4,638          1,598,890.78           4,634          0.05%        1
 143     07/19/06      75.0           1,350,000              85          1,350,000.00              85          0.04%        1
 144     05/09/06      31.2           1,200,000           2,027          1,200,000.00           2,027          0.04%        1
 145     06/01/06      55.6           1,000,000          18,182          1,000,000.00          18,182          0.03%        2
 146     05/05/06      31.5             995,000           2,047            995,000.00           2,047          0.03%        1
 147     05/02/06      47.3             890,000           4,279            890,000.00           4,279          0.03%        1
 148     11/21/05      80.0             800,000             133            800,000.00             133          0.03%        1
 149     06/27/06      40.0             750,000             128            750,000.00             128          0.02%        1

         % OF     % OF                                                    NET
ANNEX    LOAN     LOAN    CROSSED(22)    RELATED    INTEREST   ADMIN.   MORTGAGE                 MONTHLY DEBT     ANNUAL DEBT
 ID #   GROUP 1  GROUP 2     LOAN      BORROWER(3)   RATE %    FEE %   RATE %(4)  ACCRUAL TYPE  SERVICE ($)(5)  SERVICE ($)(6)
-----   -------  -------  -----------  -----------  --------  -------  ---------  ------------  --------------  --------------

  1               64.91%                             6.07000  0.02060   6.04940    Actual/360    1,987,327.84    23,847,934.08
  2      11.34%                                      5.95750  0.02060   5.93690    Actual/360    1,409,390.05    16,912,680.60
  3      10.12%                                      6.14040  0.02060   6.11980    Actual/360    1,297,017.36    15,564,208.32
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
  4       9.27%                                      5.10200  0.02060   5.08140    Actual/360      987,154.33    11,845,851.96
  5       7.38%                                      6.16000  0.02060   6.13940    Actual/360      948,803.98    11,385,647.76
  6       7.03%                                      5.68567  0.02060   5.66507    Actual/360      833,470.69    10,001,648.28
  7       4.73%                                      6.01300  0.02060   5.99240    Actual/360      592,906.30     7,114,875.57
 7.01     0.97%                1            A        6.01300  0.02060   5.99240    Actual/360      121,930.28     1,463,163.33
 7.02     0.73%                1            A        6.01300  0.02060   5.99240    Actual/360       91,447.71     1,097,372.50
 7.03     0.57%                1            A        6.01300  0.02060   5.99240    Actual/360       71,329.21       855,950.55
 7.04     0.49%                1            A        6.01300  0.02060   5.99240    Actual/360       61,727.20       740,726.44
 7.05     0.42%                1            A        6.01300  0.02060   5.99240    Actual/360       52,887.26       634,647.10
 7.06     0.41%                1            A        6.01300  0.02060   5.99240    Actual/360       51,820.37       621,844.42
 7.07     0.29%                1            A        6.01300  0.02060   5.99240    Actual/360       36,751.82       441,021.81
 7.08     0.26%                1            A        6.01300  0.02060   5.99240    Actual/360       32,401.82       388,821.85
 7.09     0.14%                1            A        6.01300  0.02060   5.99240    Actual/360       17,679.89       212,158.68
 7.10     0.10%                1            A        6.01300  0.02060   5.99240    Actual/360       13,075.14       156,901.63
 7.11     0.09%                1            A        6.01300  0.02060   5.99240    Actual/360       11,917.44       143,009.30
 7.12     0.09%                1            A        6.01300  0.02060   5.99240    Actual/360       10,668.90       128,026.79
 7.13     0.07%                1            A        6.01300  0.02060   5.99240    Actual/360        8,186.34        98,236.04
 7.14     0.05%                1            A        6.01300  0.02060   5.99240    Actual/360        6,053.30        72,639.64
 7.15     0.04%                1            A        6.01300  0.02060   5.99240    Actual/360        5,029.62        60,355.49
  8       4.46%                                      6.18430  0.02060   6.16370    Actual/360      673,818.52     8,085,822.24
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
 8.11
 8.12
 8.13
  9       3.28%                                      6.08050  0.02060   6.05990    Actual/360      489,835.99     5,878,031.88
  10      2.49%                                      6.08000  0.02060   6.05940    Actual/360      315,927.78     3,791,133.36
  11      2.25%                                      6.24650  0.04060   6.20590    Actual/360      342,519.95     4,110,239.40
  12      0.68%    5.24%                             6.15900  0.02060   6.13840    Actual/360      250,302.04     3,003,624.48
12.01              3.07%       2            B        6.15900  0.02060   6.13840    Actual/360       95,229.26     1,142,751.12
12.02     0.68%                2            B        6.15900  0.02060   6.13840    Actual/360       87,683.77     1,052,205.24
12.03              2.17%       2            B        6.15900  0.02060   6.13840    Actual/360       67,389.01       808,668.12
  13      1.78%                                      6.43000  0.02060   6.40940    Actual/360      239,041.20     2,868,494.40
  14      1.48%                                      6.24200  0.02060   6.22140    Actual/360      225,162.10     2,701,945.20
14.01
14.02
  15      1.04%                                      6.38000  0.02060   6.35940    Actual/360      159,794.42     1,917,533.04
  16      1.03%                                      6.56000  0.02060   6.53940    Actual/360      141,336.11     1,696,033.32
  17      0.99%                                      6.30000  0.02060   6.27940    Actual/360      151,648.33     1,819,779.96
  18      0.96%                                      5.36000  0.02060   5.33940    Actual/360      133,050.68     1,596,608.16
  19               3.85%                             6.02000  0.06060   5.95940    Actual/360      138,192.50     1,658,310.00
  20      0.93%                                      6.14800  0.02060   6.12740    Actual/360      140,092.70     1,681,112.40
  21      0.87%                                      6.18000  0.04060   6.13940    Actual/360      131,401.93     1,576,823.16
  22      0.84%                             D        4.91600  0.02060   4.89540      30/360         84,499.49     1,013,993.88
  23               3.35%                             6.09500  0.02060   6.07440    Actual/360      121,134.37     1,453,612.44
  24      0.80%                                      6.33250  0.02060   6.31190    Actual/360      122,200.02     1,466,400.24
  25      0.74%                             C        5.87200  0.07060   5.80140    Actual/360      108,216.33     1,298,595.96
  26      0.71%                                      6.05600  0.02060   6.03540    Actual/360      105,552.23     1,266,626.76
26.01
26.02
26.03
26.04
  27      0.65%                                      6.14500  0.02060   6.12440    Actual/360       97,424.72     1,169,096.64
  28      0.65%                                      6.08500  0.02060   6.06440    Actual/360       96,804.20     1,161,650.40
  29      0.60%                                      6.58000  0.05060   6.52940    Actual/360      101,351.97     1,216,223.64
29.01
29.02
29.03
29.04
29.05
  30               2.45%                             6.80190  0.02060   6.78130    Actual/360       95,525.58     1,146,306.96
30.01
30.02
  31      0.57%                                      5.44000  0.04060   5.39940    Actual/360       85,471.33     1,025,655.96
  32               2.33%                             6.16000  0.02060   6.13940    Actual/360       84,772.73     1,017,272.76
  33      0.55%                                      6.28000  0.02060   6.25940    Actual/360       84,620.75     1,015,449.00
  34               2.22%                             6.07500  0.02060   6.05440    Actual/360       68,009.77       816,117.24
  35      0.53%                                      6.16000  0.06060   6.09940    Actual/360       79,283.84       951,406.08
  36      0.52%                             C        5.84100  0.07060   5.77040    Actual/360       75,438.92       905,267.04
  37      0.50%                                      6.22000  0.02060   6.19940    Actual/360       75,984.40       911,812.80
  38               2.01%                             6.62000  0.06060   6.55940    Actual/360       76,669.65       920,035.80
  39      0.46%                                      6.23000  0.02060   6.20940    Actual/360       59,743.83       716,925.96
  40      0.43%                             F        6.09000  0.02060   6.06940    Actual/360       63,561.65       762,739.80
  41      0.42%                                      6.04000  0.02060   6.01940    Actual/360       63,072.55       756,870.60
  42      0.42%                             G        6.14000  0.02060   6.11940    Actual/360       63,292.41       759,508.92
  43      0.41%                                      6.43000  0.02060   6.40940    Actual/360       68,559.81       822,717.72
43.01
43.02
43.03
43.04
43.05
43.06
43.07
43.08
43.09
43.10
43.11
43.12
43.13
43.14
43.15
43.16
43.17
43.18
43.19
43.20
43.21
43.22
43.23
43.24
43.25
43.26
43.27
43.28
43.29
  44               1.69%                             6.18000  0.04060   6.13940    Actual/360       61,728.35       740,740.20
  45      0.40%                                      6.17300  0.02060   6.15240    Actual/360       61,071.80       732,861.60
  46      0.38%                                      6.35000  0.02060   6.32940    Actual/360       50,969.04       611,628.48
  47      0.38%                                      6.20000  0.02060   6.17940    Actual/360       68,797.60       825,571.20
47.01
47.02
  48      0.38%                                      6.11000  0.04060   6.06940    Actual/360       56,902.91       682,834.95
  49      0.36%                             D        5.52100  0.02060   5.50040      30/360         40,570.36       486,844.32
  50      0.35%                                      6.15300  0.07060   6.08240    Actual/360       53,019.75       636,237.00
  51      0.35%                                      6.14000  0.07060   6.06940    Actual/360       52,703.10       632,437.20
  52      0.35%                             E        6.05700  0.02060   6.03640    Actual/360       51,575.32       618,903.84
  53      0.34%                                      6.19500  0.07060   6.12440    Actual/360       51,726.22       620,714.64
  54      0.34%                                      6.16000  0.02060   6.13940    Actual/360       43,770.94       525,251.28
  55      0.33%                                      6.16000  0.07060   6.08940    Actual/360       50,314.75       603,776.97
  56      0.32%                                      6.19000  0.09060   6.09940    Actual/360       52,477.24       629,726.84
  57      0.32%                                      6.73000  0.04060   6.68940    Actual/360       55,171.93       662,063.16
  58               1.34%                             6.02900  0.02060   6.00840    Actual/360       48,113.30       577,359.60
  59               1.28%                             6.10000  0.07060   6.02940    Actual/360       46,358.60       556,303.20
  60      0.31%                                      6.26000  0.02060   6.23940    Actual/360       46,843.95       562,127.40
  61      0.31%                                      6.38000  0.02060   6.35940    Actual/360       47,438.97       569,267.64
  62      0.30%                                      6.01000  0.02060   5.98940    Actual/360       44,414.33       532,971.96
  63      0.28%                                      5.91000  0.02060   5.88940    Actual/360       34,953.82       419,445.84
  64      0.28%                                      6.18000  0.06060   6.11940    Actual/360       36,404.49       436,853.88
  65      0.28%                                      6.11000  0.04060   6.06940    Actual/360       41,251.58       495,018.96
  66      0.27%                                      6.30000  0.04060   6.25940    Actual/360       40,852.20       490,226.40
  67      0.26%                                      6.01000  0.02060   5.98940    Actual/360       46,605.53       559,266.36
  68      0.26%                                      6.18750  0.02060   6.16690    Actual/360       39,146.12       469,753.44
  69      0.26%                             H        6.05600  0.02060   6.03540    Actual/360       38,451.17       461,414.04
  70      0.26%                                      6.10000  0.02060   6.07940    Actual/360       38,177.67       458,132.04
  71      0.25%                             G        5.52000  0.02060   5.49940    Actual/360       35,565.28       426,783.36
  72      0.25%                             F        6.32000  0.02060   6.29940    Actual/360       39,934.74       479,216.88
  73      0.25%                                      6.09500  0.02060   6.07440    Actual/360       36,945.98       443,351.76
  74      0.24%                                      6.45000  0.02060   6.42940    Actual/360       37,727.00       452,724.00
  75               1.01%                             6.24500  0.02060   6.22440    Actual/360       36,923.52       443,082.24
  76      0.24%                                      6.27000  0.02060   6.24940    Actual/360       36,404.09       436,849.08
  77               0.97%                             6.01000  0.02060   5.98940    Actual/360       34,691.19       416,294.28
  78      0.23%                             E        6.16100  0.02060   6.14040    Actual/360       34,766.61       417,199.32
  79      0.23%                                      6.20700  0.02060   6.18640    Actual/360       34,630.17       415,562.04
  80      0.23%                             J        6.31500  0.02060   6.29440    Actual/360       34,717.25       416,607.00
  81      0.22%                                      6.30000  0.02060   6.27940    Actual/360       34,198.25       410,379.00
  82      0.22%                                      6.36000  0.07060   6.28940    Actual/360       34,258.90       411,106.80
  83      0.22%                                      6.15000  0.02060   6.12940    Actual/360       35,942.59       431,311.08
  84      0.22%                                      6.36000  0.02060   6.33940    Actual/360       33,636.01       403,632.12
  85      0.21%                                      6.20000  0.07060   6.12940    Actual/360       27,763.66       333,163.92
  86      0.21%                                      6.30000  0.07060   6.22940    Actual/360       32,186.59       386,239.08
  87      0.21%                                      5.97500  0.06060   5.91440    Actual/360       31,093.10       373,117.20
  88               0.87%                             6.30000  0.02060   6.27940    Actual/360       32,186.59       386,239.08
88.01
88.02
88.03
88.04
  89               0.86%                             6.15000  0.02060   6.12940    Actual/360       31,405.71       376,868.52
  90      0.21%                                      6.24000  0.02060   6.21940    Actual/360       31,675.95       380,111.40
90.01
90.02
  91      0.21%                                      6.08000  0.02060   6.05940    Actual/360       30,839.88       370,078.56
  92      0.20%                                      6.06000  0.02060   6.03940    Actual/360       30,472.38       365,668.56
  93      0.20%                                      6.13000  0.02060   6.10940    Actual/360       30,396.70       364,760.40
  94      0.20%                                      6.63500  0.09060   6.54440    Actual/360       32,048.62       384,583.44
  95      0.20%                                      6.29750  0.02060   6.27690    Actual/360       30,940.49       371,285.88
  96      0.20%                             E        6.14900  0.02060   6.12840    Actual/360       30,153.59       361,843.08
  97      0.20%                             L        6.36000  0.02060   6.33940    Actual/360       30,833.01       369,996.12
  98      0.20%                                      6.10000  0.04060   6.05940    Actual/360       29,693.74       356,324.88
  99      0.20%                             H        6.05600  0.02060   6.03540    Actual/360       29,102.26       349,227.12
 100      0.19%                                      6.50000  0.02060   6.47940    Actual/360       26,361.11       316,333.32
 101      0.19%                                      6.07500  0.02060   6.05440    Actual/360       32,991.88       395,902.56
 102      0.19%                                      6.43000  0.04060   6.38940    Actual/360       35,219.24       422,630.88
 103               0.79%                    I        5.97400  0.02060   5.95340    Actual/360       28,160.15       337,921.80
 104      0.19%                                      6.00000  0.02060   5.97940    Actual/360       27,879.10       334,549.20
 105      0.19%                                      5.93000  0.02060   5.90940    Actual/360       27,521.41       330,256.92
 106      0.18%                             K        6.64000  0.09060   6.54940    Actual/360       30,779.16       369,349.92
 107      0.18%                                      6.31000  0.07060   6.23940    Actual/360       32,682.12       392,185.44
 108               0.74%                             6.00000  0.02060   5.97940    Actual/360       26,620.04       319,440.48
 109               0.72%                    I        5.97400  0.02060   5.95340    Actual/360       25,649.05       307,788.60
 110      0.17%                             K        6.64000  0.09060   6.54940    Actual/360       28,727.21       344,726.52
 111      0.17%                                      6.20000  0.07060   6.12940    Actual/360       22,001.39       264,016.68
 112      0.17%                                      6.23000  0.07060   6.15940    Actual/360       30,467.60       365,611.20
 113               0.67%                             6.10000  0.07060   6.02940    Actual/360       24,239.79       290,877.48
 114      0.16%                                      6.29000  0.02060   6.26940    Actual/360       24,732.84       296,794.08
 115      0.16%                                      5.80000  0.07060   5.72940    Actual/360       23,470.12       281,641.44
 116      0.15%                                      6.37000  0.04060   6.32940    Actual/360       25,516.82       306,201.84
 117               0.62%                             6.17000  0.02060   6.14940    Actual/360       22,467.27       269,607.24
 118      0.15%                                      6.62750  0.08060   6.54690    Actual/360       24,595.05       295,140.60
 119      0.14%                                      6.40000  0.07060   6.32940    Actual/360       21,892.71       262,712.48
 120      0.14%                                      6.12700  0.02060   6.10640    Actual/360       20,967.03       251,604.36
 121      0.14%                             C        5.69330  0.07060   5.62270    Actual/360       19,719.18       236,630.16
 122               0.56%                             6.15000  0.04060   6.10940    Actual/360       20,470.07       245,640.84
 123      0.13%                                      6.49500  0.07060   6.42440    Actual/360       20,531.53       246,378.36
 124      0.13%                                      6.23000  0.09060   6.13940    Actual/360       19,661.34       235,936.08
 125      0.13%                                      6.44500  0.07060   6.37440    Actual/360       20,591.14       247,093.68
 126               0.53%                             5.67000  0.02060   5.64940    Actual/360       19,727.28       236,727.36
 127      0.13%                             J        6.30700  0.02060   6.28640    Actual/360       19,512.02       234,144.24
 128      0.12%                                      6.18000  0.02060   6.15940    Actual/360       18,579.62       222,955.44
 129      0.12%                                      6.24000  0.04060   6.19940    Actual/360       18,452.01       221,424.12
 130      0.12%                                      6.59500  0.11060   6.48440    Actual/360       22,535.30       270,423.60
 131      0.12%                                      6.55000  0.07060   6.47940    Actual/360       19,060.80       228,729.60
 132               0.49%                             6.28000  0.09060   6.18940    Actual/360       18,221.26       218,655.06
 133      0.11%                                      6.49500  0.02060   6.47440    Actual/360       17,815.05       213,780.60
133.01
133.02
 134      0.10%                                      6.32000  0.04060   6.27940    Actual/360       15,922.51       191,070.12
 135      0.10%                                      6.08000  0.09060   5.98940    Actual/360       12,842.59       154,111.11
 136      0.10%                                      6.46500  0.02060   6.44440    Actual/360       18,587.85       223,054.20
 137      0.10%                                      6.21000  0.02060   6.18940    Actual/360       14,880.37       178,564.44
 138      0.09%                                      6.63000  0.02060   6.60940    Actual/360       14,862.89       178,354.68
 139               0.33%                             5.90000  0.02060   5.87940    Actual/360       11,744.10       140,929.20
 140      0.08%                                      6.61000  0.09060   6.51940    Actual/360       13,300.89       159,610.68
 141      0.07%                             L        6.36000  0.02060   6.33940    Actual/360       11,523.45       138,281.40
 142      0.06%                                      6.65000  0.02060   6.62940    Actual/360       10,271.44       123,257.28
 143      0.05%                                      6.02000  0.04060   5.97940    Actual/360        8,111.30        97,335.60
 144      0.05%                             M        6.58000  0.02060   6.55940    Actual/360        7,648.06        91,776.72
 145               0.17%                             6.30000  0.02060   6.27940    Actual/360        6,189.73        74,276.76
 146      0.04%                             M        6.58000  0.02060   6.55940    Actual/360        6,341.52        76,098.24
 147      0.04%                             M        6.58000  0.02060   6.55940    Actual/360        5,672.31        68,067.72
 148      0.03%                                      5.46000  0.04060   5.41940    Actual/360        4,522.26        54,267.12
 149      0.03%                                      6.57000  0.04060   6.52940    Actual/360        5,096.91        61,162.92

ANNEX                    FIRST                                                         PAYMENT   GRACE     MATURITY/
 ID #   NOTE DATE  PAYMENT DATE(14)  REM. TERM  REM. AMORT  I/O PERIOD(7)  SEASONING  DUE DATE  PERIOD  ARD DATE(2),(8)  ARD LOAN
------  ---------  ----------------  ---------  ----------  -------------  ---------  --------  ------  ---------------  --------

  1      08/10/06      09/09/06         119          0           120           1          9         0       08/09/16        No
  2      08/01/06      09/01/06         119          0           120           1          1         7       08/01/16        No
  3      07/07/06      08/09/06          82          0            84           2          9         0       07/09/13        No
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
  4      08/07/06      09/11/06         119          0           120           1         11         0       08/11/16        No
  5      06/07/06      07/11/06         117          0           120           3         11         0       06/11/16        No
  6      08/14/06      10/11/06          60          0            60           0         11         0       09/11/11        No
  7      08/10/06      10/01/06                      0                         0          1         0                       No
 7.01    08/10/06      10/01/06          96          0            96           0          1         0       09/01/14        No
 7.02    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
 7.03    08/10/06      10/01/06          96          0            96           0          1         0       09/01/14        No
 7.04    08/10/06      10/01/06          60          0            60           0          1         0       09/01/11        No
 7.05    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
 7.06    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
 7.07    08/10/06      10/01/06          96          0            96           0          1         0       09/01/14        No
 7.08    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
 7.09    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
 7.10    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
 7.11    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
 7.12    08/10/06      10/01/06          60          0            60           0          1         0       09/01/11        No
 7.13    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
 7.14    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
 7.15    08/10/06      10/01/06          72          0            72           0          1         0       09/01/12        No
  8      06/15/06      08/07/06         118         360           60           2          7         0       07/07/16        No
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
 8.11
 8.12
 8.13
  9      06/28/06      08/01/06         118         360           60           2          1         5       07/01/16        No
  10     08/09/06      10/05/06         120          0           120           0          5         0       09/05/16        No
  11     08/11/06      10/01/06         120         360           60           0          1         7       09/01/16        No
  12                   09/06/06         119          0           120           1          6         0       08/06/16        No
12.01    07/10/06      09/06/06         119          0           120           1          6         0       08/06/16        No
12.02    08/01/06      09/06/06         119          0           120           1          6         0       08/06/16        No
12.03    07/10/06      09/06/06         119          0           120           1          6         0       08/06/16        No
  13     07/21/06      09/11/06         119          0           120           1         11         0       08/11/16        No
  14     07/06/06      09/01/06         119         359           0            1          1         5       08/01/16        No
14.01
14.02
  15     08/01/06      09/05/06         119         359           0            1          5         0       08/05/16        No
  16     05/01/06      06/11/06         116          0           120           4         11         0       05/11/16        No
  17     08/31/06      10/05/06         120         360           36           0          5         0       09/05/16        No
  18     05/18/06      07/05/06         117         360           60           3          5         0       06/05/16        No
  19     07/17/06      09/01/06         119         360           48           1          1         5       08/01/16        No
  20     08/24/06      10/11/06         120         360           36           0         11         0       09/11/16        No
  21     06/29/06      08/01/06         118         358           0            2          1         0       07/01/16        No
  22     07/20/06      09/11/06          83          0            84           1         11         0       08/11/13        No
  23     06/30/06      08/01/06         118         360           60           2          1         10      07/01/16        No
  24     07/21/06      09/01/06         119         359           0            1          1         7       08/01/16        No
  25     09/12/06      11/01/06         120         360           60           0          1         7       10/01/16        No
  26     08/17/06      10/01/06         120         360           0            0          1         6       09/01/16        No
26.01
26.02
26.03
26.04
  27     08/21/06      10/05/06         120         360           60           0          5         0       09/05/16        No
  28     08/10/06      09/11/06         119         359           0            1         11         0       08/11/16        No
  29     04/27/06      06/06/06         116         296           0            4          6         0       05/06/16        No
29.01
29.02
29.03
29.04
29.05
  30     08/21/06      10/01/06         120         360           0            0          1         5       09/01/16        No
30.01
30.02
  31     12/20/05      02/01/06         112         300           24           8          1         0       01/01/16        No
  32     07/31/06      09/01/06         119         360           60           1          1         7       08/01/16        No
  33     05/25/06      07/01/06         117         357           0            3          1         10      06/01/16        No
  34     08/21/06      10/11/06         120          0           120           0         11         0       09/11/16        No
  35     09/15/06      11/01/06         120         360           60           0          1         5       10/01/16        No
  36     09/12/06      11/01/06         120         360           60           0          1         7       10/01/16        No
  37     09/11/06      11/01/06         144         360           36           0          1         7       10/01/18        No
  38     06/28/06      08/01/06          58         360           36           2          1         7       07/01/11        No
  39     08/31/06      10/01/06          84          0            84           0          1         5       09/01/13        No
  40     05/24/06      07/11/06         117         360           36           3         11         0       06/11/16        No
  41     03/13/06      05/01/06         115         360           24           5          1         7       04/01/16        No
  42     08/16/06      10/01/06         144         360           48           0          1         7       09/01/18        No
  43     06/20/06      08/01/06         118         298           0            2          1         0       07/01/16        No
43.01
43.02
43.03
43.04
43.05
43.06
43.07
43.08
43.09
43.10
43.11
43.12
43.13
43.14
43.15
43.16
43.17
43.18
43.19
43.20
43.21
43.22
43.23
43.24
43.25
43.26
43.27
43.28
43.29
  44     07/27/06      09/01/06         119         360           60           1          1         5       08/01/16        No
  45     08/03/06      10/01/06         120         360           24           0          1         7       09/01/16        No
  46     08/22/06      10/11/06         120          0           120           0         11         0       09/11/16        No
  47     07/27/06      09/11/06         119         239           0            1         11         0       08/11/16        No
47.01
47.02
  48     08/09/06      10/01/06         120         360           36           0          1         5       09/01/16        No
  49     08/28/06      10/11/06          60          0            60           0         11         0       09/11/11        No
  50     08/10/06      10/01/06         120         360           0            0          1         7       09/01/16        No
  51     07/31/06      09/01/06         119         360           60           1          1         10      08/01/16        No
  52     08/15/06      10/11/06         120         360           0            0         11         0       09/11/16        No
  53     07/25/06      09/01/06         119         360           36           1          1         10      08/01/16        No
  54     07/21/06      09/11/06         119          0           120           1         11         0       08/11/16        No
  55     08/10/06      10/01/06         120         360           0            0          1         5       09/01/16        No
  56     08/10/06      10/01/06         120         300           0            0          1         5       09/01/16        No
  57     08/09/06      10/01/06         120         300           0            0          1         5       09/01/16        No
  58     08/07/06      10/01/06         120         360           0            0          1         7       09/01/16        No
  59     07/31/06      09/01/06         119         360           24           1          1         5       08/01/16        No
  60     07/19/06      09/01/06         119         360           36           1          1         10      08/01/16        No
  61     05/18/06      07/01/06         117         360           36           3          1         0       06/01/16        No
  62     08/08/06      10/01/06         120         360           36           0          1         7       09/01/16        No
  63     08/24/06      10/01/06         120          0           120           0          1         10      09/01/16        No
  64     08/17/06      10/06/06         120          0           120           0          6         0       09/06/16        No
  65     07/21/06      09/01/06         119         359           0            1          1         5       08/01/16        No
  66     08/08/06      10/01/06         120         360           24           0          1         0       09/01/16        No
  67     08/11/06      09/11/06         119         239           0            1         11         0       08/11/16        No
  68     07/25/06      09/01/06         119         360           60           1          1         10      08/01/16        No
  69     08/29/06      10/01/06         120         360           36           0          1         7       09/01/16        No
  70     08/16/06      10/11/06         120         360           60           0         11         0       09/11/16        No
  71     06/29/06      08/01/06         118         360           36           2          1         7       07/01/16        No
  72     05/25/06      07/11/06         117         324           24           3         11         0       06/11/16        No
  73     06/16/06      08/11/06         118         360           12           2         11         0       07/11/16        No
  74     08/15/06      10/11/06         120         360           0            0         11         0       09/11/16        No
  75     06/28/06      08/11/06         118         360           24           2         11         0       07/11/16        No
  76     08/07/06      10/01/06         120         360           36           0          1         7       09/01/16        No
  77     08/29/06      10/11/06          84         360           36           0         11         0       09/11/13        No
  78     08/15/06      10/11/06         120         360           0            0         11         0       09/11/16        No
  79     07/28/06      09/07/06         119         360           24           1          7         0       08/07/16       Yes
  80     06/21/06      08/11/06         118         360           24           2         11         0       07/11/16        No
  81     07/24/06      09/01/06         119         360           60           1          1         7       08/01/16        No
  82     08/02/06      10/01/06         120         360           0            0          1         0       09/01/16        No
  83     07/27/06      09/01/06         119         299           0            1          1         7       08/01/16        No
  84     06/30/06      08/01/06         118         358           0            2          1         7       07/01/16        No
  85     06/22/06      08/01/06         118          0           120           2          1         7       07/01/16        No
  86     08/09/06      10/01/06         120         360           36           0          1         5       09/01/16        No
  87     08/30/06      10/01/06         120         360           36           0          1         7       09/01/16        No
  88     08/04/06      09/11/06          83         359           0            1         11         0       08/11/13        No
88.01
88.02
88.03
88.04
  89     09/07/06      10/11/06          60         360           0            0         11         0       09/11/11        No
  90     08/29/06      10/01/06         120         360           0            0          1         0       09/01/16        No
90.01
90.02
  91     08/23/06      10/01/06         120         360           0            0          1         0       09/01/16        No
  92     08/09/06      10/01/06         120         360           60           0          1         7       09/01/16        No
  93     08/08/06      09/11/06         119         360           36           1         11         0       08/11/16        No
  94     08/30/06      10/01/06         180         360           36           0          1         7       09/01/21        No
  95     08/29/06      10/01/06         120         360           0            0          1         7       09/01/16        No
  96     08/15/06      10/11/06         120         360           24           0         11         0       09/11/16        No
  97     06/09/06      08/07/06         118         358           0            2          7         0       07/07/16        No
  98     08/08/06      10/01/06         120         360           0            0          1         5       09/01/16        No
  99     08/29/06      10/01/06         120         360           36           0          1         7       09/01/16        No
 100     07/26/06      09/11/06          59          0            60           1         11         0       08/11/11        No
 101     12/01/05      01/05/06         111         261           0            9          5         0       12/05/15        No
 102     08/29/06      10/01/06         120         240           0            0          1         0       09/01/16        No
 103     07/11/06      09/05/06         119         360           60           1          5         0       08/05/16        No
 104     05/01/06      07/01/06         117         360           24           3          1         0       06/01/16        No
 105     08/08/06      10/01/06         120         360           0            0          1         10      09/01/16        No
 106     08/28/06      10/01/06         120         300           0            0          1         5       09/01/16        No
 107     08/03/06      10/01/06         120         240           0            0          1         7       09/01/16        No
 108     08/16/06      10/11/06         120         360           24           0         11         0       09/11/16        No
 109     07/11/06      09/05/06         119         360           60           1          5         0       08/05/16        No
 110     08/28/06      10/01/06         120         300           0            0          1         5       09/01/16        No
 111     06/22/06      08/01/06         118          0           120           2          1         7       07/01/16        No
 112     07/14/06      09/01/06         239         239           0            1          1         7       08/01/26        No
 113     06/30/06      09/01/06         119         360           60           1          1         5       08/01/16        No
 114     08/24/06      10/11/06          60         360           0            0         11         0       09/11/11        No
 115     01/11/06      03/01/06         113         360           24           7          1         0       02/01/16        No
 116     07/18/06      09/01/06         119         300           12           1          1         5       08/01/16        No
 117     06/20/06      08/11/06          82         360           36           2         11         0       07/11/13        No
 118     07/17/06      09/01/06         119         299           0            1          1         7       08/01/16        No
 119     08/22/06      10/01/06         120         360           0            0          1         5       09/01/16        No
 120     06/29/06      08/05/06         118         360           60           2          5         0       07/05/16        No
 121     09/12/06      11/01/06         120         360           60           0          1         7       10/01/16        No
 122     09/06/06      11/01/06         120         360           0            0          1         5       10/01/16        No
 123     08/31/06      10/05/06         120         360           36           0          5         0       09/05/16        No
 124     07/27/06      09/01/06         119         359           0            1          1         7       08/01/16        No
 125     08/01/06      09/01/06         119         335           0            1          1         7       08/01/16        No
 126     02/22/06      04/05/06         114         300           24           6          5         0       03/05/16        No
 127     06/21/06      08/11/06         118         360           12           2         11         0       07/11/16        No
 128     08/30/06      10/11/06         120         360           36           0         11         0       09/11/16        No
 129     07/21/06      09/01/06         119         360           24           1          1         5       08/01/16        No
 130     08/25/06      10/01/06         120         240           0            0          1         7       09/01/16        No
 131     07/14/06      09/01/06         119         359           0            1          1         7       08/01/16        No
 132     08/28/06      10/01/06         120         360           0            0          1         5       09/01/16        No
 133     07/21/06      09/11/06         119         359           0            1         11         0       08/11/16        No
133.01
133.02
 134     07/25/06      09/01/06         119         360           36           1          1         5       08/01/16        No
 135     08/29/06      10/01/06         120          0           120           0          1         5       09/01/16        No
 136     08/01/06      09/01/06         179         239           0            1          1         7       08/01/21        No
 137     08/16/06      10/11/06         120         360           36           0         11         0       09/11/16        No
 138     05/22/06      07/01/06          57         357           0            3          1         7       06/01/11        No
 139     02/17/06      04/01/06         114         360           36           6          1         7       03/01/16        No
 140     08/04/06      10/01/06         120         300           0            0          1         0       09/01/16        No
 141     06/09/06      08/07/06         118         358           0            2          7         0       07/07/16        No
 142     07/26/06      09/11/06         119         359           0            1         11         0       08/11/16        No
 143     08/24/06      10/01/06         120         360           0            0          1         5       09/01/16        No
 144     08/21/06      10/11/06         120         360           0            0         11         0       09/11/16        No
 145     08/14/06      10/11/06         120         360           0            0         11         0       09/11/16        No
 146     08/21/06      10/11/06         120         360           0            0         11         0       09/11/16        No
 147     08/21/06      10/11/06         120         360           0            0         11         0       09/11/16        No
 148     06/02/06      08/01/06         118         360           36           2          1         5       07/01/16        No
 149     08/02/06      10/01/06         120         300           0            0          1         5       09/01/16        No

ANNEX     FINAL                                                              MATURITY/ARD          MATURITY
 ID #   MAT DATE  SELLER  PROPERTY NAME                                   BALANCE ($)(2),(9)  LTV %(1),(9),(19)
 ----   --------  ------  ----------------------------------------------  ------------------  -----------------

  1                 IXIS  Park La Brea Apartments                                387,500,000        59.6
  2                JPMCB  53 State Street                                        280,000,000        58.6
  3                JPMCB  RREEF Silicon Valley Office Portfolio                  250,000,000        60.5
 3.01                     Quantum Business Park                                   43,396,071
 3.02                     Maude 4-7                                               35,081,786
 3.03                     Milpitas Business Park                                  21,665,357
 3.04                     Marriot                                                 20,536,786
 3.05                     Park Square Phase I and Phase II                        20,515,000
 3.06                     Jay 1-6/Olcott                                          16,607,500
 3.07                     North Pointe Business Park                              14,566,786
 3.08                     Sunnyvale/Santa Clara/San Jose                          11,462,143
 3.09                     Orchard Park                                            10,854,286
 3.10                     Peery Park I                                             9,139,286
 3.11                     Mountain View Properties                                 8,596,786
 3.12                     Walsh 1-8                                                8,401,429
 3.13                     Peery Park II                                            7,381,071
 3.14                     Macara A&B                                               5,036,429
 3.15                     Zanker/Brokaw                                            4,862,857
 3.16                     Guadalupe A-C                                            4,515,357
 3.17                     Peery Park Biotech                                       4,255,000
 3.18                     Great America Parkway A-C                                3,126,070
  4                 NCCI  Gas Company Tower                                      229,000,000        75.1
  5                 EHY   Burbank Town Center                                    182,300,000        76.0
  6                 EHY   Tysons Galleria                                        173,500,000        62.1
  7                JPMCB  Colony III Portfolio                                   116,704,000        60.7
 7.01              JPMCB  Copley Corporate Center                                 24,000,000        60.7
 7.02              JPMCB  Memphis Distribution Center                             18,000,000        60.7
 7.03              JPMCB  St. Louis Industrial Portfolio                          14,040,000        60.7
 7.04              JPMCB  155 Pfingsten Road                                      12,150,000        60.7
 7.05              JPMCB  Woodland Rose                                           10,410,000        60.7
 7.06              JPMCB  McKesson Facility                                       10,200,000        60.7
 7.07              JPMCB  Flotilla                                                 7,234,000        60.7
 7.08              JPMCB  4550 Spring Valley Road                                  6,377,774        60.7
 7.09              JPMCB  Perimeter Park                                           3,480,000        60.7
 7.10              JPMCB  10351 Home Road                                          2,573,629        60.7
 7.11              JPMCB  815 South Coppell Road                                   2,345,755        60.7
 7.12              JPMCB  13524 Welch Road                                         2,100,000        60.7
 7.13              JPMCB  1130 West Jackson Road                                   1,611,348        60.7
 7.14              JPMCB  4600 Simonton Road                                       1,191,495        60.7
 7.15              JPMCB  Slawin Court                                               990,000        60.7
  8                JPMCB  CNL/Welsh Portfolio                                    103,363,065        72.1
 8.01                     Fingerhut Distribution Facility                         15,663,913
 8.02                     Leedsworld                                              12,685,893
 8.03                     GMR Marketing                                           10,927,221
 8.04                     HK Systems                                              10,552,037
 8.05                     SuperStock                                               7,925,752
 8.06                     Navarre Corporation                                      6,964,344
 8.07                     Riviera Tool Company                                     6,331,222
 8.08                     Midland Containers                                       6,143,630
 8.09                     ADS Logistics - IN                                       5,956,039
 8.10                     Jenkins Manufacturing Company                            5,627,753
 8.11                     Olsen Engineering LLC                                    5,346,365
 8.12                     Core Systems                                             4,830,488
 8.13                     ADS Logistics - NC                                       4,408,407
  9                JPMCB  Foothills Mall                                          75,870,947        66.0
  10                IXIS  Marriott Monterey                                       61,500,000        73.6
  11               JPMCB  Stevens Center Business Park                            52,235,122        72.0
  12                NCCI  Sun Community Portfolio                                 48,100,000        78.6
12.01               NCCI  Sun Villa Estates                                       18,300,000        78.6
12.02               NCCI  Countryside of Lake Lanier                              16,850,000        78.6
12.03               NCCI  Countryside Atlanta                                     12,950,000        78.6
  13                EHY   1800-1880 John F. Kennedy Boulevard                     44,000,000        75.9
  14               JPMCB  Neiss Portfolio                                         31,263,265        61.5
14.01                     Asset Acceptance                                        23,490,158
14.02                     Uniek                                                    7,773,107
  15                IXIS  Lodge at Balfour                                        21,953,479        63.6
  16                EHY   University Center                                       25,500,000        74.6
  17                IXIS  Fondren Southwest Village                               22,266,288        70.0
  18                IXIS  Bonneville Square                                       22,070,632        64.9
  19                PNC   Lodge at Sonterra                                       21,170,473        72.5
  20                EHY   Malcolm X Boulevard                                     20,843,111        65.1
  21                AIG   Deerbrook Shopping Center                               18,334,314        65.0
  22                NCCI  Walter's Crossing                                       20,626,400        55.4
  23               JPMCB  Orange Grove Apartments                                 18,737,163        73.5
  24               JPMCB  Keystone Industrial Park                                16,849,705        67.4
  25               JPMCB  Commerce Center I                                       17,092,499        68.1
  26                IXIS  Milanos Portfolio 2                                     14,866,165        49.7
26.01                     Milridge                                                 7,135,759
26.02                     Lucerne                                                  3,865,203
26.03                     New Iona                                                 2,973,233
26.04                     Catarina                                                   891,970
  27                IXIS  901 Corporate Center Dr.                                14,998,334        72.1
  28                EHY   Southland Terrace Shopping Center                       13,604,960        63.0
  29                IXIS  Gladstone (Midwest)                                     11,765,235        51.3
29.01                     T-Mobile                                                 7,132,006
29.02                     Converting, Inc.                                         2,863,066
29.03                     Metal Spinners - 800 Growth Pkwy                           615,709
29.04                     Metal Spinners - 914 Wohlert St                            590,054
29.05                     Metal Spinners - 802 East 11th St                          564,400
  30                IXIS  11 West Division Street and Lakeside Towers             12,709,211        59.7
30.01                     11 West Division Street                                  8,374,766
30.02                     Lakeside Tower                                           4,334,445
  31                AIG   Kingswood Plaza                                         11,462,665        52.7
  32               JPMCB  Villa Verde Apartments II                               13,032,923        54.8
  33               JPMCB  Briargrove Place                                        11,715,411        65.1
  34                EHY   Riverstone Apartments                                   13,250,000        69.7
  35                PNC   Franklin Park at Cityview                               12,188,969        59.5
  36               JPMCB  Executive Tower                                         11,950,363        74.7
  37               JPMCB  Shoppes on Dean                                         10,802,834        67.1
  38               JPMCB  The Links at Citiside Apartments                        11,732,817        67.7
  39                NCCI  Rexford Business Center                                 11,350,000        57.9
  40                EHY   Holiday Inn - Parsippany                                 9,505,545        58.7
  41               JPMCB  The Plaza at Point Happy                                 9,291,921        59.9
  42               JPMCB  Shoppes at Aksarben                                      9,245,643        69.0
  43                AIG   Fannie May Portfolio                                     8,030,369        39.3
43.01                     TCF Bank 397                                               855,074
43.02                     Fannie May Portfolio 240                                   472,828
43.03                     Wireless Giant 875                                         401,920
43.04                     Fannie May Portfolio 396                                   394,050
43.05                     SKP, Inc. 530                                              374,296
43.06                     Fannie May Portfolio 277                                   354,621
43.07                     Grand Rapids Hospitality 880                               342,816
43.08                     Fannie May Portfolio 894                                   334,947
43.09                     Fannie May Portfolio 203                                   295,518
43.10                     Fannie May Portfolio 208                                   287,648
43.11                     Fannie May Portfolio 239                                   283,713
43.12                     Fannie May Portfolio 201                                   275,843
43.13                     Fannie May Portfolio 448                                   252,154
43.14                     Z Amigos 895                                               232,479
43.15                     Fannie May Portfolio 398                                   228,544
43.16                     Fannie May Portfolio 617                                   228,544
43.17                     Fannie May Portfolio 613                                   220,675
43.18                     Fannie May Portfolio 213                                   216,740
43.19                     Fannie May Portfolio 216                                   216,740
43.20                     Fannie May Portfolio 388                                   216,740
43.21                     Fannie May Portfolio 614                                   212,805
43.22                     Fannie May Portfolio 461                                   208,870
43.23                     Fannie May Portfolio 190                                   196,985
43.24                     Fannie May Portfolio 410                                   196,985
43.25                     Fannie May Portfolio 890                                   196,985
43.26                     Fannie May Portfolio 395                                   173,376
43.27                     Fannie May Portfolio 248                                   145,832
43.28                     Ice Cream Joe's 878                                        137,881
43.29                     Fannie May Portfolio 816                                    74,763
  44                PNC   Sycamore Apartments - Azusa                              9,472,445        54.1
  45               JPMCB  Phoenix Office Building                                  8,895,932        59.7
  46                EHY   Walgreens & Pier 1 Imports                               9,500,000        72.0
  47                EHY   Eckerd Portfolio                                         6,244,297        46.6
47.01                     Vineland                                                 3,762,888
47.02                     Northfield                                               2,481,409
  48                PNC   LeCota Office Park                                       8,494,195        63.4
  49                NCCI  South Towne Crossing                                     8,818,047        58.8
  50               JPMCB  2350 Ravine Way                                          7,411,517        64.4
  51               JPMCB  Country Corner Shopping Center                           8,117,663        64.4
  52                EHY   Northland Mall                                           7,263,395        66.6
  53               JPMCB  Landerbrook Place                                        7,664,947        72.3
  54                EHY   Walney Business Center                                   8,410,000        58.0
  55                PNC   Coronado Hills Shopping Center                           7,029,588        63.9
  56                PNC   Bennington Marine Office - Industrial Facility           6,234,754        60.8
  57                PNC   Comfort Inn - Brooklyn                                   6,345,244        56.7
  58               JPMCB  Knobhill Apartments                                      6,790,584        59.6
  59                PNC   Cheyenne Woods Apartments                                6,794,893        50.3
  60               JPMCB  Hampden Villa Center                                     6,902,392        72.0
  61                AIG   Schaumburg Retail Ground Leases                          6,917,998        67.8
  62               JPMCB  Mayhew Tech Center                                       6,688,279        72.3
  63                NCCI  Maple Tower Fashion Mart                                 7,000,000        50.7
  64                NCCI  Sedona on Laurel Apartments                              6,972,000        70.0
  65                PNC   The Silverstein Institute                                5,786,328        52.8
  66                AIG   Casaloma Retail Center                                   5,887,737        66.8
  67                NCCI  Holiday Inn - Research Park                              4,263,869        37.7
  68               JPMCB  Parkview Plaza                                           6,002,929        66.7
  69               JPMCB  Highland Plaza                                           5,766,988        67.8
  70                EHY   Bowie Gateway Medical Center                             5,902,100        65.6
  71               JPMCB  Harvey Oaks                                              5,594,545        50.0
  72                EHY   Best Western Leisure Inn                                 5,349,189        58.8
  73                EHY   Milford Landing Shopping Center                          5,307,902        64.0
  74                NCCI  Village of La Casa del Sol                               5,154,885        52.1
  75                EHY   Wilmington on Drexel                                     5,346,943        70.4
  76               JPMCB  EastPoint Business Center                                5,359,071        66.2
  77                NCCI  Park at Summerhill Apartments                            5,491,399        70.9
  78                EHY   Bayport One                                              4,856,947        54.0
  79    08/07/36    IXIS  Tonopah Office                                           5,030,400        60.6
  80                EHY   Lincoln Town Center                                      4,998,147        71.4
  81               JPMCB  Grape Vine Center                                        5,189,779        74.1
  82                AIG   Glengary Shopping Center                                 4,713,326        62.0
  83               JPMCB  Fiesta Crossings SC                                      4,281,260        53.5
  84               JPMCB  United Plaza                                             4,628,742        67.1
  85               JPMCB  Orleans Business Park                                    5,300,000        60.6
  86                PNC   Campbell Fair                                            4,725,906        64.7
  87               JPMCB  Donato Corporate Park                                    4,696,678        62.6
  88                NCCI  Apache Junction Pool                                     4,726,403        53.0
88.01                     Superstition Lookout                                     1,417,921
88.02                     Sierra Leone MHC                                         1,370,657
88.03                     Ironwood MH & RV                                         1,087,073
88.04                     Shiprock RV Resort                                         850,753
  89                NCCI  Palm Haven                                               4,831,651        67.1
  90                AIG   Petsmart                                                 4,398,301        55.5
90.01                     Petsmart - LA                                            2,519,435
90.02                     Petsmart - WA                                            1,878,866
  91                AIG   1639 Walnut                                              4,335,466        49.3
  92               JPMCB  Woodstock Square Shopping Center                         4,728,546        73.9
  93                NCCI  120-124 Enterprise Avenue                                4,529,859        51.5
  94               JPMCB  Eastpoint Business Park                                  4,116,629        60.5
  95               JPMCB  Red Bank Medical                                         4,277,231        63.8
  96                EHY   Midland Plaza                                            4,401,142        71.0
  97                IXIS  8441 Melrose Place                                       4,243,012        57.7
  98                PNC   Durham Plaza                                             4,167,879        67.2
  99               JPMCB  Liberty Plaza                                            4,364,818        69.3
 100                EHY   Vincennes Apartments                                     4,800,000        68.9
 101                IXIS  Days Inn Dover                                           3,513,342        46.8
 102                AIG   Wellbridge Athletic Center                               3,165,542        39.1
 103                IXIS  Bermuda Palms                                            4,405,314        54.7
 104                AIG   Baybrook Office Park                                     4,121,020        64.4
 105               JPMCB  Foothill Village                                         3,914,353        49.2
 106                PNC   AmericInn Hotel & Suites                                 3,558,950        58.3
 107               JPMCB  Fairfield Inn & Suites                                   2,952,218        46.1
 108                EHY   3 Maryland Circle                                        3,934,534        69.0
 109                IXIS  La Quinta Ridge                                          4,012,483        57.3
 110                PNC   AmericInn Hotel & Suites                                 3,321,687        51.1
 111               JPMCB  Orleans Business Park II                                 4,200,000        55.6
 112               JPMCB  Round Rock Towne Center                                    106,820         1.0
 113                PNC   Hartland Apartments                                      3,747,523        54.5
 114                NCCI  Royal Highlander MHC                                     3,755,905        43.7
 115                AIG   Tomball Marketplace                                      3,528,426        67.9
 116                PNC   New Martinsville Plaza                                   3,108,041        61.7
 117                EHY   Heritage Court Apartments                                3,502,277        76.1
 118               JPMCB  Hampton Inn - Starkville, MS                             2,846,449        56.5
 119                PNC   Landmark Building                                        3,002,785        65.3
 120                IXIS  Bowler Plaza                                             3,233,526        59.9
 121               JPMCB  Century Boulevard                                        3,167,864        72.0
 122                PNC   Woods Edge Apartments                                    2,862,384        46.9
 123                IXIS  Forest Oaks Plaza 1                                      2,964,366        64.4
 124               JPMCB  Emmorton Professional Building                           2,732,458        55.2
 125               JPMCB  Rodes Building                                           2,668,119        65.1
 126                IXIS  Spring Meadows Apartments                                2,603,712        60.6
 127                EHY   Woodberry Plaza                                          2,755,813        67.2
 128                EHY   Beaver Pond Center                                       2,756,594        72.5
 129                PNC   Plaza 3001                                               2,672,953        58.7
 130               JPMCB  Ramada Inn - Tampa                                       2,011,676        40.2
 131               JPMCB  Storage Solutions                                        2,584,981        64.6
 132                PNC   The Port Apartments                                      2,522,304        61.9
 133                EHY   Memphis Retail Portfolio                                 2,426,156        68.8
133.01                    Appling Ridge                                            1,290,508
133.02                    Spa Plaza                                                1,135,647
 134                PNC   Colorado Rosemead Plaza                                  2,334,000        63.1
 135                PNC   Battlefield Business Park                                2,500,000        40.0
 136               JPMCB  30 East Hoffman Avenue                                     998,375        16.1
 137                NCCI  Ken Caryl Retail Center                                  2,201,993        69.7
 138               JPMCB  Garfield Place                                           2,187,880        75.4
 139               JPMCB  Tucker Street Apartments                                 1,786,001        67.4
 140                NCCI  Quality Inn and Suites                                   1,540,726        42.8
 141                IXIS  9775-77 Santa Monica Blvd.                               1,585,772        57.7
 142                NCCI  Haddam Self Storage                                      1,382,478        69.1
 143                PNC   1722 General George Patton                               1,145,608        63.6
 144                NCCI  CSH 1st Security Storage Davenport                       1,034,722        26.9
 145                NCCI  Lido MHP                                                   855,507        47.5
 146                NCCI  CSH - 1st Security Self storage Avon Park                  857,957        27.2
 147                NCCI  CSH B & B Stor With Us                                     767,419        40.8
 148                PNC   6704 W. 121st Street                                       715,215        71.5
 149                PNC   TGIFriday's                                                591,825        31.6

                    REMAINING
ANNEX               PREPAYMENT                                          MOST RECENT  MOST RECENT
 ID #   PROVISION (PAYMENTS)(10),(16),(17)  2004 NOI ($)  2005 NOI ($)    NOI ($)      NOI DATE   UW NOI ($)
------  ----------------------------------  ------------  ------------  -----------  -----------  ----------

  1       L(23),YM(1),YM or Def(88),O(7)      50,399,689    55,981,417   57,126,855    06/30/06   66,171,329
  2             L(24),Def(88),O(7)            28,605,196    25,582,050   25,716,456    03/31/06   27,416,224
  3            L(24),Def(33),O(25)            92,264,436    85,369,567                            71,848,009
 3.01                                         17,420,534    15,169,536                            16,643,515
 3.02                                         11,095,571    10,780,350                            10,708,244
 3.03                                         11,301,189    10,734,937                             3,939,669
 3.04                                          6,563,678     8,412,256                             9,088,296
 3.05                                          5,984,167     4,521,823                             3,933,481
 3.06                                          4,277,342     4,422,285                             4,436,031
 3.07                                          5,086,161     2,472,335                             3,016,163
 3.08                                          3,380,903     3,580,263                             3,073,403
 3.09                                          4,438,066     4,782,520                             4,563,241
 3.10                                          5,229,877     4,657,629                             3,372,108
 3.11                                          3,948,534     3,372,527                             3,161,124
 3.12                                          2,690,560     2,521,306                               866,467
 3.13                                          3,209,315     3,113,426                             1,755,610
 3.14                                          2,056,240     2,488,283                             2,125,759
 3.15                                            499,416       429,552                               407,600
 3.16                                          3,494,081     3,191,794                               428,381
 3.17                                          1,838,220       892,823                               580,356
 3.18                                           -249,418      -174,078                              -251,438
  4             L(24),Def(91),O(4)            35,749,052    37,024,418   37,033,352    05/31/06   38,785,676
  5             L(24),Def(86),O(7)            13,971,932    13,928,385   13,959,410    04/30/06   16,939,014
  6             L(24),Def(29),O(7)            14,033,133    15,850,253   16,866,965    05/31/06   19,121,990
  7                                                                                               12,820,725
 7.01           L(24),Def(68),O(4)             2,250,173     2,291,758                             2,346,596
 7.02           L(24),Def(44),O(4)             1,931,726     1,253,158                             2,051,169
 7.03           L(24),Def(68),O(4)             1,621,940     1,614,581                             1,592,340
 7.04           L(24),Def(32),O(4)             1,272,975                  1,480,586    08/31/05    1,472,083
 7.05           L(24),Def(44),O(4)               931,611       906,022                             1,116,867
 7.06           L(24),Def(44),O(4)              -299,008      -295,536                             1,135,756
 7.07           L(24),Def(68),O(4)                                                                   728,237
 7.08           L(24),Def(44),O(4)               839,712                    856,440    06/30/05      768,961
 7.09           L(24),Def(44),O(4)               445,566                                             432,401
 7.10           L(24),Def(44),O(4)               218,497                    230,314    06/30/05      251,971
 7.11           L(24),Def(44),O(4)               204,039                    154,033    06/30/05      231,874
 7.12           L(24),Def(32),O(4)               326,305                    333,000    06/30/05      298,583
 7.13           L(24),Def(44),O(4)                                           84,395    06/30/05      155,610
 7.14           L(24),Def(44),O(4)               157,114                    169,084    06/30/05      161,564
 7.15           L(24),Def(44),O(4)                                                                    76,713
  8             L(24),Def(90),O(4)                          10,522,884   11,071,380               10,914,164
 8.01                                                        2,287,683    2,545,423    05/31/06    2,516,394
 8.02                                                        1,050,192    1,225,921    05/31/06    1,211,098
 8.03                                                        1,063,703    1,074,288    05/31/06    1,048,890
 8.04                                                        1,017,232    1,042,536    05/31/06      999,716
 8.05                                                          757,500      765,000    05/31/06      726,457
 8.06                                                          668,264      677,328    05/31/06      665,754
 8.07                                                          971,927      992,531    05/31/06      657,684
 8.08                                                                                                583,700
 8.09                                                          619,408      627,810    04/30/06      584,486
 8.10                                                          550,035      560,927    05/31/06      538,052
 8.11                                                          515,100      525,300    05/31/06      503,731
 8.12                                                          467,943      472,906    05/31/06      456,238
 8.13                                                          553,897      561,410    05/31/06      421,964
  9             L(24),Def(90),O(4)             5,403,000     7,216,000    7,369,000    03/31/06    7,024,178
  10            L(23),YM(93),O(4)              5,812,617     6,794,696    6,747,044    07/14/06    6,628,661
  11            L(24),Def(92),O(4)                           4,782,561    4,990,545    06/06/06    5,153,997
  12            L(24),Def(89),O(6)             1,329,787     3,607,271    3,705,968    05/31/06    3,745,952
12.01           L(24),Def(89),O(6)             1,329,787     1,370,794    1,419,332    05/31/06    1,404,850
12.02           L(24),Def(89),O(6)                           1,281,110    1,289,814    05/31/06    1,327,164
12.03           L(24),Def(89),O(6)                             955,367      996,821    05/31/06    1,013,938
  13            L(24),Def(94),O(1)             3,278,391     3,309,623    3,658,837    04/30/06    3,943,503
  14            L(24),Def(91),O(4)                                                                 3,419,193
14.01                                                                                              2,586,563
14.02                                                                                                832,629
  15            L(24),Def(92),O(3)                             861,597    1,793,456    06/30/06    2,422,220
  16            L(24),Def(91),O(1)                           2,292,326                             2,209,885
  17            L(24),Def(93),O(3)             1,940,838     2,037,617    2,156,590    05/31/06    2,293,554
  18            L(24),Def(90),O(3)             1,768,511     1,165,709    1,540,458    03/31/06    2,103,689
  19       L(34),Grtr1% or YM(81),O(4)         1,539,053     1,478,600    1,542,572    04/30/06    1,997,790
  20        L(24),Grtr1%orYM(89),O(7)          1,867,268     1,898,758    1,880,245    02/28/06    2,067,589
  21            L(24),Def(91),O(3)             1,620,424     1,840,718    1,978,433    03/31/06    1,917,948
  22        L(36),Grtr1%orYM(43),O(4)                                                              2,314,685
  23            L(24),Def(90),O(4)                                        2,032,787    05/31/06    1,850,130
  24            L(24),Def(91),O(4)             1,416,578     1,413,269    1,435,832    03/31/06    1,847,417
  25            L(23),Def(90),O(7)             1,805,195     1,827,718    2,135,038    06/30/06    1,730,375
  26            L(24),Def(93),O(3)             2,175,182     2,308,794    2,746,888    04/30/06    2,340,027
26.01                                          1,087,290     1,071,289    1,335,551    04/30/06    1,097,442
26.02                                            500,099       606,760      701,247    04/30/06      636,402
26.03                                            447,828       466,227      521,274    04/30/06      457,928
26.04                                            139,965       164,518      188,816    04/30/06      148,255
  27            L(24),Def(92),O(4)             1,328,081     1,395,377    1,147,271    04/30/06    1,441,785
  28            L(24),Def(91),O(4)             1,202,528     1,537,726                             1,581,419
  29            L(24),Def(88),O(4)                                                                 1,638,022
29.01                                                                                                965,420
29.02                                                                                                438,818
29.03                                                                                                 72,389
29.04                                                                                                 77,419
29.05                                                                                                 83,976
  30            L(24),Def(93),O(3)             1,047,341     1,520,603    1,608,261    03/30/06    1,434,542
30.01                                          1,047,341     1,089,380    1,064,645    03/30/06      968,726
30.02                                                          431,223      543,616    03/30/06      465,816
  31            L(24),Def(84),O(4)             1,547,946     1,658,163    1,597,272    06/30/06    1,698,761
  32            L(24),Def(91),O(4)             1,070,769     1,157,811    1,183,022    06/30/06    1,161,903
  33            L(24),Def(89),O(4)             1,496,808     1,309,991    1,588,491    03/31/06    1,326,825
  34            L(24),Def(92),O(4)               947,321       927,766      980,395    05/31/06    1,229,715
  35            L(36),Def(81),O(3)                             178,346      762,416    06/30/06    1,329,964
  36            L(23),Def(90),O(7)             1,371,242     1,148,441    1,422,943    06/30/06    1,252,979
  37        L(60),Grtr1%orYM(77),O(7)                                                              1,145,555
  38            L(24),Def(30),O(4)               880,978       930,019    1,030,125    05/31/06    1,109,539
  39        L(24),Grtr1%orYM(35),O(25)                         526,088      650,559    05/31/06    1,130,998
  40            L(24),Def(92),O(1)             1,440,719     1,425,721    1,525,703    05/31/06    1,681,029
  41            L(24),Def(84),O(7)                                                                   971,461
  42        L(60),Grtr1%orYM(80),O(4)                                                                937,569
  43            L(24),Def(91),O(3)               495,812     1,143,410    1,562,605    07/31/06    1,463,792
43.01
43.02
43.03
43.04
43.05
43.06
43.07
43.08
43.09
43.10
43.11
43.12
43.13
43.14
43.15
43.16
43.17
43.18
43.19
43.20
43.21
43.22
43.23
43.24
43.25
43.26
43.27
43.28
43.29
  44            L(35),Def(81),O(3)               895,711       874,568      918,183    06/30/06      944,993
  45            L(24),Def(92),O(4)               229,442       100,901    1,134,345    05/31/06      992,838
  46            L(24),Def(94),O(2)                                                                   744,568
  47            L(24),Def(94),O(1)                                                                   919,747
47.01                                                                                                554,786
47.02                                                                                                364,961
  48            L(36),Def(80),O(4)               653,041       779,101      903,275    03/31/06      961,466
  49        L(36),Grtr1%orYM(20),O(4)                                                                896,554
  50            L(24),Def(92),O(4)               -69,811       378,276      642,970    05/31/06      810,413
  51            L(24),Def(91),O(4)               871,004       767,320                               788,889
  52            L(24),Def(95),O(1)               849,300       861,827      850,382    05/31/06      841,286
  53            L(24),Def(91),O(4)               710,020       941,785      941,636    06/30/06      842,550
  54            L(24),Def(90),O(5)               197,469       469,707      446,533    04/30/06      859,619
  55            L(36),Def(81),O(3)               818,286                    807,135    06/30/06      797,166
  56            L(36),Def(81),O(3)                                                                   931,516
  57            L(36),Def(81),O(3)                           1,402,916    1,600,683    06/30/06    1,213,404
  58            L(24),Def(92),O(4)               867,751       925,964      937,648    05/31/06      844,264
  59            L(24),Def(89),O(6)               527,166                    601,260    12/31/05      767,524
  60         L(24),Gtr1%orYM(91),O(4)            663,237       791,575                               753,600
  61            L(24),Def(90),O(3)                                                                   689,211
  62            L(24),Def(92),O(4)               507,685       535,786      547,915    06/30/06      667,450
  63            L(24),Def(90),O(6)                             893,300      922,063    06/30/06      937,585
  64            L(24),Def(93),O(3)                             189,464      378,401    06/30/06      577,108
  65            L(35),Def(81),O(3)               395,555       580,264      776,418    06/30/06      707,879
  66            L(24),Def(93),O(3)                                                                   683,216
  67           L(24),Def(83),O(12)             1,309,599     1,420,225    1,581,196    04/30/06    1,519,284
  68        L(59),Grtr1%orYM(56),O(4)                                                                623,195
  69            L(24),Def(92),O(4)               437,242       329,055                               664,722
  70            L(24),Def(95),O(1)               596,515       637,599                               630,831
  71        L(58),Grtr1%orYM(56),O(4)            591,205       622,546      580,418    04/30/06      559,325
  72            L(24),Def(92),O(1)               580,635       694,547      724,295    05/31/06      791,721
  73            L(24),Def(93),O(1)                                                                   625,101
  74            L(24),Def(93),O(3)               766,382       789,850      885,667    05/31/06      816,200
  75            L(24),Def(93),O(1)               351,885       556,076      614,182    05/31/06      561,223
  76            L(24),Def(92),O(4)               483,092       513,563      474,452    06/30/06      551,470
  77            L(24),Def(57),O(3)               559,495       596,260      633,047    05/31/06      600,139
  78            L(24),Def(95),O(1)               203,889       390,623      496,333    05/31/06      619,803
  79            L(24),Def(92),O(3)                                                                   519,704
  80            L(24),Def(93),O(1)               690,313       661,714                               584,040
  81            L(24),Def(91),O(4)                             591,557                               509,805
  82            L(24),Def(93),O(3)               142,518       569,438      636,374    05/31/06      579,087
  83            L(24),Def(91),O(4)               416,102       553,882      610,703    05/31/06      603,044
  84            L(24),Def(90),O(4)               353,357       485,752      507,385    04/30/06      528,322
  85        L(32),Grtr1%orYM(82),O(4)                                                                674,216
  86            L(36),Def(81),O(3)               382,455       452,652      470,583    05/31/06      528,963
  87            L(24),Def(92),O(4)                                                                   510,441
  88            L(24),Def(56),O(3)               409,043       463,916      467,017    04/30/06      535,808
88.01
88.02
88.03
88.04
  89            L(24),Def(33),O(3)               464,384       483,834      382,822    06/30/06      480,176
  90            L(24),Def(93),O(3)                                                                   508,727
90.01                                                                                                288,014
90.02                                                                                                220,713
  91            L(24),Def(93),O(3)               659,611       721,903      683,074    06/30/06      643,990
  92            L(24),Def(92),O(4)               441,156       448,443      503,327    06/30/06      475,069
  93            L(24),Def(89),O(6)               596,931       608,089      603,601    06/30/06      643,384
  94           L(24),Def(143),O(13)                                                                  665,067
  95            L(24),Def(92),O(4)               497,502       497,996                               522,533
  96            L(24),Def(95),O(1)               513,568       476,070      477,101    05/31/06      484,842
  97            L(24),Def(91),O(3)                                                                   434,190
  98            L(36),Def(81),O(3)                                          177,512    05/31/06      469,597
  99            L(24),Def(92),O(4)               548,238       517,554                               475,592
 100            L(24),Def(34),O(1)               197,964       313,741      319,435    06/29/06      402,013
 101            L(24),Def(84),O(3)               866,769                    733,134    04/30/06      636,071
 102            L(24),Def(93),O(3)                                                                   608,468
 103            L(24),Def(91),O(4)               402,741       471,490      467,126    06/30/06      421,456
 104            L(24),Def(90),O(3)                                          390,362    02/28/06      496,619
 105            L(24),Def(92),O(4)                                                                   501,260
 106       L(59),Grtr1% or YM(57),O(4)           446,259       598,417      646,257    06/30/06      581,332
 107            L(24),Def(92),O(4)                             720,616      884,662    06/30/06      692,769
 108        L(23),Grtr1%orYM(93),O(4)                                                                424,026
 109            L(24),Def(91),O(4)               472,570       405,664      441,105    06/30/06      376,639
 110       L(59),Grtr1% or YM(57),O(4)           615,850       653,427      680,744    06/30/06      594,055
 111        L(32),Grtr1%orYM(82),O(4)                                                                493,516
 112           L(24),Def(190),O(25)              100,114       486,587      504,675    04/30/06      538,909
 113       L(34),Grtr1% or YM(81),O(4)                                                               407,998
 114         L(24),YM(12),1%(20),O(4)            578,060       558,706      580,396    06/30/06      630,691
 115            L(24),Def(86),O(3)                                          318,326    05/31/06      395,374
 116            L(35),Def(81),O(3)                             310,398      389,531    06/30/06      429,621
 117            L(24),Def(57),O(1)               365,466       393,216                               357,206
 118            L(24),Def(91),O(4)               405,834       493,344      562,890    04/30/06      519,280
 119            L(36),Def(81),O(3)               349,987       360,003      419,904    08/09/06      391,652
 120            L(24),Def(91),O(3)               323,419       301,235      303,678    04/30/06      420,341
 121            L(23),Def(90),O(7)               293,351                    334,534    03/31/06      314,223
 122            L(36),Def(81),O(3)                             195,702      312,122    05/31/06      310,597
 123            L(24),Def(93),O(3)               278,220       336,307      319,297    07/31/06      341,668
 124            L(24),Def(91),O(4)               222,686       226,015                               308,258
 125            L(24),Def(91),O(4)               257,541       312,311      296,498    05/31/06      316,510
 126            L(24),Def(85),O(5)               342,757       270,118                               435,996
 127            L(24),Def(93),O(1)               381,802       268,610                               251,674
 128            L(24),Def(95),O(1)               307,482       313,357      335,439    07/31/06      297,947
 129       L(34),Grtr1% or YM(82),O(3)                                      296,019    07/31/06      310,831
 130            L(24),Def(92),O(4)               448,664       557,312      555,332    05/31/06      447,642
 131            L(24),Def(91),O(4)               206,186       191,792      225,649    04/30/06      286,601
 132       L(59),Grtr1% or YM(58),O(3)           280,325       297,473      289,415    07/31/06      307,841
 133            L(24),Def(94),O(1)               271,158       308,893                               333,010
133.01                                           158,581       162,134                               144,046
133.02                                           112,577       146,759                               188,965
 134            L(35),Def(81),O(3)               247,839       238,104      221,869    06/30/06      240,203
 135       L(35),Grtr1% or YM(82),O(3)           437,735       367,425      341,699    05/31/06      441,921
 136           L(24),Def(142),O(13)                                                                  490,165
 137            L(24),Def(93),O(3)                                                                   220,482
 138            L(24),Def(31),O(2)               180,639        85,323      142,513    01/31/06      299,977
 139            L(24),Def(86),O(4)               152,599                    145,554    06/30/06      200,109
 140        L(36),Grtr1%orYM(80),O(4)            281,306       339,789      320,719    03/31/06      288,311
 141            L(24),Def(91),O(3)                                                                   163,039
 142            L(24),Def(92),O(3)                60,933       138,604      157,388    05/30/06      155,272
 143            L(36),Def(81),O(3)               142,554       126,215      126,215    12/31/05      135,354
 144            L(24),Def(93),O(3)               236,646       313,263      298,308    04/30/06      270,213
 145            L(24),Def(93),O(3)                90,114       137,443      120,696    05/31/06       96,357
 146            L(24),Def(93),O(3)               161,764       205,008      257,325    04/30/06      231,583
 147            L(24),Def(93),O(3)               117,593       135,567      146,379    04/30/06      131,207
 148            L(34),Def(80),O(4)                79,713        89,989      100,201    04/30/06       83,023
 149            L(36),Def(81),O(3)                                                                   120,050

                                                                                                UPFRONT ESCROW(12)
                                                                                  ---------------------------------------------
ANNEX               UW(1),(11).(16),(19),(20),(21)                                UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.
 ID #   UW NCF ($)  DSCR (X)                            TITLETYPE        PML %      RESERVE ($)     RESERVE ($)     RESERVE ($)
------  ----------  ------------------------------  -----------------  ---------  -------------  --------------  --------------

   1    65,323,729  1.37                                   Fee            15.0                0               0               0
   2    26,081,504  1.54                                Leasehold                             0               0               0
   3    68,168,550  1.54                                   Fee          Various               0               0               0
 3.01   16,108,593                                         Fee            15.0
 3.02   10,433,962                                         Fee            14.0
 3.03    3,519,481                                         Fee            25.0
 3.04    8,793,321                                         Fee            19.0
 3.05    3,612,631                                         Fee            23.0
 3.06    4,179,967                                         Fee            19.0
 3.07    2,788,001                                         Fee            17.0
 3.08    2,871,028                                         Fee         17.0-28.0
 3.09    4,383,454                                         Fee            21.0
 3.10    3,197,803                                         Fee         19.0-25.0
 3.11    3,043,294                                         Fee         14.0-26.0
 3.12      693,234                                         Fee            25.0
 3.13    1,616,127                                         Fee         19.0-25.0
 3.14    2,059,474                                         Fee            13.0
 3.15      324,523                                         Fee            19.0
 3.16      340,061                                         Fee            24.0
 3.17      522,854                                         Fee         20.0-25.0
 3.18     -319,258                                         Fee            24.0
   4    36,855,204  1.56                                   Fee            18.0                0          35,500           3,750
   5    16,274,079  1.43                            Fee and Leasehold     18.0                0          84,094               0
   6    18,602,044  1.44                            Fee and Leasehold                         0               0               0
   7    11,609,107  1.63                                   Fee                                0               0               0
 7.01    2,201,482  1.63                                   Fee            12.0                0               0               0
 7.02    1,802,266  1.63                                   Fee                                0               0               0
 7.03    1,500,167  1.63                                   Fee                                0               0               0
 7.04    1,318,723  1.63                                   Fee                                0               0               0
 7.05    1,009,826  1.63                                   Fee                                0               0               0
 7.06    1,008,006  1.63                                   Fee                                0               0               0
 7.07      669,965  1.63                                   Fee            23.0                0               0               0
 7.08      685,458  1.63                                   Fee                                0               0               0
 7.09      388,196  1.63                                   Fee                                0               0               0
 7.10      217,411  1.63                                   Fee                                0               0               0
 7.11      196,437  1.63                                   Fee                                0               0               0
 7.12      271,203  1.63                                   Fee                                0               0               0
 7.13      135,054  1.63                                   Fee                                0               0               0
 7.14      144,364  1.63                                   Fee                                0               0               0
 7.15       60,549  1.63                                   Fee                                0               0               0
   8    10,094,101  1.25                                   Fee                                0          23,875         370,000
 8.01    2,180,034                                         Fee
 8.02    1,169,554                                         Fee
 8.03    1,027,430                                         Fee
 8.04      963,510                                         Fee
 8.05      714,134                                         Fee
 8.06      634,627                                         Fee
 8.07      590,574                                         Fee
 8.08      548,340                                         Fee
 8.09      549,214                                         Fee
 8.10      434,269                                         Fee
 8.11      462,826                                         Fee
 8.12      429,618                                         Fee
 8.13      389,970                                         Fee
   9     6,758,375  1.15                                   Fee                                0               0               0
  10     5,658,624  1.49                                   Fee            15.0                0               0               0
  11     4,734,792  1.15                            Fee and Leasehold                         0               0               0
  12     3,688,802  1.23                                   Fee                                0               0               0
 12.01   1,388,650  1.23                                   Fee            12.0                0               0               0
 12.02   1,299,764  1.23                                   Fee                                0               0               0
 12.03   1,000,388  1.23                                   Fee                                0               0               0
  13     3,544,837  1.24                                   Fee                                0           8,487               0
  14     3,226,198  1.19                                   Fee                                0               0               0
 14.01   2,418,563                                         Fee
 14.02     807,634                                         Fee
  15     2,393,895  1.25                                   Fee                                0               0               0
  16     2,111,619  1.25                                   Fee                            1,575          18,750               0
  17     2,159,711  1.19                                   Fee                                0               0               0
  18     2,033,726  1.27                                   Fee                                0               0               0
  19     1,957,040  1.18                                   Fee                                0         450,000               0
  20     2,016,381  1.20                                   Fee                              766               0               0
  21     1,808,208  1.15                                   Fee                                0               0               0
  22     2,221,974  2.19                                   Fee                                0               0               0
  23     1,751,130  1.20                                   Fee                                0           5,438               0
  24     1,680,185  1.15                                   Fee                                0               0               0
  25     1,556,800  1.20                                   Fee                                0               0               0
  26     2,221,471  1.75                                   Fee                                0           9,375         164,375
 26.01   1,049,689                                         Fee
 26.02     604,773                                         Fee
 26.03     425,940                                         Fee
 26.04     141,069                                         Fee
  27     1,298,815  1.11                                   Fee            16.0                0               0               0
  28     1,451,678  1.25                                   Fee                            2,753               0               0
  29     1,510,870  1.24                                 Various                              0               0               0
 29.01     912,873                                      Leasehold
 29.02     388,396                                         Fee
 29.03      64,594                                         Fee
 29.04      69,300                                         Fee
 29.05      75,707                                         Fee
  30     1,374,857  1.20                                   Fee                                0         639,375               0
 30.01     933,586                                         Fee
 30.02     441,271                                         Fee
  31     1,584,888  1.55                                   Fee                                0           7,500               0
  32     1,118,015  1.10                                   Fee            19.0                0           6,450               0
  33     1,218,804  1.20                                   Fee                                0               0               0
  34     1,180,115  1.45                                   Fee                          265,758          13,375               0
  35     1,279,214  1.34                                   Fee                          200,000               0               0
  36     1,114,774  1.23                                   Fee                                0               0               0
  37     1,092,689  1.20                                   Fee                                0               0               0
  38     1,054,339  1.15                                   Fee                                0               0               0
  39     1,060,244  1.48                                   Fee            15.0                0               0               0
  40     1,489,469  1.95                                   Fee                                0               0               0
  41       902,928  1.19                                   Fee            12.0                0         187,000               0
  42       899,069  1.18                                   Fee                                0               0               0
  43     1,412,796  1.72                                   Fee                                0               0               0
 43.01                                                     Fee
 43.02                                                     Fee
 43.03                                                     Fee
 43.04                                                     Fee
 43.05                                                     Fee
 43.06                                                     Fee
 43.07                                                     Fee
 43.08                                                     Fee
 43.09                                                     Fee
 43.10                                                     Fee
 43.11                                                     Fee
 43.12                                                     Fee
 43.13                                                     Fee
 43.14                                                     Fee
 43.15                                                     Fee
 43.16                                                     Fee
 43.17                                                     Fee
 43.18                                                     Fee
 43.19                                                     Fee
 43.20                                                     Fee
 43.21                                                     Fee
 43.22                                                     Fee
 43.23                                                     Fee
 43.24                                                     Fee
 43.25                                                     Fee
 43.26                                                     Fee
 43.27                                                     Fee
 43.28                                                     Fee
 43.29                                                     Fee
  44       914,493  1.23                                   Fee            15.0                0          93,826               0
  45       894,741  1.22                                   Fee                                0               0               0
  46       731,061  1.20                                   Fee                              306           9,375               0
  47       905,200  1.10                                   Fee                              428               0               0
 47.01     546,829                                         Fee
 47.02     358,371                                         Fee
  48       836,750  1.23                                   Fee                          100,000               0               0
  49       849,932  1.75                                   Fee                                0               0               0
  50       762,024  1.20                                   Fee                                0               0               0
  51       754,812  1.19                                   Fee            6.0                 0          24,750               0
  52       786,030  1.27                                   Fee                            2,662          32,000               0
  53       745,470  1.20                                   Fee                                0           4,500               0
  54       785,675  1.50                                   Fee                                0               0               0
  55       739,198  1.22                                   Fee                                0               0          50,000
  56       846,105  1.34                                   Fee                                0               0               0
  57     1,116,989  1.69                                   Fee                                0               0               0
  58       797,296  1.38                                   Fee                                0               0               0
  59       717,124  1.29                                   Fee                                0          56,250               0
  60       685,311  1.22                                   Fee                                0          81,909               0
  61       681,326  1.20                                   Fee                                0               0               0
  62       618,716  1.16                                   Fee            16.0          144,140               0               0
  63       844,413  2.01                                   Fee            27.0                0          22,094               0
  64       563,608  1.29                                   Fee            18.0                0           2,000               0
  65       663,752  1.34                                   Fee                                0               0               0
  66       659,585  1.35                                   Fee                                0               0               0
  67     1,290,845  2.31                                   Fee                                0               0               0
  68       570,129  1.21                                   Fee                                0           3,188               0
  69       599,752  1.30                                   Fee                                0               0               0
  70       577,548  1.26                                   Fee                              457          12,172               0
  71       504,294  1.18                                   Fee                                0               0          46,580
  72       700,334  1.46                                   Fee                                0           8,050               0
  73       593,241  1.34                                   Fee                                0               0               0
  74       738,950  1.63                                   Fee                                0               0               0
  75       530,723  1.20                                   Fee                            2,542               0               0
  76       505,907  1.16                                   Fee                           17,901          14,939               0
  77       554,139  1.33                                   Fee                                0         164,674               0
  78       519,564  1.25                                   Fee                            1,346               0               0
  79       499,069  1.20                                   Fee                                0               0               0
  80       519,901  1.25                                   Fee                                0          13,500               0
  81       484,754  1.18                                   Fee                                0               0               0
  82       502,988  1.22                                   Fee                                0               0               0
  83       556,531  1.29                                   Fee                                0               0               0
  84       489,205  1.21                                   Fee                                0          10,625               0
  85       614,216  1.84                                   Fee            18.0                0               0               0
  86       494,586  1.28                                   Fee                                0         146,661               0
  87       472,532  1.27                                   Fee                                0               0               0
  88       510,458  1.32                                   Fee                                0               0               0
 88.01                                                     Fee
 88.02                                                     Fee
 88.03                                                     Fee
 88.04                                                     Fee
  89       466,676  1.24                                   Fee                                0               0               0
  90       502,896  1.32                                   Fee                                0          52,500               0
 90.01     285,107                                         Fee
 90.02     217,789                                         Fee
  91       581,430  1.57                                   Fee                                0               0               0
  92       422,247  1.15                                   Fee                           50,000               0               0
  93       614,947  1.69                                   Fee                                0          25,938               0
  94       644,817  1.68                                   Fee                                0               0               0
  95       449,778  1.21                                   Fee                                0               0               0
  96       442,977  1.22                                   Fee                            1,609           1,875               0
  97       431,020  1.16                                   Fee            18.0                0               0           1,250
  98       449,084  1.26                                   Fee                                0               0               0
  99       426,040  1.22                                   Fee                                0               0               0
  100      389,513  1.23                                   Fee            19.0                0               0               0
  101      558,022  1.41                                   Fee                                0           1,500               0
  102      603,398  1.43                                   Fee                                0               0               0
  103      412,206  1.22                                   Fee            17.0                0           2,688           1,700
  104      407,671  1.22                                   Fee                                0               0               0
  105      471,472  1.43                                   Fee            12.0                0               0               0
  106      517,511  1.40                                   Fee                                0               0               0
  107      603,859  1.54                                   Fee                                0               0               0
  108      404,526  1.27                                   Fee                            1,625               0               0
  109      369,089  1.20                                   Fee            16.0                0               0           1,700
  110      531,290  1.54                                   Fee                                0               0               0
  111      451,016  1.71                                   Fee            18.0                0               0               0
  112      495,397  1.35                                   Fee                                0               0               0
  113      401,248  1.38                                   Fee            15.0                0               0               0
  114      616,641  2.08                                   Fee                                0               0               0
  115      369,184  1.31                                   Fee                                0               0               0
  116      367,854  1.20                                   Fee                                0             990               0
  117      337,838  1.25                                   Fee                                0          70,000               0
  118      462,206  1.57                                   Fee                                0          46,233               0
  119      339,058  1.29                                   Fee                                0               0               0
  120      400,096  1.59                                   Fee                                0             625               0
  121      291,638  1.23                                   Fee                                0               0               0
  122      295,427  1.20                                   Fee                                0               0               0
  123      322,684  1.31                                   Fee                                0               0               0
  124      286,479  1.21                                   Fee                                0               0               0
  125      299,475  1.21                                   Fee                                0               0               0
  126      404,193  1.71                                   Fee                                0               0          13,750
  127      211,795  1.23                                   Fee                                0          19,063               0
  128      277,537  1.24                                   Fee                              543               0               0
  129      283,066  1.28                                   Fee                                0               0               0
  130      364,638  1.35                                   Fee                                0          18,250               0
  131      276,081  1.21                                   Fee                                0           1,000               0
  132      269,441  1.23                                   Fee                                0          81,455               0
  133      295,612  1.38                                   Fee                                0               0               0
133.01     129,726                                         Fee
133.02     165,886                                         Fee
  134      231,461  1.21                                   Fee            16.0                0               0               0
  135      401,407  2.60                                   Fee                                0               0               0
  136      455,980  2.04                                   Fee                                0         153,938               0
  137      212,982  1.19                                   Fee                                0               0               0
  138      269,165  1.51                                   Fee                                0               0               0
  139      175,109  1.24                                   Fee                                0           5,000               0
  140      246,263  1.54                                   Fee                                0          10,875               0
  141      160,897  1.16                                   Fee            15.0                0               0             625
  142      151,822  1.23                                   Fee                                0           1,250               0
  143      124,890  1.28                                   Fee                                0               0               0
  144      264,174  2.88                                   Fee                                0          10,000               0
  145       93,657  1.26                                   Fee            14.0                0           3,750               0
  146      225,929  2.97                                   Fee                                0               0               0
  147      127,773  1.88                                   Fee                                0               0               0
  148       75,557  1.39                                   Fee                                0               0               0
  149      120,050  1.96                                   Fee                                0               0               0

                                UPFRONT ESCROW(12)                                        MONTHLY ESCROW(13)
        ----------------------------------------------------------  ------------------------------------------------------------
 ANNEX  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER  MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX
 ID #     RESERVE ($)     RESERVE ($)   RESERVE ($)    RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)
------  -------------  --------------  ------------  -------------  -------------  --------------  -------------  --------------

   1                0       1,582,063       247,213              0              0               0              0         316,413
   2        7,655,074               0             0              0              0               0              0               0
   3                0               0             0              0              0               0              0               0
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
   4        4,500,000       2,029,336       288,260              0              0               0          4,167         344,462
   5        3,878,634         488,239             0     10,000,000              0               0              0               0
   6                0               0             0              0              0               0              0               0
   7                0               0             0              0              0               0              0               0
 7.01               0               0             0              0              0               0              0               0
 7.02               0               0             0              0              0               0              0               0
 7.03               0               0             0              0              0               0              0               0
 7.04               0               0             0              0              0               0              0               0
 7.05               0               0             0              0              0               0              0               0
 7.06               0               0             0              0              0               0              0               0
 7.07               0               0             0              0              0               0              0               0
 7.08               0               0             0              0              0               0              0               0
 7.09               0               0             0              0              0               0              0               0
 7.10               0               0             0              0              0               0              0               0
 7.11               0               0             0              0              0               0              0               0
 7.12               0               0             0              0              0               0              0               0
 7.13               0               0             0              0              0               0              0               0
 7.14               0               0             0              0              0               0              0               0
 7.15               0               0             0              0              0               0              0               0
   8          708,000               0             0              0              0               0         41,667               0
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
 8.11
 8.12
 8.13
   9                0               0             0              0              0               0              0               0
  10                0               0             0              0              0               0              0               0
  11        2,283,000         244,962        24,561              0          7,575               0         30,766          40,827
  12                0         174,055             0              0              0               0              0          22,766
 12.01              0          40,630             0              0              0               0              0          10,158
 12.02              0          56,097             0              0              0               0              0           5,579
 12.03              0          77,327             0              0              0               0              0           7,030
  13        1,000,000         452,808        24,506        235,767          7,921               0         50,000          90,562
  14                0               0             0              0          1,021               0              0               0
 14.01
 14.02
  15                0          49,354        49,366              0          2,360               0              0           9,871
  16           25,000          91,545        35,942        187,185          1,575               0              0          30,515
  17          451,994         213,560        19,378         10,500          1,334               0              0          26,695
  18                0          62,903         5,861              0          1,450               0         12,500          12,600
  19                0         474,967        69,328        400,000          6,792               0              0          59,371
  20            4,087           9,918         4,474              0            766               0          4,087           2,480
  21            9,500         263,889         4,412              0              0               0          9,500          37,698
  22                0               0             0              0              0               0              0               0
  23                0          33,467        17,437              0          7,920               0              0           8,367
  24          114,000         174,475        32,332              0          4,467               0          8,040          21,809
  25          100,000               0             0              0          2,576               0              0          24,420
  26                0         100,276        44,390              0              0               0              0               0
 26.01
 26.02
 26.03
 26.04
  27                0         153,241        22,679              0          1,682               0         10,261          21,900
  28          131,250         121,241        57,723         96,804          2,753               0          6,250          12,124
  29                0               0             0              0              0               0              0               0
 29.01
 29.02
 29.03
 29.04
 29.05
  30                0               0             0              0          4,147               0              0          21,362
 30.01
 30.02
  31                0          16,112         7,212              0              0               0              0          16,112
  32                0          80,138         3,791              0          3,658               0              0          20,034
  33                0         235,716        35,872              0          1,589               0              0          39,286
  34                0         384,746        25,966              0          4,133               0              0          42,750
  35                0         394,888        39,067              0          4,229               0              0          39,489
  36          300,000               0             0              0          2,562               0              0          20,500
  37          360,429          40,551             0              0            339               0          2,083          13,517
  38                0         122,224        10,140              0          4,600               0              0          17,461
  39                0          81,652        14,906              0          1,343               0         13,431          13,609
  40                0          71,202        65,890              0         19,670               0              0          23,734
  41          128,488               0        16,877              0            322               0          4,188           4,154
  42                0          13,953             0              0            458               0              0           4,651
  43                0         215,354             0              0              0               0         12,500          31,727
 43.01
 43.02
 43.03
 43.04
 43.05
 43.06
 43.07
 43.08
 43.09
 43.10
 43.11
 43.12
 43.13
 43.14
 43.15
 43.16
 43.17
 43.18
 43.19
 43.20
 43.21
 43.22
 43.23
 43.24
 43.25
 43.26
 43.27
 43.28
 43.29
  44                0          53,830         9,714              0          2,542               0              0           8,975
  45                0         183,985        10,928              0          1,378               0          5,000          30,664
  46          101,531               0         2,752              0            306               0          1,531               0
  47              784               0           148              0            428               0            784               0
 47.01
 47.02
  48          200,000          97,250         2,241              0          1,385               0          4,167          16,208
  49                0               0             0              0              0               0              0               0
  50                0          18,731         2,479              0            271               0          5,030          18,731
  51                0          57,413         4,625              0            655               0          2,184          11,483
  52          129,167         120,317        21,258              0          2,662               0          4,167          13,369
  53          400,000          35,832        16,853              0          1,620               0         15,000          17,916
  54           60,000          35,299           959        290,000              0               0              0           8,825
  55                0         191,801        11,928              0          1,491               0          4,167          21,311
  56                0          72,000        12,565              0          2,223               0              0               0
  57                0           1,268        27,479        100,000          9,099               0              0           1,268
  58                0          20,055        37,663              0          3,914               0              0          20,055
  59                0          26,955        16,233              0          3,333               0              0           6,739
  60          135,000          58,848         4,261         61,160              0               0              0          11,770
  61                0          28,000             0         75,000              0               0              0           6,900
  62          370,860          35,150         2,306              0              0               0              0           8,787
  63                0               0             0              0          2,492               0              0               0
  64                0          55,188        12,018         13,688          1,125               0              0           7,884
  65                0          94,292         7,265              0            474               0              0           9,429
  66                0          13,402         9,705              0            381               0          1,525           4,467
  67                0               0             0        900,000         19,037               0              0               0
  68                0         120,247         2,646              0              0               0          1,667          20,041
  69                0          10,015         9,250              0          1,217               0          3,333          10,015
  70                0          30,781         4,699         60,000            457               0              0           7,695
  71           50,000           9,234             0              0            670               0          3,334           9,234
  72                0          29,822        20,867              0          9,465               0              0           9,941
  73           50,000          33,825         4,694        400,000            553               0            917           2,808
  74                0          41,047         7,272        200,000          6,438               0              0           6,841
  75                0          33,231        13,771        450,000          2,542               0              0           5,554
  76          200,000          65,471         3,463              0          1,272               0          6,435           9,353
  77                0          60,186         4,772              0          3,833               0              0           8,598
  78          314,167          15,286        18,589              0          1,346               0          4,167           7,643
  79                0           3,977         1,366              0            250               0          3,000           4,850
  80                0          37,188        13,966              0          1,521               0          6,667           5,313
  81           70,000          60,003         7,905         18,413            292               0              0           8,572
  82                0          44,484        11,768              0          1,812               0          4,530           8,897
  83                0          30,217        16,193              0          1,178               0          4,038           6,043
  84                0          72,419         8,115              0            652               0          2,608           9,052
  85                0          23,689         5,867              0              0               0              0           7,896
  86                0          53,300         8,821              0            878               0          1,667           8,883
  87                0           4,163        12,555              0            280               0          2,084           1,388
  88                0          24,529         9,330         32,857              0               0              0           4,088
 88.01
 88.02
 88.03
 88.04
  89                0          88,091        17,312          3,483              0               0              0           8,008
  90                0               0             0              0              0               0              0               0
 90.01
 90.02
  91          100,000          14,119         3,890              0              0               0              0               0
  92                0          16,068         6,719              0              0               0              0           3,214
  93                0               0             0              0              0               0              0               0
  94                0          56,513         5,127              0              0               0              0           5,651
  95          150,000          22,546         3,558              0            480               0              0           4,509
  96          102,917          70,110        11,055          4,417          1,609               0          2,917           7,011
  97                0          25,475         2,088              0             53               0            281           5,200
  98          704,622          30,622         9,215              0            303               0          1,000           9,814
  99                0           6,895         4,300              0            796               0          3,333           6,895
  100               0          23,152         8,928        116,400          1,042               0              0           5,788
  101               0           6,160        29,369              0          6,732               0              0           3,555
  102               0               0             0              0              0               0              0               0
  103               0          57,453         2,549              0            771               0              0          11,700
  104         107,500          55,791        56,232              0              0               0              0           9,299
  105               0          30,074         4,009              0              0               0              0           7,519
  106               0           8,769        13,283              0          5,318               0              0           8,769
  107               0          21,083        17,441              0          4,959               0              0               0
  108               0          24,380         3,840              0          1,625               0              0           4,876
  109               0          32,982         1,897              0            629               0              0           6,600
  110               0           7,000         8,601              0          5,230               0              0           7,000
  111               0          22,092         5,867              0              0               0              0           7,364
  112               0               0             0              0              0               0              0               0
  113               0          22,375         1,311              0            563               0              0           4,475
  114               0           6,943             0              0              0               0              0           6,943
  115          30,000          18,354         4,189              0              0               0              0           6,188
  116               0           3,883         9,799              0          4,697               0         10,833           3,883
  117               0          41,839        17,549         18,922          1,614               0              0           5,977
  118               0          31,527         3,560              0          4,753               0              0           3,503
  119          80,000          21,131         5,456              0            652               0          3,333           5,283
  120          81,000          12,075         1,730              0            300               0          2,250           2,100
  121         200,000               0             0              0            183               0          8,333           2,480
  122               0           1,900         2,175          1,000          1,263               0              0             950
  123          50,000          36,500        30,692              0            466               0              0           3,650
  124          75,000               0           645              0              0               0              0           2,327
  125               0          30,258         1,650              0            332               0          1,093           3,362
  126               0           9,850         2,703              0          2,650               0              0           4,925
  127               0          25,891         9,682              0          1,593               0          2,167           4,315
  128             724           4,862           462              0            543               0            724           1,621
  129               0          35,646         3,643              0            450               0              0           7,129
  130               0          61,909        33,409        441,250          6,915               0              0           5,159
  131               0          13,249         5,674              0            854               0              0           1,472
  132               0          11,958        27,500              0          3,200               0              0           2,750
  133          50,000          24,342         2,225              0            587               0          1,667           5,339
133.01
133.02
  134          35,000          12,200         1,537              0            105               0          2,917           2,033
  135               0               0             0              0              0               0              0               0
  136               0          18,819         1,472              0              0               0              0           3,764
  137               0          22,133         4,303              0            125               0            625           4,427
  138          25,000          11,416         6,277              0            453               0          2,083           1,903
  139               0          11,106        13,459          1,750          1,928               0              0           2,776
  140               0          12,467         2,509              0          3,504               0              0           1,247
  141               0           9,200           479              0             66               0            150           1,900
  142               0           4,583         4,038              0            288               0              0           2,292
  143               0          13,073           715              0            199               0          1,000           1,453
  144               0          15,370         3,278              0            503               0              0           1,397
  145               0           9,760         1,163              0              0               0              0           1,220
  146               0          12,905         3,234              0            471               0              0           1,173
  147               0           6,445         3,455              0            286               0              0             586
  148               0           6,400         2,963              0            100               0              0           1,600
  149               0               0             0              0              0               0              0               0

             MONTHLY ESCROW(13)                                                                 LARGEST TENANT
        ---------------------------                                                     -----------------------------
 ANNEX  MONTHLY INS.  MONTHLY OTHER  SINGLE                                                              LEASE
 ID #    RESERVE ($)    RESERVE ($)  TENANT  LARGEST TENANT                             UNIT SIZE      EXPIRATION
------  ------------  -------------  ------  -----------------------------------------  ---------  ------------------

   1         123,607              0  No
   2               0        579,721  No      Goodwin Proctor                              384,757       04/30/16
   3               0              0  No
 3.01                                No      Maxtor Corporation                           426,734       09/30/11
 3.02                                Yes     Synopsis, Inc.                               397,510       02/28/15
 3.03                                No      Adac Laboratories                            131,880  12/31/06, 12/31/08
 3.04                                No      Transmeta Corporation                        126,225       06/30/08
 3.05                                No      BRN Phoenix                                   33,350       03/31/11
 3.06                                No      AKT America, Inc.                            170,000       09/30/09
 3.07                                No      Network General Corporation                   72,742       02/29/12
 3.08                                No      Xymox Technologies, Inc.                      36,652       12/30/10
 3.09                                No      Selectica, Inc                                79,803       12/31/09
 3.10                                No      Palm Inc                                      59,500       05/31/12
 3.11                                No      Hammerhead Systems, Inc.                      39,703       04/30/10
 3.12                                No      Institute for Business & Tech                 59,430       01/31/19
 3.13                                No      Scios Inc.                                    51,680       08/31/08
 3.14                                No      Esilicon Corporation                          34,086       08/30/08
 3.15                                No      Mark Thomas & Company, Inc.                   15,354       04/30/11
 3.16                                No      Minerva Networks, Inc.                        25,600       01/30/08
 3.17                                No      Molecular Medical Research Institute          18,480       03/30/10
 3.18                                No
   4         144,130              0  No      Southern California Gas Company              576,516       11/08/11
   5               0              0  No      Macy's                                       237,145       08/27/22
   6               0              0  No      Maggiano's Little Italy                       19,336       09/30/10
   7               0              0  No
 7.01              0              0  No      HSBC Auto Finance, Inc.                       80,281       05/31/16
 7.02              0              0  No      Freightliner Corporation                     341,049       03/31/08
 7.03              0              0  No      Iron Mountain                                180,705       04/30/15
 7.04              0              0  No      NCH                                           55,503       12/31/12
 7.05              0              0  No      Jacobs Healthcare Systems                     47,971       05/31/08
 7.06              0              0  Yes     McKesson                                     314,574       12/31/09
 7.07              0              0  No      American De Rosa Lamp                        150,040       12/31/11
 7.08              0              0  Yes     Source, Inc                                  214,110       08/31/10
 7.09              0              0  No      Maverick Paper                                71,511       06/30/09
 7.10              0              0  Yes     BMCW Southcentral L.P                         86,400       11/30/10
 7.11              0              0  Yes     Serpro                                        78,750       10/30/10
 7.12              0              0  Yes     RMax                                          74,000       06/30/12
 7.13              0              0  Yes     Texas Freightways                             54,095       02/28/10
 7.14              0              0  Yes     Airborne Express, Inc                         40,000       01/31/07
 7.15              0              0  No
   8               0              0  No
 8.01                                Yes     Fingerhut                                    914,315       01/31/14
 8.02                                Yes     Leedsworld, Inc                              159,785       07/31/20
 8.03                                Yes     GMR Marketing                                 74,000       05/31/16
 8.04                                Yes     H.K. Systems                                  86,204       10/31/14
 8.05                                Yes     SuperStock                                    72,486       06/30/24
 8.06                                Yes     Navarre Corporation                          115,286       06/30/19
 8.07                                Yes     Riviera Tool Company                         176,607       10/31/18
 8.08                                Yes     Midland Container Corporation                136,000       12/31/19
 8.09                                Yes     ADS Logistics                                102,475       08/31/22
 8.10                                Yes     Jenkins Manufacturing Company                203,496       09/30/20
 8.11                                Yes     Olsen Engineering, L.P                       131,550       07/31/19
 8.12                                Yes     Core Systems, LLC                             98,592       04/24/16
 8.13                                Yes     ADS Logistics                                106,644       08/31/22
   9               0              0  No      Plitt Intermountain Theatres                  77,284       10/31/17
  10               0              0  No
  11               0              0  No      Bechtel National                             169,174       01/01/11
  12               0              0  No
 12.01             0              0  No
 12.02             0              0  No
 12.03             0              0  No
  13          12,253              0  No      Christie, Parabue, Mortensen & Young          26,653       08/31/13
  14               0              0  No
 14.01                               Yes     Asset Acceptance                             200,000       05/31/16
 14.02                               Yes     Uniek                                        249,950       09/30/17
  15           9,873              0  No
  16          17,971         25,000  No      Roxy Performing Arts Center                   27,150       08/31/07
  17           9,689              0  No      Fiesta                                        32,948       08/31/08
  18           2,960              0  No      Public Defender (GSA)                         40,383       08/21/15
  19           6,953              0  No
  20           4,474              0  No      Corona Meat Corp. and WRCBC Leasing Corp.     23,053       09/01/31
  21           2,206              0  No      Randall's /PDA Propert  Mgmnt                 80,690       05/23/11
  22               0              0  No      Wild Oats                                     32,710       01/31/22
  23           5,812              0  No
  24           3,592              0  No      Burt's Bees                                  152,000       05/31/10
  25               0              0  No      SGT, Inc.                                     22,433       02/28/09
  26               0              0  No
 26.01                               No      Ann Taylor                                     4,500       05/31/09
 26.02                               No      Daily Treat Restaurant                         3,200       02/28/15
 26.03                               No      World Gym                                     24,587       01/31/13
 26.04                               No      Modern Restaurant                              2,800       04/30/09
  27           2,800              0  No      Kajima Development Corporation                21,022       08/31/08
  28          14,431              0  No      Kroger                                        51,460       05/31/18
  29               0              0  No
 29.01                               Yes     T-Mobile                                      69,287       09/30/12
 29.02                               Yes     Converting, Inc.                             291,142       10/31/20
 29.03                               Yes     Metal Spinners                                50,000       08/31/20
 29.04                               Yes     Metal Spinners                                52,080       08/31/20
 29.05                               Yes     Metal Spinners                                52,000       08/31/20
  30           5,737              0  No
 30.01                               No
 30.02                               No
  31           1,202              0  No      Staples                                       21,127       12/31/14
  32           3,791              0  No
  33           2,989              0  No      Hartford Fire Insurance Co.                   69,097       01/31/09
  34           8,183              0  No
  35           3,256              0  No
  36           2,204              0  No      Gibbs & Cox                                    9,847       01/31/11
  37               0              0  No      New York Sports Club                          21,610       01/31/22
  38           5,070              0  No
  39           1,656              0  No      Fulfillment Corporation                       25,954       06/30/11
  40           7,321              0  No
  41           2,411              0  No      Tae Shik Shin (Okura) (Ind.)                   4,330       12/31/15
  42               0              0  No      Bed Bath Beyond                               31,519       01/31/16
  43               0              0  No
 43.01                               Yes     TCF Bank (Ground Lease)                        2,800       09/30/25
 43.02                               Yes     Fannie May                                     3,391       04/30/09
 43.03                               Yes     Wireless Giant                                 1,392       10/31/14
 43.04                               No
 43.05                               Yes     SKP, Inc.                                      1,260       08/31/10
 43.06                               Yes     Fannie May                                     2,863       04/30/09
 43.07                               Yes     Grand Rapids Hospitality (Ground Lease)        1,497       03/24/35
 43.08                               No
 43.09                               Yes     Fannie May                                     2,359       04/30/09
 43.10                               Yes     Fannie May                                     2,496       04/30/09
 43.11                               Yes     Brickyard Bank                                 1,700       07/31/16
 43.12                               Yes     Fannie May                                     1,967       04/30/09
 43.13                               Yes     Fannie May                                     1,904       04/30/09
 43.14                               Yes     Z Amigos                                       1,980       02/28/15
 43.15                               Yes     Fannie May                                     1,710       04/30/09
 43.16                               Yes     Fannie May                                     1,900       04/30/09
 43.17                               Yes     Fannie May                                     1,890       04/30/09
 43.18                               Yes     Fannie May                                     1,802       04/30/09
 43.19                               Yes     Fannie May                                     1,852       04/30/09
 43.20                               Yes     Fannie May                                     1,722       04/30/09
 43.21                               Yes     Fannie May                                     1,855       04/30/09
 43.22                               Yes     Fannie May                                     1,800       04/30/09
 43.23                               Yes     Fannie May                                     1,413       04/30/09
 43.24                               Yes     Fannie May                                     1,566       04/30/09
 43.25                               No
 43.26                               Yes     Fannie May                                     1,378       04/30/09
 43.27                               Yes     Fannie May                                     1,141       04/30/09
 43.28                               Yes     Ice Cream Joe's                                1,400         MTM
 43.29                               No
  44           1,619              0  No
  45           2,186              0  No      Maricopa County St of AZ                      48,463       09/06/10
  46           1,376              0  No      Walgreens                                     15,120       11/30/20
  47              74              0  Yes
 47.01                               Yes     Eckerd                                        16,000       08/31/19
 47.02                               Yes     Eckerd                                        12,739       11/30/20
  48             747              0  No      North Valley Pediatrics                        4,953       06/30/10
  49               0              0  No      Office Depot                                  18,000       03/01/15
  50             826              0  No      Cardionet / Sure Payroll                      18,887       08/31/11
  51           1,542              0  No      Trendy Fashions                               11,720       05/31/09
  52           2,126              0  No      Kohl's Department Store                      104,525       01/31/18
  53           1,532              0  No      Victoria Financial                            58,619       09/30/09
  54             959              0  No      Guernsey Office Products, Inc.                43,750       12/31/09
  55           2,982              0  No      Big 8 Foods                                   31,384       11/30/16
  56               0              0  Yes     Bennington Marine, LLC                       266,775       08/10/16
  57           2,748              0  No
  58           3,766              0  No
  59           3,247              0  No
  60             426          1,683  No      Hancock Fabrics                               11,520       08/31/09
  61               0              0  No      Ted's Montana Grill (Ground Lease)            67,258       07/31/26
  62           1,153              0  No      State of California                           19,354       06/30/10
  63               0              0  No      Fabric Zone, Inc.                             10,120       07/31/07
  64           1,717              0  No
  65             908              0  No      Florida Ear & Sinus Center                    17,531       06/30/18
  66           1,386              0  No      Guitar Center                                 10,000       01/31/16
  67               0              0  No
  68             882              0  No      Unique Thrift Store                           13,614       12/31/11
  69             771              0  No      Guardian Life Insurance                       25,846       01/31/11
  70             392              0  No      Anne Arundel Health Systems, Inc.             25,558       11/30/10
  71               0              0  No      Romeo's                                        5,600       10/31/11
  72           2,319              0  No
  73             782              0  No      Staples                                       14,605       10/31/20
  74           3,636              0  No
  75           2,295              0  No
  76           1,731              0  No      Prest-O-Fit Manufacturing                     32,713       10/31/09
  77           4,772              0  No
  78           2,065              0  No      Prismed of South Jersey, Inc.                 11,915       08/31/12
  79             750              0  Yes     Academy of Healing Arts                       19,566       03/31/21
  80           1,746              0  No      Bi-Lo                                         42,658       01/31/09
  81           1,318              0  No      Grape Vine Market                             17,500       07/31/26
  82           1,070              0  No      Hollywood Studios                             25,000       05/31/11
  83           1,619              0  No      Albuquerque Entertainment                     32,216       08/31/13
  84           2,705              0  No      Wink Cos., LLC                                24,645       12/31/31
  85           1,467              0  Yes     Ion America Corporation                       50,000       12/31/10
  86           2,940              0  No      Rose Garden Restaurant                         7,369       08/31/14
  87             966              0  No      Velocity                                      22,876       05/31/16
  88           2,333              0  No
 88.01                               No
 88.02                               No
 88.03                               No
 88.04                               No
  89           2,473              0  No
  90               0              0  Yes
 90.01                               Yes     Petsmart                                      19,377       01/31/19
 90.02                               Yes     Petsmart                                      19,495       01/31/19
  91               0              0  No      Cook County                                   53,725       08/31/09
  92             611              0  No      Food Lion                                     28,350       09/27/12
  93               0              0  No      Certified Moving & Storage Co LLC             48,757       04/30/11
  94           1,025              0  No      BB&T Insurance                                30,000       06/01/21
  95             712              0  No      Red Bank Ambulatory Surgery Center            15,870       06/30/11
  96           1,228          4,417  No      Family Christian Stores, Inc.                  9,883       06/30/09
  97             209              0  Yes     Carolina Herrera                               3,372       12/31/15
  98           1,536              0  No      Patel Food Market                              7,600       11/30/20
  99             358              0  No      Buzzi Unicem USA                              24,472       12/31/14
  100          1,488          5,000  No
  101          2,570              0  No
  102              0              0  Yes     SSM/Wellbridge Centers, LLC                   33,800       08/09/18
  103            510              0  No
  104          3,840              0  No      UTSI International Corporation                 7,073       01/31/09
  105            668              0  No      Noble Roman's Pizza                            5,538       11/04/15
  106          1,660              0  No
  107              0              0  No
  108          1,920              0  No
  109            474              0  No
  110          1,366              0  No
  111          1,467              0  Yes     Accuray, Inc.                                 50,000       12/31/11
  112              0              0  No      Wachovia Bank                                  4,200       02/28/21
  113            437              0  No
  114              0              0  No
  115          1,396              0  No      Specs Wine Spirits                             9,600       10/01/12
  116          1,633              0  No      Tractor Supply                                52,500       06/30/16
  117          2,507              0  No
  118              0              0  No
  119            606              0  No      Pediatric & Adolescent Medicine                6,250       01/31/14
  120            800              0  No      Century 21 (Bowler Realty)                     4,810       01/31/10
  121            390              0  No      Stephen Gould of MD                            9,024       11/01/12
  122          1,088              0  No
  123          2,777              0  No      Beef O Bradys                                  4,000       02/28/10
  124            215            363  No      Optimetrics                                    6,116       06/30/07
  125            550              0  No      Rodes Retail                                  11,213       07/31/22
  126          2,714              0  No
  127          1,210              0  No      Big Lots                                      44,984       02/02/14
  128            462              0  No      Food Lion                                     29,000       11/28/15
  129            304              0  No      Desert Hills Bank                              4,078       06/30/11
  130          3,341          6,915  No
  131            946              0  No
  132          2,326              0  No
  133          1,113              0  No
133.01                               No      Mimi's Italian Cafe                            2,400       12/31/11
133.02                               No      French Riveria Health Spa                     16,650       03/31/13
  134            256              0  No      Beds Etc.                                      3,072       05/12/11
  135              0              0  No      Lockheed Martin                               20,433       09/30/09
  136            491              0  Yes     County of Suffolk                             21,500       07/20/26
  137            478              0  No      Lil' Ricci's Pizza                             2,800       12/31/15
  138            571              0  No      Sharp Fitness                                  6,000       08/31/07
  139          1,224              0  No
  140            627              0  No
  141             48              0  No      Dokoro Sushi                                     950       10/31/15
  142            337              0  No
  143            238              0  No      Wholesale Building Materials                   6,300       02/28/10
  144            819              0  No
  145            388              0  No
  146            809              0  No
  147            384              0  No
  148            741              0  Yes     RHW Corporation                                6,000       06/30/20
  149              0              0  Yes     TGI Friday's Inc.                              5,845       09/01/16

                                   2ND LARGEST TENANT                                   3RD LARGEST TENANT
        --------------------------------------------------------------------  ----------------------------------
 ANNEX                                                           LEASE
 ID #   2ND LARGEST TENANT                    UNIT SIZE       EXPIRATION      3RD LARGEST TENANT
------  ------------------------------------  ---------  -------------------  ----------------------------------

   1
   2    Fidelity Invest                         169,943       05/31/08        Boston Cons Gr
   3
 3.01   Maxtor/Sublease-SanDisk                 348,515  9/30/2011, 05/31/13
 3.02
 3.03   Force10 Networks                         45,106       01/31/10        Varian Medical Systems
 3.04   Taos Mountain, Inc.                      45,000       01/30/09        Xceive Corporation
 3.05   Tensilica, Inc                           22,500       02/29/08        Nano Measurements
 3.06   Advantest America                        66,106       05/30/07        Neomagic Corporation
 3.07   Ciena Corporation                        58,780       12/31/06        Nucore Technologies, Inc.
 3.08   RF Micro Devices, Inc.                   34,686          MTM          Accurel Systems International
 3.09   Samsung Information Systems              79,564       05/31/09        Texas Instruments
 3.10   Reflectivity, Inc.                       32,500       09/30/07        Ralstin, David J.
 3.11   Upshot Corporation                       23,610          MTM          Xilinx, Inc.
 3.12
 3.13   Tropos Networks, Inc.                    23,697       05/31/07        Colfax International
 3.14   Inxight Software                         31,266       05/30/10        Platform Solutions, Inc.
 3.15   North Star Imports, Inc.                 10,652       03/31/08        Micronic Laser Systems, Inc.
 3.16
 3.17   Yaschem, Inc. et al                      10,856          MTM          Total Phase
 3.18
   4    Morrison & Foerster, LLP                192,775       09/30/13        Sidley Austin LLP
   5    Sport Chalet                             44,957       01/31/08        Bed Bath & Beyond
   6    Wildfire                                 12,999       10/31/21        The Cheesecake Factory
   7
 7.01   KP Oncall, LLC                           22,525       05/31/08        The Regents of Univ. of CA
 7.02   EGS Electrical Group                    241,049       12/31/09        Schering Plough
 7.03   Graham Field Health Products, Inc.      144,090       03/31/12        Broder Brothers
 7.04   Stagnito Communications                  20,446       02/28/09        Paradigm Health*
 7.05   Air Ventures                             35,284       05/31/07        Chicago Tribune Company
 7.06
 7.07   PCI Industries                           21,348       03/31/16
 7.08
 7.09   SPC                                      39,000       01/31/12
 7.10
 7.11
 7.12
 7.13
 7.14
 7.15
   8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
 8.09
 8.10
 8.11
 8.12
 8.13
   9    Linens 'n Things                         41,480       01/31/13        Barnes & Noble Booksellers
  10
  11    GSA (Dept of Energy)                     99,822       10/01/07        Battelle Memorial Institute
  12
 12.01
 12.02
 12.03
  13    CB Richard Ellis Real Estate Serv.       24,632       03/31/07        AIG
  14
 14.01
 14.02
  15
  16    State of Florida Dept. of Children       23,124       01/31/08        Wendy's (Ground Lease)
  17    Palais Royal                             24,650       01/31/10        Anna's Linens
  18    Wells Fargo                              26,865       07/31/14        Beckley, Singleton Chartered
  19
  20    CVS                                      12,331       01/31/17        Chicken Corp.
  21    Hancock Fabrics                          15,257       09/30/14        Tuesday Morning
  22    Linens 'n Things                         32,000       09/15/15        Designer Shoe Warehouse
  23
  24    Eisai                                    80,000       12/31/08        Atlas Box & Crating Co., Inc.
  25    ITT Industries                           11,805       05/31/10        Corporate Express
  26
 26.01  GAP Kids                                  4,100       12/31/07        Arthur Groom
 26.02  Ridgewood Karate                          2,607       08/31/06        Best Cleaners
 26.03  DHL                                      13,551       07/31/08        Eastern National Academy
 26.04  PS I Love You                             1,200       03/31/09
  27    Children's Law Center of Los Angeles     16,201       09/30/12        New York Life Insurance Company
  28    Big Lots Stores Inc.                     30,900       01/31/08        The TJX Companies, Inc.
  29
 29.01
 29.02
 29.03
 29.04
 29.05
  30
 30.01
 30.02
  31    Tuesday Morning, Inc.                     7,900       01/15/09        A.G. Edwards & Sons, Inc.
  32
  33    The Ryland Group                         32,756       10/31/08        AutoNation
  34
  35
  36    General Dynamics                          9,840       07/31/08        The Hampton-Newport News
  37    Ann Taylor Loft                           6,035       01/31/17        Jos. A. Bank Clothiers
  38
  39    Cor-O-Van                                23,842       07/31/07        Smalley & Company
  40
  41    Madison Development (Corp.)               3,528       11/30/08        Jerry Carter - Traditions
  42    Qdoba                                     3,064       05/31/15        Joey's Seafood Grill
  43
 43.01
 43.02
 43.03
 43.04
 43.05
 43.06
 43.07
 43.08
 43.09
 43.10
 43.11
 43.12
 43.13
 43.14
 43.15
 43.16
 43.17
 43.18
 43.19
 43.20
 43.21
 43.22
 43.23
 43.24
 43.25
 43.26
 43.27
 43.28
 43.29
  44
  45    Inpulse Response Group, Inc.             26,533       05/15/08        RSM McGladrey, Inc.
  46    Pier 1 Imports                            9,375       04/30/10
  47
 47.01
 47.02
  48    An Elegant Smile                          4,907       07/31/11        KM Development
  49    Monarch Dental                            4,200       06/01/15        Washington Mutual
  50    TJL Foodservice Holdings                 11,275       10/31/11        Ravine Way Surgery Center
  51    Hollywood Video                           6,600       03/23/11        Smart Buy
  52    Pet Supplies Plus                        11,585       09/30/07        Rogan's Shoes
  53    Ganeden                                   7,780       05/31/10        North Pointe Realty
  54    Treasures of Time, LLC                   33,788       09/30/11        Exhibit Edge, Inc.
  55    Goodwill Industries                      12,855       02/29/08        Anna's Linens
  56
  57
  58
  59
  60    Famous Door II                            8,608       05/31/11        Checker Auto Parts
  61    Weber Grill (Ground Lease)               57,705       08/15/25        TCF Bank (Ground Lease)
  62    Mayhew Community Service Center          13,350       06/30/08        County of Sacramento
  63    Abraham E. Davood                         8,740          MTM          C&M Import
  64
  65    Ear Research Foundation                   5,095       06/30/18        Quest Diagnostics
  66    You're Special Gifts & Collectibles       4,350       09/30/08        Wire Whisk
  67
  68    Walgreens                                12,902       01/31/08        The Egg Store
  69    Yuba Heat Transfer                       12,602       11/30/10        Bordeau Financial
  70    Orthopedic and Sports Office              8,388       08/31/10        Dr. Alton Smith
  71    Total Healthcare Associates PC            4,200       12/31/06        Tan World
  72
  73    Sleepys                                   9,000       02/28/09        Hollywood Video
  74
  75
  76    Arizona Department of Revenue            20,783       12/14/08        Port Plastics
  77
  78    Concord Atlantic Engineers                8,623       08/31/07        Friedmutter & Associates
  79
  80    Cato                                      6,000       01/31/09        Little China
  81    Grapevine Salons                          6,928       02/28/13        RDA ProMart
  82    Aldi                                     13,988       05/31/10        Cushions Billiards
  83    Southwest Pizza Co.                       4,861       01/06/10        Renter's Choice/Rent A Center
  84    AG Edwards & Sons                         7,701       04/15/09        The Powell Group
  85
  86    Blockbuster                               7,200       05/31/07        Produce Corral
  87    MON-OC                                   18,300       05/31/11
  88
 88.01
 88.02
 88.03
 88.04
  89
  90
 90.01
 90.02
  91    Joyce Brothers                           28,000       10/31/08        Mk Films
  92    Peebles Department Store                 17,765       01/31/11        Ace Hardware
  93    Dazian, LLC                              25,993       06/30/10        TNT USA Inc.
  94
  95    The Plastic Surgery Group                11,453       02/28/21        Pro Scan Womens Imaging
  96    Pier 1 Imports                            9,578       06/30/09        Aaron Rents, Inc.
  97
  98    Lil' Big Ones Daycare                     3,685       07/31/11        Randstad Staffing
  99    Penn State University                    10,555       01/31/14        Bank of America
  100
  101
  102
  103
  104   Technology Transfer Incorporated          6,425       03/31/09        Provost & Umphrey Law Firm, L.L.P.
  105   Mortgage & Prop. Mgmt.                    3,480       04/01/11        Bridal & Tux Shop
  106
  107
  108
  109
  110
  111
  112   Beef O'Brady's                            3,500       10/31/15        Cafe Java
  113
  114
  115   Dollar Tree                               6,000       09/01/07        GB Western Wear
  116   Save A Lot Food Stores                   18,680       12/31/14        Dollar General
  117
  118
  119   Cardiology Assoc. of Central CT, LLC      5,750       12/31/13        Fiduciary Capital Management
  120   State of Nevada, DMV                      1,360       11/30/07        Nail Salon
  121   Renal Treatment Center                    7,288       08/01/13        AMI Enterprises
  122
  123   Regions Bank                              3,500       07/31/09        Precision Automotive
  124   Sun Trust Mortgage                        4,020       06/30/11        State Farm
  125   Capstone                                  3,111       07/31/11        Dr. Cron and Dr. Nation
  126
  127   Fitness Center                           18,280       01/01/11        Crusader Rent to Own
  128   CVS                                       8,450       11/30/10        Movie Gallery
  129   GMAC Mortgage                             3,364       08/31/07        Elardo Law Firm, PC
  130
  131
  132
  133
133.01  Quizno's                                  1,500       06/14/11        Planet Beach
133.02  Chosen Generation Academy                 2,400       10/31/06        Lenny's Sub Shop
  134   Luggage 4 Less                            2,138       12/31/06        Sound Factor
  135   Hobart Corporation                        6,574       02/28/09        Etienne, Inc
  136
  137   Heidi's Deli                              2,000       03/01/16        Big Papa's BBQ
  138   Associated Publishing Company             5,473       02/28/11        Primary Dental Clinic
  139
  140
  141   Ash Do Co Inc.                              850       01/31/11
  142
  143   Engineering Ventures                      2,100       01/01/08        Carpet Creations
  144
  145
  146
  147
  148
  149

          3RD LARGEST TENANT
        ---------------------
 ANNEX                LEASE    LOAN         ANNEX
 ID #   UNIT SIZE  EXPIRATION  PURPOSE       ID #   LOAN #
------  ---------  ----------  -----------  ------  ------

   1                           Refinance      1        1
   2      113,476   06/30/08   Refinance      2        2
   3                           Acquisition    3        3
 3.01                                        3.01    3.01
 3.02                                        3.02    3.02
 3.03      43,487      MTM                   3.03    3.03
 3.04      23,375   01/31/09                 3.04    3.04
 3.05      21,896   06/30/09                 3.05    3.05
 3.06      45,000   04/30/10                 3.06    3.06
 3.07      22,924   09/30/07                 3.07    3.07
 3.08      20,000   09/30/10                 3.08    3.08
 3.09      51,758   07/31/07                 3.09    3.09
 3.10      30,000   09/30/08                 3.10    3.10
 3.11      17,100   07/30/09                 3.11    3.11
 3.12                                        3.12    3.12
 3.13      20,000   05/31/11                 3.13    3.13
 3.14      16,278   10/30/08                 3.14    3.14
 3.15       7,683   02/28/09                 3.15    3.15
 3.16                                        3.16    3.16
 3.17       9,336   08/31/09                 3.17    3.17
 3.18                                        3.18    3.18
   4      152,413   12/31/23   Refinance      4        4
   5       31,777   01/31/16   Refinance      5        5
   6       12,918   01/31/24   Refinance      6        6
   7                           Acquisition    7
 7.01      15,074   01/23/08   Acquisition   7.01      7
 7.02     156,250   03/31/11   Acquisition   7.02      8
 7.03      92,820   01/31/07   Acquisition   7.03      9
 7.04      14,823   06/30/08   Acquisition   7.04     10
 7.05      16,280      MTM     Acquisition   7.05     11
 7.06                          Acquisition   7.06     12
 7.07                          Acquisition   7.07     13
 7.08                          Acquisition   7.08     14
 7.09                          Acquisition   7.09     15
 7.10                          Acquisition   7.10     16
 7.11                          Acquisition   7.11     17
 7.12                          Acquisition   7.12     18
 7.13                          Acquisition   7.13     19
 7.14                          Acquisition   7.14     20
 7.15                          Acquisition   7.15     21
   8                           Acquisition    8       22
 8.01                                        8.01    22.01
 8.02                                        8.02    22.02
 8.03                                        8.03    22.03
 8.04                                        8.04    22.04
 8.05                                        8.05    22.05
 8.06                                        8.06    22.06
 8.07                                        8.07    22.07
 8.08                                        8.08    22.08
 8.09                                        8.09    22.09
 8.10                                        8.10    22.10
 8.11                                        8.11    22.11
 8.12                                        8.12    22.12
 8.13                                        8.13    22.13
   9       40,472   02/01/12   Refinance      9       23
  10                           Refinance      10      24
  11       93,351   09/01/12   Acquisition    11      25
  12                           Refinance      12
 12.01                         Refinance    12.01     26
 12.02                         Refinance    12.02     27
 12.03                         Refinance    12.03     28
  13       24,632   01/31/08   Acquisition    13      29
  14                           Acquisition    14      30
 14.01                                      14.01    30.01
 14.02                                      14.02    30.02
  15                           Refinance      15      31
  16       13,905   12/31/09   Acquisition    16      32
  17       12,363   07/31/10   Acquisition    17      33
  18       18,595   12/31/10   Acquisition    18      34
  19                           Acquisition    19      35
  20        4,875   09/30/21   Refinance      20      36
  21       14,413   01/15/07   Refinance      21      37
  22       21,000   09/08/15   Acquisition    22      38
  23                           Acquisition    23      39
  24       62,400   05/31/11   Refinance      24      40
  25        8,668   09/30/11   Refinance      25      41
  26                           Refinance      26      42
 26.01      3,760   03/31/11                26.01    42.01
 26.02      2,310   01/31/10                26.02    42.02
 26.03     10,109   02/22/08                26.03    42.03
 26.04                                      26.04    42.04
  27       10,596   03/31/09   Acquisition    27      43
  28       25,000   10/31/13   Refinance      28      44
  29                           Refinance      29      45
 29.01                                      29.01    45.01
 29.02                                      29.02    45.02
 29.03                                      29.03    45.03
 29.04                                      29.04    45.04
 29.05                                      29.05    45.05
  30                           Refinance      30      46
 30.01                                      30.01    46.01
 30.02                                      30.02    46.02
  31        5,500   06/30/11   Refinance      31      47
  32                           Refinance      32      48
  33        8,924   12/31/13   Refinance      33      49
  34                           Acquisition    34      50
  35                           Acquisition    35      51
  36        9,231   03/31/09   Refinance      36      52
  37        3,879   05/31/16   Refinance      37      53
  38                           Acquisition    38      54
  39       21,050   09/30/12   Refinance      39      55
  40                           Refinance      40      56
  41        2,564   01/31/09   Refinance      41      57
  42        2,805   10/31/15   Refinance      42      58
  43                           Refinance      43      59
 43.01                         Refinance    43.01    59.01
 43.02                         Refinance    43.02    59.02
 43.03                         Refinance    43.03    59.03
 43.04                         Refinance    43.04    59.04
 43.05                         Refinance    43.05    59.05
 43.06                         Refinance    43.06    59.06
 43.07                         Refinance    43.07    59.07
 43.08                         Refinance    43.08    59.08
 43.09                         Refinance    43.09    59.09
 43.10                         Refinance    43.10    59.10
 43.11                         Refinance    43.11    59.11
 43.12                         Refinance    43.12    59.12
 43.13                         Refinance    43.13    59.13
 43.14                         Refinance    43.14    59.14
 43.15                         Refinance    43.15    59.15
 43.16                         Refinance    43.16    59.16
 43.17                         Refinance    43.17    59.17
 43.18                         Refinance    43.18    59.18
 43.19                         Refinance    43.19    59.19
 43.20                         Refinance    43.20    59.20
 43.21                         Refinance    43.21    59.21
 43.22                         Refinance    43.22    59.22
 43.23                         Refinance    43.23    59.23
 43.24                         Refinance    43.24    59.24
 43.25                         Refinance    43.25    59.25
 43.26                         Refinance    43.26    59.26
 43.27                         Refinance    43.27    59.27
 43.28                         Refinance    43.28    59.28
 43.29                         Refinance    43.29    59.29
  44                           Refinance      44      60
  45       11,961   09/14/09   Refinance      45      61
  46                           Acquisition    46      62
  47                           Refinance      47      63
 47.01                                      47.01    63.01
 47.02                                      47.02    63.02
  48        4,498   10/31/10   Acquisition    48      64
  49        3,500   04/01/11   Acquisition    49      65
  50       11,062   12/31/17   Refinance      50      66
  51        5,000   08/31/10   Acquisition    51      67
  52        7,837   11/30/16   Refinance      52      68
  53        6,046   12/31/07   Refinance      53      69
  54       18,271   06/30/16   Refinance      54      70
  55       12,000   01/31/15   Refinance      55      71
  56                           Acquisition    56      72
  57                           Refinance      57      73
  58                           Refinance      58      74
  59                           Refinance      59      75
  60        7,100   03/31/08   Acquisition    60      76
  61       32,742   12/30/24   Refinance      61      77
  62       12,940   12/31/15   Acquisition    62      78
  63        6,110      MTM     Refinance      63      79
  64                           Acquisition    64      80
  65        2,322   02/01/08   Refinance      65      81
  66        4,000   08/31/11   Refinance      66      82
  67                           Refinance      67      83
  68        5,109   10/31/07   Acquisition    68      84
  69        7,430   06/30/09   Acquisition    69      85
  70        2,602   08/31/10   Acquisition    70      86
  71        3,150   10/31/15   Refinance      71      87
  72                           Refinance      72      88
  73        5,006   09/30/10   Refinance      73      89
  74                           Refinance      74      90
  75                           Refinance      75      91
  76       11,900   02/28/11   Refinance      76      92
  77                           Acquisition    77      93
  78        7,643   12/31/07   Refinance      78      94
  79                           Acquisition    79      95
  80        4,590   06/30/10   Acquisition    80      96
  81        3,230   11/30/06   Acquisition    81      97
  82        8,098   12/31/07   Refinance      82      98
  83        4,250   01/31/10   Refinance      83      99
  84        6,875   06/30/11   Acquisition    84      100
  85                           Acquisition    85      101
  86        4,515   10/31/10   Acquisition    86      102
  87                           Acquisition    87      103
  88                           Refinance      88      104
 88.01                                      88.01   104.01
 88.02                                      88.02   104.02
 88.03                                      88.03   104.03
 88.04                                      88.04   104.04
  89                           Refinance      89      105
  90                           Acquisition    90      106
 90.01                         Acquisition  90.01   106.01
 90.02                         Acquisition  90.02   106.02
  91       25,000   10/31/08   Acquisition    91      107
  92       11,941   05/31/10   Acquisition    92      108
  93       14,269   02/28/11   Refinance      93      109
  94                           Refinance      94      110
  95        5,581   12/03/11   Refinance      95      111
  96        8,073   06/30/08   Refinance      96      112
  97                           Refinance      97      113
  98        2,199   11/30/10   Refinance      98      114
  99        4,100   10/31/09   Acquisition    99      115
  100                          Refinance     100      116
  101                          Refinance     101      117
  102                          Acquisition   102      118
  103                          Acquisition   103      119
  104       4,577      MTM     Acquisition   104      120
  105       2,320   02/28/11   Refinance     105      121
  106                          Refinance     106      122
  107                          Refinance     107      123
  108                          Acquisition   108      124
  109                          Acquisition   109      125
  110                          Refinance     110      126
  111                          Acquisition   111      127
  112       2,438   11/30/09   Acquisition   112      128
  113                          Refinance     113      129
  114                          Refinance     114      130
  115       4,900   09/01/07   Refinance     115      131
  116      10,800   08/31/08   Refinance     116      132
  117                          Refinance     117      133
  118                          Refinance     118      134
  119       2,836   04/30/09   Refinance     119      135
  120       1,280   03/31/11   Acquisition   120      136
  121       4,796   09/30/10   Refinance     121      137
  122                          Refinance     122      138
  123       3,400   10/31/09   Refinance     123      139
  124       3,958   02/28/11   Refinance     124      140
  125       2,647   05/31/10   Acquisition   125      141
  126                          Acquisition   126      142
  127       7,800   03/31/10   Acquisition   127      143
  128       3,200   02/28/09   Acquisition   128      144
  129       2,901   07/31/18   Refinance     129      145
  130                          Refinance     130      146
  131                          Refinance     131      147
  132                          Acquisition   132      148
  133                          Acquisition   133      149
133.01      1,200   03/31/08                133.01  149.01
133.02      2,400   12/31/10                133.02  149.02
  134       2,095   11/30/08   Refinance     134      150
  135       3,358   07/31/11   Refinance     135      151
  136                          Refinance     136      152
  137       2,000   03/30/15   Refinance     137      153
  138       3,915   08/31/08   Refinance     138      154
  139                          Refinance     139      155
  140                          Refinance     140      156
  141                          Refinance     141      157
  142                          Refinance     142      158
  143       1,950   08/31/07   Acquisition   143      159
  144                          Refinance     144      160
  145                          Acquisition   145      161
  146                          Refinance     146      162
  147                          Refinance     147      163
  148                          Refinance     148      164
  149                          Refinance     149      165

                             FOOTNOTES TO ANNEX A-1

(1)  With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)  For mortgage loans secured by multiple mortgaged properties, each Mortgage
     Loan's Original Balance ($), Current Balance ($), and Maturity/ARD Balance
     ($) is allocated to the respective Mortgaged Property based on the Mortgage
     Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)  Each letter identifies a group of related borrowers.

(4)  For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
     Fee").

(5)  For mortgage loans that are Interest-only for their entire term, the
     Monthly Debt Service was calculated as 1/12th of the product of (i) the
     Original Balance, (ii) the Interest Rate and (iii) 365/360.

(6)  Annual Debt Service ($) is calculated by multiplying the Monthly Debt
     Service ($) by 12.

(7)  For mortgage loans with an Interest-only period, the I/O Period reflects the initial Interest-only period as of the respective Note Date of the
     Mortgage Loan.

(8)  For ARD Loans, the related Anticipated Repayment Date.

(9)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(10) The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

     With respect to Loan Numbers 1, 3, 4, 6, 25, 100 and 103, the "L" component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(11) The UW DSCR (x) for all partial interest-only loans was calculated based on the first principal and interest payment made after the Note Date during the term of the loan.

(12) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(13) Represents the monthly amounts required to be deposited by the borrower.
     The amount required to be deposited in such account may be capped pursuant to the loan documents.

(14) For mortgage loans that have a First Payment Date in November 2006 the applicable mortgage loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

(15) With respect to Loan Numbers 25 ($69,050,000 "as is" value), 70
     ($14,100,000 "as is" value), 89 ($8,200,000 "as is" value), and 143
     ($3,100,000 "as is" value), the appraisal values and appraisal dates are reflective of the as-stablized values defined in the respective appraisals.

(16) With respect to Loan Number 3, the mortgage loan has an initial open period for prepayment of 24 months prior to maturity. After a total of $100 million has been prepaid on the A-2 fixed rate note included in the Trust, the borrower is restricted from further prepayments until 6 months prior to maturity.

(17) With respect to Loan Number 65, beginning in November 2008, the borrower may prepay the note in a principal amount by which the then outstanding principal balance of the mortgage loan exceeds 59% of the appraised value subject to yield maintenance.

(18) With respect to Loan Numbers 7 through 21 (the Colony III Portfolio), the mortgage loans are secured by 15 mortgaged properties, each with a separate maturity date and Remaining Prepayment Provisions, and therefor it is treated as 15 mortgage loans each secured by a separate mortgaged property.

(19) With respect to Loan Numbers 1, 4, and 6, the following fields were calculated using the Current Balance($) for only the pari passu notes included in the trust: (i) Current LTV %, (ii) Original Balance per Unit
     ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %, and (v) UW
     DSCR (x).

(20) An assumed LIBOR of 5.30% was used for the pari passu floating rate note
     (not included in the trust) to calculate DSCR (x).

(21) With respect to Loan Number 143, the UW DSCR (x) was calculated by reducing the principal balance of the mortgage loan by the amount of an in-place letter of credit delivered by the borrower as additional collateral.

(22) Each number identifies a group of crossed loans.

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-2-1

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                AGGREGATE       % OF                 STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                                  MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
CUT-OFF DATE BALANCES              LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

       $750,000 -   $2,999,999          25   $   46,243,160       1.5%    6.2804%        108   1.58x     63.1%         56.2%
     $3,000,000 -   $3,999,999          16       53,285,624       1.7     6.2324         113   1.34x     70.6%         61.5%
     $4,000,000 -   $4,999,999          20       90,175,253       2.9     6.1888         118   1.37x     65.6%         55.0%
     $5,000,000 -   $6,999,999          33      189,747,395       6.2     6.1794         116   1.37x     68.8%         61.3%
     $7,000,000 -   $9,999,999          19      156,633,702       5.1     6.1412         115   1.35x     70.0%         62.1%
    $10,000,000 -  $14,999,999          22      267,225,763       8.7     6.1713         109   1.37x     66.1%         60.9%
    $15,000,000 -  $24,999,999          16      320,989,458      10.5     5.9825         112   1.35x     71.4%         66.3%
    $25,000,000 -  $49,999,999           4      131,652,414       4.3     6.3932         118   1.23x     74.2%         69.3%
    $50,000,000 -  $99,999,999           3      198,150,000       6.5     6.1270         119   1.26x     73.2%         70.0%
   $100,000,000 - $249,999,999           4      695,000,000      22.7     5.6968         104   1.45x     72.4%         71.6%
   $250,000,000 - $387,500,000           3      917,500,000      29.9     6.0549         109   1.47x     59.5%         59.5%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 165   $3,066,602,770     100.0%    6.0180%        110   1.40X     67.3%         64.3%
                                 ==========================================================================================

                                 MORTGAGE RATES

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                AGGREGATE      % OF                  STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                                  MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
MORTGAGE RATES                     LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

   4.9160% - 5.4999%                     5   $  288,226,400       9.4%    5.1274%        116   1.58x     72.8%         71.7%
   5.5000% - 5.9999%                    15      538,033,047      17.5     5.8468          99   1.48x     61.1%         60.3%
   6.0000% - 6.2499%                    91    1,854,434,161      60.5     6.1192         111   1.37x     67.4%         64.4%
   6.2500% - 6.4999%                    35      273,157,810       8.9     6.3568         118   1.28x     72.5%         64.7%
   6.5000% - 6.8019%                    19      112,751,352       3.7     6.6265         111   1.36x     69.1%         61.4%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 165   $3,066,602,770     100.0%    6.0180%        110   1.40X     67.3%         64.3%
                                 ==========================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                AGGREGATE      % OF                  STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
ORIGINAL TERM TO                  MORTGAGE        DATE         POOL     MORTGAGE      TERM      UW      LTV          AT
MATURITY IN MONTHS(1)              LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

    60 -  72                            19   $  281,997,734       9.2%    5.8418%         62   1.49x     61.7%         61.5%
    73 -  84                             6      296,632,423       9.7     6.0593          82   1.57x     60.5%         60.3%
    85 - 120                           135    2,453,530,353      80.0     6.0297         118   1.37x     68.7%         65.2%
   121 - 240                             5       34,442,260       1.1     6.2750         163   1.34x     69.2%         55.0%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 165   $3,066,602,770     100.0%    6.0180%        110   1.40X     67.3%         64.3%
                                 ==========================================================================================

(1)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                AGGREGATE      % OF                  STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
REMAINING TERM TO                 MORTGAGE        DATE         POOL     MORTGAGE      TERM      UW      LTV          AT
MATURITY IN MONTHS(1)              LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

    57 -  60                             9   $  224,817,734       7.3%    5.7983%         60   1.45x     62.4%         62.1%
    61 -  84                            16      353,812,423      11.5     6.0518          81   1.58x     60.3%         60.1%
    85 - 120                           135    2,453,530,353      80.0     6.0297         118   1.37x     68.7%         65.2%
   121 - 239                             5       34,442,260       1.1     6.2750         163   1.34x     69.2%         55.0%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 165   $3,066,602,770     100.0%    6.0180%        110   1.40X     67.3%         64.3%
                                 ==========================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(2)

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                AGGREGATE      % OF                  STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE        DATE         POOL     MORTGAGE      TERM      UW      LTV          AT
TERM IN MONTHS                     LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

   240                                   7   $   34,780,949       3.0%    6.2667%        138   1.55x     59.3%         35.6%
   241 - 300                            14       87,274,878       7.5     6.2693         117   1.47x     66.1%         52.4%
   301 - 330                             1        6,200,000       0.5     6.3200         117   1.46x     68.1%         58.8%
   331 - 360                           104    1,037,516,497      89.0     6.1610         118   1.25x     72.3%         65.4%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 126   $1,165,772,323     100.0%    6.1731%        118   1.28X     71.4%         63.5%
                                 ==========================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(2)

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                AGGREGATE      % OF                  STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
REMAINING AMORTIZATION            MORTGAGE        DATE         POOL     MORTGAGE      TERM      UW      LTV          AT
TERM IN MONTHS                     LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

   239 - 240                             7   $   34,780,949       3.0%    6.2667%        138   1.55x     59.3%         35.6%
   241 - 300                            14       87,274,878       7.5     6.2693         117   1.47x     66.1%         52.4%
   301 - 330                             1        6,200,000       0.5     6.3200         117   1.46x     68.1%         58.8%
   331 - 360                           104    1,037,516,497      89.0     6.1610         118   1.25x     72.3%         65.4%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 126   $1,165,772,323     100.0%    6.1731%        118   1.28X     71.4%         63.5%
                                 ==========================================================================================

(1)  For the ARD loan, the Anticipated Repayment Date.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                AGGREGATE      % OF                  STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                                  MORTGAGE        DATE         POOL     MORTGAGE      TERM      UW      LTV          AT
AMORTIZATION TYPES                 LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                           39   $1,900,830,447      62.0%    5.9229%        105   1.48x     64.8%         64.8%
Partial Interest-Only(2)                67      759,449,000      24.8     6.1070         118   1.24x     72.8%         67.0%
Balloon                                 58      402,156,393      13.1     6.2974         117   1.35x     69.1%         57.6%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 164   $3,062,435,840      99.9%    6.0177%        110   1.40X     67.3%         64.4%
                                 ==========================================================================================
FULLY AMORTIZING                         1   $    4,166,930       0.1%    6.2300%        239   1.35X     37.9%          1.0%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 165   $3,066,602,770     100.0%    6.0180%        110   1.40X     67.3%         64.3%
                                 ==========================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
UNDERWRITTEN                                    AGGREGATE      % OF                  STATED           CUT-OFF
CASH FLOW                        NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
DEBT SERVICE                      MORTGAGE        DATE         POOL     MORTGAGE      TERM      UW      LTV         AT
COVERAGE RATIOS                    LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

   1.10x - 1.19x                        22   $  382,035,986      12.5%    6.1775%        118   1.16x     73.2%         66.4%
   1.20x - 1.29x                        67      683,493,120      22.3     6.1981         118   1.23x     73.9%         68.0%
   1.30x - 1.39x                        18      480,530,436      15.7     6.0882         119   1.36x     61.2%         59.3%
   1.40x - 1.49x                        10      466,750,790      15.2     5.9788          96   1.44x     69.3%         68.6%
   1.50x - 1.69x                        31      947,174,637      30.9     5.8255         105   1.56x     63.6%         62.8%
   1.70x - 1.99x                         9       61,314,036       2.0     6.0634         110   1.79x     58.6%         52.4%
   2.00x - 2.97x                         8       45,303,764       1.5     5.5777         101   2.22x     51.3%         46.7%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 165   $3,066,602,770     100.0%    6.0180%        110   1.40X     67.3%         64.3%
                                 ==========================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                AGGREGATE      % OF                  STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
CUT-OFF DATE                      MORTGAGE        DATE         POOL     MORTGAGE      TERM      UW      LTV          AT
LTV RATIOS                         LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

   31.2% - 50.0%                         9      $27,193,249       0.9%    6.3707%        134   1.94x     43.9%         30.9%
   50.1% - 60.0%                        40      949,186,504      31.0     6.0059         112   1.49x     58.8%         57.9%
   60.1% - 65.0%                        16      524,686,786      17.1     5.9907          82   1.49x     61.6%         59.9%
   65.1% - 70.0%                        20      159,616,926       5.2     6.1430         112   1.26x     68.9%         62.8%
   70.1% - 75.0%                        34      429,664,913      14.0     6.1977         118   1.27x     72.6%         66.1%
   75.1% - 80.0%                        46      976,254,392      31.8     5.9352         119   1.33x     76.7%         73.2%
                                 ------------------------------------------------------------------------------------------
TOTAL:                                 165   $3,066,602,770     100.0%    6.0180%        110   1.40X     67.3%         64.3%
                                 ==========================================================================================

(1)  For the ARD loan, the Anticipated Repayment Date.

(2)  Includes one partial interest-only ARD loan representing 0.2% of the initial pool balance.

                                      A-2-3

                           MATURITY DATE LTV RATIOS(1)

                                                                                          WEIGHTED AVERAGES
                                                                        ----------------------------------------------------
                                                AGGREGATE      % OF                  STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
                                  MORTGAGE        DATE         POOL     MORTGAGE      TERM       UW      LTV          AT
MATURITY DATE LTV RATIOS(2)        LOANS         BALANCE      BALANCE     RATE     (MOS.)(2)    DSCR    RATIO    MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------

   16.1% - 40.0%                         8   $   29,373,353       1.0%    6.3252%        124    2.00x     49.7%         35.9%
   40.1% - 50.0%                        13       66,332,445       2.2     6.1077         115    1.49x     59.8%         47.5%
   50.1% - 60.0%                        54    1,066,979,342      34.8     6.0430         113    1.47x     60.1%         58.3%
   60.1% - 70.0%                        60      992,611,013      32.4     6.0722          99    1.34x     68.1%         63.7%
   70.1% - 78.6%                        29      907,139,687      29.6     5.9120         118    1.37x     76.2%         74.4%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                 164   $3,062,435,840     100.0%    6.0177%        110    1.40X     67.3%         64.4%
                                 ===========================================================================================

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                              WEIGHTED AVERAGES
                                                                         ---------------------------
                                                 AGGREGATE      % OF             CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL             DATE
                                  MORTGAGED        DATE         POOL       UW      LTV
PROPERTY TYPE                    PROPERTIES       BALANCE      BALANCE    DSCR    RATIO    OCCUPANCY
----------------------------------------------------------------------------------------------------

OFFICE
CBD                                       5   $  583,800,000      19.0%   1.52x     66.7%       90.5%
Suburban                                 33      330,595,521      10.8    1.26x     72.3%       97.3%
Suburban/R&D                             18      250,000,000       8.2    1.54x     60.5%       76.1%
Medical Office                            1        6,794,526       0.2    1.34x     62.1%      100.0%
                                 -------------------------------------------------------------------
SUBTOTAL:                                57   $1,171,190,047      38.2%   1.45X     67.0%       89.4%
RETAIL
Anchored                                 28   $  684,844,073      22.3%   1.37x     70.3%       96.2%
Unanchored                               52      109,559,305       3.6    1.39x     67.4%       93.9%
Shadow Anchored                           5       31,003,184       1.0    1.26x     68.5%       87.2%
                                 -------------------------------------------------------------------
SUBTOTAL:                                85   $  825,406,563      26.9%   1.36X     69.8%       95.6%
MULTIFAMILY
Garden/High Rise                          1   $  387,500,000      12.6%   1.37x     59.6%       96.6%
Garden                                   19      155,002,000       5.1    1.25x     70.3%       93.6%
Senior Housing                            2       38,580,849       1.3    1.28x     70.5%       95.0%
Mid rise                                  2       14,650,000       0.5    1.20x     68.8%       98.8%
                                 -------------------------------------------------------------------
SUBTOTAL:                                24   $  595,732,849      19.4%   1.33X     63.3%       95.7%
INDUSTRIAL
Warehouse/Distribution                   19   $  144,506,314       4.7%   1.45x     67.3%       98.0%
Flex                                     17      108,160,704       3.5    1.40x     68.6%       97.8%
Manufacturing                             3        5,096,038       0.2    1.24x     64.7%      100.0%
Warehouse                                 1          743,707       0.0    1.24x     64.7%      100.0%
                                 -------------------------------------------------------------------
SUBTOTAL:                                40   $  258,506,763       8.4%   1.42X     67.8%       98.0%
HOTEL
Full Service                              3   $   78,487,034       2.6%   1.62x     71.1%        NAP
Limited Service                           9       40,671,741       1.3    1.52x     67.7%        NAP
                                 -------------------------------------------------------------------
SUBTOTAL:                                12   $  119,158,774       3.9%   1.58X     69.9%        NAP
MANUFACTURED HOUSING                     13   $   78,451,023       2.6%   1.31x     71.3%       94.1%
MIXED USE
Office/Retail                             1   $   10,475,000       0.3%   1.19x     67.6%       93.3%
                                 -------------------------------------------------------------------
SUBTOTAL:                                 1   $   10,475,000       0.3%   1.19X     67.6%       93.3%
SELF STORAGE                              5   $    7,681,751       0.3%   1.78x     60.3%       86.1%
                                 -------------------------------------------------------------------
TOTAL:                                  237   $3,066,602,770     100.0%   1.40X     67.3%       93.3%
                                 ===================================================================

(1)  Excludes fully amortizing mortgage loans.

(2)  For the ARD loan, the Anticipated Repayment Date.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                      A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                           WEIGHTED AVERAGES
                                                                         ----------------------------------------------------
                                                 AGGREGATE       % OF                 STATED            CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
                                  MORTGAGED        DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
LOCATION                         PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(2)    DSCR    RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------

California                               44   $1,275,672,742      41.6%    5.9295%        110    1.45x     66.1%         65.7%
Massachusetts                             1      280,000,000       9.1     5.9575         119    1.54x     58.6%         58.6%
Virginia                                  6      202,735,235       6.6     5.7311          69    1.44x     63.2%         62.7%
Texas                                    22      176,534,272       5.8     6.1224         112    1.30x     71.9%         65.0%
Arizona                                  11      139,676,023       4.6     6.1189         117    1.18x     70.9%         65.7%
Illinois                                 31       93,605,447       3.1     6.2557          98    1.45x     64.3%         59.0%
Florida                                  12       91,360,926       3.0     6.0679         107    1.54x     66.3%         63.3%
Pennsylvania                              8       80,109,925       2.6     6.2882         119    1.26x     75.6%         72.5%
New Jersey                               13       76,811,655       2.5     6.1360         123    1.48x     66.8%         56.5%
Nevada                                    5       58,850,000       1.9     5.8309         118    1.27x     70.4%         66.6%
Michigan                                 10       58,319,832       1.9     6.0203         117    1.33x     69.7%         59.6%
Washington                                2       57,849,977       1.9     6.2463         120    1.16x     76.4%         71.4%
Wisconsin                                 7       57,301,553       1.9     6.2127         119    1.25x     75.3%         67.7%
North Carolina                            7       48,910,087       1.6     6.3708         104    1.20x     75.2%         67.7%
New York                                  4       36,655,330       1.2     6.2554         123    1.41x     69.8%         59.5%
Colorado                                  3       35,607,849       1.2     6.3428         119    1.24x     75.4%         65.8%
Minnesota                                 4       32,825,000       1.1     6.3051         119    1.31x     74.9%         67.5%
Maryland                                  4       31,197,506       1.0     5.9353         120    1.22x     71.9%         66.7%
Georgia                                   2       29,800,000       1.0     6.1590         119    1.23x     78.6%         78.6%
Kentucky                                  4       28,634,202       0.9     6.2562         130    1.37x     73.7%         60.2%
Ohio                                      4       24,100,000       0.8     6.2516         119    1.22x     76.4%         68.1%
Tennessee                                 4       22,167,957       0.7     6.0747          81    1.58x     62.7%         60.6%
Indiana                                   8       20,390,307       0.7     6.2236         112    1.30x     75.9%         65.5%
Missouri                                  2       18,790,000       0.6     6.1184         102    1.58x     59.0%         54.0%
Nebraska                                  2       16,650,000       0.5     5.9073         134    1.18x     69.4%         61.9%
Kansas                                    3       13,269,218       0.4     6.3638         105    1.35x     64.2%         54.6%
Alabama                                   2       12,487,034       0.4     6.0938         119    1.80x     66.8%         54.2%
Louisiana                                 2        8,341,877       0.3     6.3176         119    1.25x     73.5%         63.0%
Delaware                                  2        8,135,790       0.3     6.1060         115    1.32x     60.1%         46.8%
Iowa                                      1        5,700,000       0.2     6.1843         118    1.25x     76.9%         72.1%
New Mexico                                1        5,493,184       0.2     6.1500         119    1.29x     68.7%         53.5%
Connecticut                               2        5,098,891       0.2     6.4784         120    1.27x     77.3%         66.5%
West Virginia                             1        3,825,000       0.1     6.3700         119    1.20x     75.9%         61.7%
Mississippi                               1        3,595,950       0.1     6.6275         119    1.57x     71.3%         56.5%
South Carolina                            1        3,150,000       0.1     6.3070         118    1.23x     76.8%         67.2%
Oklahoma                                  1        2,950,000       0.1     6.2800         120    1.23x     72.4%         61.9%
                                 --------------------------------------------------------------------------------------------
TOTAL:                                  237   $3,066,602,770     100.0%    6.0180%        110    1.40X     67.3%         64.3%
                                 ============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)  For the ARD loan, the Anticipated Repayment Date.

                                      A-2-5

                          YEARS BUILT/RENOVATED(1),(2)

                                                                                           WEIGHTED AVERAGES
                                                                         ----------------------------------------------------
                                                 AGGREGATE       % OF                 STATED            CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
                                  MORTGAGED        DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
YEARS BUILT/RENOVATED            PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(3)    DSCR    RATIO    MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------

   1916 -  1959                           8   $   17,518,085       0.6%    6.2273%        119    1.39x     67.5%         58.5%
   1960 -  1969                           6       11,795,876       0.4     6.0694          78    1.64x     57.9%         56.4%
   1970 -  1979                          17       53,840,284       1.8     6.1525          84    1.56x     59.8%         59.1%
   1980 -  1989                          38      383,332,606      12.5     6.1733         105    1.36x     68.2%         65.0%
   1990 -  1999                          44    1,400,546,832      45.7     5.8643         109    1.44x     64.8%         63.4%
   2000 -  2006                         124    1,199,569,087      39.1     6.1383         114    1.36x     70.4%         65.6%
                                 --------------------------------------------------------------------------------------------
TOTAL:                                  237   $3,066,602,770     100.0%    6.0180%        110    1.40X     67.3%         64.3%
                                 ============================================================================================

                              PREPAYMENT PROTECTION

                                                                                           WEIGHTED AVERAGES
                                                                         ----------------------------------------------------
                                                 AGGREGATE       % OF                 STATED            CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE      LTV RATIO
PREPAYMENT                        MORTGAGED        DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
PROTECTION                         LOANS          BALANCE      BALANCE     RATE     (MOS.)(3)    DSCR    RATIO    MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------

Defeasance                              142   $2,446,738,323      79.8%    6.0110%        108    1.40x     68.4%         65.0%
Defeasance/Yield Maintenance              1      387,500,000      12.6     6.0700         119    1.37x     59.6%         59.6%
Yield Maintenance                        21      228,364,447       7.4     5.9999         115    1.46x     69.3%         65.4%
Yield Maintenance/Penalty                 1        4,000,000       0.1     6.2900          60    2.08x     46.5%         43.7%
                                 --------------------------------------------------------------------------------------------
TOTAL:                                  165   $3,066,602,770     100.0%    6.0180%        110    1.40X     67.3%         64.3%
                                 ============================================================================================

                          PARTIAL INTEREST ONLY PERIODS

                                                                                        WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                               AGGREGATE      % OF                 STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF     INITIAL              REMAINING            DATE     LTV RATIO
PARTIAL INTEREST                 MORTGAGED       DATE        POOL     MORTGAGE      TERM      UW      LTV          AT
ONLY PERIODS                       LOANS        BALANCE     BALANCE     RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

   12                                    3   $ 13,075,000       1.7%    6.2265%        118   1.27x     75.0%         64.1%
   13 -  24                             15     96,375,000      12.7     6.0317         117   1.32x     70.1%         61.4%
   25 -  36                             26    190,064,000      25.0     6.1972         117   1.28x     73.0%         66.3%
   37 -  48                              2     33,400,000       4.4     6.0574         127   1.18x     78.4%         71.4%
   49 -  60                             21    426,535,000      56.2     6.0840         119   1.21x     72.8%         68.2%
                                 ----------------------------------------------------------------------------------------
                                        67   $759,449,000     100.0%    6.1070%        118   1.24X     72.8%         67.0%
                                 ========================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)  For the ARD loan, the Anticipated Repayment Date.

                                      A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -----------------------------------------------------
                                                AGGREGATE         % OF                    STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE       LTV RATIO
                                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV            AT
CUT-OFF DATE BALANCES              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

       $750,000 -   $2,999,999          22   $   40,313,160            1.6%    6.2987%        106   1.63x     62.1%           55.4%
     $3,000,000 -   $3,999,999          13       43,085,624            1.7     6.2854         115   1.34x     70.8%           61.4%
     $4,000,000 -   $4,999,999          16       72,735,253            2.9     6.2318         118   1.40x     66.0%           54.1%
     $5,000,000 -   $6,999,999          29      167,616,371            6.8     6.1800         119   1.38x     68.4%           60.7%
     $7,000,000 -   $9,999,999          17      140,983,702            5.7     6.1498         115   1.35x     70.7%           62.9%
    $10,000,000 -  $14,999,999          16      190,395,763            7.7     6.1025         108   1.43x     65.6%           59.5%
    $15,000,000 -  $24,999,999          13      259,689,458           10.5     5.9580         111   1.38x     69.7%           64.3%
    $25,000,000 -  $49,999,999           4      131,652,414            5.3     6.3932         118   1.23x     74.2%           69.3%
    $50,000,000 -  $99,999,999           3      198,150,000            8.0     6.1270         119   1.26x     73.2%           70.0%
   $100,000,000 - $280,000,000           6    1,225,000,000           49.6     5.8469         103   1.49x     66.8%           66.4%
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                 139   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.2%           64.9%
                                 =================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -----------------------------------------------------
                                                AGGREGATE         % OF                   STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE       LTV RATIO
                                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV            AT
MORTGAGE RATES                     LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

   4.9160% - 5.4999%                     5   $  288,226,400           11.7%    5.1274%        116   1.58x     72.8%           71.7%
   5.5000% - 5.9999%                    11      523,893,047           21.2     5.8455          99   1.49x     61.0%           60.4%
   6.0000% - 6.2499%                    74    1,307,369,161           52.9     6.1352         109   1.39x     69.1%           65.4%
   6.2500% - 6.4999%                    32      264,011,787           10.7     6.3590         119   1.28x     72.8%           65.0%
   6.5000% - 6.7300%                    17       86,121,352            3.5     6.5975         116   1.42x     69.1%           60.8%
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                 139   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.2%           64.9%
                                 =================================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -----------------------------------------------------
                                                AGGREGATE         % OF                   STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE       LTV RATIO
ORIGINAL TERM TO                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV            AT
MATURITY IN MONTHS(1)              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

    60 -  72                            17   $  264,862,734           10.7%    5.8006%         63   1.51x     61.2%           61.1%
    73 -  84                             3      281,976,400           11.4     6.0544          82   1.59x     60.0%           60.0%
    85 - 120                           114    1,888,340,353           76.5     6.0098         118   1.39x     70.4%           66.3%
   121 - 240                             5       34,442,260            1.4     6.2750         163   1.34x     69.2%           55.0%
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                 139   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.2%           64.9%
                                 =================================================================================================

(1)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -----------------------------------------------------
                                                AGGREGATE         % OF                    STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE       LTV RATIO
REMAINING TERM TO                 MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV            AT
MATURITY IN MONTHS(1)              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

    57 -  60                             7   $  207,682,734            8.4%    5.7421%         60   1.47x     61.8%           61.7%
    61 -  84                            13      339,156,400           13.7     6.0475          80   1.59x     59.9%           59.9%
    85 - 120                           114    1,888,340,353           76.5     6.0098         118   1.39x     70.4%           66.3%
   121 - 239                             5       34,442,260            1.4     6.2750         163   1.34x     69.2%           55.0%
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                 139   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.2%           64.9%
                                 =================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                               WEIGHTED AVERAGES
                                                                             -----------------------------------------------------
                                                AGGREGATE         % OF                    STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE       LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV            AT
TERM IN MONTHS                     LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

   240                                   7   $   34,780,949            3.5%    6.2667%        138   1.55x     59.3%           35.6%
   241 - 300                            13       84,114,878            8.4     6.2918         117   1.46x     65.8%           52.1%
   301 - 360                            84      881,895,473           88.1     6.1547         119   1.26x     72.8%           65.7%
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                 104   $1,000,791,300          100.0%    6.1701%        120   1.28X     71.8%           63.5%
                                 =================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                               WEIGHTED AVERAGES
                                                                             -----------------------------------------------------
                                                AGGREGATE         % OF                    STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE       LTV RATIO
REMAINING AMORTIZATION            MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV            AT
TERM IN MONTHS                     LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

   239 - 240                             7   $   34,780,949            3.5%    6.2667%        138   1.55x     59.3%           35.6%
   241 - 300                            13       84,114,878            8.4     6.2918         117   1.46x     65.8%           52.1%
   301 - 360                            84      881,895,473           88.1     6.1547         119   1.26x     72.8%           65.7%
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                 104   $1,000,791,300          100.0%    6.1701%        120   1.28X     71.8%           63.5%
                                 =================================================================================================

(1)  For the ARD loan, the Anticipated Repayment Date.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                             ---------------------------------------------------
                                                AGGREGATE         % OF                   STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
                                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE     TERM       UW      LTV          AT
AMORTIZATION TYPES                 LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO    MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                           35   $1,468,830,447           59.5%    5.8777%        101   1.52x     65.8%         65.8%
Partial Interest-Only(2)                52      634,779,000           25.7     6.1033         120   1.24x     73.4%         67.3%
Balloon                                 51      361,845,370           14.7     6.2865         118   1.36x     69.4%         57.5%
                                 -----------------------------------------------------------------------------------------------
TOTAL:                                 138   $2,465,454,817           99.8%    5.9958%        108   1.42X     68.3%         65.0%

FULLY AMORTIZING LOANS                   1   $    4,166,930            0.2%    6.2300%        239   1.35X     37.9%          1.0%
                                 -----------------------------------------------------------------------------------------------
TOTAL:                                 139   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.2%         64.9%
                                 ===============================================================================================

          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN
                             GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -----------------------------------------------------
                                                AGGREGATE         % OF                    STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE       LTV RATIO
UNDERWRITTEN CASH FLOW DEBT       MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV            AT
SERVICE COVERAGE RATIOS            LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

   1.10x - 1.19x                        19   $  333,155,986           13.5%    6.1732%        120   1.16x     73.6%           66.4%
   1.20x - 1.29x                        51      562,278,120           22.8     6.1959         119   1.24x     74.4%           68.2%
   1.30x - 1.39x                        13       70,054,413            2.8     6.1858         126   1.34x     68.4%           57.5%
   1.40x - 1.49x                         9      453,500,790           18.4     5.9760          95   1.44x     69.3%           68.5%
   1.50x - 1.69x                        31      947,174,637           38.4     5.8255         105   1.56x     63.6%           62.8%
   1.70x - 1.99x                         8       58,154,036            2.4     6.0848         110   1.79x     57.7%           51.9%
   2.00x - 2.97x                         8       45,303,764            1.8     5.5777         101   2.22x     51.3%           46.7%
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                 139   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.2%           64.9%
                                 =================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             -----------------------------------------------------
                                                AGGREGATE         % OF                    STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE       LTV RATIO
CUT-OFF DATE                      MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV            AT
LTV RATIOS                         LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)   DSCR    RATIO      MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

   31.2% - 50.0%                         9   $   27,193,249            1.1%    6.3707%        134   1.94x     43.9%           30.9%
   50.1% - 60.0%                        31      511,770,481           20.7     5.9433         107   1.61x     58.3%           57.2%
   60.1% - 65.0%                        15      520,396,786           21.1     5.9908          81   1.49x     61.6%           59.9%
   65.1% - 70.0%                        17      119,736,926            4.8     6.0222         116   1.26x     68.8%           61.9%
   70.1% - 75.0%                        28      402,639,913           16.3     6.2094         120   1.27x     72.6%           66.2%
   75.1% - 80.0%                        39      887,884,392           36.0     5.9181         119   1.35x     76.5%           73.0%
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                 139   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.2%           64.9%
                                 =================================================================================================

(1)  For the ARD loan, the Anticipated Repayment Date.

(2)  Includes one partial interest-only ARD loan representing 0.2% of the initial pool balance.

                                     A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                              WEIGHTED AVERAGES
                                                                             ---------------------------------------------------
                                                AGGREGATE         % OF                    STATED           CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
MATURITY DATE                     MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV          AT
LTV RATIOS(2)                      LOANS         BALANCE         BALANCE       RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------------

   16.1% -  40.0%                        8   $   29,373,353            1.2%    6.3252%        124   2.00x     49.7%         35.9%
   40.1% -  50.0%                       11       61,972,445            2.5     6.1023         115   1.51x     60.2%         47.5%
   50.1% -  60.0%                       44      606,983,319           24.6     6.0003         108   1.56x     60.2%         57.8%
   60.1% -  70.0%                       53      949,696,013           38.5     6.0662          99   1.35x     67.9%         63.5%
   70.1% -  78.6%                       22      817,429,687           33.2     5.8907         118   1.38x     76.0%         74.4%
                                 -----------------------------------------------------------------------------------------------
TOTAL:                                 138   $2,465,454,817          100.0%    5.9958%        108   1.42X     68.3%         65.0%
                                 ===============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                   WEIGHTED AVERAGES
                                                                              --------------------------
                                                 AGGREGATE         % OF              CUT-OFF
                                 NUMBER OF        CUT-OFF         INITIAL              DATE
                                 MORTGAGED         DATE        LOAN GROUP 1    UW      LTV
PROPERTY TYPE                    PROPERTIES       BALANCE         BALANCE     DSCR    RATIO    OCCUPANCY
--------------------------------------------------------------------------------------------------------

OFFICE
CBD                                       5   $  583,800,000           23.6%  1.52x     66.7%       90.5%
Suburban                                 33      330,595,521           13.4   1.26x     72.3%       97.3%
Suburban/R&D                             18      250,000,000           10.1   1.54x     60.5%       76.1%
Medical Office                            1        6,794,526            0.3   1.34x     62.1%      100.0%
                                 -----------------------------------------------------------------------
SUBTOTAL:                                57   $1,171,190,047           47.4%  1.45X     67.0%       89.4%
RETAIL
Anchored                                 28   $  684,844,073           27.7%  1.37x     70.3%       96.2%
Unanchored                               52      109,559,305            4.4   1.39x     67.4%       93.9%
Shadow Anchored                           5       31,003,184            1.3   1.26x     68.5%       87.2%
                                 -----------------------------------------------------------------------
SUBTOTAL:                                85   $  825,406,563           33.4%  1.36X     69.8%       95.6%
INDUSTRIAL
Warehouse/Distribution                   19   $  144,506,314            5.9%  1.45x     67.3%       98.0%
Flex                                     17      108,160,704            4.4   1.40x     68.6%       97.8%
Manufacturing                             3        5,096,038            0.2   1.24x     64.7%      100.0%
Warehouse                                 1          743,707            0.0   1.24x     64.7%      100.0%
                                 -----------------------------------------------------------------------
SUBTOTAL:                                40   $  258,506,763           10.5%  1.42X     67.8%       98.0%
HOTEL
Full Service                              3   $   78,487,034            3.2%  1.62x     71.1%        NAP
Limited Service                           9       40,671,741            1.6   1.52x     67.7%        NAP
                                 -----------------------------------------------------------------------
SUBTOTAL:                                12   $  119,158,774            4.8%  1.58X     69.9%        NAP
MULTIFAMILY
Senior Housing                            2   $   38,580,849            1.6%  1.28x     70.5%       95.0%
Garden                                    2       11,772,000            0.5   1.27x     69.6%       96.9%
                                 -----------------------------------------------------------------------
SUBTOTAL:                                 4   $   50,352,849            2.0%  1.28X     70.3%       95.5%
MANUFACTURED HOUSING                      3   $   26,850,000            1.1%  1.45x     69.8%       88.5%
MIXED USE
Office/Retail                             1   $   10,475,000            0.4%  1.19x     67.6%       93.3%
                                 -----------------------------------------------------------------------
SUBTOTAL:                                 1   $   10,475,000            0.4%  1.19X     67.6%       93.3%
SELF STORAGE                              5   $    7,681,751            0.3%  1.78x     60.3%       86.1%
                                 -----------------------------------------------------------------------
TOTAL:                                  207   $2,469,621,747          100.0%  1.42X     68.2%       92.8%
                                 =======================================================================

(1)  Excludes fully amortizing mortgage loans.

(2)  For the ARD loan, the Anticipated Repayment Date.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                              ---------------------------------------------------
                                                 AGGREGATE         % OF                    STATED           CUT-OFF
                                  NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
                                  MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV          AT
LOCATION                         PROPERTIES       BALANCE         BALANCE       RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

California                               37   $  850,172,742           34.4%    5.8570%        106   1.50x     69.4%         68.9%
Massachusetts                             1      280,000,000           11.3     5.9575         119   1.54x     58.6%         58.6%
Virginia                                  6      202,735,235            8.2     5.7311          69   1.44x     63.2%         62.7%
Texas                                    19      134,504,272            5.4     6.1493         112   1.31x     70.8%         63.1%
Arizona                                   6      114,480,000            4.6     6.1149         119   1.17x     70.1%         65.0%
Florida                                  11       86,205,926            3.5     6.0630         110   1.56x     65.9%         63.0%
New Jersey                               13       76,811,655            3.1     6.1360         123   1.48x     66.8%         56.5%
Pennsylvania                              7       75,669,925            3.1     6.3051         119   1.26x     75.5%         72.7%
Illinois                                 28       72,955,447            3.0     6.1469          92   1.52x     62.2%         57.9%
Washington                                2       57,849,977            2.3     6.2463         120   1.16x     76.4%         71.4%
Wisconsin                                 7       57,301,553            2.3     6.2127         119   1.25x     75.3%         67.7%
Michigan                                  9       50,319,832            2.0     6.0189         117   1.32x     69.6%         59.6%
Colorado                                  3       35,607,849            1.4     6.3428         119   1.24x     75.4%         65.8%
North Carolina                            5       34,950,087            1.4     6.3120         119   1.21x     77.4%         67.7%
New York                                  3       33,495,330            1.4     6.3106         124   1.38x     69.4%         59.4%
Nevada                                    3       32,900,000            1.3     5.5859         117   1.29x     69.0%         63.6%
Minnesota                                 4       32,825,000            1.3     6.3051         119   1.31x     74.9%         67.5%
Maryland                                  4       31,197,506            1.3     5.9353         120   1.22x     71.9%         66.7%
Kentucky                                  4       28,634,202            1.2     6.2562         130   1.37x     73.7%         60.2%
Ohio                                      4       24,100,000            1.0     6.2516         119   1.22x     76.4%         68.1%
Tennessee                                 4       22,167,957            0.9     6.0747          81   1.58x     62.7%         60.6%
Missouri                                  2       18,790,000            0.8     6.1184         102   1.58x     59.0%         54.0%
Georgia                                   1       16,850,000            0.7     6.1590         119   1.23x     78.6%         78.6%
Indiana                                   7       16,710,307            0.7     6.2354         119   1.32x     75.0%         63.1%
Nebraska                                  2       16,650,000            0.7     5.9073         134   1.18x     69.4%         61.9%
Kansas                                    3       13,269,218            0.5     6.3638         105   1.35x     64.2%         54.6%
Alabama                                   2       12,487,034            0.5     6.0938         119   1.80x     66.8%         54.2%
Louisiana                                 2        8,341,877            0.3     6.3176         119   1.25x     73.5%         63.0%
Iowa                                      1        5,700,000            0.2     6.1843         118   1.25x     76.9%         72.1%
New Mexico                                1        5,493,184            0.2     6.1500         119   1.29x     68.7%         53.5%
Connecticut                               2        5,098,891            0.2     6.4784         120   1.27x     77.3%         66.5%
Delaware                                  1        4,775,790            0.2     6.0750         111   1.41x     63.7%         46.8%
West Virginia                             1        3,825,000            0.2     6.3700         119   1.20x     75.9%         61.7%
Mississippi                               1        3,595,950            0.1     6.6275         119   1.57x     71.3%         56.5%
South Carolina                            1        3,150,000            0.1     6.3070         118   1.23x     76.8%         67.2%
                                 ------------------------------------------------------------------------------------------------
TOTAL:                                  207   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.3%         64.9%
                                 ================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                               WEIGHTED AVERAGES
                                                                              ---------------------------------------------------
                                                 AGGREGATE         % OF                   STATED            CUT-OFF
                                  NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
YEARS                             MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV          AT
BUILT/RENOVATED                  PROPERTIES       BALANCE         BALANCE       RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
---------------------------------------------------------------------------------------------------------------------------------

   1930 - 1959                            7   $   11,518,085            0.5%    6.2181%        119   1.49x     61.5%         52.3%
   1960 - 1969                            6       11,795,876            0.5     6.0694          78   1.64x     57.9%         56.4%
   1970 - 1979                           17       53,840,284            2.2     6.1525          84   1.56x     59.8%         59.1%
   1980 - 1989                           32      336,993,799           13.6     6.1768         104   1.37x     68.1%         64.9%
   1990 - 1999                           39      986,356,832           39.9     5.7782         105   1.48x     66.6%         64.9%
   2000 - 2006                          106    1,069,116,871           43.3     6.1293         115   1.38x     70.3%         65.4%
                                 ------------------------------------------------------------------------------------------------
TOTAL:                                  207   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.2%         64.9%
                                 ================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                             ----------------------------------------------------
                                                AGGREGATE         % OF                   STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE     LTV RATIO
PREPAYMENT                       MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE     TERM       UW      LTV          AT
PROTECTION                         LOANS         BALANCE         BALANCE       RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------------

Defeasance                             121   $2,271,647,300           92.0%    5.9961%        108   1.41x     68.3%         64.9%
Yield Maintenance                       17      193,974,447            7.9     5.9912         114   1.50x     68.2%         64.8%
Yield Maintenance/Penalty                1        4,000,000            0.2     6.2900          60   2.08x     46.5%         43.7%
                                 -----------------------------------------------------------------------------------------------
TOTAL:                                 139   $2,469,621,747          100.0%    5.9962%        109   1.42X     68.2%         64.9%
                                 ===============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           ---------------------------------------------------
                                               AGGREGATE        % OF                   STATED            CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE     LTV RATIO
PARTIAL INTEREST                 MORTGAGED       DATE       LOAN GROUP 1   MORTGAGE     TERM       UW      LTV          AT
ONLY PERIODS                       LOANS        BALANCE        BALANCE       RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------

   12                                    3   $ 13,075,000            2.1%    6.2265%        118   1.27x     75.0%         64.1%
   13 - 24                              11     75,125,000           11.8     6.0248         117   1.32x     70.1%         61.3%
   25 - 36                              22    166,644,000           26.3     6.1774         123   1.29x     73.0%         65.8%
   37 - 48                               1     10,400,000            1.6     6.1400         144   1.18x     77.6%         69.0%
   49 - 60                              15    369,535,000           58.2     6.0805         119   1.21x     74.0%         69.3%
                                 ---------------------------------------------------------------------------------------------
                                        52   $634,779,000          100.0%    6.1033%        120   1.24X     73.4%         67.3%
                                 =============================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                                  MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
CUT-OFF DATE BALANCES              LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

    $1,000,000 -   $2,999,999            3   $  5,930,000            1.0%    6.1565%        118   1.24x     70.3%       61.3%
    $3,000,000 -   $3,999,999            3     10,200,000            1.7     6.0085         104   1.38x     69.8%       61.7%
    $4,000,000 -   $4,999,999            4     17,440,000            2.9     6.0095         119   1.26x     64.1%       58.9%
    $5,000,000 -   $6,999,999            4     22,131,023            3.7     6.1744          87   1.27x     71.2%       65.7%
    $7,000,000 -   $9,999,999            2     15,650,000            2.6     6.0637         120   1.34x     63.6%       55.1%
   $10,000,000 -  $14,999,999            6     76,830,000           12.9     6.3419         110   1.23x     67.3%       64.2%
   $15,000,000 -  $24,999,999            3     61,300,000           10.3     6.0860         119   1.20x     78.6%       74.6%
   $25,000,000 - $387,500,000            1    387,500,000           64.9     6.0700         119   1.37x     59.6%       59.6%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                  26   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 ===========================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                                  MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
MORTGAGE RATES                     LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

   5.6700% - 5.9999%                     4   $ 14,140,000            2.4%    5.8957%        117   1.33x     65.0%       58.6%
   6.0000% - 6.2499%                    17    547,065,000           91.6     6.0810         118   1.33x     63.2%       62.0%
   6.2500% - 6.8019%                     5     35,776,023            6.0     6.6110          94   1.20x     67.3%       61.2%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                  26   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 ===========================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
ORIGINAL TERM TO                  MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
MATURITY IN MONTHS                 LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

   60 -  83                              2   $ 17,135,000            2.9%    6.4786%         59   1.18x     69.9%       67.5%
   84 - 120                             24    579,846,023           97.1     6.0974         118   1.33x     63.3%       61.7%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                  26   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 ===========================================================================================

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
REMAINING TERM TO                 MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
MATURITY IN MONTHS(1)              LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

    58 -  83                             4   $ 26,011,023            4.4%    6.3993%         67   1.22x     69.0%       65.8%
    84 - 119                            15    523,320,000           87.7     6.0759         119   1.33x     62.7%       61.6%
   120 - 120                             7     47,650,000            8.0     6.3065         120   1.31x     69.1%       62.3%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                  26   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 ===========================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
TERM IN MONTHS                     LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

   300 - 330                             1   $  3,160,000            1.9%    5.6700%        114   1.71x     73.5%       60.6%
   331 - 360                            21    161,821,023           98.1     6.2018         109   1.22x     69.2%       63.5%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                  22   $164,981,023          100.0%    6.1916%        109   1.23X     69.3%       63.4%
                                 ===========================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
REMAINING AMORTIZATION            MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
TERM IN MONTHS                     LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

   300 - 330                             1   $  3,160,000            1.9%    5.6700%        114   1.71x     73.5%       60.6%
   331 - 360                            21    161,821,023           98.1     6.2018         109   1.22x     69.2%       63.5%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                  22   $164,981,023          100.0%    6.1916%        109   1.23X     69.3%       63.4%
                                 ===========================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                                  MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
AMORTIZATION TYPES                 LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                            4   $432,000,000           72.4%    6.0766%        119   1.36x     61.3%       61.3%
Partial Interest-Only                   15    124,670,000           20.9     6.1257         110   1.22x     70.0%       65.0%
Balloon                                  7     40,311,023            6.8     6.3955         108   1.26x     66.9%       58.6%
                                 ---------------------------------------------------------------------------------------------
TOTAL:                                  26   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 =============================================================================================

 UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE
                                     LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           -------------------------------------------------
UNDERWRITTEN                                   AGGREGATE        % OF                    STATED           CUT-OFF
CASH FLOW                        NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
DEBT SERVICE                      MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
COVERAGE RATIOS                    LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

   1.10x - 1.29x                        19   $170,095,000           28.5%    6.2080%        112   1.20x     71.3%       66.7%
   1.30x - 1.39x                         5    410,476,023           68.8     6.0716         118   1.37x     60.0%       59.6%
   1.40x - 1.59x                         1     13,250,000            2.2     6.0750         120   1.45x     69.7%       69.7%
   1.60x - 1.71x                         1      3,160,000            0.5     5.6700         114   1.71x     73.5%       60.6%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                  26   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 ===========================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
CUT-OFF DATE                      MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
LTV RATIOS                         LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

   51.1% - 60.0%                         9   $437,416,023           73.3%    6.0790%        119   1.35x     59.4%       58.9%
   60.1% - 70.0%                         4     44,170,000            7.4     6.4541         103   1.26x     68.4%       64.6%
   70.1% - 75.0%                         6     27,025,000            4.5     6.0240         100   1.35x     72.4%       64.4%
   75.1% - 80.0%                         7     88,370,000           14.8     6.1066         117   1.21x     78.7%       74.7%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                  26   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 ===========================================================================================

                                     A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
MATURITY DATE                     MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
LTV RATIOS                         LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------------------

   46.9% -  50.0%                        2   $  4,360,000            0.7%    6.1844%        120   1.21x     55.2%      47.0%
   50.1% -  60.0%                       10    459,996,023           77.1     6.0992         119   1.35x     59.9%      59.0%
   60.1% -  70.0%                        7     42,915,000            7.2     6.2046          95   1.32x     71.3%      67.4%
   70.1% -  78.6%                        7     89,710,000           15.0     6.1057         115   1.22x     78.4%      74.8%
                                 -------------------------------------------------------------------------------------------
TOTAL:                                  26   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%      61.9%
                                 ===========================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                 WEIGHTED AVERAGES
                                                                            --------------------------
                                                AGGREGATE        % OF              CUT-OFF
                                  NUMBER OF      CUT-OFF        INITIAL              DATE
                                  MORTGAGED       DATE       LOAN GROUP 2    UW      LTV
PROPERTY TYPE                    PROPERTIES      BALANCE        BALANCE     DSCR    RATIO    OCCUPANCY
------------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden/High Rise                          1   $387,500,000           64.9%  1.37x    59.6%       96.6%
Garden                                   17    143,230,000           24.0   1.25x    70.4%       93.3%
Mid rise                                  2     14,650,000            2.5   1.20x    68.8%       98.8%
                                 ---------------------------------------------------------------------
SUBTOTAL:                                20   $545,380,000           91.4%  1.33X    62.7%       95.8%
MANUFACTURED HOUSING                     10   $ 51,601,023            8.6%  1.24x    72.1%       97.0%
                                 ---------------------------------------------------------------------
TOTAL:                                   30   $596,981,023          100.0%  1.33X    63.5%       95.9%
                                 =====================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                            -------------------------------------------------
                                                AGGREGATE        % OF                    STATED           CUT-OFF
                                  NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                                  MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
LOCATION                         PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

California                                7   $425,500,000           71.3%    6.0743%        119   1.35x     59.5%       59.2%
Texas                                     3     42,030,000            7.0     6.0360         115   1.29x     75.4%       71.4%
Nevada                                    2     25,950,000            4.3     6.1416         119   1.25x     72.1%       70.3%
Arizona                                   5     25,196,023            4.2     6.1373         111   1.22x     74.3%       69.3%
Illinois                                  3     20,650,000            3.5     6.6401         119   1.20x     71.7%       62.8%
North Carolina                            2     13,960,000            2.3     6.5179          66   1.16x     69.9%       67.7%
Georgia                                   1     12,950,000            2.2     6.1590         119   1.23x     78.6%       78.6%
Michigan                                  1      8,000,000            1.3     6.0290         120   1.38x     70.2%       59.6%
Florida                                   1      5,155,000            0.9     6.1500          60   1.24x     71.6%       67.1%
Pennsylvania                              1      4,440,000            0.7     6.0000         120   1.27x     77.9%       69.0%
Indiana                                   1      3,680,000            0.6     6.1700          82   1.25x     80.0%       76.1%
Delaware                                  1      3,360,000            0.6     6.1500         120   1.20x     55.1%       46.9%
New York                                  1      3,160,000            0.5     5.6700         114   1.71x     73.5%       60.6%
Oklahoma                                  1      2,950,000            0.5     6.2800         120   1.23x     72.4%       61.9%
                                 --------------------------------------------------------------------------------------------
TOTAL:                                   30   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 ============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                            WEIGHTED AVERAGES
                                                                            -------------------------------------------------
                                                AGGREGATE        % OF                    STATED           CUT-OFF
                                  NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
YEARS                             MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
BUILT/RENOVATED                  PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

   1916 -  1979                           1   $  6,000,000            1.0%    6.2450%        118   1.20x     78.9%       70.4%
   1980 -  1989                           6     46,338,807            7.8     6.1477         113   1.26x     68.9%       65.7%
   1990 -  1999                           5    414,190,000           69.4     6.0692         119   1.37x     60.3%       60.0%
   2000 -  2006                          18    130,452,216           21.9     6.2126         109   1.21x     71.0%       66.1%
                                 --------------------------------------------------------------------------------------------
TOTAL:                                   30   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 ============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                            -------------------------------------------------
                                                AGGREGATE        % OF                    STATED           CUT-OFF
                                  NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
PREPAYMENT                        MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
PROTECTION                       PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

Defeasance/Yield Maintenance              1   $387,500,000           64.9%    6.0700%        119   1.37x     59.6%       59.6%
Defeasance                               21    175,091,023           29.3     6.2050         110   1.25x     69.7%       65.5%
Yield Maintenance                         4     34,390,000            5.8     6.0490         119   1.22x     75.7%       69.0%
                                 --------------------------------------------------------------------------------------------
TOTAL:                                   26   $596,981,023          100.0%    6.1084%        116   1.33X     63.5%       61.9%
                                 ============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                            -------------------------------------------------
                                                AGGREGATE        % OF                    STATED           CUT-OFF
                                  NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
PARTIAL INTEREST                  MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
ONLY PERIODS                     PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

   24 -  48                               9   $ 67,670,000           54.3%    6.1414%        103   1.24x     73.9%       68.1%
   49 -  60                               6     57,000,000           45.7     6.1072         119   1.20x     65.5%       61.4%
                                 --------------------------------------------------------------------------------------------
                                         15   $124,670,000          100.0%    6.1257%        110   1.22X     70.0%       65.0%
                                 ============================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

Annex A-3-1

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

 TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)

LOAN                                                              NUMBER OF    LOAN
SELLER(2)   LOAN NAME                       CITY, STATE          PROPERTIES   GROUP
-----------------------------------------------------------------------------------

IXIS        Park La Brea Apartments         (Los Angeles, CA)             1       2
JPMCB       53 State Street                 (Boston, MA)                  1       1
JPMCB       RREEF Silicon Valley Office     (Various, CA)                18       1
            Portfolio
NCCI        Gas Company Tower               (Los Angeles, CA)             1       1
EHY         Burbank Town Center             (Burbank, CA)                 1       1
EHY         Tysons Galleria                 (McLean, VA)                  1       1
JPMCB       Colony III Portfolio            (Various, Various)           15       1
JPMCB       CNL/Welsh Portfolio             (Various, Various)           13       1
JPMCB       Foothills Mall                  (Tucson, AZ)                  1       1
IXIS        Marriott Monterey               (Monterey, CA)                1       1
JPMCB       Stevens Center Business Park    (Richland, WA)                1       1
NCCI        Sun Community Portfolio         (Various, Various)            3    1, 2
EHY         1800-1880 John F. Kennedy       (Philadelphia, PA)            1       1
            Boulevard
JPMCB       Neiss Portfolio                 (Various, Various)            2       1
IXIS        Lodge at Balfour                (Louisville, CO)              1       1
            TOP 5 TOTAL/WEIGHTED AVERAGE:
            TOP 10 TOTAL/WEIGHTED AVERAGE
            TOP 15 TOTAL/WEIGHTED AVERAGE

                                       SF/             CUT-OFF
LOAN         CUT-OFF DATE    % OF     UNITS/     UW      LTV           PROPERTY
SELLER(2)       BALANCE       IPB     ROOMS     DSCR    RATIO            TYPE
-------------------------------------------------------------------------------------

IXIS        $  387,500,000   12.6%      4,238   1.37x     59.6%       Multifamily
JPMCB       $  280,000,000    9.1%  1,120,280   1.54x     58.6%         Office
JPMCB       $  250,000,000    8.2%  5,332,996   1.54x     60.5%         Office

NCCI        $  229,000,000    7.5%  1,313,409   1.56x     75.1%         Office
EHY         $  182,300,000    5.9%    826,686   1.43x     76.0%         Retail
EHY         $  173,500,000    5.7%    309,112   1.44x     62.1%         Retail
JPMCB       $  116,704,000    3.8%  2,990,295   1.63x     59.1%         Various
JPMCB       $  110,200,000    3.6%  2,377,440   1.25x     76.9%         Various
JPMCB       $   81,000,000    2.6%    501,514   1.15x     70.4%         Retail
IXIS        $   61,500,000    2.0%        341   1.49x     73.6%          Hotel
JPMCB       $   55,650,000    1.8%    469,014   1.15x     76.8%         Office
NCCI        $   48,100,000    1.6%      1,143   1.23x     78.6%  Manufactured Housing
EHY         $   44,000,000    1.4%    475,258   1.24x     75.9%         Office

JPMCB       $   36,571,565    1.2%    449,950   1.19x     72.0%         Various
IXIS        $   25,580,849    0.8%        103   1.25x     74.1%       Multifamily
            $1,328,800,000   43.3%              1.48x     64.5%
            $1,871,704,000   61.0%              1.46x     65.2%
            $2,081,606,414   67.9%              1.43x     66.3%

(1)  Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loans(s), and in the case of the Park La Brea Apartments, RREEF
     Silicon Valley Office Portfolio and the Tysons Galleria loans in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans. In addition, because the Colony III Portfolio is secured by 15 groups of mortgaged assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 15 cross collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)  "JPMCB" = JPMorgan Chase Bank, N.A.; "NCCI" = Nomura Credit & Capital, Inc;
     ""EHY"= Eurohypo AG, New York Branch; "IXIS"= IXIS Real Estate Capital Inc.

                                      A-3-2

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY

LOAN ID        LOAN                                                      PROPERTY
NO.            SELLER   LOAN NAME                 CITY, STATE              TYPE
-----------------------------------------------------------------------------------

5 YEAR LOANS
154            JPMCB    Garfield Place            Midland, TX             Retail
116            EHY      Vincennes Apartments      Northridge, CA        Multifamily
6              EHY      Tysons Galleria           McLean, VA              Retail
10             JPMCB    155 Pfingsten Road        Deerfield, IL           Office
65             NCCI     South Towne Crossing      Burleson, TX            Retail
130            NCCI     Royal Highlander MHC      Peoria, IL           Manufactured
                                                                          Housing
18             JPMCB    13524 Welch Road          Farmers Branch, TX    Industrial
6 YEAR LOANS
8              JPMCB    Memphis Distribution      Memphis, TN           Industrial
                        Center
11             JPMCB    Woodland Rose             Des Plaines, IL       Industrial
12             JPMCB    McKesson Facility         Carol Stream, IL      Industrial
14             JPMCB    4550 Spring Valley Road   Farmers Branch, TX    Industrial
15             JPMCB    Perimeter Park            Shawnee, KS           Industrial
16             JPMCB    10351 Home Road           Frisco, TX            Industrial
17             JPMCB    815 South Coppell Road    Coppell, TX           Industrial
19             JPMCB    1130 West Jackson Road    Carrollton, TX        Industrial
20             JPMCB    4600 Simonton Road        Farmers Branch, TX    Industrial
21             JPMCB    Slawin Court              Mount Prospect, IL    Industrial
7 YEAR LOANS
3              JPMCB    RREEF Silicon Valley      Various, CA             Office
                        Office Portfolio
38             NCCI     Walter's Crossing         Tampa, FL               Retail
55             NCCI     Rexford Business Center   Fullerton, CA         Industrial

LOAN ID        CUT-OFF DATE   % OF   REMAINING   REMAINING IO    UW     CUT-OFF
NO.               BALANCE      IPB      TERM         TERM       DSCR   LTV RATIO
--------------------------------------------------------------------------------

5 YEAR LOANS
154            $  2,314,687    0.1%         57              0   1.51x       79.8%
116            $  4,800,000    0.2%         59             59   1.23x       68.9%
6              $173,500,000    5.7%         60             60   1.44x       62.1%
10             $ 12,150,000    0.4%         60             60   1.63x       59.1%
65             $  8,818,047    0.3%         60             60   1.75x       58.8%
130            $  4,000,000    0.1%         60              0   2.08x       46.5%

18             $  2,100,000    0.1%         60             60   1.63x       59.1%
6 YEAR LOANS
8              $ 18,000,000    0.6%         72             72   1.63x       59.1%

11             $ 10,410,000    0.3%         72             72   1.63x       59.1%
12             $ 10,200,000    0.3%         72             72   1.63x       59.1%
14             $  6,377,774    0.2%         72             72   1.63x       59.1%
15             $  3,480,000    0.1%         72             72   1.63x       59.1%
16             $  2,573,629    0.1%         72             72   1.63x       59.1%
17             $  2,345,755    0.1%         72             72   1.63x       59.1%
19             $  1,611,348    0.1%         72             72   1.63x       59.1%
20             $  1,191,495    0.0%         72             72   1.63x       59.1%
21             $    990,000    0.0%         72             72   1.63x       59.1%
7 YEAR LOANS
3              $250,000,000    8.2%         82             82   1.54x       60.5%

38             $ 20,626,400    0.7%         83             83   2.19x       55.4%
55             $ 11,350,000    0.4%         84             84   1.48x       57.9%

                                     A-3-3

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                             PARI PASSU LOAN SUMMARY

                                                                    A-NOTE
LOAN ID                                                         BALANCE AS OF
NO.       LOAN SELLER   LOAN NAME                                CUT-OFF DATE      TRANSACTION
-------------------------------------------------------------------------------------------------

1         IXIS          Park La Brea Apartments                  $387,500,000    JPMCC 2006-LDP8
                                                                 $387,500,000          TBD
3         JPMCB         RREEF Silicon Valley Office Portfolio    $250,000,000   JPMCC 2006-CIBC16
                                                                 $250,000,000    JPMCC 2006-LDP8
                                                                 $200,000,000          TBD
4         NCCI          Gas Company Tower                        $229,000,000    JPMCC 2006-LDP8
                                                                 $229,000,000          TBD
6         EHY           Tysons Galleria                          $173,500,000    JPMCC 2006-LDP8
                                                                 $ 50,000,000          TBD

LOAN ID
NO.                 SERVICER                  SPECIAL SERVICER
-------------------------------------------------------------------

1         Midland Loan Services, Inc.    J.E.Roberts Company, Inc.
                      TBD                           TBD
3             Capmark Finance Inc.      Midland Loan Services, Inc.
          Midland Loan Services, Inc.    J.E.Roberts Company, Inc.
                      TBD                           TBD
4            Wells Fargo Bank, N.A.      J.E.Roberts Company, Inc.
                      TBD                           TBD
6            Wells Fargo Bank, N.A.      J.E.Roberts Company, Inc.
                      TBD                           TBD

                             COMPANION LOAN SUMMARY

                                                A-NOTE
                                               BALANCE(S)      B-NOTE         WHOLE LOAN               WHOLE     TRUST    WHOLE LOAN
LOAN ID   LOAN                                   AS OF      BALANCE AS OF   BALANCE AS OF    TRUST      LOAN    CUT-OFF     CUT-OFF
NO.       SELLER         LOAN NAME           CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   DSCR(1)   DSCR(2)    LTV(1)     LTV(2)
------------------------------------------------------------------------------------------------------------------------------------

6           EHY    Tysons Galleria(1)        $223,500,000     $31,500,000    $255,000,000      1.44x     1.26x     62.1%       70.8%
                   Stevens Center Business
25         JPMCB   Park                      $ 55,650,000     $ 2,450,000    $ 58,100,000      1.15x     1.07x     76.8%       80.1%
100        JPMCB   United Plaza              $  5,391,854     $   345,000    $  5,736,854      1.21x     1.09x     78.1%       83.1%
103        JPMCB   Donato Corporate Park     $  5,200,000     $   375,000    $  5,575,000      1.27x     1.12x     69.3%       74.3%

(1)  Calculated based on aggregate principal balance of mortgage loan and related pari passu companion loan but excludes principal balance of related subordinate companion loan.

(2)  Calculated based on aggregate principal balance of mortgage loan, related pari passu companion loan and subordinate companion loan.

                                      A-3-4

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-5

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                             PARK LA BREA APARTMENTS

                  [3 PHOTOS OF PARK LA BREA APARTMENTS OMITTED]

                                      A-3-6

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                             PARK LA BREA APARTMENTS

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $387,500,000

CUT-OFF DATE PRINCIPAL BALANCE:         $387,500,000

% OF POOL BY IPB:                       12.6%

LOAN SELLER:                            IXIS Real Estate Capital Inc.

BORROWER:                               Prime / Park LaBrea Titleholder, LLC.

SPONSOR:                                John Atwater and Daniel James

ORIGINATION DATE:                       08/10/06

INTEREST RATE:                          6.07000%

INTEREST-ONLY PERIOD:                   120 months

MATURITY DATE:                          08/09/16

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(23), YM(1), YM or Def(88), O(7)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Springing

ADDITIONAL DEBT:                        Yes

ADDITIONAL DEBT TYPE(1, 2):             Pari Passu Fixed Rate Note,
                                        Permitted Mezzanine Loan

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL     MONTHLY
                                        ---------------------
TAXES:                                  $1,582,063   $316,413

INSURANCE:                              $  247,213   $123,607

CAPEX:                                  $        0   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Multifamily - Garden & High Rise

UNITS:                                  4,238

LOCATION:                               Los Angeles, CA

YEAR BUILT/RENOVATED:                   1943 / 1996

HISTORICAL OCCUPANCY:

   2001:                                96.5%

   2002:                                96.5%

   2003:                                96.6%

   2004:                                96.2%

   2005:                                96.9%

   AS OF 06/28/06:                      96.6%

HISTORICAL NOI:

   2003:                                $47,349,697

   2004:                                $50,399,689

   2005:                                $55,981,417

   TTM AS OF 06/30/06:                  $57,126,855

UW REVENUES:                            $93,933,103

UW EXPENSES:                            $27,761,774

UW NOI:                                 $66,171,329

UW NET CASH FLOW:                       $65,323,729

APPRAISED VALUE (AS IS):                $1,300,000,000

APPRAISAL DATE:                         07/11/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT(1):              $182,869

CUT-OFF DATE LTV(1):                    59.6%

MATURITY DATE LTV(1):                   59.6%

UW DSCR(1):                             1.37x
--------------------------------------------------------------------------------

(1)  The Park La Brea Apartments loan was originated in the amount of
     $775,000,000, of which $387,500,000 is included in the trust. There is
     $387,500,000 of pari passu fixed rate debt that is expected to be securitized in future transactions. All calculations are based on the whole loan amount.

(2)  See Mezzanine Loan and Preferred Equity below.

                                    UNIT MIX

                                                                                                            WEIGHTED AVERAGE
                                 NO. OF   AVERAGE UNIT   APPROXIMATE NET     % OF       WEIGHTED AVERAGE     MONTHLY MARKET
           UNIT MIX              UNITS     SQUARE FEET     RENTABLE SF     TOTAL SF   MONTHLY ASKING RENT         RENT
----------------------------------------------------------------------------------------------------------------------------

STUDIO                               18            580            10,440        0.3%               $1,187             $1,260
ONE BEDROOM                       1,517            754         1,143,818       27.8                $1,399             $1,577
TWO BEDROOM                       2,416          1,058         2,556,282       62.2                $1,727             $2,012
THREE BEDROOM                       271          1,357           367,747        8.9                $2,354             $2,723
FOUR BEDROOM                         16          2,148            34,368        0.8                $2,881             $3,756
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           4,238            970         4,112,655      100.0%               $1,652             $1,905
----------------------------------------------------------------------------------------------------------------------------

                                      A-3-7

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                             PARK LA BREA APARTMENTS

THE LOAN. The Park La Brea Apartments loan is secured by a fee simple first lien mortgage interest in a 4,238 unit apartment complex in Los Angeles, California.

The total financing amount of $775,000,000 is split into two pari-passu notes, a
$387,500,000 A-1 note included in the trust and one or more notes totaling
$387,500,000 which are expected to be securitized in future transactions.

THE BORROWER. The borrower is Prime/Park LaBrea Titleholder, LLC, a Delaware limited liability company, owned by Prime/Park LaBrea Holdings, L.P., a
California limited partnership. The borrower is a special purpose entity organized solely for the purpose of engaging in the business of owning the Park
LaBrea Apartments and entering into related financing transactions.

THE SPONSOR. The sponsors of the Park La Brea Apartments loan are John Atwater and Daniel James. Mr. Atwater is the founder and President of Prime Group. Over the course of their careers, the sponsors have owned, managed, developed and financed real estate assets with an aggregate value in excess of $3 billion.

THE PROPERTY. Park La Brea Apartments is a 4,238-unit apartment complex consisting of both garden style and high-rise buildings. In total, there are 68 garden apartment buildings (26 clusters), 18 high-rise (tower) apartment buildings, seven parking garages, one leasing office and two recreation buildings. The garden apartment buildings were constructed between 1943 and
1951, while the tower buildings were constructed between 1950 and 1951. The net rentable area is 4,112,655 square feet indicating an overall average unit size of 970 square feet. The overall unit mix consists of 18 studio units; 1,517 one-bedroom units; 2,416 two-bedroom units; 271 three-bedroom units; and 16 four bedroom units. The property also provides an 8,200 square foot activities center that includes: an 84-seat theatre/multimedia room; executive conference room;
business center with online computer terminals, fax, copier and printing services; flexible and fully-equipped meeting/event space; fitness center; and
the Curson Cafe, featuring coffee, baked goods and sandwiches, and wi-fi connectivity. Additional amenities provided include: 6.8 miles of quiet private roads; 5 acres of parks, green belts and grassy fields; 5 miles of fitness trails; Jr. Olympic sized pool and spa; private bike path; courtyards in garden blocks; resident community garden; putting green; outdoor amphitheatre; beauty salon; dry cleaners; video store; two playgrounds; sand volleyball court; 1,123 rental storage spaces; 24-hour patrol; 24-hour resident service; and 24-hour manned gates.

The property also includes parking for 6,766 cars both outdoors and in seven garages. 4,298 of these spaces are assigned to residents. Park La Brea
Apartments also offers 1,123 rental storage spaces.

Park La Brea Apartments is regulated under the Los Angeles Rent Stabilization
Ordinance which is administered by the Los Angeles Housing Department. Under the
ordinance, a tenant's rent may only be increased once per year by an amount between 3% and 8% based on the consumer price index. Since July of 1993, the allowable increase has been 3%. Park La Brea Apartments is entitled to raise rents an additional 1% annually because gas is provided centrally to residents.
When a tenant moves out or is evicted, Park La Brea Apartments may rent the vacated unit at market rates.

THE MARKET(1). Park La Brea Apartments is located in the western portion of Los
Angeles, five miles west of the central business district and 10 miles east of the Pacific Ocean. Additionally, Park La Brea Apartments is immediately adjacent to the Grove Shopping Center, Farmers Market and the Los Angeles County Museum
of Art. Park La Brea Apartments is within a short driving distance to most of the major employment and entertainment centers of Los Angeles, including
Downtown LA, Beverly Hills, Hollywood and Century City.

The Los Angeles County apartment market has remained strong with vacancy rates remaining below 5.0% since the mid-1990s. As of the first quarter of 2006, the aggregate vacancy level for multi-family properties within Los Angeles County was reported at 3.3% with an average rental rate of $1,275. Additionally, the property's Marina Beverly Hills/West Hollywood/Park La Brea submarket reported a vacancy rate of 6.1% with an average asking rent of $1,731. As of June 28, 2006, the property reported a vacancy rate of 3.4% with a weighted average rental rate of $1,652.

In Los Angeles County, from 2002 to 2004, completions of new apartment units averaged between 750 to 1,200 units per quarter, which is below the number needed to satisfy the Los Angeles region's needs. Developers added a decade high of 4,839 units to the Los Angeles area in 2004, which consisted mainly of luxury apartment complexes. This compares to the average annual pace of 2,620 units delivered to the market from 1995 to 2005. As of year-end 2005, Los Angeles
County averaged approximately 391 units per quarter for a total of 1,563 units added to the Los Angeles market for the year. This year-end 2005 number of completions is the lowest the county has experienced in ten years. High land prices, a lack of land for apartment construction, community resistance to new construction, and a shortage of subsidies for new affordable rental housing have limited the supply of new units to the market in the Los Angeles region.

PROPERTY MANAGEMENT. Park La Brea Apartments is managed by PLB Management, LLC, an affiliate of the borrower.

MEZZANINE LOAN AND PREFERRED EQUITY. Any holder of any direct or indirect interests in the borrower may obtain mezzanine financing (or preferred equity financing), provided (i) the mezzanine loan is originated by a lender meeting certain criteria specified in the Park La Brea Apartments loan documents, (ii)
loan to value ratio after taking into account to the mezzanine loan is less than
80% and (iii) the debt service coverage ratio including the debt service on the mezzanine loan is equal to or greater than 1.10x. The lender of any permitted mezzanine financing must enter into an intercreditor agreement in form substantially similar to the form attached to the Park La Brea Apartment loan agreement or similar form reasonably acceptable to the lender and the rating agencies. In addition, under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interest in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the Park LaBrea Apartments loan documents, subject to the satisfaction of certain conditions set forth therein, including (i) such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria) and (ii) delivery of subordination agreements required by the lender.

ESCROWS/HOLDBACKS. The borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly.

(1)  Certain information was obtained from the Park La Brea appraisal dated July
     11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying appraisals.

                                      A-3-8

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                             PARK LA BREA APARTMENTS

SEVERANCE/RELEASE. The borrower is allowed to obtain a release of the portion of the property known as "East of Hauser" (the "East Hauser Property") securing the
Park La Brea Apartments loan without effecting a partial defeasance of the Park
La Brea Apartments loan or making a prepayment of principal provided that, among other things, after giving effect to such release, (i) the underwritten debt service coverage ratio shall not be less than 1.85x and (ii) the loan to value ratio shall not be more than 50%; provided, however, if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments loan or make a prepayment of principal in order to satisfy such financial conditions.

In addition, the borrower is allowed to obtain a release of the East Hauser
Property or a release of the portion of the property known as "West of Hauser"
in connection with (i) a sale of either property to a special purpose entity meeting certain criteria set forth in the Park La Brea Apartments loan documents or a conveyance of either property to an affiliate of the borrower (in either case, the "Park La Brea Severed Property Borrower") and (ii) the assumption by the Park La Brea Severed Property Borrower of a portion of the loan allocated to such released property pursuant to the terms of the Park La Brea Apartments loan documents and such loan documents as shall be required to reflect the terms of the severed loan; provided that, among other things, (A) after giving effect to the severance of the Park La Brea Apartments loan, (a) the underwritten debt service coverage ratio of each loan shall not be less than 1.85x and (b) the loan to value ratio of each loan shall not be more than 50%; provided, however, that if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments loan or make a prepayment of principal in order to satisfy such financial conditions and
(B) after giving effect to the severance of the Park La Brea Apartments loan, the aggregate outstanding principal balance of the loans is not less than 17% of the outstanding principal balance of the Park La Brea Apartments loan immediately prior to the severance of the Park La Brea Apartments loan.

The borrower is also allowed to obtain a release of the East Hauser Property by
(i) partially defeasing the Park La Brea Apartments loan in an amount equal to
$162,000,000 or (ii) making a partial prepayment of the Park La Brea Apartments loan in an amount equal to $162,000,000; provided that, among other things, after giving effect to such release, the underwritten debt service coverage ratio being not less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the Park La Brea Apartments loan and (b)
the underwritten debt service coverage ratio immediately preceding such release.

                                      A-3-9

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                             PARK LA BREA APARTMENTS

          [MAP INDICATING LOCATION OF PARK LA BREA APARTMENTS OMITTED]

                                     A-3-10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                             PARK LA BREA APARTMENTS

                    [SITE PLAN OF PARK LA BREA APARTMENTS OMITTED]

                                     A-3-11

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 53 STATE STREET

                      [2 PHOTOS OF 53 STATE STREET OMITTED]

                                     A-3-12

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 53 STATE STREET

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $280,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $280,000,000

% OF POOL BY IPB:                       9.1%

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               Brookfield Properties 53 State
                                        Co. L.P.

SPONSOR:                                Brookfield Financial Properties, L.P.

ORIGINATION DATE:                       08/01/06

INTEREST RATE:                          5.95750%

INTEREST-ONLY PERIOD:                   120 months

MATURITY DATE:                          08/01/16

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24), Def(88), O(7)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   N/A

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL     MONTHLY
                                        ---------------------
TAXES:                                  $        0   $      0

INSURANCE:                              $        0   $      0

CAPEX:                                  $        0   $      0

TI/LC(2):                               $7,655,074   $      0

ROLLOVER RESERVES(3):                   $        0   $579,721
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Leasehold

PROPERTY TYPE:                          Office - CBD

SQUARE FOOTAGE:                         1,120,280

LOCATION:                               Boston, MA

YEAR BUILT/RENOVATED:                   1984/1998

OCCUPANCY:                              86.4%

OCCUPANCY DATE:                         04/30/06

NUMBER OF TENANTS:                      22

HISTORICAL NOI:

   2004:                                $28,605,196

   2005(1):                             $25,582,050

   TTM AS OF 03/31/06:                  $25,716,456

UW REVENUES:                            $48,681,041

UW EXPENSES:                            $21,264,817

UW NOI:                                 $27,416,224

UW NET CASH FLOW:                       $26,081,504

APPRAISED VALUE:                        $478,000,000

APPRAISAL DATE:                         05/11/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $250

CUT-OFF DATE LTV:                       58.6%

MATURITY DATE LTV:                      58.6%

UW DSCR:                                1.54x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                                                          LEASE
TENANT NAME               MOODY'S/ S&P(4)   SQUARE FEET   % OF GLA   BASE RENT PSF   EXPIRATION YEAR
----------------------------------------------------------------------------------------------------

GOODWIN PROCTOR                                 384,757       34.3%         $42.73              2016
FIDELITY INVESTMENTS           Aa3/AA           169,943       15.2%         $30.00              2008
CITIZENS BANK                 Baa2/BBB          128,571       11.5%         $48.95              2010
BOSTON CONSULTING GROUP                         113,476       10.1%         $47.41              2008

(1)  The decline in NOI from 2004 was a result of Choate, Hall & Stewart vacating approximately 129,160 square feet of space on the 32nd through
     36th floors, representing approximately 11.5% of the NRA.

(2)  The borrower deposited at closing the cash sum of $7,655,074 for unfunded tenant obligations. The majority of this reserve ($6,778,182) is related to the Goodwin Proctor space.

(3)  The borrower shall deposit on a monthly basis rollover reserve funds associated with the Boston Consulting Group ($232,110.00) and Fidelity
     ($347,610.68) tenant spaces until caps of $5,106,420 and $7,647,435 respectively have been reached. If Boston Consulting Group renews its lease all deposits shall be remitted back to the borrower.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                53 STATE STREET

THE LOAN. The 53 State Street loan is secured by a first mortgage on a leasehold interest in an approximately 1,120,280 square foot, 40-story Class A office building located in Boston, Massachusetts. The building is subject to the terms of a ground lease that expires in 2039.

THE BORROWER. The borrower is Brookfield Properties 53 State Co. L.P., a special purpose entity.

THE SPONSOR. The sponsor is Brookfield Properties Financial Properties L.P.
(NYSE: BPO, rated BBB by S&P) which owns and manages over 48 million square feet of office space in 8 cities throughout North America. Brookfield has been a leading owner, developer, and manager of central business district ("CBD")
office space since 1960, and currently manages a portfolio which includes trophy assets in New York, Toronto, Calgary, and Boston.

THE PROPERTY. 53 State Street is a 40-story, 1,120,280 square foot Class A office building situated on a 1.146-acre parcel of leased land. The property is centrally located in Boston's financial district within close proximity to the city's most prominent financial institutions, upscale restaurants and shops. The building is located near the city's public rail transportation system operated by the MBTA. The building was constructed in 1984 and was most recently renovated in 1998. The building includes a 97-car underground parking garage for tenants and a large lobby with restaurants and retail tenants on the first floor. The property is subject to a ground lease expiring in July 2079 and is currently 86.4% occupied.

SIGNIFICANT TENANTS.

Goodwin Proctor ("Goodwin") currently occupies 384,757 square feet, or approximately 34.3% of the building's net rentable area. Goodwin is one the nation's leading law firms with 650 attorneys and 5 offices throughout the US.
Headquartered in Boston, Goodwin provides full service legal assistance including litigation, financial services and real estate counsel. The tenant has held occupancy at the property since 1989 and has a lease extending until 2016.

Fidelity Investments ("Fidelity") currently occupies 169,943 square feet, or approximately 15.2% of the building's net rentable area. Fidelity has occupied the space since 1996 and is currently subject to a lease expiring in 2008. The financial conglomerate is the world's #1 mutual fund company, serving more than
19 million individual and institutional clients. Fidelity manages approximately
360 funds and has more than $1 trillion of assets under management. It also operates a leading online discount brokerage and has investor centers in over
100 cities throughout the US and Canada, as well in Europe and Asia.

Citizens Bank occupies 128,571 square feet, or approximately 11.5% of the building's net rentable area. Citizens Banking Corporation is the holding company for Citizens Bank (operating more than 170 branches) and F&M Bank
(operating more than a dozen branches). The bank operates in three segments:
commercial banking, consumer banking and wealth management. Other subsidiaries provide brokerage services, lease financing, insurance, and annuities. In 2005,
Citizens Banking Corporation reported sales of $516.3MM and net income of $80.5 million.

The Boston Consulting Group ("BCG") occupies 113,476 square feet, or approximately 10.1% of the building's net rentable area. One of the world's top-ranked consulting practices, BCG operates from approximately 60 offices in more than 35 countries in the Americas, Europe, and the Asia/Pacific region. The firm's 2,900 consultants offer a wide array of services, mainly to large corporate clients. BCG's practice areas include branding and marketing, corporate finance, globalization, and information technology. Founded in 1963 by
Bruce Henderson, the firm is owned by its employees.

THE MARKET(1).

The 53 State Street property is located in the Boston CBD. The Boston CBD contains approximately 59.1 million square feet of office space of which Class A space accounts for 22.8 million square feet. The overall vacancy rate for
Boston's CBD declined in the first quarter of 2006 to 12.9% from 14.6% in the first quarter of 2005. The vacancy rate for 53 State Street was 13.6% primarily due to that fact that in August 2005, Choate, Hall & Stewart, which occupied
11.5% of the NRA, vacated the building. In the first quarter of 2006 the overall asking rents in the office market increased to $39.11 per square foot for Class
A spaces from $36.57 last year. Total leasing in the CBD amounted to 843,000 feet and was led by a strong demand for Class A spaces by users from both the legal and financial services, including hedge funds and asset management firms.
New construction in the market was limited to a total of 22,500 square feet coming to market in the first quarter of 2006.

(1)  Certain information was obtained from the Cushman & Wakefield appraisal dated May 11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 53 STATE STREET

Employment growth in the Boston CBD was approximately 1.1% in 2005. Boston's unemployment rate in 2005 was approximately 4.6%. In 2005, the median annual household income in this selected geography was $62,100, compared to the US median of $47,800. Furthermore, the average annual household income for the
Boston MSA was $81,200 in 2005, compared to the US average of $47,800. The annual population growth for the MSA averaged 0.6% between 1995 and 2005. The annual population growth in the US was 1.1% between 1995 and 2005.

PROPERTY MANAGEMENT. The property is managed by Brookfield Properties which owns and manages over 48 million square feet of office space throughout the US and
Canada. Brookfield Properties has been active in CBD office development since
1960. In 2005 Brookfield reported revenue of $1.549 billion and net income of
$164 million.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE      % OF                   % OF BASE    CUMULATIVE   CUMULATIVE                     CUMULATIVE %
               LEASES       FEET        GLA      BASE RENT       RENT     SQUARE FEET    % OF GLA    CUMULATIVE BASE   OF BASE RENT
     YEAR     EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING     RENT EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT             NAP     152,684       13.6%          NAP         NAP       152,684         13.6%              NAP            NAP
2006 & MTM           5      53,958        4.8   $ 2,138,124         5.3%      206,642         18.4%      $ 2,138,124            5.3%
2007                 2           0        0.0        42,800         0.1       206,642         18.4%      $ 2,180,924            5.4%
2008                11     294,248       26.3    10,833,831        27.0       500,890         44.7%      $13,014,755           32.4%
2009                 1      24,841        2.2       870,925         2.2       525,731         46.9%      $13,885,680           34.6%
2010                 9     172,715       15.4     8,313,073        20.7       698,446         62.3%      $22,198,754           55.3%
2011                 1      11,506        1.0       345,180         0.9       709,952         63.4%      $22,543,934           56.2%
2012                 2      11,174        1.0       529,128         1.3       721,126         64.4%      $23,073,062           57.5%
2013                 0           0        0.0             0         0.0       721,126         64.4%      $23,073,062           57.5%
2014                 2      14,397        1.3       617,477         1.5       735,523         65.7%      $23,690,539           59.0%
2015                 0           0        0.0             0         0.0       735,523         65.7%      $23,690,539           59.0%
2016                 5     384,757       34.3    16,442,304        41.0     1,120,280        100.0%      $40,132,843          100.0%
AFTER                0           0        0.0             0         0.0     1,120,280        100.0%      $40,132,843          100.0%
------------------------------------------------------------------------------------------------------------------------------------
                    38   1,120,280      100.0%  $40,132,843       100.0%
====================================================================================================================================

                                     A-3-15

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 53 STATE STREET

              [MAP INDICATING LOCATION OF 53 STATE STREET OMITTED]

                                     A-3-16

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 53 STATE STREET

                        [STACK GRAPH OF 53 STATE STREET]

                                     A-3-17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                     RREEF SILICON VALLEY OFFICE PORTFOLIO

           [4 PHOTOS OF RREEF SILICON VALLEY OFFICE PORTFOLIO OMITTED]

                                     A-3-18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      RREEF SILICON VALLEY OFFICE PORTFOLIO

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $250,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):      $250,000,000

% OF POOL BY IPB:                       8.2%

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               Silicon Valley CA-I, LLC,Silicon
                                        Valley CA-II, LLC, Silicon Valley
                                        CA-III, LLC

SPONSOR:                                RREEF America REIT III, Inc.

ORIGINATION DATE:                       07/07/06

INTEREST RATE:                          6.14040%

INTEREST-ONLY PERIOD:                   84 months

MATURITY DATE(2):                       07/09/13

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION(3):                     L(24),Def(33),O(25)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        $450,000,000

ADDITIONAL DEBT TYPE(1):                A-2 Pari Passu Fixed Rate Note,
                                        A-3 Pari Passu Floating Rate Note

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                     $0        $0
INSURANCE:                                 $0        $0
CAPEX:                                     $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Office -- Suburban/Research &
                                        Development

SQUARE FOOTAGE:                         5,332,996

LOCATION:                               Various, CA

YEAR BUILT/RENOVATED:                   Various

OCCUPANCY:                              71.4%

OCCUPANCY DATE:                         06/27/06

NUMBER OF TENANTS:                      131

HISTORICAL NOI:
   2004:                                $92,264,436

   2005:                                $85,369,567

UW REVENUES:                            $90,710,961

UW EXPENSES:                            $18,862,952

UW NOI(4):                              $71,848,009

UW NET CASH FLOW:                       $68,168,550

APPRAISED VALUE:                        $1,156,900,000

APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(5):                $131

CUT-OFF DATE LTV(5):                    60.5%

MATURITY DATE LTV(5):                   60.5%

UW DSCR(6):                             1.54x

                               SIGNIFICANT TENANTS

                                                                       LEASE
                                        SQUARE   % OF   BASE RENT   EXPIRATION
 TENANT NAME         MOODY'S/ S&P(7)     FEET     GLA     PSF(8)       YEAR
------------------------------------------------------------------------------
MAXTOR CORPORATION        Ba2/NR       426,734   8.0%     $20.85        2011
SYNOPSIS                               397,510   7.5%     $26.97        2015
SANDISK                   NR/BB-       348,515   6.5%     $22.80     2011/2013
AKT AMERICA               A3/A-        170,000   3.2%     $12.06        2009
PHILIPS/ADAC              A3/A-        131,880   2.5%     $10.80        2008
TRANSMETA CORP.                        126,225   2.4%     $35.40        2008
SELECTICA, INC.                         79,803   1.5%     $29.40        2009

(1)  The total financing amount of $700 million was provided to the borrower and split into a $250 million A-1 fixed rate note not included in the trust, a
     $250 million A-2 fixed rate note included in the trust, and a $200 million
     A-3 floating rate note not included in the trust. The A-3 Note will be further split into a floating rate A note and floating rate B note.

(2)  With respect to the floating rate A and B notes, the Maturity Date will be
     September 30, 2008 with 3 one-year extension options.

(3)  The borrower may, at its option, prepay the floating rate notes in whole or in part at any time. The borrower shall not have the right to prepay the fixed rate notes in whole or in part until 24 months prior to maturity for the first $200 million prepaid (L(24),Def(33),O(25)). After a total of $200 million of the fixed rate notes has been prepaid, the borrower is restricted from additional prepayments until 6 months prior to maturity
     (L(24), Def(51), O(7)).

(4)  JPMCB did not underwrite cash flows from tenants paying rent but not in occupancy.

(5)  Calculated based on the aggregate Cut-off Date principal balance of the
     A-1, A-2, and A-3 pari passu notes in the amount of $700,000,000.

(6)  Calculated using a 6.1404% interest rate for the A-1 and A-2 fixed rate notes and an assumed LIBOR of 5.3% for the floating rate notes.

(7)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent guarantees the lease.

(8)  Base rent PSF is represented on an annual basis.

                                     A-3-19

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      RREEF SILICON VALLEY OFFICE PORTFOLIO

THE LOAN. The RREEF Silicon Valley Office Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 119 office buildings in 18 separate office parks located in Mountain View, Sunnyvale, Santa Clara, San Jose and
Milpitas, California.

The total financing amount of $700 million is comprised of a $250 million fixed rate A-2 note, which is included in the trust and is pari passu in right of payment to a $250 million fixed rate A-1 note, which is not included in the trust and two floating rate notes in the aggregate principal amount of $200 million, which are not included in the trust.

THE BORROWER. The borrowing entity is Silicon Valley CA-I, II, & III, LLC, a special purpose entity. The sponsor of the borrowing entity is RREEF America
REIT III ("RREEF"), which is wholly owned by RREEF North America, a full service real estate investment advisor founded in 1975. RREEF North America currently has over $27 billion in assets under management, and has sponsored and managed
20 different commingled funds since 1975, including the sponsor. RREEF is a diversified open-ended private real estate investment trust that owns a portfolio of industrial, multifamily, office and retail properties in major metropolitan areas. RREEF's portfolio currently contains over 70 investments totaling approximately $3.0 billion.

RELEASE. Individual properties of the RREEF Silicon Valley Portfolio may be released from the lien of the related mortgage under certain conditions including, but not limited to; (i) upon defeasance by the borrower of a principal amount equal to between 105% and 115% of the allocated loan amount provided that (a) DSCR on the remaining exposure is equal to or greater than
1.43x and (b) if properties remaining are subject to leases that are scheduled to expire on or before twenty-four months after maturity date which, in aggregate, cover 20.0% or more of the aggregate net rentable space, lender shall have the right to require additional reserves for tenant improvements and leasing commissions equal to $18.00 per square foot with respect to such leases.

SUBSTITUTION. The borrower is permitted to substitute properties as collateral during the term of the loan subject to certain conditions including, but not limited to; (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original allocated loan amount of the properties; (ii) the appraisal value of the substitute property is equal to or greater than the appraisal value of the substituted property as of the date immediately prior to the date of the substitution; (iii) the proforma debt service coverage ratio for the twelve months immediately preceding the substitution after giving effect to the substitution shall be equal to or greater than (a) 1.43x and (b) the actual debt service coverage ratio for the twelve months immediately preceding the substitution; (iv) in the event that the original allocated loan amount of the substituted property equals or exceeds
$50,000,000, the receipt of rating agency approval; and (v) no event of default has occurred.

THE PROPERTY. The RREEF Silicon Valley Office Portfolio mortgage loan is secured by 119 office buildings located in 18 separate office parks totaling approximately 5,332,996 square feet. The properties are located within five separate submarkets in the Silicon Valley region of California. There is limited tenant concentration in the RREEF Portfolio, as no tenant comprises more than
8.0% of the portfolio's aggregate net rentable area ("NRA").

SIGNIFICANT TENANTS.

Maxtor Corporation ("Maxtor") (8.0% of NRA, NYSE: STX) is located in Milpitas,
California, and is one of the world's largest manufacturers of computer hard disk drives, targeting the server and desktop markets. Founded in 1982, Maxtor was acquired by Seagate Technology ("Seagate") in May 2006. Maxtor currently operates under the Seagate name and is listed on the NYSE as "STX." Seagate was founded in 1979 and is a worldwide leader in the design, manufacturing and marketing of hard disc drives. Among several awards, Seagate was named 2006
Company of the Year by Forbes Magazine.

Synopsis, Inc. (7.5% of NRA, NASDAQ: SNPS) is located in Mountain View,
California, and is engaged in the development of electronic design automation software used in the global semiconductor and electronics industries. Synopsis was founded in 1986 and has more than 60 offices and approximately 5,000 employees throughout North America, Europe, and Asia. Revenues for the fiscal year ending October 31, 2005 were in excess of $991 million.

AKT America (3.2% of NRA) is located in Santa Clara, California and partners with clients to integrate eLearning, Knowledge Management, Performance
Management and Organization and Change Strategy to optimize workforce performance. Founded in early 1999, the private company is based in Israel and also operates in the Netherlands.

THE MARKET(1). Silicon Valley, part of the greater San Francisco-Oakland-San
Jose Consolidated Metropolitan Statistical Area ("MSA"), encompasses approximately 1,740 square miles and is comprised of San Mateo County and Santa
Clara County. The current population in Silicon Valley is in excess of 2.4 million, with an average household income of $109,400. The technology sector accounts for nearly a quarter of the area's employment base. Average office rent in Silicon Valley is $23.76 per square foot with a direct vacancy rate of 12.0%
and a total office inventory of approximately 40.7 million square feet, with approximately 80,000 square feet under construction. Average rent for research and development ("R&D") space in Silicon Valley is $11.04 per square foot with a direct vacancy rate of 15.8% and a total R&D inventory of approximately 169.2 million square feet, with approximately 294,000 square feet under construction.

(1)  Certain information was obtained from the Quantum Business Park, Maude 4-7,
     Marriott, Park Square Phase I & II, Jay 1-6/Olcott, North Pointe Business
     Park, Sunnyvale/Santa Clara/San Jose, Orchard Park, Peery Park I, Mountain
     View Properties, Walsh 1-8, Peery Park II, Macara A & B, Zanker/Brokaw,
     Guadalupe A-C, Peery Park Biotech, and Great American Parkway A-C appraisal dated 04/11/06 and the Milipitas Business Park appraisal dated 04/15/06.
     The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-20

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      RREEF SILICON VALLEY OFFICE PORTFOLIO

MILPITAS

Milpitas, California is bordered by San Jose, California to the south, Fremont,
California to the north, San Francisco Bay to the west, and Foothills,
California to the east. The city has experienced population growth over the last
30 years, primarily due to increased residential development resulting from the commercial development of Silicon Valley. Average rent in the Milpitas office market is $22.68 per square foot with a direct vacancy rate of 6.9%, an improvement from 10.8% at year end 2004. Average rent in the Milpitas R&D market is $10.86 per square foot with a direct vacancy rate of 22.7%.

MOUNTAIN VIEW

Mountain View, California is situated in the northwest quadrant of Santa Clara
County along the southwesterly shore of San Francisco Bay, approximately 34 miles south of San Francisco and 14 miles north of San Jose. The market is home to such corporations as Google, Inc., Intuit, Inc., and Microsoft. Average rent in the Mountain View office market is $26.04 per square foot with a direct vacancy rate of 9.4%, an improvement from 20.7% at year end 2003. Average rent in the Mountain View R&D market is $12.24 per square foot with a direct vacancy rate of 12.4%.

SAN JOSE

San Jose, California, the third most populous city in the state, is located in the southern end of the San Francisco Bay, approximately 48 miles south of San
Francisco. San Jose's major employers include Cisco Systems, Inc., Stanford
University, Sun Microsystems, Inc., and IBM Corporation. Average rent in the San
Jose non-CBD office market is $21.00 per square foot with a direct vacancy rate of 11.0%. Average rent in the San Jose R&D market is $10.56 per square foot with a direct vacancy rate of 17.7%.

SANTA CLARA

Santa Clara, California is located in central Silicon Valley and is one of the larger Silicon Valley submarkets in terms of both inventory and population. The submarket consists primarily of light manufacturing industries. Average rent in the Santa Clara office submarket is $20.64 per square foot with a direct vacancy rate of 5.0%. Average rent in the Santa Clara R&D submarket is $11.52 per square foot with a direct vacancy rate of 15.1%.

SUNNYVALE

Sunnyvale, California is situated in the northwest quadrant of Santa Clara
County along the southern tip of San Francisco Bay. The market is home to such companies as Lockheed Martin, Yahoo, Inc., and Synopsis, Inc. Average rent in the Sunnyvale office market is $22.92 per square foot with a direct vacancy rate of 15.3%. Average rent in the Sunnyvale R&D market is $10.56 per square foot with a direct vacancy rate of 13.2%.

                     OFFICE -- SUBURBAN           RESEARCH & DEVELOPMENT
                ----------------------------   ----------------------------
MARKET          DIRECT VACANCY   MARKET RENT   DIRECT VACANCY   MARKET RENT
---------------------------------------------------------------------------
MILPITAS              6.9%          $22.68          22.7%          $10.86
MOUNTAIN VIEW         9.4%          $26.04          12.4%          $12.24
SAN JOSE             11.0%          $21.00          17.7%          $10.56
SANTA CLARA           5.0%          $20.64          15.1%          $11.52
SUNNYVALE            15.3%          $22.92          13.2%          $10.56

PROPERTY MANAGEMENT. The mortgaged properties will be managed by RREEF
Management Company, an affiliate of the sponsor. RREEF Management Company employs approximately 530 property management professionals who manage approximately 15.4 million square feet of office, industrial, retail and multifamily space across 14 states.

                                     A-3-21

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      RREEF SILICON VALLEY OFFICE PORTFOLIO

                                PORTFOLIO SUMMARY

                                                YEAR
                                               BUILT/                                                                     ALLOCATED
                                                YEAR       SQUARE        %                                                  LOAN
PROPERTY NAME                   LOCATION     RENOVATED      FEET     OCCUPANCY   LEAD TENANTS                             AMOUNT(1)
------------------------------------------------------------------------------------------------------------------------------------

QUANTUM BUSINESS PARK        Milpitas        1990/1998     775,249      100.0%   Maxtor Corporation                     $121,508,999
MAUDE 4-7                    Mountain View   1979/1984     397,510      100.0%   Synopsis, Inc.                           98,229,001
MILPITAS BUSINESS PARK       Milpitas        1983/1985     608,968       56.8%   Adac Laboratories                        60,663,000
MARRIOTT                     Santa Clara     1980          427,501       96.5%   Transmeta Corporation                    57,503,001
PARK SQUARE PHASE I AND
   PHASE II                  Santa Clara     1977/1978     465,155       60.2%   BRN Phoenix                              57,442,000
JAY 1-6/OLCOTT               Santa Clara     1978/1983     371,106       75.7%   AKT America, Inc.                        46,501,000
NORTH POINTE BUSINESS PARK   San Jose        1990/2002     330,670       46.7%   Network General Corporation              40,787,001
SUNNYVALE/SANTA CLARA/       Sunnyvale,
   SAN JOSE                  Santa Clara,
                             San Jose        1966/1984     293,297       73.2%   Xymox Technologies, Inc.                 32,094,000
ORCHARD PARK                 San Jose        1979          260,561       81.0%   Selectica, Inc                           30,392,001
PEERY PARK I                 Sunnyvale       1962/1979     252,615       75.6%   Palm Inc                                 25,590,001
MOUNTAIN VIEW PROPERTIES     Mountain View   1959/2000     170,769       81.4%   Hammerhead Systems, Inc.                 24,071,001
WALSH 1-8                    Santa Clara     1975/1980     251,061       23.7%   Institute for Business & Tech            23,524,001
PEERY PARK II                Sunnyvale       1962/1999     202,149       64.0%   Scios Inc.                               20,666,999
MACARA A&B                   Sunnyvale       1997           96,066      100.0%   Esilicon Corporation                     14,102,001
ZANKER/BROKAW                San Jose        1984          120,693       47.1%   Mark Thomas & Company, Inc.              13,616,000
GUADALUPE A-C                Santa Clara     1983          128,000       20.0%   Minerva Networks, Inc.                   12,643,000
PEERY PARK BIOTECH           Sunnyvale       1972           83,336       46.4%   Molecular Medical Research Institute     11,914,000
GREAT AMERICA PARKWAY A-C    Santa Clara     1979           98,290        0.0%                                             8,752,996
                                                         ---------                                                      ------------
                                                         5,332,996                                                      $700,000,000
                                                         =========                                                      ============

(1)  Allocated Loan Amount is based on total loan amount of $700,000,000.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
               LEASES       FEET     % OF GLA    BASE RENT       RENT     SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING    EXPIRING      EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP      1,524,255     28.6%            NAP       NAP      1,524,255            28.6%         NAP              NAP
2006 & MTM       17        285,180      5.3     $ 9,404,358      12.0%     1,809,435            33.9%  $ 9,404,358            12.0%
2007             30        393,457      7.4       7,767,113       9.9      2,202,892            41.3%  $17,171,471            21.9%
2008             36        618,644     11.6      12,201,765      15.6      2,821,536            52.9%  $29,373,236            37.5%
2009             26        617,054     11.6      10,614,225      13.5      3,438,590            64.5%  $39,987,462            51.0%
2010             14        298,428      5.6       5,663,012       7.2      3,737,018            70.1%  $45,650,474            58.2%
2011             16        782,333     14.7      14,882,446      19.0      4,519,351            84.7%  $60,532,920            77.2%
2012              3        142,242      2.7       1,378,168       1.8      4,661,593            87.4%  $61,911,088            79.0%
2013              2        199,068      3.7       4,680,635       6.0      4,860,661            91.1%  $66,591,723            85.0%
2014              0              0      0.0               0       0.0      4,860,661            91.1%  $66,591,723            85.0%
2015              6        412,905      7.7      10,929,231      13.9      5,273,566            98.9%  $77,520,954            98.9%
2016              0              0      0.0               0       0.0      5,273,566            98.9%  $77,520,954            98.9%
AFTER             1         59,430      1.1         862,924       1.1      5,332,996           100.0%  $78,383,878           100.0%
                ---      ---------    -----     -----------     -----
                151      5,332,996    100.0%    $78,383,878     100.0%
                ===      =========    =====     ===========     =====

                                     A-3-22

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      RREEF SILICON VALLEY OFFICE PORTFOLIO

                       SIGNIFICANT TENANTS ROLLING IN 2008

                                                                                % OF 2008     PROPERTY RENT
                                                   SQUARE FEET   ANNUAL BASE    BASE RENT    PSF/MARKET RENT
PROPERTY NAME                           TENANT       EXPIRING        RENT      EXPIRING(1)        PSF(2)
------------------------------------------------------------------------------------------------------------

MARRIOTT                         Transmeta Corp.     126,225      $4,468,365      36.6%      $22.68 / $13.20
MILPITAS BUSINESS PARK           Philips/ADAC         97,962       1,057,989       8.7       $24.60 / $10.80
MACARA A & B                     Esilicon             34,086       1,002,128       8.2       $21.96 / $14.40
PEERY PARK II                    Scios Inc.           51,680         973,264       8.0       $15.48 / $12.00
------------------------------------------------------------------------------------------------------------
TOTAL                                                309,954      $7,501,746      61.5%
------------------------------------------------------------------------------------------------------------

2008 TOTAL BASE RENT EXPIRING: $12,201,765

(1)  Calculated based on total rent to be collected in 2008.

(2)  Based on certain information obtained from the appraisal and represented on an annual basis.

                       SIGNIFICANT TENANTS ROLLING IN 2011

                                                                                   % OF 2011     PROPERTY RENT
                                                      SQUARE FEET   ANNUAL BASE    BASE RENT    PSF/MARKET RENT
PROPERTY NAME                           TENANT          EXPIRING        RENT      EXPIRING(1)        PSF(2)
---------------------------------------------------------------------------------------------------------------

QUANTUM BUSINESS PARK            Maxtor Corporation     426,734      $8,898,121      59.8%      $21.60 / $12.00
PARK SQUARE PHASE I & PHASE II   Atricia, Inc. Mach      21,441         668,959       4.5       $14.52 / $12.60
---------------------------------------------------------------------------------------------------------------
TOTAL                                                   448,175      $9,567,080      64.3%
---------------------------------------------------------------------------------------------------------------

2011 TOTAL BASE RENT EXPIRING: $14,882,446

(1)  Calculated based on total rent to be collected in 2011.

(2)  Based on certain information obtained from the appraisal and represented on an annual basis.

                                     A-3-23

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      RREEF SILICON VALLEY OFFICE PORTFOLIO

   [MAP INDICATING LOCATION OF RREEF SILICON VALLEY OFFICE PORTFOLIO OMITTED]

                                     A-3-24

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-25

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               GAS COMPANY TOWER

                     [3 PHOTOS OF GAS COMPANY TOWER OMITTED]

                                     A-3-26

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                GAS COMPANY TOWER

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $229,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):      $229,000,000

% OF POOL BY IPB:                       7.5%

LOAN SELLER:                            Nomura Credit & Capital, Inc.

BORROWER:                               Maguire Properties -- 555 W. Fifth,
                                        LLC, Maguire Properties -- 350 S.
                                        Figueroa, LLC

SPONSOR:                                Maguire Properties, L.P.

ORIGINATION DATE:                       08/07/06

INTEREST RATE:                          5.10200%

INTEREST ONLY PERIOD:                   120

MATURITY DATE:                          08/11/16

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24), Def(91), O(4)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Hard

ADDITIONAL DEBT(1):                     $229,000,000

ADDITIONAL DEBT TYPE(1):                Pari Passu Loan

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

 ESCROWS/RESERVES:                        INITIAL     MONTHLY
                                        ---------------------
 TAXES:                                 $2,029,336   $344,462

 INSURANCE:                             $  288,260   $144,130

 ENGINEERING:                           $   35,500   $      0

 TI/LC (2,3):                           $4,500,000   $  4,167
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Office - CBD

SQUARE FOOTAGE:                         1,313,409

LOCATION:                               Los Angeles, CA

YEAR BUILT/RENOVATED:                   1991

OCCUPANCY:                              96.2%

OCCUPANCY DATE:                         05/31/06

NUMBER OF TENANTS:                      16

HISTORICAL NOI:

2004:                                   $35,749,052

2005:                                   $37,024,418

TTM AS OF 05/31/06:                     $37,033,352

UW REVENUES:                            $59,229,600

UW EXPENSES:                            $20,443,924

UW NOI:                                 $38,785,676

UW NET CASH FLOW:                       $36,855,204

APPRAISED VALUE:                        $610,000,000

APPRAISAL DATE:                         06/12/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(4):                $ 349

CUT-OFF DATE LTV(4):                    75.1%

MATURITY DATE LTV(4):                   75.1%

UW DSCR4:                               1.56x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                          SQUARE   % OF    BASE RENT   LEASE EXPIRATION
TENANT NAME                             MOODY'S/S&P(5)     FEET     GLA       PSF            YEAR
-------------------------------------------------------------------------------------------------------

SOUTHERN CALIFORNIA GAS COMPANY              A2/A        576,516   43.9%     $ 26.02         2011
MORRISON & FOERSTER, LLP                                 192,775   14.7%     $ 27.65         2013(6)
SIDLEY AUSTIN LLP                                        152,413   11.6%     $ 12.22         2023(7)
JONES DAY REAVIS & POGUE(8)                              152,166   11.6%     $ 32.74         2006
LATHAM & WATKINS                                          85,966    6.5%     $ 12.03         2014

(1)  The total financing amount of $458 million is being provided to the borrower for the refinancing of Gas Company Tower. The $458 million A-Note has been split into two pari passu notes (a $229 million A-1 note included in the trust, and a $229 million A-2 note not included in the Trust).

(2)  An upfront reserve of $4 million was collected for the "Jones Day Upfront
     TILC Reserve". Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions and will be replenished at a rate of $1.50 per square foot per annum upon withdrawal up to a cap of $4 million. In addition, $500,000 was funded into a separate Tenant
     Improvement and leasing commission Reserve ("Sidley Upfront TILC Reserve").
     Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions relating to Sidley Austin's space.

(3)  A cashflow sweep for Southern California Gas Company ("SCGC") shall be triggered at the earlier of the following: (i) 18 months prior to the expiration of the SCGC lease, (ii) SCGC vacating or giving notice to vacate. Funds will be released under the following conditions: (i) SCGC exercises its renewal option pursuant to the lease, (ii) Maguire Properties enters into one or more leases with other tenant(s) occupying all of the
     SCGC space at a minimum of the SCGC rents, (iii) Maguire Properties enters into lease(s) on the SCGC space at rents sufficient to achieve a minimum
     DSCR of 1.20x based on the actual constant on a 30-year amortization schedule, or (iv) the underwritten net cashflow supports a minimum 1.20x
     DSCR based on the actual constant on a 30-year amortization schedule. A cashflow sweep will also commence if SCGC'c credit rating is downgraded below a BBB- by S&P or equivalent. If a lease guarantee is provided by
     SCGC'c parent company for all of its leased premises, the higher rating of
     SCGC or the parent company will be utilized. The downgrade sweep will be capped at $30,000,000 ($60,000,000 if rating falls below BB-) so long as the tenant is not more than 60 days delinquent on its rent payments. The downgrade sweep will terminate funds and will be released to Maguire
     Properties once SCGC's credit rating improves to BBB- or better, or pursuant to conditions (ii) or (iii) above.

(4)  Calculated based on the aggregate cut-off date principal balance of the A-1 and A-2 pari passu A-notes in the amount of $458 million

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(6)  Approximately 53,999 square feet have a lease expiration in 2006. This space is currently subleased to Regents Business Center who has signed a new direct lease expiring in 2013.

(7)  Sidley Austin has 24,774 square feet expiring in 2007 and 1,636 square feet expiring in 2008. Of their remaining space, 126,003 square feet, Sidley
     Austin has renewed with a lease expiration in 2023 and agreed to expand into the Jones Day space consisting of the entire 43rd floor in March 2007 and the entire 44th floor in March 2009.

(8)  Jones Day Reavis & Pogue has indicated that they do not intend to renegotiate their lease after the current term. A master lease (the "Jones
     Day Master Lease") was entered with Maguire Properties, L.P. for this space at a rate of $42.50 full service gross. Lender will release the Jones Day
     Master Lease under the following conditions: A newly executed lease(s)
     yielding comparable gross rents on minimum 5-year terms, (ii) Borrower entering into leases on the Jones Day space (or any portion thereof) at rents sufficient to achieve a minimum DSCR equal to 1.20x based on a
     30-year amortization schedule, (iii) the underwritten net cashflow supports a minimum 1.20x DSCR based a 30-year amortization schedule without giving credit to the Jones Day Master Lease, or (iv) 5 years from loan closing.

                                     A-3-27

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                GAS COMPANY TOWER

THE LOAN. The Gas Company Tower mortgage loan is secured by a first mortgage on a fee interest in a 54-story, class "A" office building comprising approximately
1,313,409 square feet located at 555 West Fifth Street in Los Angeles,
California. Additional collateral includes a six-level parking structure at the
World Trade Center Parking Garage North Tower ("WTC") located at 350 South
Figueroa Street in Los Angeles, California.

THE BORROWER. The borrowing entity that owns the office tower is Maguire
Properties -- 555 W. Fifth, LLC a Delaware limited liability company and the borrowing entity that owns the garage is Maguire Properties -- 350 S. Figueroa,
LLC a Delaware limited liability company. Each borrowing entity is a special purpose entity controlled by Maguire Properties, L.P.

The sponsor is Maguire Properties L.P. a Maryland limited partnership, of which
Maguire Properties, Inc. is the sole general partner. Maguire Properties, Inc., a publicly traded REIT (NYSE: MPG), is one of the nation's largest developers of institutional quality office and mixed-use properties. As of June 24, 2006,
Maguire Properties was trading on the NYSE at $36.80 per share with a market capitalization of $1.70 billion. Maguire Properties owns approximately 14.8 million square feet of office space contained within 23 properties as well as one 350-room hotel, off-site structured parking facility containing 9.8 million square feet and additional undeveloped land. On September 10, 1998, a voluntary
Chapter 11 petition was filed by Maguire Thomas Partners-Grand Place Tower, Ltd.
("MTP"), the general partner of the Maguire Thomas Partners-Fifth & Grand, Ltd.
("Partnership"), the then owner of Gas Company Tower. The bankruptcy was filed due to a dispute between partners over refinancing or selling the Gas Company
Tower project. An involuntary Chapter 11 bankruptcy case was commenced against the Partnership by MTP and certain creditors of the Partnership. A voluntary
Chapter 11 petition was later filed by Maguire Thomas Partners-SCGC Holdings,
Ltd., the largest limited partner of the Gas Company Tower project, on December
23, 1998. The project financing was held in forbearance in accordance with a separate settlement agreement entered into with the project lender. In December of 2000, MTP successfully completed a refinancing of the project, allowing for the full repayment of the project financing and purchase by affiliates of
Maguire of all interests of MTP's partner. In connection with that refinancing, all reorganization proceedings were dismissed.

THE PROPERTY. Gas Company Tower ("GCT") is a 1,313,409 square foot Class "A"
office building located in the central part of the downtown Los Angeles market area which is anchored by the central business district ("CBD"). Included in the collateral is the World Trade Center garage, which has an off-site 6-story parking garage which is available to GCT tenants and provides a total of 1,193 spaces in addition to those at GCT, which has a seven-level subterranean garage with 979 spaces. The 54-story office building, which is comprised predominately of single-tenant floors and concourse levels with retail shops and a bank, is one of the premier office buildings in downtown Los Angeles. The lobby features a 26-foot high vaulted wood ceiling and a fountain, Indiana limestone walls, patterned marble/granite floors, and state-of-the-art HVAC and security systems.
GCT has a cutting edge architectural design and flexibility, which allows for large single- and multi-tenant floor plates and panoramic views of the greater
Los Angeles basin.

GCT is located amongst some of the newest and most prestigious buildings in the
Bunker Hill area of Downtown, Los Angeles. GCT is conveniently accessible to amenities located in the area including a full range of services, retail facilities and dining options as well as the Los Angeles Museum of Contemporary
Art, the Dorothy Chandler Pavilion and the Ketchum YMCA. The historic Los
Angeles Public Library is located immediately adjacent to the property. GCT's location offers unmatched access to all of the Downtown transportation options.
GCT offers tenants numerous amenities, including valet parking, a cafeteria, a sundries shop, Starbuck's coffee shop and a branch bank.

SIGNIFICANT TENANTS.

GCT is currently 95.6% leased to a blue chip tenant roster including Southern
California Gas Company ("SCGC"), which is Standard and Poors "A" rated. In occupancy since 1991, SCGC currently occupies 576,516 square feet (43.9% of net rentable area) at GCT. The tenant's 20-year term expires in 2011 and includes six 5-year renewal options. Founded in 1886 and headquartered at GCT, Southern
California Gas Company is the nation's largest natural gas distribution utility, serving 19.5 million people. A regulated subsidiary of San Diego-based Sempra
Energy, SCGC distributes natural gas to 5.4 million residential, commercial, and industrial customers throughout the southern half of California. SCGC owns and operates more than 95,000 miles of gas distribution mains and service lines, as well as nearly 3,000 miles of transmission and storage pipeline. In total, the company delivers nearly 1 trillion cubic feet of gas annually, or 5% of all the natural gas delivered in the United States. The utility also owns gas transmission compressor stations and underground storage facilities. With 6,448 employees, SCGC generated over $3.9 billion in revenues in 2004 and net income of $233 million, which represented an 11% increase over 2003. Additional tenants at GCT include three of the top 25 law firms in the United States.: Latham &
Watkins, Sidley Austin LLP, and Morrison & Foerster.

Morrison & Foerster is a leading United States-based law firm that offers comprehensive legal services to domestic and international clients, specializing in financial services, life sciences, technology and intellectual property.
Originally founded in San Francisco in 1883, the firm has expanded to employ over 1,000 attorneys in nineteen offices at various locations in the United
States and international offices in Beijing, Brussels, Hong Kong, London,
Shanghai, Singapore and Tokyo. A perennial member of the American Lawyer
"A-List," Morrison & Foerster was also named a Top Ten IPO law firm by IPO Vital
Signs in 2004.

With over 1,600 lawyers and 15 offices in North America, Europe and Asia, Sidley
Austin LLP ("Sidley") is one of the world's largest law firms. Sidley has a significant capital markets practice and a broad transactional practice.
Sidley's practice disciplines include corporate and securities, mergers and acquisitions, securitization, intellectual property, funds and other pooled investments, bankruptcy and corporate reorganization, bank and commercial lending, public finance, real estate, tax and employee benefits. Sidley has been recognized by clients and by the media for leadership in transactional, litigation and international practices.

                                     A-3-28

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                GAS COMPANY TOWER

THE MARKET. According to Cushman & Wakefield's first quarter 2006 survey, the
CBD submarket contained a total rentable office area of 29.7 million square feet in 62 buildings with a direct weighted average rental rate of $27.84 per square foot. The first quarter 2006 direct vacancy rate for the CBD was 13.4%. The first quarter 2006 breakdown of inventory by the quality of supply (Classes A,
B, and C) in the CBD reveals that there are 38 buildings considered to be Class
A. The Los Angeles County Class A office market continued to improve in first quarter of 2006 as increased business growth and tenant demand have spurred declines in vacancy levels and increased asking lease rates. These buildings reported a 12.9% vacancy with a weighted average asking rent of $29.40 per square foot. Office development in the CBD is concentrated in two primary areas, the Financial District and Bunker Hill. GCT is located in the Bunker Hill area.

Bunker Hill is viewed as the centerpiece of Los Angeles' urban renewal and has many convenient and accessible modes of transportation, making it an attractive location for a wide variety of commercial and residential uses. Bunker Hill includes 10 buildings with a total rentable area of 10.85 million square feet.
The existing inventory includes some of the newest and best quality office product in the downtown market. Bunker Hill consists primarily of high quality
Class A buildings, and this submarket has a direct vacancy level of 13.0%.

PROPERTY MANAGEMENT. Maguire Properties, L.P. serves as the property manager for the mortgaged property.

(1)  Certain information was obtained from the Gas Company Tower appraisal dated
     06/12/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                             LEASE ROLLOVER SCHEDULE

                                        NUMBER OF
                                         LEASES     SQUARE FEET   % OF GLA    BASE RENT
YEAR                                    EXPIRING     EXPIRING     EXPIRING     EXPIRING
----------------------------------------------------------------------------------------

 VACANT                                       NAP        49,781        3.8%          NAP
 2006 & MTM                                     8       213,402       16.2   $ 6,573,804
 2007                                           5       109,950        8.4     2,041,741
 2008                                           2         4,442        0.3        99,292
 2009                                           2        10,573        0.8       289,440
 2010                                           0             0        0.0             0
 2011                                           1       576,516       43.9    15,000,156
 2012                                           0             0        0.0             0
 2013                                           1       138,776       10.6     3,817,628
 2014                                           1        83,966        6.4     1,033,968
 2015                                           0             0        0.0             0
 2016                                           0             0        0.0             0
 AFTER                                          1       126,003        9.6     1,449,924
----------------------------------------------------------------------------------------
 TOTAL                                         21     1,313,409      100.0%  $30,305,953
----------------------------------------------------------------------------------------

                                        % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
                                          RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR                                    EXPIRING      EXPIRING      EXPIRING       EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------

 VACANT                                     NAP          49,781            3.8%          NAP            NAP
 2006 & MTM                                  21.7%      263,183           20.0%  $ 6,573,804           21.7%
 2007                                         6.7       373,133           28.4%  $ 8,615,544           28.4%
 2008                                         0.3       377,575           28.7%  $ 8,714,836           28.8%
 2009                                         1.0       388,148           29.6%  $ 9,004,276           29.7%
 2010                                         0.0       388,148           29.6%  $ 9,004,276           29.7%
 2011                                        49.5       964,664           73.4%  $24,004,433           79.2%
 2012                                         0.0       964,664           73.4%  $24,004,433           79.2%
 2013                                        12.6     1,103,440           84.0%  $27,822,061           91.8%
 2014                                         3.4     1,187,406           90.4%  $28,856,029           95.2%
 2015                                         0.0     1,187,406           90.4%  $28,856,029           95.2%
 2016                                         0.0     1,187,406           90.4%  $28,856,029           95.2%
 AFTER                                        4.8     1,313,409          100.0%  $30,305,953          100.0%
-----------------------------------------------------------------------------------------------------------
 TOTAL                                      100.0%
-----------------------------------------------------------------------------------------------------------

                                     A-3-29

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                GAS COMPANY TOWER

             [MAP INDICATING LOCATION OF GAS COMPANY TOWER OMITTED]

                                     A-3-30

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                GAS COMPANY TOWER

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                GAS COMPANY TOWER

                       [STACK GRAPH OF GAS COMPANY TOWER]

                                     A-3-31

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               BURBANK TOWN CENTER

                    [4 PHOTOS OF BURBANK TOWN CENTER OMITTED]

                                     A-3-32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               BURBANK TOWN CENTER

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $182,300,000

CUT-OFF DATE PRINCIPAL BALANCE:         $182,300,000

% OF POOL BY IPB:                       5.9%

LOAN SELLER:                            Eurohypo AG, New York Branch

BORROWER:                               Burbank Mall Associates, LLC

SPONSOR:                                Jaime Sohacheski

ORIGINATION DATE:                       06/07/06

INTEREST RATE:                          6.16000%

INTEREST-ONLY PERIOD:                   120 months

MATURITY DATE:                          06/11/16

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24), Def(86), O(7)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE(1):                Permitted Mezzanine Loan

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL      MONTHLY
                                        -----------------------
TAXES(4):                               $   488,239         $0(4)

ENGINEERING RESERVE:                    $    84,094          $0

INSURANCE(5):                           $         0   Springing

CAPEX(5):                               $         0   Springing

TI/LC(5):                               $ 3,878,634   Springing

VACANT SPACE HOLDBACK(6):               $10,000,000          $0

OTHER(7):                               $         0          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee and Leasehold

PROPERTY TYPE:                          Retail - Regional Mall

SQUARE FOOTAGE:                         826,686

LOCATION:                               Burbank, CA

YEAR BUILT/RENOVATED:                   1990 / 2006

OCCUPANCY:                              97.9%

OCCUPANCY DATE:                         04/30/06

NUMBER OF TENANTS:                      161

HISTORICAL NOI:

   2004:                                $13,971,932

   2005:                                $13,928,385

   TTM AS OF 04/30/06:                  $13,959,410

AVERAGE IN-LINE SALES/SF(2):            $447

UW REVENUES:                            $26,507,837

UW EXPENSES:                            $9,568,824

UW NOI(3):                              $16,939,014

UW NET CASH FLOW:                       $16,274,079

APPRAISED VALUE:                        $240,000,000

APPRAISAL DATE:                         05/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $221

CUT-OFF DATE LTV:                       76.0%

MATURITY DATE LTV:                      76.0%

UW DSCR:                                1.43x
--------------------------------------------------------------------------------

(1)  Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
     (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) of the property does not exceed 80%; and (iii) the DSCR
     (including the mezzanine loan) is at least 1.20x (assuming a 30 year amortization schedule).

(2)  Sales figures are for comparable in-line tenants under 10,000 square feet open for 12 months or more, based on trailing twelve months as of April 30,
     2006.

(3)  Increase in underwritten net operating income from trailing twelve month ending 04/30/06 net operating income is mainly attributable to newly executed leases. A tax abatement received from the City of Burbank was underwritten.

(4)  Monthly escrows for real estate taxes will be collected in an amount equal to 1/12th of the amount lender estimates will be necessary for the ensuing twelve month period, less amounts paid directly by certain tenants at the property.

(5)  In the event a specified DSCR test is not satisfied or an event of default exists under the loan documents, monthly escrows are required as follows:
     (i) for insurance premiums, an amount equal to 1/12th of the amount lender estimates will be necessary for the ensuing twelve month period, (ii) for
     CapEx, the amount of $17,206.42 and (iii) for TI/LCs, the amount of
     $36,986.50.

(6)  Upfront reserve to be released, in whole or in part, subject to certain conditions specified in the loan documents, including that one or more qualified tenants have taken occupancy of 24,686 square feet of space (or a portion thereof).

(7)  In the event Old Navy or one or more qualified replacement tenants have not yet taken occupancy of 15,477 square feet of space by December 11, 2006, borrower is required to establish a reserve or to post a letter of credit in the maximum amount of $3,900,000, subject to reduction for qualified leases in place.

                                     A-3-33

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               BURBANK TOWN CENTER

                                 TENANT SUMMARY

                                                                                            ANNUAL
                                        RATINGS        TOTAL       % OF     ANNUAL BASE      BASE      SALES      LEASE EXPIRATION
           TENANT NAME              MOODY'S/S&P(1)       SF      TOTAL SF       RENT       RENT PSF    PSF(2)           YEAR
----------------------------------------------------------------------------------------------------------------------------------

ANCHORS
MACY'S                                Baa1/BBB         237,145       19.1%  $   894,180      $ 3.77   $    178          2022
IKEA (NOT PART OF COLLATERAL)                          221,829       17.8           N/A         N/A        N/A      Anchor Owned
SEARS (NOT PART OF COLLATERAL)         Ba1/BB+         119,334        9.6        12,000(3)      N/A        N/A      Anchor Owned
MERVYN'S (NOT PART OF COLLATERAL)                       76,685        6.2           N/A         N/A        N/A      Anchor Owned
                                                     ----------------------------------------------
                                                       654,993       52.6%  $   906,180      $ 3.77
TOP 10 TENANTS
SPORT CHALET                                            44,957        3.6   $   891,840      $19.84   $    222          2013
BED BATH & BEYOND                      NR/BBB           31,777        2.6       446,784       14.06        N/A          2016
CIRCUIT CITY                                            30,028        2.4       376,320       12.53        N/A          2014
AMC THEATRES 8 SCREENS(4)               NR/B            25,703        2.1       771,090       28.00   $405,875          2011
COMP USA INC                                            25,441        2.0       606,540       23.84        N/A          2010
BARNES & NOBLE                                          25,304        2.0       635,892       25.13   $    283          2011
AMC THEATERS, 6 SCREENS(4)              NR/B            25,073        2.0       827,412       33.00   $558,167          2015
PETSMART (OFS)(5)                       NR/BB           24,686        2.0       760,329       28.00        N/A          2016
OFFICE DEPOT                          Baa3/BBB-         24,000        1.9       263,196       10.97        N/A          2013
OLD NAVY(6)                           Baa3/BBB-         15,477        1.2       271,002       17.00        N/A          2011
                                                     ----------------------------------------------
SUBTOTAL                                               272,446       21.9%  $ 5,850,405      $21.47
IN-LINE                                                317,095       25.5%  $ 7,274,520      $22.94   $    447(7)
                                                     ----------------------------------------------
0 TO 11,762 SF                                         317,095       25.5%  $ 7,274,520      $22.94
VACANT SQUARE FEET:                                     17,611        2.1%          N/A
TOTAL OWNED GLA:                                       826,686              $14,019,105
TOTAL CENTER GLA:                                    1,244,534              $14,031,105

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guaranteed the lease.

(2)  Sales per square foot are based on the trailing twelve months as of April
     30, 2006.

(3)  Figure represents annual CAM payment and was not underwritten in the base rent figure.

(4)  Sales are based on a per screen basis.

(5)  Space is currently vacant, however PetsMart has signed a letter of intent for the square footage and annual base rent listed above. Lender underwrote the income associated with the PetsMart letter of intent. In addition,
     $10,000,000 was reserved up front to be released in whole or in part, subject to certain conditions specified in the loan documents, including that one or more qualified tenants have taken occupancy of 24,686 square feet of space (or a portion thereof).

(6)  Tenant is not yet in occupancy or paying rent.

(7)  Sales figures are based on comparable in-line tenants under 10,000 square feet open for twelve months or more, based on trailing twelve months as of
     April 30, 2006.

                                     A-3-34

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               BURBANK TOWN CENTER

THE LOAN. The Burbank Town Center Mall loan is secured by a first mortgage on a fee and leasehold interest in 826,686 square feet of a 1,244,534 square foot regional mall located in Burbank, California.

THE BORROWER. The borrower, Burbank Mall Associates, LLC, is a bankruptcy-remote special purpose entity sponsored by Jaime Sohacheski, the chairman of Crown
Realty and Development Corporation, which is headquartered in Irvine,
California.

THE SPONSOR. Jaime Sohacheski, the sponsor, is the Chairman of Crown Realty and
Development Corporation ("Crown Realty and Development"). Crown Realty and
Development is a privately held real estate company which focuses on development, redevelopment, and professional management of commercial real estate. Since its inception in 1985, Crown Realty and Development has been involved in over 5 million square feet of retail and office developments and more than $1 billion in transactions. Crown Realty and Development has a current portfolio in excess of $600 million in estimated value including over 2 million square feet of office and retail development projects in Burbank, West Los
Angeles and Orange County, California.

THE PROPERTY. Burbank Town Center is a multi-level super-regional mall totaling
1,244,534 square feet of which 826,686 square feet serve as collateral for the loan (the "Burbank Town Center Property"). The property is located in Burbank,
California, north of the intersection of Interstate 5 and Interstate 70, with access provided by the 170 and 134 Freeways. The property is less than one mile from the Burbank Station of the Los Angeles Metrolink railway network and two miles from the Bob Hope Airport, which handles over five million passengers annually. A portion of the property is subject to a ground lease expiring in
November 2044, with four 10-year renewal options.

Burbank Town Center was originally developed between 1990 and 1996 and has subsequently undergone renovations costing more than $15.50 million. The Burbank
Town Center Property is 97.9% leased to over 140 tenants located in 17 buildings. The Burbank Town Center Property is anchored by Macy's, IKEA, Sears and Mervyn's. Macy's serves as collateral for the loan while IKEA, Sears and
Mervyn's own their own respective pads and improvements and as such, are not included in the collateral. Additional collateral for the loan includes 269,927 square feet of in-line space, 127,510 square feet of theater (30 screens) and junior anchor space, 180,382 square feet of outparcel space and 11,722 square feet of food court and other space. Over 140 tenants occupy the Burbank Town
Center Property, including nationally recognized tenants such as Bed Bath &
Beyond, Barnes & Noble and Circuit City. As of April 30, 2006, the Burbank Town
Center Property was 97.9% occupied, with 89.7% occupancy for in-line space.
Sales for tenants open for twelve months or more meeting the same criteria were
$447 per square foot with an average occupancy cost of 12.5%.

SIGNIFICANT TENANTS. Macy's. Since its purchase of May Department Stores, Inc.,
Federated Department Stores, Inc. (d/b/a Macy's), has become the largest upscale department store in the United States, operating more than 868 stores nationwide and in Puerto Rico and Guam. With 232,000 employees, the company operates under the banners of Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's,
Lazarus-Macy's, Macy's East, Macy's West and Rich's-Macy's. The company is currently extending its signature Macy's nameplate to all May regional department stores. In fiscal year 2005, the company reported earnings of $22.4 billion, an increase from 2004's net income of $15.8 billion. Net income in 2005 also rose to $1.4 billion from $689 million in 2004.

Bed, Bath & Beyond. Bed, Bath & Beyond operates approximately 750 locations and is the largest superstore of domestic merchandise and home furnishings in the
United States. Bed Bath & Beyond is a publicly traded company on the NASDAQ under the symbol BBBY. During fiscal year 2005, the company reported gross revenues of $5.1 billion with net income of $505 million and total assets of
$3.2 billion.

Old Navy. Old Navy is owned and operated by The Gap, Inc. The parent company, which also operates Gap, Banana Republic, Baby Gap and Gap Kids, launched the
Old Navy brand in 1994. The Gap currently operates approximately 900 Old Navy stores throughout North America. The brand offers a broad selection of reasonably priced apparel, shoes and accessories for men, women and children.
Publicly traded on the NYSE under the ticker symbol GPS, the company reported gross revenue of $16.3 billion with net income of $1.2 billion and total assets of $10.0 billion in fiscal 2005.

PARTIAL RELEASE. The borrower is permitted to obtain the release of any one of six specified parcels through partial defeasance from and after the expiration of a lockout period, or partial prepayment at any time other than within the period commencing 30 days preceding the securitization closing date and terminating 30 days after the securitization closing date, subject to the satisfaction of certain conditions, including (i) the partial defeasance or prepayment (as applicable) at the following release prices: (a) with respect to the Circuit City parcel, $9,988,778; (b) with respect to the Office Depot parcel, $5,443,061; (c) with respect to the Barnes & Noble parcel, $41,996,428;
(d) with respect to the Restaurant parcel, $3,365,652; (e) with respect to the
PetsMart parcel, $20,210,311; and (f) with respect to the Corner Bakery parcel,
$2,914,159; (ii) satisfaction of specified loan-to-value ratio and DSCR tests;
and (iii) confirmation from each rating agency that the occurrence of such event will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates. Any partial release made prior to the expiration of the lock-out period will also be subject to payment of a yield maintenance premium.

THE MARKET(1). Burbank Town Center is located in Los Angeles County, California.
In 2006, employment in Los Angeles County represented 26.9% of the State of
California's total employment. The United States Department of Labor reports that the Los Angeles/Long Beach/Santa Monica CMSA's total employment growth accelerated steadily since 2003, reaching 2.4% year-over-year in March 2006. The region's population surpassed 10 million people for the first time in 2005.

(1)  Certain information was obtained from the Burbank Town Center appraisal dated 05/01/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-35

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               BURBANK TOWN CENTER

Burbank Town Center is located in the Tri-Cities submarket of Los Angeles
County, which includes Glendale, Burbank and Pasadena. This retail market totals approximately 2.73 million square feet and has historically low vacancy rates and rising rent trends. New development is primarily limited to adaptive re-use or infill construction, which has been limited to 558,000 square feet of space additions over the last 9 years. In the last two years, no significant shopping center space has been added to the market.

REIS reports that retail vacancy rates have decreased from 1.9% in 1999 to 1.5%
currently. Continued retailer demand has driven Tri-Cities area effective rents from $19.39 per square foot in 1996 to $25.55 per square foot at year-end 2005.
In addition, the appraiser concludes to an average market rental rate based on newly signed leases for tenants occupying less than 20,000 square feet of
$25.39, while the competitive set is achieving rents averaging $30.25 for the same criteria.

The competitive set is comprised of six regional centers, all within 12 miles of
Burbank Town Center. These competitive properties range in size from 270,000 square feet to 1,301,321 square feet and maintain occupancies of 87% to 100%.
Sales at these centers for 2005 ranged from approximately $300 per square foot to $600 per square foot. Within Burbank Town Center's 1.3-million person trade area, there are two JCPenney's, four Macy's, three Nordstrom, three
Robinson's-May stores, and two Sears stores. Discount retailers that attract a similar clientele as Mervyn's include Costco, Kmart, three Target, two
Marshall's and three Ross stores. IKEA's competitors include Bed Bath and
Beyond, The Great Indoors, and Linens-N-Things. There is no other IKEA north of the Los Angeles CBD, or to the west of the CBD.

PROPERTY MANAGEMENT. The property is managed by General Growth Property
Management, Inc., an affiliate of General Growth Properties Inc. ("GGP"), a publicly traded real estate investment trust. As the second largest regional mall REIT in the United States, GGP develops, owns, operates, and/or manages shopping malls in 41 states. Currently, GGP has ownership interests in and/or management responsibility for over 150 regional shopping malls totaling more than 135 million square feet of retail space.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE      % OF                   % OF BASE    CUMULATIVE   CUMULATIVE                     CUMULATIVE %
               LEASES      FEET        GLA      BASE RENT       RENT     SQUARE FEET    % OF GLA    CUMULATIVE BASE   OF BASE RENT
    YEAR      EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING     RENT EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT             NAP     17,611        2.1%          NAP         NAP        17,611          2.1%              NAP            NAP
2006 & MTM          48     68,334        8.3   $ 1,167,080         8.3%       85,945         10.4%        1,167,080            8.3%
2007                26     50,983        6.2     1,011,425         7.2       136,928         16.6%        2,178,505           15.5%
2008                 7     10,562        1.3       445,609         3.2       147,490         17.8%        2,624,114           18.7%
2009                 9     16,045        1.9       405,466         2.9       163,535         19.8%        3,029,579           21.6%
2010                 4     28,581        3.5       732,286         5.2       192,116         23.2%        3,761,866           26.8%
2011                17     84,473       10.2     2,439,835        17.4       276,589         33.5%        6,201,700           44.2%
2012                 7     16,758        2.0       471,808         3.4       293,347         35.5%        6,673,508           47.6%
2013                 8     84,600       10.2     1,576,528        11.2       377,947         45.7%        8,250,036           58.8%
2014                11     56,706        6.9     1,178,671         8.4       434,653         52.6%        9,428,707           67.3%
2015                 9     46,007        5.6     1,369,679         9.8       480,660         58.1%       10,798,386           77.0%
2016                10     83,651       10.1     2,015,351        14.4       564,311         68.3%       12,813,737           91.4%
AFTER                5    262,375       31.7     1,205,368         8.6       826,686        100.0%       14,019,105          100.0%
-----------------------------------------------------------------------------------------------------------------------------------
                   161    826,686      100.0%  $14,019,105       100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-36

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               BURBANK TOWN CENTER

            [MAP INDICATING LOCATION OF BURBANK TOWN CENTER OMITTED]

                                     A-3-37

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               BURBANK TOWN CENTER

BURBANK TOWN CENTER

                   [SITE PLAN OF BURBANK TOWN CENTER OMITTED]

                                     A-3-38

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-39

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 TYSONS GALLERIA

                      [4 PHOTOS OF TYSONS GALLERIA OMITTED]

                                     A-3-40

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 TYSONS GALLERIA

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $173,500,000

CUT-OFF DATE PRINCIPAL BALANCE:         $173,500,000

% OF POOL BY IPB:                       5.7%

LOAN SELLER:                            Eurohypo AG, New York Branch

BORROWER:                               Tysons Galleria L.L.C.

SPONSOR:                                GGP/Homart, Inc.

ORIGINATION DATE:                       08/14/06

INTEREST RATE:                          5.68567%

INTEREST-ONLY PERIOD:                   60 months

MATURITY DATE:                          09/11/11

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24), Def(29), O(7)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT(5):                     $81,500,000

ADDITIONAL DEBT TYPE(6):                Pari Passu Note, B-Note and
                                        Permitted Mezzanine Loan
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL     MONTHLY
                                        ----------------------
TAXES:                                    $0      Springing(11)

INSURANCE:                                $0      Springing(11)

CAPEX:                                    $0      Springing(11)

GROUND RENT:                              $0      Springing(11)

ROLLOVER (TI/LC):                         $0      Springing(11)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:(2)                               Fee and Leasehold

PROPERTY TYPE:                          Retail - Anchored

SQUARE FOOTAGE:(3)                      309,112

LOCATION:                               McLean, VA

YEAR BUILT/RENOVATED:                   1988/1997

OCCUPANCY:                              94.5%

OCCUPANCY DATE:                         07/05/06

NUMBER OF TENANTS:                      89

HISTORICAL NOI:

   2004:                                $14,033,133

   2005:                                $15,850,253

   TTM AS OF 05/31/06:                  $16,866,965

AVERAGE IN-LINE SALES/SF:(4)            $877

OCCUPANCY COST RATIO:                   9.79%

UW REVENUES:                            $24,817,183

UW EXPENSES:                            $5,695,193

UW NOI(7):                              $19,121,990

UW NET CASH FLOW:(8)                    $18,602,044

APPRAISED VALUE:                        $360,000,000

APPRAISAL DATE:                         07/19/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                        A-NOTES(9)   WHOLE LOAN(10)
                                        ----------   --------------
CUT-OFF DATE LOAN/SF:                      $723           $825

CUT-OFF DATE LTV:                          62.1%          70.8%

MATURITY DATE LTV:                         62.1%          70.8%

UW DSCR:                                   1.44x          1.26x
--------------------------------------------------------------------------------

(1)  The total financing amount of $255 million is being provided to the borrower for the refinancing of Tysons Galleria. The $255 million whole loan has been bifurcated into A and B-Notes. The A-Note has been split into a $173.5 million A-1 note (included in the trust) and a $50.0 million pari-passu A-2 note (not included in the Trust). In addition, there is also a $31.5 million subordinated B-Note (not included in the trust).

(2)  The borrower owns an undivided 85% fee interest in the property. The remaining 15% interest is owned by an unaffiliated third party as tenant in common, which 15% fee interest is encumbered by the lien of the mortgage.
     The borrower ground leased the 15% interest from such third party and delivered to lender a ground lease mortgage which encumbers the borrower's interest in the ground lease.

(3)  Figure excludes 511,933 square feet of non-owned anchor space.

(4)  Average in-line sales per square foot for comparable tenants occupying less than 10,000 square feet are based on trailing twelve-month figures ending
     05/31/06.

(5)  Additional debt includes the $50 million pari passu A-2 note, as well as a
     $31.5 million subordinated B-note.

(6)  Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
     (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) of the property does not exceed 70%; and (iii) the DSCR
     (including the mezzanine loan) is at least 1.28x (assuming a 30 year amortization schedule).

(7)  The increase from trailing twelve month net operating income to underwritten net operating income is mainly attributable to new leases that were signed in 2006 plus one lease for 2,071 square feet that is out for signature.

(8)  Lender underwrote to in-place cash flows of $18,602,045, however, an as-stabilized analysis concludes to a $27,519348 net cash flow. The stabilized net cash flow reflects revenue increases consistent with a 15%
     occupancy cost ratio scenario. The current occupancy cost ratio is 9.79%.

(9)  Calculated based on the aggregate cut-off date principal balance of the A-1 note (included in the trust) and the A-2 note (not included in the trust).

(10) Calculated based on the aggregate cut-off date principal balance of the A-1 note (included in the trust), the A-2 note (not included in the trust) and the B-note (not included in the trust).

(11) In the event a specified DSCR test is not satisfied, or an event of default exists, borrower is required to deposit on each monthly payment date (i)
     1/12th of the Taxes, Insurance and Ground Rent that Lender reasonably estimates will be paid during the ensuing 12 months, (ii) $5,151 per month to the Replacement Reserve account up to a maximum at any one time of
     $61,822 and (iii) $25,759 per month to the Rollover Reserve up to a maximum of $309,112.

                                     A-3-41

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 TYSONS GALLERIA

                                 TENANT SUMMARY

                                          RATINGS                                                                         LEASE
                                         MOODY'S/                              ANNUAL BASE   ANNUAL BASE                EXPIRATION
TENANT NAME                               S&P(1)    TOTAL SF   % OF TOTAL SF       RENT        RENT PSF    SALES PSF       YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
MACYS (NOT PART OF COLLATERAL)           Baa1/BBB    259,933       31.7%       $         0         N/A           N/A    Anchor Owned
NEIMAN MARCUS (NOT PART OF COLLATERAL)     B1/B+     132,000       16.1                  0         N/A           N/A    Anchor Owned
SAKS FIFTH AVENUE (NOT PART OF
   COLLATERAL)                             B2/B+     120,000       14.6                  0         N/A           N/A    Anchor Owned
                                                    --------------------------------------------------
SUBTOTAL                                             511,933       62.4%       $         0         N/A
TOP 10 TENANTS
MAGGIANO'S LITTLE ITALY                  Baa2/BBB     19,336        2.4%       $   373,008      $19.29        $  919        2010
WILDFIRE RESTAURANT                                   12,999        1.6            584,955      $45.00        N/A           2021
CHEESECAKE FACTORY                                    12,918        1.6            387,540      $30.00        $  917        2024
POTTERY BARN                                          10,584        1.3            676,529(2)   $ 0.00        $  611        2008
JCREW                                      B+/NR      10,053        1.2         339,432.00      $33.76        $  746        2008
LEGAL SEAFOODS OF BOSTON                               8,916        1.1         285,312.00      $32.00        $  807        2007
PIAZZA DI GIORGIO                                      8,729        1.1            480,000      $54.99        N/A           2020
ANTHROPOLOGIE                             Ba1/NR       8,524        1.0            289,816      $34.00        $  624        2012
DAILY GRILL RESTAURANT                                 6,781        0.8            339,600      $50.08        $  510        2011
P.F. CHANG'S CHINA BISTRO                              6,736        0.8            255,972      $38.00        $1,166        2007
                                                    --------------------------------------------------
SUBTOTAL                                             105,576       12.9%       $ 3,335,635      $31.59
REMAINING INLINE SPACE                               203,536       24.8%       $ 9,432,979      $46.35        $877(3)
                                                    --------------------------------------------------
0 TO 5,159 SQUARE FEET                               203,536       24.8%       $ 9,432,979      $46.35
VACANT SQUARE FEET:                                   17,140        5.5%           N/A
TOTAL OWNED GLA:                                     309,112                   $12,768,614
TOTAL CENTER GLA:                                    821,045                   $12,768,614

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guaranteed the lease.

(2)  Tenant paid $676,529 in percentage rent in 2005. This figure is underwritten as percentage rent; as such, it is not included in the subtotal for annual base rent.

(3)  Sales figures are based on comparable in-line tenants under 10,000 square feet open for twelve months or more, based on trailing twelve months as of
     May 31, 2006. For tenants in place and reporting sales for the previous three years, trailing twelve month sales ending May 31, 2005 were $887.

THE LOAN. The Tysons Galleria Mall loan is secured by the first mortgage on a fee and leasehold interest subject to leases in 309,112 square feet of an
821,045 square foot regional mall located in McLean, Virginia.

THE BORROWER. The borrower is a bankruptcy remote special purpose entity. The borrower owns an undivided 85% fee interest in the property. The remaining 15%
interest is owned by Tysons II Mall, L.L.C., an unaffiliated third party, as tenant in common, which 15% fee interest is also encumbered by the lien of the mortgage. Additionally, the borrower has ground leased the 15% interest from
Tysons II Mall, L.L.C. and delivered to lender a ground lease mortgage which encumbers the borrower's interest in the ground lease as well. The borrower is controlled by GGP/Homart, and Tysons II Mall, L.L.C. is controlled an unaffiliated third party. GGP/Homart is a 50/50 joint venture between GGP and the New York State Common Retirement Fund, which together own several malls.

THE SPONSOR. General Growth Properties, Inc. (GGP) is currently the 2nd largest
U.S. regional mall REIT, listed on the NYSE since April 2003. Headquartered in
Chicago, Illinois, GGP has excelled as a buyer, seller, developer, and manager of real estate since 1954. As of March 2006, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling approximately 200 million square feet of retail space in 44 states. GGP also is the largest third-party manager for owners of regional malls.

THE PROPERTY. Tysons Galleria is a three-level super-regional mall totaling
821,045 square feet of which 309,112 square feet serve as collateral for the loan (the "Tysons Galleria Property"). The property's location in McLean,
Virginia puts it squarely in the middle of the Tysons Corner retail trade area.

Eighty-nine tenants occupy the Tysons Galleria Property, including nationally recognized tenants such as Burberry, Versace, Coach, Thomas Pink, Salvatore
Ferragamo, Chanel and Cartier. The mall's upscale tenant roster is unique to the suburban Washington, DC market in that no other regional mall provides a similar upscale lineup. The trade area has an average household income of nearly twice that of the national average. In addition, The Ritz-Carlton hotel, which is attached to and opens directly into the center on the second floor, provides an additional source of potential customers with high levels of disposable income.

                                     A-3-42

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 TYSONS GALLERIA

Tysons Galleria maintains three department stores, Macy's (259,933 square feet),
Neiman Marcus (132,000 square feet) and Saks Fifth Avenue (120,000 square feet), each of which own their land and improvements and are not part of the collateral. In addition, 89 other shops within the Tysons Galleria Property, totaling 309,112 square feet of in-line and junior anchor space which was 94.5%
leased as of July 05, 2006. Total in-line occupancy for the same period was
93.5%. Average in-line sales for comparable tenants at the Tysons Galleria
Property for the trailing twelve months ended May 31, 2006 were $877 per square foot, with an average occupancy cost ratio of 9.8%. Sales figures of $887 per square foot are based on comparable in-line tenants under 10,000 square feet open for three years or more, based on trailing twelve months as of May 31,
2006.

ANCHORS.

Macy's (not part of collateral). Since its purchase of May Department Stores,
Inc., Federated Department Stores, Inc. (d/b/a Macy's), has become the largest upscale department store in the United States, operating more than 866 stores nationwide and in Puerto Rico and Guam. With 232,000 employees, the company operates under the banners of Bloomingdale's, Bon-Macy's, Burdines-Macy's,
Goldsmith's-Macy's, Lazarus-Macy's, Macy's East, Macy's West and Rich's-Macy's.
The company is currently extending its signature Macy's nameplate to all May regional department stores, and the only remaining store names will be Macy's and Bloomingdales. In fiscal year 2005, the company reported earnings of $22.4 billion, an increase from 2004's net income of $15.8 billion. Net income between these years also rose to $1.4 billion from $689 million in 2004.

Neiman Marcus (not part of collateral). The Neiman Marcus Group is comprised of the Specialty Retail stores division -- which includes Neiman Marcus Stores and
Bergdorf Goodman -- and the direct marketing division, Neiman Marcus Direct.
These retailers offer upscale assortments of apparel, accessories, jewelry, beauty and decorative home products to the affluent consumer. Neiman Marcus
Group operates 36 Neiman Marcus Stores, two Bergdorf Goodman stores, and 18 Last
Call clearance centers. Neiman Marcus Group also owns majority interests in two designer resources: Kate Spade, a manufacturer of accessories, and Gurwitch
Products, which manufactures Laura Mercier cosmetics. In October 2005, an investor group led by the Texas Pacific Group and Warburg Pincus LLC purchased the company. For the 5-week period ending July 1, 2006, comparable revenues in the Specialty Retail Stores segment rose 6.1% from the prior year, and overall revenues of the company were up 10.0%.

Saks Fifth Avenue (not part of collateral). After the sale of its 142-store
Northern Department Store Group (Bergner's, Boston Store, Carson Pirie Scott,
Herberger's, and Younkers) to The Bon-Ton Stores in 2006, Saks Inc. now focuses on its luxury Saks Fifth Avenue Enterprises business. Saks operates 55 Saks
Fifth Avenue luxury department stores in 25 states and 50 outlet stores under the Off 5th banner. It also owns nearly 40 Parisian department stores in the
Southeast and Midwest and about 55 Club Libby Lu specialty shops, acquired in
2003. June 2006 same store sales rose 4.7% for Saks Inc., and for the Saks Fifth
Avenue Enterprises unit, which includes Saks Fifth Avenue stores, same store sales rose 5.3% from the prior year.

SIGNIFICANT TENANTS.

Maggiano's Little Italy. Maggiano's Little Italy is part of a chain founded in
Chicago in 1991 that operates in 20 states. It is a sit down restaurant designed to be reminiscent of pre-World War II Little Italy. The chain is owned by
Brinker International, Inc. which is a NYSE-listed company with 1,500 restaurants worldwide, with approximately 100,000 employees and nearly $4 billion in sales. Brinker also owns the chains known as Chili's Grill & Bar, On the Border Mexican Grill & Cantina, and Rockfish Seafood Grill.

Wildfire Restaurant. Wildfire is a steak and seafood restaurant chain that implements a jazz music decor consistent with that of a 1940s dinner club. The chain is owned by Chicago-based Lettuce Entertain You Enterprises Inc. which was founded in 1971 and which currently owns, licenses or manages more than 50 establishments in Illinois, Arizona, Maryland, Minnesota, Nevada and Japan.

The Cheesecake Factory. The Cheesecake Factory, Inc. (NASDAQ: CAKE) operates 108 upscale, full-service, casual dining restaurants under The Cheesecake Factory name in major metropolitan areas in the United States. In addition, it operates a bakery business, which produces baked desserts and other products for its restaurants and for other foodservice operators, retailers, and distributors.
The Cheesecake Factory went public in 1992, 14 years after its founding in 1978.
Its restaurants are known for their eclectic menus, large portions, and their cheesecakes.

THE MARKET. Tysons Galleria is located just outside the Beltway along I-495 in
Northern Virginia in Fairfax County. The immediate area is home to numerous multinational accounting, financial services, consulting and other firms that provide the Tysons Galleria Property with a high density of high-income daytime workers that make up a substantial portion of its customer base. Major employers with regional or worldwide headquarters in the immediate area include Deloitte &
Touche, PriceWaterhouse Coopers, KPMG, BearingPoint, Bechtel, Booz Allen
Hamilton and Gannett/USA Today. Average 2006 household income within a 10 mile radius is estimated by Claritas to be $119,562 which is significantly higher than the national average of $65,849 as concluded by Claritas.

The two main thoroughfares bordering the Tysons Galleria Property, Tysons
Boulevard and International Drive, handle a combined 109,000 vehicles daily, and
I-66 is located 2.5 miles to the south. In addition, the Tysons Galleria
Property is located 7 miles northwest from Dulles International Airport and 11 miles west of Reagan National Airport.

                                     A-3-43

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 TYSONS GALLERIA

An extension of the Metrorail regional rail system's Orange Line is also planned. This project is expected to be built in two phases: Phase I, which will run through Tysons Corner and into Reston, is expected to be completed in 2011.
Phase II is expected to extend the line to Dulles International Airport and is expected to be completed in 2015. We offer no assurance that this expansion will be completed in accordance with these projections, or at all.

The appraiser identified five shopping centers in the subject's competitive set all within 14 miles of the subject. These competitive properties range in size from 821,686 square feet to 1.975 million square feet and maintain occupancies of 85% to 98%. Reported mall shop sales at these centers ranged from approximately $340 per square foot to $750 per square foot. In addition, the appraiser concludes to an average market rental rate at the subject based on leases in place for inline mall tenants of $45.06. A market rental rate for anchor tenants was not concluded to as the anchors at Tysons Galleria are all anchor owned.

COLLATERAL SUBSTITUTION. The related loan documents permit the borrower to obtain a release of one or more non-income producing portions of the Tysons
Galleria Property provided that certain conditions in the related loan documents are satisfied, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping utility facilitated or surface parking, (ii) simultaneously with such release, the mortgage be spread to a substitute parcel of reasonably equivalent value, condition and utility, (iii) that no event of default has occurred and is continuing and (iv) the borrower comply with all other requirements set forth in the loan documents including paying the expenses of lender.

PARTIAL RELEASES. The related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the Tysons
Galleria Property upon satisfaction of certain conditions, including but not limited to, that (i) no event of default has occurred and is continuing under the Tysons Galleria Loan, (ii) the parcel is vacant, non-income producing and unimproved, and (iii) confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the then current ratings on any class of certificates.

PROPERTY MANAGEMENT. The property is managed by General Growth Management Inc., an affiliate of GGP. GGP is the second largest regional mall REIT in the United
States and owns, develops, operates, and/or manages shopping malls in 41 states.
Currently, GGP has ownership interests in and/or management responsibility for over 150 regional shopping malls totaling more than 135 million square feet of retail space.

                             LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                LEASES      FEET     % OF GLA     BASE RENT     RENT      SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
    YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT              NAP     17,140       5.5%           NAP         NAP        17,140           5.5%          NAP            NAP
2006 & MTM            1      1,298       0.4    $   152,148        1.2%        18,438           6.0%      152,148           1.2%
2007                  7     21,051       6.8        877,128         6.9        39,489          12.8%    1,029,276           8.1%
2008                  8     33,732      10.9        795,096         6.2        73,221          23.7%    1,824,372          14.3%
2009                 12     35,266      11.4      1,621,924        12.7       108,487          35.1%    3,446,296          27.0%
2010                 12     41,089      13.3      1,522,227        11.9       149,576          48.4%    4,968,523          38.9%
2011                  8     21,968       7.1      1,105,264         8.7       171,544          55.5%    6,073,787          47.6%
2012                  7     24,563       7.9      1,103,771         8.6       196,107          63.4%    7,177,558          56.2%
2013                 10     28,860       9.3      1,199,326         9.4       224,967          72.8%    8,376,884          65.6%
2014                  6     17,367       5.6        924,206         7.2       242,334          78.4%    9,301,090          72.8%
2015                  6     13,244       4.3        774,293         6.1       255,578          82.7%   10,075,383          78.9%
2016                  8     16,711       5.4      1,131,884         8.9       272,289          88.1%   11,207,267          87.8%
AFTER                 4     36,823      11.9      1,561,347        12.2       309,112         100.0%   12,768,614         100.0%
              ------------------------------------------------------------------------------------------------------------------
TOTAL                89    309,112     100.0%   $12,768,614      100.0%
              ==================================================================================================================

                                     A-3-44

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 TYSONS GALLERIA

              [MAP INDICATING LOCATION OF TYSONS GALLERIA OMITTED]

                                     A-3-45

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 TYSONS GALLERIA

TYSONS GALLERIA

                     [SITE PLAN OF TYSONS GALLERIA OMITTED]

                                     A-3-46

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-47

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                              COLONY III PORTFOLIO

                   [4 PHOTOS OF COLONY III PORTFOLIO OMITTED]

                                     A-3-48

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

                              COLONY III PORTFOLIO

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $116,704,000

CUT-OFF DATE PRINCIPAL BALANCE:         $116,704,000

% OF POOL BY IPB:                       3.8%

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               CRP Holdings B, L.P., CRP
                                        Holdings B-TX, L.P.

SPONSOR:                                Colony Capital

ORIGINATION DATE:                       08/10/06

INTEREST RATE:                          6.01300%

INTEREST-ONLY PERIOD(1):                Various

MATURITY DATE(1):                       Various

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION(1):                     Various

CROSS-COLLATERALIZATION:                Yes

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE(2):                Permitted Mezzanine Loan

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                       $0        $0

INSURANCE:                                   $0        $0

CAPEX:                                       $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Various

SQUARE FOOTAGE:                         2,990,295

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various

OCCUPANCY:                              96.1%

OCCUPANCY DATE:                         Various

NUMBER OF TENANTS:

HISTORICAL NOI(3):

UW REVENUES:                            $19,292,528

UW EXPENSES:                            $ 6,471,800

UW NOI(4):                              $12,820,725

UW NET CASH FLOW:                       $11,609,107

APPRAISED VALUE:                        $192,320,000

APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $39

CUT-OFF DATE LTV:                       60.7%

MATURITY DATE LTV:                      60.7%

UW DSCR:                                1.63x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                            RATINGS                 % OF
TENANT NAME                             MOODY'S/S&P(5)   TOTAL SF   GLA    BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------

FREIGHTLINER CORPORATION                    A3/BBB        341,049   11.4%          $2.50                    2008
MCKESSON CORPORATION                       Baa3/BBB       314,574   10.5%          $4.10                    2009
EGS ELECTRICAL GROUP                                      241,049    8.1%          $2.28                    2009
SOURCE, INC.                                              214,110    7.2%          $3.00                    2010
IRON MOUNTAIN                               B3/BB--       180,705    6.0%          $3.94                    2015
AMERICAN DE ROSA LAMP                                     150,040    5.0%          $4.44                    2011
GRAHAM FIELD HEALTH PRODUCTS, INC.                        144,090    4.8%          $3.35                    2012

(1)  Please see the portfolio summary on page 55 for a complete description of the loan term. The loan consists of three notes expiring in 2011, 2012, and
     2014.

(2)  The borrower shall have the one time right to obtain mezzanine debt up to
     60% of LTV upon satisfaction of certain terms and conditions including, but not limited to: (i) the LTV of the properties subject to the lien of the mortgage is less than 60% at the time the mezzanine loan is advanced, and
     (ii) the DSCR of the properties subject to the lien of the mortgage is less than 1.63x.

(3)  Historical NOI figures for the Colony III Portfolio have been omitted as the data fail to accurately reflect a full year of operating income for each of the underwritten mortgaged assets.

(4)  JPMCB underwrote market rents and 21% vacancy for tenants paying rents, but not in occupancy at the property.

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-49

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

                              COLONY III PORTFOLIO

                      OFFICE & INDUSTRIAL PROPERTY SUMMARY

                                                      YEAR BUILT/
                                                         YEAR         SQUARE
           PROPERTY NAME              LOCATION        RENOVATED        FEET     OCCUPANCY          LEAD TENANTS         % OF GLA
--------------------------------------------------------------------------------------------------------------------------------

COPLEY CORPORATE CENTER          San Diego, CA           2001         120,483       100.0%  HSBC Auto Finance, Inc.         66.6%
MEMPHIS DISTRIBUTION CENTER      Memphis, TN           1996/1998      888,942        96.2%  Freightliner Corporation        38.4%
ST. LOUIS INDUSTRIAL PORTFOLIO   Hazelwood, MO         1977/1998      492,090        91.1%  Iron Mountain                   36.7%
155 PFINGSTEN                    Deerfield, IL         1987/2002      117,069        97.1%  NCH                             47.4%
WOODLAND ROSE                    Des Plaines, IL         1989         191,146       100.0%  Jacobs Healthcare Systems       25.1%
MCKESSON FACILITY                Carol Stream, IL        1967         314,574       100.0%  McKesson                       100.0%
FLOTILLA                         Commerce, CA          1954/2004      171,388       100.0%  American De Rosa Lamp           87.5%
4550 SPRING VALLEY ROAD          Farmers Branch, TX    1972/2000      214,110       100.0%  Source, Inc.                   100.0%
PERIMETER PARK                   Shawnee, KS             1999         110,511       100.0%  Maverick Paper                  64.7%
10351 HOME ROAD                  Frisco, TX              1978          86,400       100.0%  BMCW Southcentral L.P          100.0%
815 SOUTH COPPELL ROAD           Coppell, TX           1975/1993       78,750       100.0%  Serpro                         100.0%
13524 WELCH ROAD                 Farmers Branch, TX    1977/2005       74,000       100.0%  RMax                           100.0%
1130 WEST JACKSON                Carrollton, TX        1976/2000       54,095       100.0%  Texas Freightways              100.0%
4600 SIMONTON ROAD               Farmers Branch, TX    1970/2005       40,000       100.0%  Airborne Express, Inc          100.0%
SLAWIN COURT                     Mt. Prospect, IL      1986/2005       36,737         0.0%                                 100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                              2,990,295
---------------------------------------------------------------------------------------------------------------------------------

                              SUMMARY OF LOAN TERMS

                                                                                                                      ALLOCATED
           PROPERTY NAME              INTEREST RATE  AMORTIZATION TYPE  TERM(1)  MATURITY DATE    CALL PROTECTION    LOAN AMOUNT
--------------------------------------------------------------------------------------------------------------------------------

COPLEY CORPORATE CENTER                    6.01300%    Interest-only         96     09/01/14    L(24),Def(68),O(4)  $ 24,000,000
MEMPHIS DISTRIBUTION CENTER                6.01300%    Interest-only         72     09/01/12    L(24),Def(44),O(4)    18,000,000
NORTH DALLAS INDUSTRIAL PORTFOLIO(2)       6.01300%    Interest-only         72     09/01/12    L(24),Def(44),O(4)    14,100,000
ST. LOUIS INDUSTRIAL PORTFOLIO             6.01300%    Interest-only         96     09/01/14    L(24),Def(68),O(4)    14,040,000
155 PFINGSTEN ROAD                         6.01300%    Interest-only         60     09/01/11    L(24),Def(32),O(4)    12,150,000
WOODLAND ROSE                              6.01300%    Interest-only         72     09/01/12    L(24),Def(44),O(4)    10,410,000
MCKESSON FACILITY                          6.01300%    Interest-only         72     09/01/12    L(24),Def(44),O(4)    10,200,000
FLOTILLA                                   6.01300%    Interest-only         96     09/01/14    L(24),Def(68),O(4)     7,234,000
PERIMETER PARK                             6.01300%    Interest-only         72     09/01/12    L(24),Def(44),O(4)     3,480,000
13524 WELCH ROAD                           6.01300%    Interest-only         60     09/01/11    L(24),Def(32),O(4)     2,100,000
SLAWIN COURT                               6.01300%    Interest-only         72     09/01/12    L(24),Def(44),O(4)       990,000
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                                                              $116,704,000
--------------------------------------------------------------------------------------------------------------------------------

(1)  The Colony III Loan consists of three notes (maturing in 5, 6 and 8 years respectively) subject to one loan agreement. The 5 year note is secured by two groups of mortgaged assets totaling $14,250,000 (12.2% of the loan balance), the 6 year note is secured by six groups of mortgaged assets totaling $57,180,000 (49.0% of the loan balance), and the 8 year note is secured by three groups of mortgaged assets totaling $45,274,000 (38.8% of the loan balance).

(2)  The North Dallas Industrial Portfolio is comprised of five industrial-flex properties (4550 Spring Valley Road, 1130 West Jackson Road, 10351 Home
     Road, 815 South Coppell Road, 4600 Simonton Road) totaling 473,355 square feet.

                                     A-3-50

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

                              COLONY III PORTFOLIO

THE LOAN. The Colony III Portfolio is secured by the fee interest in three industrial portfolios (consisting of 11 properties), six industrial properties and two office properties. The mortgaged properties are located in Texas,
Illinois, California, Kansas, Missouri and Tennessee. The mortgage loan is governed by a single loan agreement consisting of 11 groups of mortgaged assets, which represents 19 separate properties. Each of the 11 groups of mortgaged assets collateralizes one of three notes with varying maturity dates, and prepayment lockout periods.

THE BORROWER. The borrowing entity, CRP Holdings B, L.P., CRP Holdings B-TX L.P.
is controlled by Colony Realty Partners, L.P., a newly formed special purpose entity, sponsored by Colony Realty Partners, L.P, focused on core-enhanced/value added real estate opportunities. The key principal, Colony Capital, has investments in assets with a value of $15.6 billion and has been in operation since 1991. Colony Capital manages six other real estate funds.

RELEASE. The Colony III Portfolio loan permits the release of one or more of the mortgaged properties by means of partial release upon the satisfaction of certain terms and conditions, including but not limited to: (i) the payment of
107.5% of the allocated loan amount (except in the case of 4 groups of mortgaged assets which may be released at 105% of the allocated loan amount) of such portions to be released and (ii) the satisfaction of certain debt service coverage ratio tests with respect to the mortgaged properties remaining after execution of the partial release.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting another property of similar quality as collateral during the term of the mortgage loan, subject to certain conditions, including but not limited to: (i) no event of default exists; (ii) the aggregate appraised value of all mortgaged properties to be released shall not exceed 50% of the original value of the mortgaged properties; (iii) any substitution representing greater than 35% of the aggregate appraised value shall receive confirmation from the rating agencies that such substitution will not result in a downgrade or withdrawal of the rating of the underlying securities; (iv) the fair market value of the substitute property is not less than 100% of the fair market value of the mortgaged property being released, and (v) the satisfaction of certain debt service coverage tests.

THE PROPERTIES. The Colony III Portfolio consists of eleven groups of mortgaged assets comprising seventeen industrial properties (approximately 2,752,743 square feet) and two office properties (approximately 237,552 square feet). Five of the industrial properties in the Colony III Portfolio (approximately 473,355 square feet) comprise the North Dallas Industrial Portfolio.

NORTH DALLAS INDUSTRIAL PORTFOLIO.

The North Dallas Industrial Portfolio is comprised of five industrial-flex properties (4550 Spring Valley Road, 1130 West Jackson Road, 10351 Home Road,
815 South Coppell Road, 4600 Simonton Road) totaling 473,355 square feet, located in the Dallas - Fort Worth - Arlington MSA. The buildings were constructed between 1970 and 1978 and are currently 100.0% occupied by the following major tenants: Source Inc. (occupies approximately 214,110 square feet, paying rent of $4.00 per square foot, expiring in 2010), BMCW Southcentral
L.P. (occupies approximately 86,400 square feet, paying rent of $3.25 per square foot, expiring in 2010). The buildings are concentrated within 28 miles of downtown Dallas and provide access to the area's transportation infrastructure including interstates, highways and Dallas' air and rail transportation hubs.

PERIMETER PARK

The Perimeter Park property consists of a 1-building, 1-story multi-tenant light manufacturing industrial-flex facility containing 110,511 square feet of net rentable area (13% of which consists of office build-out) located in Shawnee,
Kansas. The property is approximately 100.0% occupied by 2 tenants paying an average rent of $4.57 per square foot on a triple net basis (NNN). The building was constructed in 1999.

MCKESSON FACILITY

McKesson Facility consists of a 1-building, 2-story single tenant industrial-flex facility containing 314,574 square feet of net rentable area
(8.1% of which consists of office build-out) located in Carol Stream, Illinois.
The property is 100.0% occupied by Mckesson Industrial, who is paying an average rent of $4.10 per square foot NNN on a lease that matures in December 2009. The building was constructed in 1967.

FLOTILLA

Flotilla consists of a 1-building, 1-story industrial-flex facility containing
171,388 square feet of net rentable area (2.4% of which consists of office build out) located in Commerce, CA. The property is 100.0% occupied by two tenants,
American De Rosa Lamp and PCI Industries. The tenants are paying an average rent of $4.57 per square foot NNN on leases that mature in 2011 and 2016 respectively. The building was constructed in 1954 and offers 16' clear ceiling height, 24 dock-high truck loading positions, and access to interstate highway
5.

MEMPHIS DISTRIBUTION CENTER

The Memphis Distribution Center consists of three 1-story industrial-flex buildings containing 888,942 square feet (3.7% of which consist of office build-out) located in Memphis, Tennessee. The properties were constructed between 1996 and 1998 and are approximately 96.2% occupied with average rent of approximately $2.58 per square foot on a triple-net basis. The facility is located on the South East side of Memphis less than 2 miles from the Bill Morris
Parkway, 3 miles from I-240 and less than 6 miles from the Memphis International
Airport.

                                     A-3-51

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

                              COLONY III PORTFOLIO

13524 WELCH ROAD

13524 Welch Road consists of a 1-building, 1-story single tenant warehouse industrial facility containing 74,000 square feet of net rentable area, built in
1977, located in Farmers Ranch, Texas. The property is 100.0% occupied by RMax, who paying an average rent of $4.50 per square foot NNN on a lease that matures in June 2012.

WOODLAND ROSE

Woodland Rose consists of a 1-building, 1-story multi-tenant warehouse and manufacturing facility containing 191,146 square feet of net rentable area located in Mount Prospect, Illinois. The property is 100.0% leased to 11 tenants paying an average rent of $6.82 per square foot on a modified gross basis. The property is visible from the Northwest Highway (I-90), and is located a half-mile north of Chicago O'Hare International Airport. The building was constructed in 1989 and offers 18' clear ceiling height, 6 docks, 15 drive-in doors, and 481 parking spaces. There are two billboards located at the property, both of which are leased to Clear Channel (rated BBB- by S&P) through November
2024. The billboards bring in annual rent of $109,778, and rent is increased by
3% per annum.

ST. LOUIS INDUSTRIAL PORTFOLIO

St. Louis Industrial Portfolio consists of three 1-story warehouse industrial facilities containing 492,090 square feet located in Hazelwood, Missouri, located in the northern part of St. Louis. The properties were constructed 1977 and 1998 and are approximately 91.1% occupied with average rent of approximately
$4.10 per square feet on a triple-net basis. The property is located along
I-270, less than one mile northwest from the St. Louis International Airport.

155 PFINGSTEN ROAD

155 Pfingsten consists of a 3-story Class A office building containing approximately 117,069 square feet of net rentable area located in Deerfield,
Illinois, a northern suburb of Chicago. The property was constructed in 1987 and is approximately 97.1% occupied by eleven tenants with average rent of approximately $15.18 per square foot NNN.

COPLEY CORPORATE CENTER

Copley Corporate Center consists of a 3-story Class B office building containing approximately 120,483 square feet of net rentable area located in San Diego,
California. The property was constructed in 2001 and is 100.0% leased to four tenants with average rent of approximately $20.37 per square foot NNN.

SLAWIN COURT

Slawin Court consists of a 1-building, 1-story single tenant industrial-flex facility containing 36,737 square feet of net rentable area (36.2% of which consists of office build-out) located in Mount Prospect, Illinois. Heidelburg
USA Inc., who occupied 100.0% of the space, vacated in June, 2006. The property is currently dark but the tenant is paying rent. Heidelburg's lease, with rent of $7.62 per square foot NNN matures in September, 2006. The building was constructed in 1986.

THE MARKETS(1). The Colony III Portfolio contains 19 individual properties located within seven regional markets. 10 properties are concentrated within the
Chicago and Dallas Industrial and Office Markets, and the remaining 9 properties are located within five other markets spread across four states. Each property and its respective market are summarized in the table below.

CHICAGO MSA (4 PROPERTIES)

Four of the portfolio assets comprising approximately 659,526 square feet, or approximately 22.0% of the net rentable area are located in or around the greater Chicago MSA. The Chicago office market contains over 98 million square feet of Suburban office space with an overall vacancy rate of 18.0%, and an average rental rate between $6.50 and $18.00 per square foot. The Chicago industrial market contains approximately 1.0 billion square feet of industrial space with an overall vacancy of 8.7%. Each of these markets is among the three largest in the nation partially due to Chicago's extensive transportation network and position as the nation's third largest economic center.

DALLAS -- FORT WORTH -- ARLINGTON MSA (6 PROPERTIES)

Six of the portfolio assets comprising approximately 547,335 square feet, or approximately 18.3% of the net rentable area are located in or around the greater Dallas -- Fort Worth -- Arlington MSA. The Dallas industrial market is among the nations largest, due to its central location and excellent transportation network. The market contains over 363 million square feet of industrial space with an overall vacancy rate of 11.5%, and an average rental rates between $2.84 and $4.86 per square foot. During 2005 the market saw decreases in vacancy for the second straight year, and some strengthening of market rental rates.

(1)  Certain information was obtained from the Copley Corporate Center, Memphis
     Distribution Center, 4550 Spring Valley Road, 1130 West Jackson Road, 10351
     Home Road, 815 South Coppell Road, 4600 Simonton Road, St. Louis Industrial
     Portfolio, 155 Pfingsten Road, Woodland Rose, McKesson Facility, Flotilla,
     Perimeter Park, 13524 Welch Road, and Slawin Court appraisals dated between
     05/11/06 and 06/01/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-52

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                              COLONY III PORTFOLIO

                                 MARKET SUMMARY

                                                          OCCUPANCY                RENT (PSF)
                                                      -----------------   --------------------------
PROPERTY NAME                    LOCATION             PROPERTY   MARKET   PROPERTY         MARKET
----------------------------------------------------------------------------------------------------

COPLEY CORPORATE CENTER(1)       San Diego, CA           100.0%    93.4%    $20.37       $22.68
MEMPHIS DISTRIBUTION CENTER      Memphis, TN              96.2%    84.8%    $ 2.58        $2.79
ST. LOUIS INDUSTRIAL PORTFOLIO   Hazelwood, MO            91.1%    93.1%    $ 4.90        $5.01
155 PFINGSTEN(1)                 Deerfield, IL            97.1%    84.9%    $15.18   $14.00 - $17.00
WOODLAND ROSE                    Des Plaines, IL         100.0%    91.8%    $ 6.82    $3.75 - $6.25
MCKESSON FACILITY                Carol Stream, IL        100.0%    88.4%    $ 4.10    $4.00 - $6.50
FLOTILLA                         Commerce, CA            100.0%    95.5%    $ 4.57        $7.44
SLAWIN COURT                     Mount Prospect. IL        0.0%    91.6%    $ 7.62    $4.10 - $5.70
PERIMETER PARK                   Shawnee, KS             100.0%    90.4%    $ 4.57        $4.32
13524 WELCH ROAD                 Farmers Branch, TX      100.0%    90.7%    $ 4.50        $3.38
815 SOUTH COPPELL ROAD           Coppell, TX             100.0%    92.5%    $ 3.30        $4.10
10351 HOME ROAD                  Frisco, TX              100.0%    75.4%    $ 3.25        $3.70
4550 SPRING VALLEY ROAD          Farmers Branch, TX      100.0%    90.7%    $ 4.00        $3.38
1130 WEST JACKSON                Carrolton, TX           100.0%    90.7%    $ 3.25        $3.38
4600 SIMONTON ROAD               Farmers Branch, TX      100.0%    90.7%    $ 4.50        $3.38

(1)  Market Rent per square foot reflects the market rental rate for an office property

PROPERTY MANAGEMENT.

Block & Company, Inc. -- The Perimeter Park and St. Louis Industrial Portfolio
assets are managed by Block & Company, Inc. Block & Company was founded in 1946 by Allen and James Block. Block & Company, Inc. has provided property management, leasing, and development services throughout the Midwest for 60 years.

CB Richard Ellis ("CBRE") -- The North Dallas Industrial Portfolio, Welch Road,
and Memphis Distribution center assets are managed by CB Richard Ellis. CBRE is the world's largest full service real estate company, offering brokerage, appraisal, management and other services in 58 countries worldwide. CBRE manages a real estate portfolio consisting of over 1.06 billion square feet in major metropolitan areas globally.

Charles Dunn Real Estate Services, Inc. ("Charles Dunn") -- The Flotilla asset is managed by Charles Dunn Real Estate. Charles Dunn
was founded in 1924, and today manages over 24 million square feet of real estate in the Western United States.

Colliers International Real Estate Management Services, LLC ("Colliers") -- The
McKesson Facility, and Slawin Court assets are managed by Colliers International
Management. Colliers represents an affiliation of independent real estate services companies, and offers management services in nearly 100 locations throughout the United States.

Lincoln Property Company Commercial, Inc. ("LPCC") -- The 155 Pfingsten asset is managed by Lincoln Property Company. LPCC was founded in 1965 and manages a portfolio of commercial properties primarily concentrated in the Southwestern
United States.

Rose Real Estate Services Inc. ("RRE") -- The Woodland Rose asset is managed by
Rose Real Estate Services, Inc. RRE is a family owned real estate services company that focuses on the development and operation of commercial real estate throughout Chicago.

Trammell Crow Services, Inc. ("Trammell Crow") -- The Copley Corporate Center
asset is managed by Trammell Crow Company. Through its Global Services Group
Trammell Crow provides building management, brokerage, and project management services.

                                     A-3-53

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                              COLONY III PORTFOLIO

            [MAP INDICATING LOCATION OF COLONY III PORTFOLIO OMITTED]

                                     A-3-54

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-55

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                              CNL/WELSH PORTFOLIO

                    [5 PHOTOS OF CNL/WELSH PORTFOLIO OMITTED]

                                     A-3-56

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               CNL/WELSH PORTFOLIO

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $110,200,000

CUT-OFF DATE PRINCIPAL BALANCE(1):      $110,200,000

% OF POOL BY IPB:                       3.6%

LOAN SELLER:                            JPMorgan Chase Bank N.A.

BORROWER:                               Welsh ADS IN, LLC, Welsh ADS NC, LLC,
                                        Welsh Core OH, LLC, Welsh Fingerhut MN,
                                        LLC, Welsh GMR WI, LLC, Welsh HK WI,
                                        LLC, Welsh Jenkins AL, LLC, Welsh
                                        Leedsworld PA, LLC, Welsh Midland WI,
                                        LLC, Welsh Navarre MN, LLC, Wesh Olsen
                                        IA, LLC, Welsh Riviera MI, LLC, and
                                        Welsh Superstock FL, LLC

SPONSOR:                                Doyle Security Fund LLC and CNL
                                        Financial Group, Inc.

ORIGINATION DATE:                       06/15/06

INTEREST RATE:                          6.18430%

INTEREST-ONLY PERIOD:                   60 months

MATURITY DATE:                          07/07/16

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 360 months

CALL PROTECTION:                        L(24), Def(90), O(4)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT(1):                     $27,600,000

ADDITIONAL DEBT TYPE:                   Mezzanine Loan

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL    MONTHLY
                                        -------------------
TAXES:                                  $      0    $     0

INSURANCE:                              $      0    $     0

CAPEX:                                  $      0    $     0

TI/LC:                                  $708,000    $41,667

ENVIRONMENTAL:                          $370,000    $     0

ENGINEERING:                            $ 23,875    $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Various

SQUARE FOOTAGE:                         2,377,440

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various

OCCUPANCY:                              100.0%

OCCUPANCY DATE:                         Various

NUMBER OF TENANTS:                      13

HISTORICAL NOI:

   2005:                                $10,522,884

   TTM AS OF VARIOUS:                   $11,071,380

UW REVENUES:                            $11,136,902

UW EXPENSES:                            $222,738

UW NOI:                                 $10,914,164

UW NET CASH FLOW:                       $10,094,101

APPRAISED VALUE:                        $143,390,000

APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $46

CUT-OFF DATE LTV:                       76.9%

MATURITY DATE LTV:                      72.1%

UW DSCR:                                1.25x
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                      RATINGS                    % OF                          LEASE
TENANT NAME                       MOODY'S/ S&P(2)   TOTAL SF   TOTAL SF   BASE RENT PSF   EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------

FINGERHUT DISTRIBUTION FACILITY                      914,315       38.5%          $2.25              2014
JENKINS MANUFACTURING COMPANY                        203,496        8.6%          $2.76              2020
RIVIERA TOOL COMPANY                                 176,607        7.4%          $5.62              2018

(1)  In addition to the $110.2 million senior loan, an additional $27.6 million bridge loan exists, with an initial term of 2 years with three successive
     1-year extension options. Interest rate increases for additional debt will be as follows: LIBOR plus 3% until July 7, 2008; LIBOR plus 4.5% until July
     7, 2009; LIBOR plus 6% until July 7, 2010; and LIBOR plus 6% until July 7,
     2011. The loan becomes full recourse at maturity.

(2)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-57

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               CNL/WELSH PORTFOLIO

                                PROPERTY SUMMARY

                                               YEAR BUILT/                                                               ALLOCATED
                                                   YEAR       SQUARE                                                        LOAN
PROPERTY NAME                   LOCATION        RENOVATED      FEET    OCCUPANCY         TOP TENANTS         % OF GLA      AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

FINGERHUT DISTRIBUTION
   FACILITY                St. Cloud, MN       1989/1994      914,315      100.0% Fingerhut                      38.5% $ 16,700,000
LEEDSWORLD                 New Kensington, PA  1998/2000      159,785      100.0% Leedsworld, Inc                 6.7%   13,525,000
GMR MARKETING              New Berlin, WI      2001            74,000      100.0% GMR Marketing                   3.1%   11,650,000
HK SYSTEMS                 New Berlin, WI      1985            86,204      100.0% HK Systems                      3.6%   11,250,000
SUPERSTOCK                 Jacksonville, FL    1993            72,486      100.0% SuperStock                      3.1%    8,450,000
NAVARRE CORPORATION        New Hope, MN        2003           115,286      100.0% Navarre Corporation             4.9%    7,425,000
RIVIERA TOOL COMPANY       Grand Rapids, MI    1989           176,607      100.0% Riviera Tool Company            7.4%    6,750,000
MIDLAND CONTAINERS         Franksville, WI     1997           136,000      100.0% Midland Container Corp.         5.7%    6,550,000
ADS LOGISTICS - IN         Hammond, IN         1997/1999      102,475      100.0% ADS Logistics                   4.3%    6,350,000
JENKINS MANUFACTURING CO.  Anniston, AL        1976/2000      203,496      100.0% Jenkins Manufacturing Co.       8.6%    6,000,000
OLSEN ENGINEERING LLC      Eldridge, IA        1972/2001      131,550      100.0% Olsen Engineering L.P.          5.5%    5,700,000
CORE SYSTEMS               Painesville, OH     2001            98,592      100.0% Core Systems, LLC               4.2%    5,150,000
ADS LOGISTICS - NC         Mecklenburg, NC     1997           106,644      100.0% ADS Logistics                   4.5%    4,700,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      2,377,440                                           100.0% $110,200,000
-----------------------------------------------------------------------------------------------------------------------------------

THE LOAN. The CNL/Welsh Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 13 industrial-flex properties consisting of approximately 2,377,440 total square feet located in Alabama, Florida, Indiana,
Iowa, Michigan, Minnesota, North Carolina, Ohio, Pennsylvania, and Wisconsin.

In addition the property secures $27,600,000 of mezzanine financing.

THE BORROWER. The borrowing entity is Welsh ADS IN, LLC, Welsh ADS NC, LLC,
Welsh Core OH, LLC, Welsh Fingerhut MN, LLC, Welsh GMR WI, LLC, Welsh HK WI,
LLC, Welsh Jenkins AL, LLC, Welsh Leedsworld PA, LLC, Welsh Midland WI, LLC,
Welsh Navarre MN, LLC, Wesh Olsen IA, LLC, Welsh Riviera MI, LLC, and Welsh
Superstock FL, LLC. The borrowing entity is a special purpose entity 95% owned by CNL Financial Group, and 5% owned by Welch Companies. CNL has acquired its interest in the entity with a plan to syndicate its stake while maintaining a controlling position in the operation of the properties.

CNL Financial Group is among the largest privately held real estate investment companies in the nation, and holds a portfolio of over $17.0 billion of real estate assets. Welsh Companies is one of the Midwest's largest commercial property management companies with over 24 million square feet of industrial and office space under management.

RELEASE. The CNL/Welsh Portfolio Loan permits the release of one or more of the mortgaged properties by means of partial release upon the satisfaction of certain terms and conditions including, but not limited to; (i) the principal balance of the defeased note shall equal or exceed the adjusted release amount of the property, and (ii) the DSCR for all properties prior to the release shall equal or exceed 1.10x, or 1.25x if the mezzanine loan has been repaid in full.
With respect to the ADS properties the development parcels associated with the properties may be released according to certain terms and conditions contained within the loan documents.

THE PROPERTIES.

Fingerhut -- MN

The Fingerhut property is a 914,315 square foot warehouse situated on approximately 92-acre parcel of land located in St.Cloud, MN. The subject has 99 docks, 775 parking spots, 4 drive in doors and is currently 100% occupied. The building was constructed in 1989 and was most recently renovated in 1994. The property is under a lease until January 2014 and has 15-year renewal option.
This property serves as Fingerhut's primary distribution center. Fingerhut, started in 1948, is a discount retail store offering household goods, apparel, electronics, and specialty items through the internet and mail-order catalogues.
Fingerhut's revenue in 2005 totaled over $205 million. The property is located within 2 miles of State Route 15 which provides access to the Twin Cities area.
Additionally, I-94 offers regional access and is located 7 miles south of the property. The property also benefits from its location 6 miles west of the St.
Cloud Regional Airport and 80 miles from the Minneapolis/St. Paul International
Airport.

                                     A-3-58

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               CNL/WELSH PORTFOLIO

Leedsworld -- PA

Leedsworld is a 159,785 square foot warehouse situated on approximately
11.8-acre parcel of land located in New Kensington, PA. The subject has 4 docks,
245 parking spots, 1 drive in door and is currently 100% occupied. The building was constructed in 1998 and was most recently renovated in 2000. The property is under a lease until July 2020. This property serves as the headquarters for
Leedsworld, which is a leading provider of promotional products. Leedsworld generates approximately $250 million in sales annually, and their closest competition is located in Chicago. The property is located near PA Routes 780,
380, 66 and the PA turnpike, approximately 25 miles northeast of the Pittsburgh
CBD.

GMR Marketing -- WI

GMR is a 74,000 square foot Class A suburban office property situated on approximately 7 acres of land located in New Berlin, WI. The property has 365 parking spaces, 100% occupancy and was constructed in 2001. The property is leased through May 2016 and has 2 5-year renewal options. This location serves as company headquarters. During its 21 years of operation, GMR has developed a client base that includes McDonald's, Miller Brewing Co., Visa, Microsoft and many more. GMR reported annual sales of $83 million and is a wholly-owned subsidiary of Omnicom, one of the largest integrated advertising firms in the world. Omnicom has over $14.8 billion in assets and total revenues of $10.5 billion in 2005. The property benefits from its proximity to General Mitchell
International Airport which is accessible through the bus service that runs through the subject's area.

HK Systems -- WI

HK Systems is an 86,204 square foot Class A suburban office property situated on approximately 6.5 acres of land located in New Berlin, WI. The property has 323 parking spaces, 100% occupancy and was constructed in 1985. The property is leased through October 2014 and has 2 5-year renewal options. HK Systems makes material handling systems including automated guided vehicles, conveyors, palletizers, storage and retrieval machinery, and sortation equipment to manage warehouse items. It also provides customer support, consulting, aftermarket, and outsourcing services to maintain its systems. The property is located about 15 miles southwest of the Milwaukee CBD. This area located near the Interstate
Highway system, the local bus service, and the General Mitchell International
Airport.

SuperStock -- FL

SuperStock is a 72,486 square foot Class B suburban office property situated on approximately 4.9 acres of land located in Jacksonville, FL. The property has
200 parking spaces, 100% occupancy and was constructed in 1993. The property is leased through June 2024 and has 2 5-year renewal options. SuperStock, founded in 1973, maintains its headquarters at the property. SuperStock represents thousands of photographers, artists, archives, museums, and special collections from around the world. SuperStock has over a million images available for commercial reproduction and is known for its wide variety of cutting-edge images. The property is located approximately 25 miles south of the Jackson
International Airport and has convenient access to routes I-95 and I-295.

Navarre Corporation -- MN

Navarre Corporation is a 115,286 square foot industrial warehouse situated on approximately 5.6 acres of land located in New Hope, MN. The property has 137 parking spaces, 12 docks, 1 drive in door, 100% occupancy and was constructed in
2003. The property is leased through June 2019 and has 2 5-year renewal options.
Navarre Corporation distributes PC software, music, and DVDs to more than 500 retailers and wholesalers in North America. The subject is located on the Metro
Transit bus line, providing transportation for workers to the facility and 30 minutes from the Minneapolis/St. Paul International Airport.

Riviera Tool Company -- MI

The Riviera Tool Company is a 176,607 square foot industrial property situated on approximately 17.1 acres of land located in Grand Rapids, MI. The property has 339 parking spaces, 3 docks, 5 drive in doors, 100% occupancy and was constructed in 1989. The property is leased through October 2018 and has 1
10-year renewal option. Founded in 1967, Riviera is a leader in the design and manufacturing of large-scale, complex stamping die systems used to form sheet metal parts. The company caters primarily to the automotive and trucking industry with clients including DaimlerChrysler, Mercedes Benz, Ford Motor Co.,
GM, BMW, and others. The property is located 9 miles away from the central business district ("CBD") and less than 1 mile away from the Gerald R. Ford
International Airport.

Midland Containers -- WI

Midland Containers is a 136,000 square foot industrial warehouse situated on approximately 22.2 acres of land located in Franksville, WI. The property has
100 parking spaces, 17 docks, 1 drive in door, 100% occupancy and was constructed in 1997. The property is leased through December 2019. This location serves as the headquarters for Midland Container Corp. which is a producer of value-added corrugated packaging and display products for customers in an array of industries including industrial, consumer, food and beverage. The property is located near I-94 which provides access to Milwaukee and Chicago.

                                     A-3-59

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               CNL/WELSH PORTFOLIO

ADS Logistics -- IN

ADS Logistics is a 141,086 square foot industrial warehouse situated on approximately 6.7 acres of land located in Hammond, IN. The property has 23 parking spaces, approximately 5 drive in loading docks and 100 % occupancy. The building was constructed in 1997 and was most recently renovated in 1999. The property is leased through August 2022 and has 2 5-year renewal options. ADS
Logistics provides fully integrated distribution services to the US metals industry and operating throughout the contiguous 48 states. The proximity to the interstate expressway and large steel manufacturers make the area attractive for steel service, material handling, steel fabrication and metal recycling land users.

Jenkins Manufacturing Company -- AL

The Jenkins Manufacturing Company is a 203,496 square foot industrial warehouse situated on approximately 10.7 acres of land. The subject has 178 parking spaces and 100% occupancy. The building was constructed in 1976 and most recently renovated in 2000. The property is leased through September 2020 and has 2
5-year renewal options. Jenkins is known as Monarch Doors and Windows since it was purchased at the end of 2005 by Morris Capital. The subject property is the company's headquarters and is its only location. The property benefits from convenient interstate access.

Olsen Engineering LLC -- IA

Olsen Engineering LLC is a 136,350 square foot industrial warehouse situated on approximately 9.5 acres of land located in Eldridge, IA. The property has 208 parking spaces, 6 docks and 100% occupancy. The building was constructed in 1972 and most recently renovated in 2001. The property is leased through July 2019 and has 2 5-year renewal options. Founded in 1972, Olsen Engineering is a privately held company that manufacturers steel parts for agricultural, construction, and forestry industries. This property serves as company headquarters. Olsen's largest client is John Deere Company. The property is situated with access to several major expressways.

Core Systems -- OH

Core Systems is a 98,592 square foot property situated on approximately 11.1 acres of land located in Painesville, OH. The property has 155 parking spaces,
100% occupancy and was constructed in 2001. The property is leased through April
2016 and has 2 5-year options. Core Systems LLC is a leading injection molding company that is based in Painesville, OH. The company has been in existence for over 50 years and currently operates three ISO 9002 certified plants. Core
Systems' customer base includes, among others, Volvo Trucks, Honda, BMW, and
Bosch-Siemens. The property is located inside of an industrial park, which currently has one additional building.

ADS Logistics -- NC

ADS Logistics is a 106,644 square foot property situated on approximately 10.5 acres of land located in Mecklenburg, NC. The property has 25 parking spaces,100
% occupancy and was constructed in 1997. The property is leased until August
2022 and has 2, 5 year renewal options. ADS Logistics provides fully integrated distribution services to the US metals industry and operating throughout the contiguous 48 states.

                                     A-3-60

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               CNL/WELSH PORTFOLIO

THE MARKET(1).

The CNL/Welsh Portfolio contains 13 individual properties located within ten regional markets. Two of the properties are concentrated within the Minnesota industrial and office Markets, three of the properties are concentrated within the Wisconsin industrial and office market, and the remaining eight properties are located within eight other markets spread across eight states. Each property and its respective market are summarized in the table below.

                                MARKET SUMMARY(2)

                                                            OCCUPANCY                RENT (PSF)
                                                      --------------------   -------------------------
PROPERTY NAME                         LOCATION        PROPERTY     MARKET    PROPERTY         MARKET
------------------------------------------------------------------------------------------------------

FINGERHUT                        St. Cloud, MN          100.00%  85% - 95%     $ 2.25    $3.50 - $4.50
LEEDSWORLD                       New Kensington, PA     100.00%    82.2%       $ 7.66        $9.40
GMR MARKETING                    New Berlin, WI         100.00%    85.8%       $14.52        $19.12
HK SYSTEMS                       New Berlin, WI         100.00%    85.8%       $12.09        $19.12
SUPERSTOCK                       Jacksonville, FL       100.00%    83.1%       $10.55        $16.57
NAVARRE CORPORATION              New Hope, MN           100.00%    88.9%       $ 5.88        $5.30
RIVIERA TOOL COMPANY             Grand Rapids, MI       100.00%    76.9%       $ 5.62    $2.50 - $6.00
MIDLAND CONTAINERS               Franksville, WI        100.00%    92.9%       $ 4.50    $3.50 - $5.50
ADS LOGISTICS -- IN              Hammond, IN            100.00%    85.0%       $ 5.80   $2.95 - $10.56
JENKINS MANUFACTURING COMPANY    Anniston, AL           100.00%  80% - 85%     $ 2.76    $1.25 - $3.50
OLSEN ENGINEERING LLC            Eldridge, IA           100.00%  75% - 80%     $ 4.36    $1.50 - $5.00
CORE SYSTEMS                     Painesville, OH        100.00%    91.0%       $ 9.65        $4.14
ADS LOGISTICS -- NC(3)           Charlotte, NC          100.00%    84.6%       $ 5.12        $4.25

(1)  Certain information was obtained from the Fingerhut Distribution Facility,
     Leedsworld, GMR Marketing, HK Systems, SuperStock, Navarre Corporation,
     Riviera Tool Company, Midland Containers, ADS Logistics -- MN, Jenkins
     Manufacturing Company, Olsen Engineering, Core Systems, and ADS Logistics
     -- NC appraisals dated between 05/11/06 and 06/01/06. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

(2)  Certain information was obtained from the Cushman & Wakefield appraisals dated May 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(3)  ADS Logistics occupies 106,644 square feet of space uniquely built for metal fabrication. Market rent reflects the average per square foot rent for comparable properties.

PROPERTY MANAGEMENT.

Welsh Companies will manage the portfolio and have a 5% equity interest. Welsh
Companies was founded in 1977 and is based in Minneapolis. Welsh Management currently manages industrial properties located throughout the Midwest totaling
24.2 million square feet and valued at $1.4 billion. Additional real estate services including architecture, brokerage, construction, development, and financing are provided by Welsh Companies.

                                     A-3-61

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               CNL/WELSH PORTFOLIO

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %     CUMULATIVE    CUMULATIVE %
               LEASES       FEET     % OF GLA    BASE RENT       RENT     SQUARE FEET      OF GLA        BASE RENT     OF BASE RENT
   YEAR       EXPIRING    EXPIRING   EXPIRING    EXPIRING      EXPIRING     EXPIRING      EXPIRING        EXPIRING       EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT             NAP           0        0.0%          NAP         NAP             0            0.0%           NAP             NAP
2006 & MTM           0           0        0.0   $         0         0.0%            0            0.0%   $         0             0.0%
2007                 0           0        0.0             0         0.0             0            0.0%   $         0             0.0%
2008                 0           0        0.0             0         0.0             0            0.0%   $         0             0.0%
2009                 0           0        0.0             0         0.0             0            0.0%   $         0             0.0%
2010                 0           0        0.0             0         0.0             0            0.0%   $         0             0.0%
2011                 0           0        0.0             0         0.0             0            0.0%   $         0             0.0%
2012                 0           0        0.0             0         0.0             0            0.0%   $         0             0.0%
2013                 0           0        0.0             0         0.0             0            0.0%   $         0             0.0%
2014                 2   1,000,519       42.1     3,099,744        26.6     1,000,519           42.1%   $ 3,099,744            26.6%
2015                 0           0        0.0             0         0.0     1,000,519           42.1%   $ 3,099,744            26.6%
2016                 2     172,592        7.3     2,025,753        17.4     1,173,111           49.3%   $ 5,125,497            43.9%
AFTER                9   1,204,329       50.7     6,546,449        56.1     2,377,440          100.0%   $11,671,946           100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL               13   2,377,440      100.0   $11,671,946       100.0%
===================================================================================================================================

                                     A-3-62

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               CNL/WELSH PORTFOLIO

            [MAP INDICATING LOCATION OF CNL/WELSH PORTFOLIO OMITTED]

                                     A-3-63

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 FOOTHILLS MALL

                      [5 PHOTOS OF FOOTHILLS MALL OMITTED]

                                     A-3-64

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 FOOTHILLS MALL

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $81,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $81,000,000

% OF POOL BY IPB:                       2.6%

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               FMP Kimco Foothills LLC

SPONSOR:                                Feldman Equities Operating Partnership,
                                        LP

ORIGINATION DATE:                       06/28/06

INTEREST RATE:                          6.08050%

INTEREST-ONLY PERIOD:                   60 months

MATURITY DATE:                          07/01/16

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 360 months

CALL PROTECTION:                        L(24), Def(90), O(4)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   N/A

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                       $0        $0

INSURANCE:                                   $0        $0

CAPEX:                                       $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Retail - Anchored

SQUARE FOOTAGE:                         501,514

LOCATION:                               Tucson, AZ

YEAR BUILT/RENOVATED:                   1982 / 2004

OCCUPANCY:                              98.5%

OCCUPANCY DATE:                         05/01/06

NUMBER OF TENANTS:                      82

HISTORICAL NOI:

   2004:                                $5,403,000

   2005(1):                             $7,216,000

   TTM AS OF 03/31/06:                  $7,369,000

AVERAGE IN-LINE SALES/SF:               $281

UW REVENUES:                            $13,211,171

UW EXPENSES:                            $6,186,993

UW NOI:                                 $7,024,178

UW NET CASH FLOW:                       $6,758,375

APPRAISED VALUE:                        $115,000,000

APPRAISAL DATE:                         05/19/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $162

CUT-OFF DATE LTV:                       70.4%

MATURITY LTV:                           66.0%

UW DSCR:                                1.15x
--------------------------------------------------------------------------------

(1)  During 2004 Feldman Mall Properties ("FMP") commenced $18.0 million of renovations at the property, including the conversion and expansion of the
     Loews Cineplex into a 15 screen stadium style theatre, and the construction of approximately 27,000 square feet of new inline tenant space. Lease up of the new space and the reopening of the Loews Cineplex accounts for approximately $1.8 million of 2005 NOI.

                                     A-3-65

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 FOOTHILLS MALL

                                 TENANT SUMMARY

                           RATINGS
                           MOODY'S/                              ANNUAL BASE   ANNUAL BASE               LEASE EXPIRATION
     TENANT SUMMARY         S&P(1)    TOTAL SF   % OF TOTAL SF       RENT        RENT PSF    SALES PSF         YEAR
-------------------------------------------------------------------------------------------------------------------------

ANCHORS
LOEWS CINEPLEX               B/NR       77,284            15.4%   $1,179,354        $15.26     $131.14               2017
LINENS N' THINGS             B3/B       41,480             8.3       414,800        $10.00     $136.96               2013
BARNES & NOBLE                          40,472             8.1       353,321        $ 8.73     $215.66               2012
ROSS DRESS FOR LESS                     30,056             6.0       330,616        $11.00     $268.45               2008
SAKS OFF 5TH AVENUE         B2/B+       28,000             5.6       252,000        $ 9.00     $160.60               2011
                                       -------            ----    ----------
SUBTOTAL                               217,292            43.3%   $2,530,090
TOP 10 TENANTS
AFNI INC.                               20,357             4.1%   $  311,666        $15.31         N/A               2010
NIKE FACTORY STORE          A2/A+       16,300             3.3       171,150        $10.50     $   414               2007
OLD NAVY                  Baa3/BBB-     15,143             3.0       189,288        $12.50     $   305               2015
FAMOUS FOOTWEAR             B1/BB       10,000             2.0       175,000        $17.50     $   213               2013
DRESS BARN OUTLET                        9,397             1.9       159,749        $17.00         N/A               2007
E & J SHOE OUTLET                        8,627             1.7       103,524        $12.00         N/A               2007
PARTY AMERICA                            8,285             1.7       123,032        $14.85         N/A               2008
OLD PUEBLO GRILLE                        7,765             1.5       155,300        $20.00         N/A               2013
THUNDER CANYON BREWERY                   7,100             1.4       138,450        $19.50         N/A               2017
OUTBACK STEAKHOUSE                       7,000             1.4        55,000        $ 7.86         N/A               2008
                                       -------           -----    ----------
SUBTOTAL                               109,974            21.9%   $1,582,158
INLINE: (0 TO 7,287 SF)                166,913            33.3%   $3,312,642                       N/A
VACANT SQUARE FEET                       7,335             1.5%          NAP                       NAP
TOTAL                                  501,514           100.0%   $7,424,891

(1)  Ratings are provided for the parent company of the entity in the "Tenant
     Name" field whether or not the parent company guarantees the lease.

THE LOAN. The Foothills Mall Loan is secured by a first lien mortgage in a fee interest in a 501,514 square foot anchored retail mall located in Tucson,
Arizona.

THE BORROWER. The borrowing entity is FMP Kimco Foothills, LLC, an SPE 25% owned by Feldman Mall Properties (NYSE:FMP). FMP holds a controlling interest in the
SPE and the remaining 75% is owned by Kimco Realty Corp, a Real Estate
Investment Trust ("REIT"). Kimco Realty Corp. owns and operates over 1,000 neighborhood and community shopping centers in 44 states as well as Canada,
Mexico, and Puerto Rico. FMP (also a REIT) is active in the acquisition, renovation and repositioning of retail shopping malls. As of 3/31/06, Kimco and
FMP reported total assets of $6.38 billion and $494.9 million, respectively.

THE SPONSOR. The sponsor is Feldman Equities Operating Partnership, LP ("FEOP").
FMP is the sole general partner and owner of approximately 87.0% of FEOP. The operating partnership directly or indirectly owns each asset acquired by FMP.
Feldman Mall Properties acquired its interest in the joint venture that acquired the Foothills Mall for approximately $54 million

THE PROPERTY. The Foothills Mall is a single level, enclosed shopping mall located in Tucson, Arizona containing approximately 501,514 square feet of retail space. The mall was built in 1982 and underwent substantial renovations in 2002 and 2004. The Foothills Mall is anchored by a Loews/AMC Cineplex, Linens
N' Things, Barnes and Noble, and Saks Off 5th Avenue. Other significant tenants include Ross Dress For Less, Nike Factory Store, and Old Navy. Although not part of the collateral, adjacent to the property is a newly constructed 210,000 square foot Wal-Mart Super Center.

The property is located in the northern portion of the Tucson MSA at the intersection of Ina Road and La Cholla Boulevard approximately 10 miles north of the downtown Tucson CBD. The property can be accessed via interstate 10 from the west and via state highway 77 from the east.

Since acquiring the property in 2002 Feldman Mall Properties has constructed five new pad sites at the property, and approximately 40,000 square feet of new inline and anchor tenant space. The 2004 renovation converted and expanded the
Loews Cineplex into a 15 stadium style theatre, and added approximately 27,000 square feet of inline tenant space. The mall is currently 98.5% occupied. In
April of 2002, Feldman Mall Properties acquired an interest in the joint venture that acquired the Foothills Mall for approximately $54 million.

                                     A-3-66

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 FOOTHILLS MALL

SIGNIFICANT TENANTS.

Loews Cineplex (NYSE:AMC) -- Loews Cineplex occupies approximately 77,284 square feet, or 15.4% of property's net rentable area. The cinema is owned and operated by AMC Theaters. In April 2006 AMC Theaters announced its acquisition of Loews
Cineplex, making it the #2 movie theater chain in the United States. The firm now owns and operates 415 Theaters and over 5,000 screens in 30 states and the
District of Columbia. Loews Cineplex's sales at the property in 2005 were approximately $675,650 per screen and as of TTM June 2006, sales remained flat at approximately $677,000 per screen.

Linens N' Things, Inc. -- Linens N' Things approximately 41,480 square feet, or
8.3% of property's net rentable area. Linens N' Things is the #2 retailer of home textiles, housewares, and home accessories in the United States. The company currently operates 540 superstores (35,000 square feet of larger)
emphasizing low-priced, brand-name merchandise in 47 states and 6 Canadian provinces. The company was acquired in a private equity transaction in 2006 led by Apollo Management. Since its founding in 1990 Apollo has managed over $13.0 billion of equity investments.

Barnes & Noble, Inc. (NYSE: BKS) -- Barnes & Noble occupies approximately 40,472 square feet, or 8.1% of property's net rentable area. The Company is the largest bookseller in the United States, operating 620 retail bookstores spanning all 50 states and the District of Columbia. It also owns 120 B. Dalton Bookseller stores, and an approximately a 63% interest in GameStop (NYSE: GME), the nation
s largest video game and entertainment software specialty retailer. In the second quarter of 2006, Barnes & Noble reported sales of $977.6 million and net earnings of $12.7 million or $0.19 per share.

THE MARKET(1).

The Foothills Mall is located at the intersection of Ina Road and La Cholla
Boulevard approximately 10 miles north of downtown Tucson in the Northwest
Submarket of the Tucson retail market. The Northwest submarket makes up approximately 35% of the total Tucson metro retail market.

The vacancy rate for the Tucson retail market at year end 2005 was 8.4%, down
1.5% from year end 2004. The Northwest submarket had overall vacancy of 7.1% in
2005. The Foothills Mall property has a current overall vacancy of 1.5%. The average rental rate within the Tucson retail market was $14.42 in 2005, down approximately 6.7% from $15.45 in 2004. The property has a weighted average in-line rental rate of $17.68, and a weighted average anchor rental rate of
$11.64.

The property's primary trade area has been determined to within a 5-mile radius of the property, however, the property does draw patronage from trade markets ranging from 10 to 15 miles from the property. The nearest competitor to the property, the Tucson Mall, is located approximately 4 miles southwest of the property. The 2005 population within a 1-mile, 3-mile and 5-mile radius of the property was 7,173, 77,670, and 297,361 people, respectively. The median
Household Incomes in 2005 within a 1-mile, 3-mile, and 5-mile radius of the property were estimated to be $46,207, $50,957, and $49,518 respectively. Within the property's primary trade area approximately 49.5% of households have incomes greater than $50,000.

PROPERTY MANAGEMENT. Feldman Equities Management, LLC is an affiliate of Feldman
Mall Properties (NYSE: FMP), a REIT which acquires, renovates and repositions enclosed retail shopping malls. Feldman Mall Properties Inc. acquires and invests capital in underperforming local and regional market shopping malls with the goal of repositioning the property as a Class A or near Class A mall through comprehensive renovation and re-tenanting efforts aimed at increasing consumer traffic and tenant sales. The FMP portfolio consists of 6 retail malls totaling
6.3 million square feet and valued at over $390 million.

(1)  Certain information was obtained from the Foothills Mall appraisal dated
     05/19/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-67

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 FOOTHILLS MALL

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                            % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES       FEET     % OF GLA    BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
   YEAR      EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT             NAP      7,335        1.5%         NAP         NAP         7,335            1.5%         NAP            NAP
2006 & MTM           6     19,072        3.8   $  166,895         2.2%       26,407            5.3%  $  166,895            2.2%
2007                15     63,237       12.6      984,970        13.3        89,644           17.9%  $1,151,865           15.5%
2008                12     56,916       11.3      867,164        11.7       146,560           29.2%  $2,019,029           27.2%
2009                14     32,047        6.4      641,275         8.6       178,607           35.6%  $2,660,304           35.8%
2010                12     43,949        8.8      836,966        11.3       222,556           44.4%  $3,497,270           47.1%
2011                 6     48,486        9.7      657,772         8.9       271,042           54.0%  $4,155,042           56.0%
2012                 2     42,432        8.5      412,121         5.6       313,474           62.5%  $4,567,163           61.5%
2013                 6     66,041       13.2      894,162        12.0       379,515           75.7%  $5,461,325           73.6%
2014                 4     16,310        3.3      339,888         4.6       395,825           78.9%  $5,801,213           78.1%
2015                 2     15,855        3.2      224,888         3.0       411,680           82.1%  $6,026,100           81.2%
2016                 0          0        0.0            0         0.0       411,680           82.1%  $6,026,100           81.2%
AFTER                3     89,834       17.9    1,398,791        18.8       501,514          100.0%  $7,424,891          100.0%
------------------------------------------------------------------------------------------------------------------------------
                    82    501,514      100.0%  $7,424,891       100.0%
==============================================================================================================================

                                     A-3-68

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 FOOTHILLS MALL

               [MAP INDICATING LOCATION OF FOOTHILLS MALL OMITTED]

                                     A-3-69

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 FOOTHILLS MALL

                      [SITE PLAN OF FOOTHILLS MALL OMITTED]

                                     A-3-70

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-71

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                MARRIOTT MONTEREY

                     [3 PHOTOS OF MARRIOTT MONTEREY OMITTED]

                                     A-3-72

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                MARRIOTT MONTEREY

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $61,500,000

CUT-OFF DATE PRINCIPAL BALANCE:         $61,500,000

% OF POOL BY IPB:                       2.0%

LOAN SELLER:                            IXIS Real Estate Capital Inc.

BORROWER:                               San Carlos Associates LLC

SPONSOR:                                Peter J. Coniglio, Frank K. Finneran,
                                        Howard S. Wright III and their
                                        successors as officers of Franklin
                                        Street Group, a California corporation
                                        and Coast Hotels Management and
                                        Development Corporation, a Washington
                                        Corporation.

ORIGINATION DATE:                       08/09/06

INTEREST RATE:                          6.08000%

INTEREST-ONLY PERIOD:                   120 months

MATURITY DATE:                          09/05/16

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(23), YM(93), O(4)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Springing

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   N/A

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                       $0        $0

INSURANCE:                                   $0        $0

FF&E:                                        $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Hotel - Full Service

ROOMS:                                  341

LOCATION:                               Monterey, CA

YEAR BUILT/RENOVATED:                   1984/2005

OCCUPANCY:                              76.6%

OCCUPANCY DATE:                         06/30/06

HISTORICAL NOI:

   2004:                                $5,812,617

   2005:                                $6,794,696

   TTM AS OF 07/14/06:                  $6,747,044

UW REVENUES:                            $24,250,937

UW EXPENSES:                            $17,622,276

UW NOI:                                 $6,628,661

UW NET CASH FLOW:                       $5,658,624

APPRAISED VALUE:                        $83,600,000

APPRAISAL DATE:                         06/26/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                 $180,352

CUT-OFF DATE LTV:                       73.6%

MATURITY DATE LTV:                      73.6%

UW DSCR:                                1.49x
--------------------------------------------------------------------------------

                                     A-3-73

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               MARRIOTT MONTEREY

                                PROPERTY SUMMARY

                                                                                                    ORIGINAL ALLOCATED
                                              # OF    YEAR                     ORIGINAL ALLOCATED       LOAN AMOUNT
PROPERTY            LOCATION (CITY, STATE)   ROOMS   BUILT   APPRAISED VALUE       LOAN AMOUNT           PER ROOM
----------------------------------------------------------------------------------------------------------------------

MARRIOTT MONTEREY   Monterey, CA               341    1984       $83,600,000          $61,500,000             $180,352

THE LOAN. The Marriott Monterey loan is secured by the fee simple mortgage interest in the 328,950 square foot hotel with 341 rooms known as the Monterey
Marriott Hotel, located in Monterey, California.

THE BORROWER. The borrower is San Carlos Associates LLC, a Delaware limited liability company and a special purpose entity. The managing member of the borrower is San Carlos Associates, a California general partnership. Sea/Mont
Associates, Ltd., ("Sea/Mont"), a Washington limited partnership, is the managing general partner of the managing member of the borrower. Coast Hotels
Management and Development Corp. ("Coast"), a Washington corporation, is the general partner of Sea/Mont. 80% of Coast's stock is owned by Wright Monterey
Hotel LLC, which is owned equally by David Wright, Howard S. Wright III, Taylor
Wright, Lee Wright Rolfe and Jeffery Wright.

THE SPONSORS. The sponsors of the Marriott Monterey loan are Peter J. Coniglio,
Frank K. Finneran and Howard S. Wright III and their successors as officers of
Franklin Street Group and Coast.

THE PROPERTY. The Marriott Monterey is a 10-story, AAA-rated Four-Diamond, full service hotel located in Monterey, California. The Marriott Monterey was built in 1984 and renovated in 2005; the hotel offers 341 guestrooms including twenty-two suites and twelve handicapped-accessible guestrooms, plus ten separate meeting rooms totaling 15,766 square feet, an on-site restaurant, a bar, an outdoor swimming pool, an outdoor jacuzzi, an extensive fitness center, a gift shop and 125 valet parking spaces. There is also an on-site day spa, which is available to guests daily. Standard accommodations include: coffee maker, hair dryer, air conditioning, ironing board, and cable television.

The Marriott Monterey is located at the southwest corner of Del Monte Avenue and Calle Principal. The Marriott Monterey is situated approximately four miles southeast of the Monterey Peninsula Airport and approximately 70 miles southwest of the San Jose International Airport. Primary access to the Marriott
Monterey is provided by Highway One, which is located approximately two miles west of the property and is the major highway serving the Monterey Peninsula.

THE MARKET(1). The Marriott Monterey is located in Monterey, California, approximately 125 miles south of San Francisco, 70 miles southwest of San Jose and 345 miles north of Los Angeles. The entire Monterey area is a popular tourist destination for its natural beauty, retail venues such as Cannery Row and Fisherman's Wharf and cultural establishments including the Monterey Bay
Aquarium. The cities of Carmel and Monterey attract both domestic and international tourists. Located within a five to ten minute drive from Monterey are Pebble Beach and the Del Monte Forest. Pebble Beach is known for its four golf courses, upscale neighborhood, and three resort hotels, none of which are competitive with the Marriott Monterey.

The Monterey County market contains a total of 11,885 rooms, of which 2,014
(approximately 17%) are located in the Marriott Monterey property's submarket.
The hotels within the competitive set consist of four hotels ranging in size from the 204-room Hilton Garden Inn to the 575-room Hyatt Regency. Among this group of competitors the lodging demand has a meeting and group orientation: in
2005, this segment contributed 54% of the total accommodated room nights, followed by leisure demand at 40% and finally the commercial segment which comprised only 6% of demand. In 2005, the primary competitors achieved an overall occupancy of 68.25% at an ADR of $151.75, yielding RevPAR of $103.57, compared to the Marriott Monterey which achieved an overall occupancy of 77.3%
at an ADR of $166.11 yielding a RevPAR of $128.40, which is well above the competitive set. The Marriott Monterey had the highest occupancy rate and ADR within the competitive set. In second place was the Embassy Suites, which reported occupancy of 76% and an ADR of $159.00.

The hotels in the competitive set generate a significant amount of corporate group business during the weekdays in the winter, spring and fall with less demand during the summer season as transient business increases significantly.
The Marriott Monterey, along with the Portola Plaza Hotel and the Hotel Pacific
(a non-competitive small hotel located on Pacific Street, across the street from the subject), have formed the "Monterey Connection," an organization to market the hotels jointly with a total of 800 rooms within close proximity to the Monterey Convention Center. According to the Marriott Monterey's management and management at the Portola Plaza, this organization has been successful in generating group business.

(1)  Certain information was obtained from the Marriott Monterey property appraisal dated June 26, 2006. The appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-74

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                               MARRIOTT MONTEREY

PROPERTY MANAGEMENT. The Marriott Monterey is managed by Marriott Hotel
Services, Inc. Marriott Hotel Services, Inc. is an affiliate of Marriott
International Inc., a leading lodging company with more than 2,600 lodging properties in the United States and 64 other countries and territories.

                 COMPETITIVE SET HISTORICAL OPERATING STATISTICS

                                       2003                            2004                            2005
                          -----------------------------   -----------------------------   -----------------------------
PROPERTY                  OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR     REVPAR
-----------------------------------------------------------------------------------------------------------------------

MARRIOTT MONTEREY             72.4%   $154.67   $111.98       73.1%   $159.94   $116.92       77.3%   $166.11   $128.40
EMBASSY SUITES                76.0%   $148.00   $112.48       77.0%   $151.00   $116.27       76.0%   $159.00   $120.84
HILTON GARDEN INN             73.0%   $104.00   $ 75.92       71.0%   $122.00   $ 86.62       68.0%   $140.00   $ 95.20
HYATT REGENCY MONTEREY        67.0%   $118.00   $ 79.06       70.0%   $125.00   $ 87.50       62.0%   $141.00   $ 87.42
PORTOLA PLAZA                 78.0%   $155.00   $120.90       65.0%   $160.00   $104.00       67.0%   $167.00   $111.89

                             2005 DEMAND GENERATORS

PROPERTY                                BUSINESS/GOVT   GROUP   LEISURE
-----------------------------------------------------------------------
MARRIOTT MONTEREY                                  4%     48%       50%

                                     A-3-75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

                               MARRIOTT MONTEREY

             [MAP INDICATING LOCATION OF MARRIOTT MONTEREY OMITTED]

                                     A-3-76

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-77

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

                          STEVENS CENTER BUSINESS PARK

               [4 PHOTOS OF STEVENS CENTER BUSINESS PARK OMITTED]

                                     A-3-78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                          STEVENS CENTER BUSINESS PARK

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $55,650,000

CUT-OFF DATE PRINCIPAL BALANCE:         $55,650,000

% OF POOL BY IPB:                       1.8%

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               Smart Park PH I, LLC

SPONSOR:                                Robert E. Price and Jon M. Harder

ORIGINATION DATE:                       08/11/06

INTEREST RATE:                          6.24650%

INTEREST-ONLY PERIOD:                   60 months

MATURITY DATE:                          09/01/16

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 360 months

CALL PROTECTION:                        L(24), Def(92), O(4)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               No

ADDITIONAL DEBT:                        $2,450,000

ADDITIONAL DEBT TYPE(1):                B-Note

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL     MONTHLY
                                        --------------------
TAXES:                                  $  244,962   $40,827

INSURANCE:                              $   24,561   $  0.00

CAPEX:                                  $        0   $ 7,575

TI/LC(3):                               $2,283,000   $30,766

HOLDBACK(4):                            $2,370,953   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee and Leasehold

PROPERTY TYPE:                          Office - Suburban

SQUARE FOOTAGE:                         469,014

LOCATION:                               Richland, WA

YEAR BUILT/RENOVATED:                   1967/2006

OCCUPANCY(2):                           100.0%

OCCUPANCY DATE:                         07/31/06

NUMBER OF TENANTS(2):                   10

HISTORICAL NOI:

   2005:                                $4,782,561

   TTM AS OF 06/06/06:                  $4,990,545

UW REVENUES:                            $7,146,229

UW EXPENSES:                            $1,992,232

UW NOI:                                 $5,153,997

UW NET CASH FLOW:                       $4,734,792

APPRAISED VALUE:                        $72,500,000

APPRAISAL DATE:                         09/15/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                          TOTAL
                                        TRUST ASSET   MORTGAGE LOAN
                                        ---------------------------
CUT-OFF DATE LOAN/SF:                   $ 119         $ 124

CUT-OFF DATE LTV:                       76.8%         80.1%

MATURITY DATE LTV:                      72.0%         75.4%

UW DSCR:                                1.15x         1.07x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                     SQUARE              BASE RENT   LEASE EXPIRATION
TENANT NAME                       MOODY'S/ S&P(5)     FEET    % OF GLA      PSF            YEAR
-----------------------------------------------------------------------------------------------------

BECHTEL NATIONAL INC.                               169,174       36.1%     $16.17               2011
US DEPARTMENT OF ENERGY              Aaa/AAA         99,822       21.3%     $14.08               2007
BATTELLE MEMORIAL INSTITUTE                          93,351       19.9%     $15.89               2012
WASHINGTON CLOSURE HANFORD, LLC                      51,548       11.0%     $16.94               2013

(1)  A B-Note with an original balance of $2,450,000 is held outside the trust.

(2)  10 tenants occupy 6 buildings totaling 469,014 square feet on a 34.7 acre parcel which comprises the premises of Stevens Center Business Park. The property is 100.0% leased, and 89.0% occupied.

(3)  At closing the borrower deposited the cash sum of $2,283,000 which shall be held for tenant improvements and leasing commissions with regard to GSA and
     Battelle Memorial Institute spaces.

(4)  At closing the borrower deposited the cash sum of $2,370,953 as a holdback for the completion of the Washington Closure Hanford building. The holdback funds shall be released upon Washington Closure Hanford taking occupancy of the building and paying rent.

(5)  Ratings provided are for the parent company of the entity in the "Tenant
     Name" field whether or not the parent company guarantees the lease.

                                     A-3-79

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                             SUN COMMUNITY PORTFOLIO

                  [4 PHOTOS OF SUN COMMUNITY PORTFOLIO OMITTED]

                                     A-3-80

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                             SUN COMMUNITY PORTFOLIO

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $48,100,000

CUT-OFF DATE PRINCIPAL BALANCE:         $48,100,000

% OF POOL BY IPB:                       1.6%

LOAN SELLER:                            Nomura Credit & Capital, Inc.

BORROWER(2):                            Sun Villa MHC LLC, Sun
                                        Countryside Lake Lanier, LLC, Sun
                                        Countryside Atlanta, LLC.

SPONSOR:                                Sun Communities Operating
                                        Limited Partnership

ORIGINATION DATE:                       Various

INTEREST RATE:                          6.15900%

INTEREST-ONLY PERIOD:                   120 months

MATURITY DATE:                          08/06/16

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24), Def(89), O(6)

CROSS-COLLATERALIZATION:                Yes

LOCK BOX:                               Soft

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   N/A

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL   MONTHLY
                                        ------------------
TAXES:                                  $174,055   $22,766

INSURANCE:                              $      0   $     0

CAP EX:                                 $      0   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO(1):              Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Manufactured Housing

PADS:                                   1,143

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various

OCCUPANCY:                              93.5%

OCCUPANCY DATE:                         05/31/06

HISTORICAL NOI:

   2004(3):                             $1,329,787

   2005:                                $3,607,270

   TTM AS OF 05/31/06:                  $3,705,968

UW REVENUES:                            $5,615,552

UW EXPENSES:                            $1,869,600

UW NOI:                                 $3,745,952

UW NET CASH FLOW:                       $3,688,802

APPRAISED VALUE:                        $61,200,000

APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/PAD:                 $42,082
 CUT-OFF DATE LTV:                      78.6%
 MATURITY DATE LTV:                     78.6%
 UW DSCR:                               1.23x
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                             ALLOCATED LOAN                       YEAR BUILT/ YEAR
PROPERTY NAME                   BALANCE             LOCATION         RENOVATED       UNITS   OCCUPANCY   APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------

SUN VILLA ESTATES               $18,300,000   Reno, NV                        1987     324       100.0%      $23,900,000
COUNTRYSIDE OF LAKE LANIER       16,850,000   Buford, GA                 1968/2001     548        86.7        21,800,000
COUNTRYSIDE ATLANTA              12,950,000   Lawrenceville, GA          1969/2005     271        99.3        15,500,000
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          $48,100,000                                          1,143        93.5%      $61,200,000
========================================================================================================================

(1)  The Sun Community Portfolio loan consists of three (3) cross-collateralized and cross-defaulted loans. Unless otherwise specified, information is provided on an aggregate basis. Properties may be released from the cross-collateralization two years from securitization based on final allocated loan amounts subject to 110% defeasance and maintaining a 1.20x
     DSCR and 80% LTV on the remaining properties in that
     cross-collateralization or 100% defeasance and maintaining a 1.30x DSCR and
     70% LTV on the remaining properties in that cross-collateralization.

(2)  Each a Michigan limited liability company.

(3)  2004 NOI not available for Countryside Atlanta and Countryside of Lake
     Lanier.

                                     A-3-81

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                     1800 -- 1880 JOHN F. KENNEDY BOULEVARD

          [3 PHOTOS OF 1800 -- 1880 JOHN F. KENNEDY BOULEVARD OMITTED]

                                     A-3-82

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                     1800 - 1880 JOHN F. KENNEDY BOULEVARD

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $44,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $44,000,000

% OF POOL BY IPB:                       1.4%

LOAN SELLER:                            Eurohypo AG, New York Branch

BORROWER:                               JFK Investment Associates, L.P., I

SPONSOR:                                Alex Schwartz

ORIGINATION DATE:                       07/21/06

INTEREST RATE:                          6.43000%

INTEREST ONLY PERIOD(1):                120 months

MATURITY DATE:                          08/11/16

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24), Def(94), O(1)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE(2):                Permitted Mezzanine Loan

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL    MONTHLY
                                        --------------------
TAXES:                                  $  452,808   $90,562

INSURANCE:                              $   24,506   $12,253

CAPEX:                                  $        0   $ 7,921

REQUIRED REPAIRS:                       $    8,487   $     0

TI/LC(4), (5)                           $1,000,000   $50,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Office - CBD

SQUARE FOOTAGE:                         475,258

LOCATION:                               Philadelphia, PA

YEAR BUILT/RENOVATED:                   1984

OCCUPANCY:                              81.9%

OCCUPANCY DATE:                         06/01/06

NUMBER OF TENANTS:                      58

HISTORICAL NOI:

   2004:                                3,278,391

   2005:                                3,309,623

   TTM AS OF 04/30/06:                  3,658,837

UW REVENUES:                            8,054,305

UW EXPENSES:                            4,110,802

UW NOI(3):                              3,943,503

UW NET CASH FLOW:                       3,544,837

APPRAISED VALUE:                        58,000,000

APPRAISAL DATE:                         06/12/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                        TRUST ASSET
                                        -----------
CUT-OFF DATE LOAN/SF:                       $93

CUT-OFF DATE LTV:                          75.9%

UW DSCR:                                   1.24x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                           MOODY'S/   SQUARE              BASE RENT   LEASE EXPIRATION
TENANT NAME                                 S&P(6)     FEET    % OF GLA      PSF            YEAR
-----------------------------------------------------------------------------------------------------

CHRISTIE, PARABUE, MORTENSEN & YOUNG                  26,653       5.6%      $17.26               2013
CB RICHARD ELLIS REAL ESTATE                          24,632       5.2%      $19.15               2007
AMERICAN INTERNATIONAL INSURANCE COMPANY     Aa2/AA   24,632       5.2%      $18.00               2008

(1)  Commencing on the 61st payment date, borrower is required to apply excess cashflow (to the extent available) to pay amortization up to the equivalent of a 30-year schedule.

(2)  Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
     (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) of the Property does not exceed 80%; and the DSCR
     (including the mezzanine loan) is at least 1.20x (assuming a 30 year amortization schedule).

(3)  Increase in underwritten net operating income from trailing twelve month net operating income is mostly attributable to rent steps taken through
     September 2007.

(4)  Lender reserved $1,000,000 at closing for approximately 50,000 square feet of 70,000 square feet of available vacant space which shall be released at
     $20.00 per square foot once satisfactory evidence is provided to lender that applicable space has been retenanted.

(5)  Ongoing TI/LCs of $50,000 shall continue unless the property is achieving a
     90% or greater occupancy after 36 months. In the event of occupancy exceeding the 90% threshold, the ongoing reserve shall decrease to $41,667.

(6)  Ratings provided are for the parent company of entity listed in the "Tenant
     Name" field whether or not the parent company guarantees the lease.

                                     A-3-83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                 NEISS PORTFOLIO

                      [3 PHOTOS OF NEISS PORTFOLIO OMITTED]

                                     A-3-84

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

                                 NEISS PORTFOLIO

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $36,600,000

CUT-OFF DATE PRINCIPAL BALANCE:         $36,571,565

% OF POOL BY IPB:                       1.2%

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               543 East 21st Limited Liability Company,
                                        538 East 21st Limited Liability Company,
                                        CN 1820 LLC, CNU1 LLC, HM 1296 LLC, CNU2
                                        LLC, CN 17 LLC, JFU1 LLC, CNU4 LLC

SPONSOR:                                Charles B. Neiss

ORIGINATION DATE:                       07/06/06

INTEREST RATE:                          6.24200%

INTEREST-ONLY PERIOD:                   N/A

MATURITY DATE:                          08/01/16

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 359 months

CALL PROTECTION:                        L(24), Def(91), O(4)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   N/A

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                       $0    $    0

INSURANCE:                                   $0    $    0

CAPEX:                                       $0    $1,021
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Office

SQUARE FOOTAGE:                         449,950

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various

OCCUPANCY:                              100.0%

OCCUPANCY DATE:                         Various

NUMBER OF TENANTS:                      2

UW REVENUES:                            $4,363,619

UW EXPENSES:                            $944,427

UW NOI(1):                              $3,419,193

UW NET CASH FLOW:                       $3,226,198

APPRAISED VALUE:                        $50,800,000

APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $81

CUT-OFF DATE LTV:                       72.0%

MATURITY DATE LTV:                      61.5%

UW DSCR:                                1.19x
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                       RATINGS                    % OF                          LEASE
TENANT             MOODY'S/ S&P(1)   TOTAL SF   TOTAL SF   BASE RENT PSF   EXPIRATION YEAR
------------------------------------------------------------------------------------------

UNIEK                                 249,950      55.6%          $ 3.73              2017
ASSET ACCEPTANCE                      200,000      44.4%          $13.90              2016

                                PROPERTY SUMMARY

                                                          YEAR BUILT/     SQUARE                                  ALLOCATED LOAN
PROPERTY NAME               LOCATION    PROPERTY TYPE   YEAR RENOVATED     FEET    OCCUPANCY    LEAD TENANTS         BALANCE
--------------------------------------------------------------------------------------------------------------------------------

ASSET ACCEPTANCE          Warren, MI       Office            2004        200,000        100%   Asset Acceptance      $27,500,000
UNIEK                    Waunakee, WI    Industrial        1988/2002     249,950        100         Uniek              9,100,000
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                   449,950        100%                         $36,600,000
================================================================================================================================

(1)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-85

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                LODGE AT BALFOUR

                     [4 PHOTOS OF LODGE AT BALFOUR OMITTED]

                                     A-3-86

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                                LODGE AT BALFOUR

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $25,600,000

CUT-OFF DATE PRINCIPAL BALANCE:         $25,580,849

% OF POOL BY IPB:                       0.8%

LOAN SELLER:                            IXIS Real Estate Capital Inc.

BORROWER:                               The Lodge at Balfour Operations, LLC

SPONSOR:                                Michael K. Schonbrun

ORIGINATION DATE:                       08/01/06

INTEREST RATE:                          6.38000%

INTEREST-ONLY PERIOD:                   N/A

MATURITY DATE:                          08/05/16

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 359 months

CALL PROTECTION:                        L(24), Def(92), O(3)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   N/A

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                  $49,354    $9,871

INSURANCE:                              $49,366    $9,873

CAP EX:                                 $     0    $2,360
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Multifamily - Senior Housing

UNITS:                                  103

LOCATION:                               Louisville, CO

YEAR BUILT/RENOVATED:                   2004

OCCUPANCY:                              100.0%

OCCUPANCY DATE:                         07/17/06

HISTORICAL NOI:

   2005:                                $861,597

   TTM AS OF 06/30/06:                  $1,793,456

UW REVENUES:                            $4,729,581

UW EXPENSES:                            $2,307,361

UW NOI:                                 $2,422,220

UW NET CASH FLOW:                       $2,393,895

APPRAISED VALUE (AS IS):                $34,500,000

APPRAISAL DATE:                         06/22/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                 $248,358

CUT-OFF DATE LTV:                       74.1%

MATURITY DATE LTV:                      63.6%

UW DSCR:                                1.25x
--------------------------------------------------------------------------------

                                    UNIT MIX

                                                                                     WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                         AVERAGE UNIT   APPROXIMATE NET     % OF      MONTHLY ASKING     MONTHLY MARKET
UNIT MIX                  NO. OF UNITS    SQUARE FEET     RENTABLE SF     TOTAL SF         RENT              RENT
------------------------------------------------------------------------------------------------------------------------

ONE BEDROOM                         62            777            48,200      49.9%             $2,976             $2,976
TWO BEDROOM                         41          1,179            48,348      50.1               4,493              4,493
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            103            937            96,548     100.0%             $3,580             $3,580
------------------------------------------------------------------------------------------------------------------------

                                     A-3-87

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

Annex B-1

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

ANNEX ID #    LOAN #    SELLER   PROPERTY NAME                                   STREET ADDRESS
----------    ------    ------   -------------                                   --------------

     1           1       IXIS    Park La Brea Apartments                         6200 West Third Street
    12                   NCCI    Sun Community Portfolio                         Various
   12.01        26       NCCI    Sun Villa Estates                               91 Cabernet Parkway
   12.02        27       NCCI    Countryside of Lake Lanier                      4802 Friendship Road
   12.03        28       NCCI    Countryside Atlanta                             10 Sweetwater Way
    15          31       IXIS    Lodge at Balfour                                1331 Hecla Drive
    19          35       PNC     Lodge at Sonterra                               230 East Sonterra Blvd
    23          39      JPMCB    Orange Grove Apartments                         111 North Gilbert Road
    30          46       IXIS    11 West Division Street and Lakeside Towers     Various
   30.01       46.01             11 West Division Street                         11 West Division Street
   30.02       46.02             Lakeside Tower                                  910 West Lawrence Avenue
    32          48      JPMCB    Villa Verde Apartments II                       3150, 3180, 3200, 3206, 3210, 3216, 3220, 3226 and
                                                                                 3230  Loma Verde Drive
    34          50       EHY     Riverstone Apartments                           3450 River Park Drive
    35          51       PNC     Franklin Park at Cityview                       6301 Overton Ridge Blvd
    38          54      JPMCB    The Links at Citiside Apartments                5000 Community Circle
    44          60       PNC     Sycamore Apartments - Azusa                     1151 West Arrow Hwy
    58          74      JPMCB    Knobhill Apartments                             2300 Knob Hill Drive
    59          75       PNC     Cheyenne Woods Apartments                       3417 East Cheyenne Avenue
    64          80       NCCI    Sedona on Laurel Apartments                     5717 Laurel Canyon Boulevard
    74          90       NCCI    Village of La Casa del Sol                      39610 U.S. Highway 27
    75          91       EHY     Wilmington on Drexel                            4901 South Drexel Boulevard
    77          93       NCCI    Park at Summerhill Apartments                   5201 Summerhill Road
    88          104      NCCI    Apache Junction Pool                            Various
   88.01      104.01             Superstition Lookout                            1371 East 4th Avenue
   88.02      104.02             Sierra Leone MHC                                1804 West Tepee Street
   88.03      104.03             Ironwood MH & RV                                1280 North Ironwood Drive
   88.04      104.04             Shiprock RV Resort                              1700 West Shiprock Street
    89          105      NCCI    Palm Haven                                      3301 58th Avenue North
    100         116      EHY     Vincennes Apartments                            18541 Vincennes Street
    103         119      IXIS    Bermuda Palms                                   80-870 Highway 111
    108         124      EHY     3 Maryland Circle                               3 Maryland Circle
    109         125      IXIS    La Quinta Ridge                                 51-555 Monroe Street
    113         129      PNC     Hartland Apartments                             14548 Hartland Street
    114         130      NCCI    Royal Highlander MHC                            828 Inverness Drive
    117         133      EHY     Heritage Court Apartments                       905-928 Heritage Court
    122         138      PNC     Woods Edge Apartments                           34186 Woods Edge Drive
    126         142      IXIS    Spring Meadows Apartments                       5854 Route 96
    132         148      PNC     The Port Apartments                             3231 Constega Drive
    139         155     JPMCB    Tucker Street Apartments                        610 Center Street
    145         161      NCCI    Lido MHP                                        45125 30th Street East

                                                                        NUMBER OF     PROPERTY
ANNEX ID #    CITY                STATE     ZIP CODE    COUNTY          PROPERTIES      TYPE
----------    ----               -------    --------    ------          ----------    --------

     1        Los Angeles           CA        90036     Los Angeles          1        Multifamily
    12        Various            Various     Various    Various              3        Manufactured Housing
   12.01      Reno                  NV        89512     Washoe               1        Manufactured Housing
   12.02      Buford                GA        30518     Hall                 1        Manufactured Housing
   12.03      Lawrenceville         GA        30044     Gwinnett             1        Manufactured Housing
    15        Louisville            CO        80027     Boulder              1        Multifamily
    19        San Antonio           TX        78258     Bexar                1        Multifamily
    23        Mesa                  AZ        85203     Maricopa             1        Multifamily
    30        Chicago               IL       Various    Cook                 2        Multifamily
   30.01      Chicago               IL        60610     Cook                 1        Multifamily
   30.02      Chicago               IL        60640     Cook                 1        Multifamily
    32        San Jose              CA        95117     Santa Clara          1        Multifamily
    34        Fort Worth            TX        76116     Tarrant              1        Multifamily
    35        Fort Worth            TX        76132     Tarrant              1        Multifamily
    38        Charlotte             NC        28215     Mecklenburg          1        Multifamily
    44        Azusa                 CA        91702     Los Angeles          1        Multifamily
    58        Okemos                MI        48864     Ingham               1        Multifamily
    59        Las Vegas             NV        89030     Clark                1        Multifamily
    64        Valley Village        CA        91607     Los Angeles          1        Multifamily
    74        Davenport             FL        33837     Polk                 1        Manufactured Housing
    75        Chicago               IL        60615     Cook                 1        Multifamily
    77        Texarkana             TX        75503     Bowie                1        Multifamily
    88        Apache Junction       AZ       Various    Pinal                4        Manufactured Housing
   88.01      Apache Junction       AZ        85219     Pinal                1        Manufactured Housing
   88.02      Apache Junction       AZ        85220     Pinal                1        Manufactured Housing
   88.03      Apache Junction       AZ        85220     Pinal                1        Manufactured Housing
   88.04      Apache Junction       AZ        85220     Pinal                1        Manufactured Housing
    89        Saint Petersburg      FL        33714     Pinellas             1        Manufactured Housing
    100       Northridge            CA        91324     Los Angeles          1        Multifamily
    103       Indio                 CA        92201     Riverside            1        Manufactured Housing
    108       Whitehall             PA        18052     Lehigh               1        Multifamily
    109       Indio                 CA        92201     Riverside            1        Manufactured Housing
    113       Van Nuys              CA        91405     Los Angeles          1        Multifamily
    114       Peoria                IL        61615     Peoria               1        Manufactured Housing
    117       Crown Point           IN        46307     Lake                 1        Multifamily
    122       Lewes                 DE        19958     Sussex               1        Multifamily
    126       Romulus               NY        14541     Seneca               1        Multifamily
    132       Norman                OK        73072     Cleveland            1        Multifamily
    139       Burlington            NC        27215     Alamance             1        Multifamily
    145       Lancaster             CA        93535     Los Angeles          1        Manufactured Housing

             PROPERTY                      CURRENT         LOAN     TOTAL UNITS/
ANNEX ID #   SUBTYPE                     BALANCE ($)      GROUP      BEDS/PADS      ANNEX ID #    ANNEX ID #
----------   --------                    --------------   -----     ------------    ----------    ----------

     1       Garden/High Rise            387,500,000.00     2           4,238            1             1
    12       Manufactured Housing         48,100,000.00    1, 2         1,143           12            12
   12.01     Manufactured Housing         18,300,000.00     2             324          12.01         12.01
   12.02     Manufactured Housing         16,850,000.00     1             548          12.02         12.02
   12.03     Manufactured Housing         12,950,000.00     2             271          12.03         12.03
    15       Senior Housing               25,580,849.13     1             103           15            15
    19       Garden                       23,000,000.00     2             326           19            19
    23       Garden                       20,000,000.00     2             396           23            23
    30       Mid rise                     14,650,000.00     2             199           30            30
   30.01     Mid rise                      9,653,654.08                   110          30.01         30.01
   30.02     Mid rise                      4,996,345.92                    89          30.02         30.02
    32       Garden                       13,900,000.00     2             164           32            32
    34       Garden                       13,250,000.00     2             248           34            34
    35       Senior Housing               13,000,000.00     1             203           35            35
    38       Garden                       11,980,000.00     2             276           38            38
    44       Garden                       10,100,000.00     2             122           44            44
    58       Garden                        8,000,000.00     2             228           58            58
    59       Garden                        7,650,000.00     2             160           59            59
    64       Garden                        6,972,000.00     1              54           64            64
    74       Manufactured Housing          6,000,000.00     1             309           74            74
    75       Garden                        6,000,000.00     2             122           75            75
    77       Garden                        5,780,000.00     2             184           77            77
    88       Manufactured Housing          5,196,023.41     2             507           88            88
   88.01     Manufactured Housing          1,558,807.02                   188          88.01         88.01
   88.02     Manufactured Housing          1,506,846.79                    94          88.02         88.02
   88.03     Manufactured Housing          1,195,085.39                   105          88.03         88.03
   88.04     Manufactured Housing            935,284.21                   120          88.04         88.04
    89       Manufactured Housing          5,155,000.00     2             271           89            89
    100      Garden                        4,800,000.00     1              50           100           100
    103      Manufactured Housing          4,710,000.00     2             185           103           103
    108      Garden                        4,440,000.00     2              78           108           108
    109      Manufactured Housing          4,290,000.00     2             151           109           109
    113      Garden                        4,000,000.00     2              27           113           113
    114      Manufactured Housing          4,000,000.00     1             280           114           114
    117      Garden                        3,680,000.00     2              72           117           117
    122      Garden                        3,360,000.00     2              40           122           122
    126      Garden                        3,160,000.00     2             124           126           126
    132      Garden                        2,950,000.00     2             128           132           132
    139      Garden                        1,980,000.00     2             100           139           139
    145      Manufactured Housing          1,000,000.00     2              55           145           145

                         PAD                           STUDIO                       ONE BEDROOM
                ----------------------        ------------------------      ---------------------------
                NO. OF         AVERAGE         NO. OF          AVERAGE          NO. OF          AVERAGE
ANNEX ID #        PADS        PAD RENT        STUDIOS      STUDIO RENT      1-BR UNITS        1-BR RENT
----------      ------        --------        -------      -----------      ----------        ---------

     1               0               0             18            1,187           1,517            1,399
    12           1,143             399              0                0               0                0
   12.01           324             460              0                0               0                0
   12.02           548             358              0                0               0                0
   12.03           271             408              0                0               0                0
    15               0               0              0                0              62            2,976
    19               0               0              0                0             158              776
    23               0               0              0                0             132              553
    30               0               0              0                0             199              752
   30.01             0               0              0                0             110              831
   30.02             0               0              0                0              89              654
    32               0               0             36              725              58              895
    34               0               0              1              590             116              759
    35               0               0              0                0             185            1,446
    38               0               0              0                0              96              650
    44               0               0              0                0              60              913
    58               0               0              0                0              72              650
    59               0               0              0                0              16              690
    64               0               0              0                0              17            1,250
    74             309             392              0                0               0                0
    75               0               0            101              666              19              761
    77               0               0              0                0             104              493
    88             507             206              0                0               0                0
   88.01           188             175              0                0               0                0
   88.02            94             238              0                0               0                0
   88.03           105             261              0                0               0                0
   88.04           120             181              0                0               0                0
    89             271             275              0                0               0                0
    100              0               0              0                0              32            1,200
    103            185             330              0                0               0                0
    108              0               0              0                0              15              650
    109            151             391              0                0               0                0
    113              0               0              0                0               2            1,286
    114            280             341              0                0               0                0
    117              0               0              0                0              12              600
    122              0               0              0                0               0                0
    126              0               0              0                0               1              625
    132              0               0             80              395              32              405
    139              0               0              0                0               0                0
    145             55             273              0                0               0                0

                      TWO BEDROOM                    THREE BEDROOM                   FOUR BEDROOM
                ------------------------        ------------------------      ---------------------------
                    NO. OF       AVERAGE            NO. OF       AVERAGE          NO. OF          AVERAGE
ANNEX ID #      2-BR UNITS     2-BR RENT        3-BR UNITS     3-BR RENT      4-BR UNITS        4-BR RENT
----------      ----------     ---------        ----------     ---------      ----------        ---------

     1               2,416         1,727               271         2,354              16            2,881
    12                   0             0                 0             0               0                0
   12.01                 0             0                 0             0               0                0
   12.02                 0             0                 0             0               0                0
   12.03                 0             0                 0             0               0                0
    15                  41         4,493                 0             0               0                0
    19                 152         1,135                16         1,390               0                0
    23                 264           624                 0             0               0                0
    30                   0             0                 0             0               0                0
   30.01                 0             0                 0             0               0                0
   30.02                 0             0                 0             0               0                0
    32                  70         1,151                 0             0               0                0
    34                  99         1,029                32         1,385               0                0
    35                  18         1,895                 0             0               0                0
    38                 144           760                36           860               0                0
    44                  62         1,132                 0             0               0                0
    58                  49           725               106           850               1              975
    59                 128           730                16           900               0                0
    64                  37         1,600                 0             0               0                0
    74                   0             0                 0             0               0                0
    75                   2           770                 0             0               0                0
    77                  72           630                 8           754               0                0
    88                   0             0                 0             0               0                0
   88.01                 0             0                 0             0               0                0
   88.02                 0             0                 0             0               0                0
   88.03                 0             0                 0             0               0                0
   88.04                 0             0                 0             0               0                0
    89                   0             0                 0             0               0                0
    100                 18         1,469                 0             0               0                0
    103                  0             0                 0             0               0                0
    108                 60           775                 3           900               0                0
    109                  0             0                 0             0               0                0
    113                 19         1,700                 6         2,186               0                0
    114                  0             0                 0             0               0                0
    117                 60           688                 0             0               0                0
    122                 40           954                 0             0               0                0
    126                 53           557                70           606               0                0
    132                 16           500                 0             0               0                0
    139                 50           435                50           543               0                0
    145                  0             0                 0             0               0                0

                         UTILITIES               ELEVATOR
ANNEX ID #              TENANT PAYS              PRESENT      LOAN NO.       ANNEX ID #
----------              -----------              --------     --------       ----------

     1            Electric, Sewer, Water           Yes            1              1
    12                                             NAP                           12
   12.01                                           NAP           26            12.01
   12.02                                           NAP           27            12.02
   12.03                                           NAP           28            12.03
    15                     None                    Yes           31              15
    19                     None                     No           35              19
    23                 Electric, Gas                No           39              23
    30                   Electric                  Yes           46              30
   30.01                 Electric                  Yes          46.01          30.01
   30.02                 Electric                  Yes          46.02          30.02
    32                 Electric, Gas               Yes           48              32
    34                Electric, Water              Yes           50              34
    35                   Electric                  Yes           51              35
    38          Electric, Gas, Sewer, Water         No           54              38
    44                   Electric                   No           60              44
    58                   Electric                   No           74              58
    59                     None                     No           75              59
    64          Electric, Gas, Sewer, Water        Yes           80              64
    74                                             NAP           90              74
    75                     None                    Yes           91              75
    77            Electric, Sewer, Water            No           93              77
    88                                              No           104             88
   88.01                                            No         104.01          88.01
   88.02                                            No         104.02          88.02
   88.03                                            No         104.03          88.03
   88.04                                            No         104.04          88.04
    89                                             NAP           105             89
    100                Electric, Gas               Yes           116            100
    103                  Electric                  NAP           119            103
    108                  Electric                  Yes           124            108
    109                  Electric                  NAP           125            109
    113                Gas, Electric               Yes           129            113
    114                                            NAP           130            114
    117            Electric, Gas, Sewer             No           133            117
    122            Electric, Gas, Water             No           138            122
    126         Electric, Gas, Sewer, Water         No           142            126
    132                  Electric                   No           148            132
    139                  Electric                   No           155            139
    145                                            NAP           161            145

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

Annex C-1

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
135 S. LaSalle Street, Suite 1625                      Prior Payment:
Chicago, IL 60603                                      Next Payment:
USA                                                    Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                       REPORTING PACKAGE TABLE OF CONTENTS

Administrator:                                         Analyst:
Andy Streepey 312.904.9387                             Patrick Gong 714.259.6253
andy.streepey@abnamro.com                              patrick.gong@abnamro.com

---------------------------------------------
Issue Id:               SAMPJPMO

Monthly Data File Name: SAMPJPMO_200605_3.ZIP
---------------------------------------------

--------------------------------------------------------------------------------
                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23
--------------------------------------------------------------------------------

-------------------------------------
Closing Date:            28-Sept-2006

First Payment Date:       15-Oct-2006

Rated Final Payment Date:

Determination Date:

-------------------------------------
        Trust Collection Period
-------------------------------------

-------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
      Depositor: J.P. Morgan Chase Commercial Mortgage Securities Corp.
           Underwriter: J.P. Morgan Securities Inc./Nomura Securities
              International, Inc./Commerzbank Capital Market Corp.
     IXIS Securities North America Inc./PNC Capital Market LLC/Deutsche Bank
               Securities Inc. and Banc of America Securities LLC
       Master Servicer: Midland Loan Services, Inc./Wells Fargo Bank, N.A.
                  Special Servicer: J.E. Robert Company, Inc.
           Rating Agency: Moody's Investors Service, Inc./Standard & Poor's

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net

LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:

---------------------------------------------------------------------------------------------------------------------
          ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE

CUSIP                                                                                                    Next Rate(3)
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------
                                                         Total P&I Payment
                                                         ----------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.01      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Current  Remaining        Credit
        Accrual              Pass-     Accrued     Total      Total  Distributable Interest  Period  Outstanding      Support
      -----------  Opening  Through  Certificate  Interest  Interest  Certificate   Payment Shortfall  Interest  -------------------
Class Method Days  Balance    Rate     Interest  Additions Deductions   Interest    Amount  Recovery  Shortfalls Original Current(1)
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

                                                 ------------------------------------------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                         Additions                                   Deductions
       Prior      Current  ---------------------------------------------------------------------------------------------------------
      Interest   Interest  Prior Interest  Interest Accrual                            Other               Deferred &
         Due        Due      Shortfall         on Prior      Prepayment    Yield      Interest   Allocable  Accretion    Interest
Class   Date       Date         Due           Shortfall       Premiums  Maintenance Proceeds (1)    PPIS    Interest  Loss / Expense
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

              -----------------------------------------------------------------------------------------------------

------------------------------

      Distributable  Interest
       Certificate    Payment
Class    Interest     Amount
------------------------------

------------------------------------------------

      ----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable
Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00

Special Servicing Fees                                                      0.00

Workout Fees                                                                0.00

Liquidation Fees                                                            0.00

Legal Fees                                                                  0.00

Misc. Fees & Expenses Paid by/to Servicer                                   0.00

Interest Paid to Servicer on Outstanding Advances                           0.00

ASER Interest Advance Reduction                                             0.00

Interest Not Advanced (Current Period)                                      0.00

Recoup of Prior Advances by Servicer                                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced                          0.00

Misc. Fees & Expenses Paid by Trust                                         0.00

Shortfall Due to Rate Modification                                          0.00

Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                                       0.00

Prepayment Interest Excess Due the Bonds                                    0.00

Interest Income                                                             0.00

Yield Maintenance Penalties Due the Bonds                                   0.00

Prepayment Penalties Due the Bonds                                          0.00

Recovered ASER Interest Due the Bonds                                       0.00

Recovered Interest Due the Bonds                                            0.00

ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------

Total Excess Allocated to the Bonds                                         0.00

Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

-----------------------------------------------------------------------------------------------------------------------
                                   Delinquency Aging Categories                         Special Event Categories (1)
             ---------------------------------------------------------------------- -----------------------------------
                                                                                                   Specially
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO    Modifications  Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ---------- ------------- ---------- ----------
    Date        # Balance       # Balance       # Balance      # Balance  # Balance    # Balance   # Balance  # Balance
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------------------------------------------------------------------------------------------------------------
                                                                                                           Curr
                                                   Appraisal                     Realized   Remaining   Weighted
             Ending Pool (1) Payoffs(2) Penalties Reduct. (2)  Liquidations (2) Losses (2)    Term         Avg.
Distribution --------------- ---------- --------- ----------- ----------------- ---------- ---------- ------------
    Date         # Balance    # Balance  # Amount  # Balance       # Balance      # Amount    Life    Coupon Remit
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

--------------------------------------------------------------------------
                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
    Balance         Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------
                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of    ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------
                                                      Weighted Average
 Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ___,900.000%
Maximum Mortgage Interest Rate   ___,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------
                                                      Weighted Average
     Balloon         # of   Scheduled     % of    ------------------------
 Mortgage Loans     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

-----------------------------------------------------------------------
    Geographic       # of   Scheduled     % of
     Location       Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

-----------------------------------------------------------------------
                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

-----------------------------------------------------------------------
                     # of   Scheduled     % of
 Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

-------------------------------------------------------------------------
                     # of   Scheduled     % of
       Year         Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------
2006                    0           0     0.00%      0   0.00%       0.00
2007                    0           0     0.00%      0   0.00%       0.00
2008                    0           0     0.00%      0   0.00%       0.00
2009                    0           0     0.00%      0   0.00%       0.00
2010                    0           0     0.00%      0   0.00%       0.00
2011                    0           0     0.00%      0   0.00%       0.00
2012                    0           0     0.00%      0   0.00%       0.00
2013                    0           0     0.00%      0   0.00%       0.00
2014                    0           0     0.00%      0   0.00%       0.00
2015                    0           0     0.00%      0   0.00%       0.00
2016                    0           0     0.00%      0   0.00%       0.00
2017 & Greater          0           0     0.00%      0   0.00%       0.00
-------------------------------------------------------------------------
                        0           0     0.00%
-------------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                Paid                 Outstanding   Out. Property                    Special
Disclosure      Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #      Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
--------------------------------------------------------------------------------------------------------------------------------

TOTAL
--------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE
--------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period                     3. Delinquent 3+ months            9. REO
              B. Late Payment but < 1 month delinq   4. Performing Matured Balloon
              1. Delinquent 1 month                  5. Non Performing Matured Balloon
              2. Delinquent 2 months                 7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 13 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest                   Additional
                                                Prior                            (Shortages)  Modification  (Recoveries)/
                     Beginning   Aggregate    Realized                            /Excesses   Adjustments/     Expenses
                     Balance of   Realized      Loss        Amounts Covered by     applied      Appraisal     applied to
Prospectus          the Loan at     Loss     Applied to   Overcollateralization  to Realized    Reduction      Realized
    ID      Period  Liquidation   on Loans  Certificates     and other Credit       Losses     Adjustment       Losses

                                                  A                  B                C             D              E
-------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                               (Recoveries)/
                                               Realized Loss
            Current Realized   Recoveries of     Applied to
Prospectus   Loss Applied to  Realized Losses   Certificate
    ID       Certififcates*     paid as Cash      Interest

------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

-----------------------------------------------------------------------------------------------------------------------
                                                                     Remaining Term                           Appraisal
Disclosure Appraisal Scheduled   AR   Current P&I      Note Maturity -------------- Property Geographic      ----------
 Control#  Red. Date  Balance  Amount   Advance   ASER Rate   Date   Life             Type    Location  DSCR Value Date
-----------------------------------------------------------------------------------------------------------------------

           -------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

--------------------------------------------------------------------------------
               Ending    Material
Disclosure   Principal    Breach                  Material Breach and
 Control #    Balance      Date           Material Document Defect Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-------------------------------------------------------------------------------------------------------------
Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance       Type     Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                CURRENT

                                CUMULATIVE
                                             ----------------

                                                                   PAGE 18 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

--------------------------------------------------------------------------------------------------------------------
                       Loan      Balance                   Remaining
Disclosure Servicing  Status --------------- Note Maturity --------- Property   Geo.                          NOI
 Control # Xfer Date Code(1) Schedule Actual Rate   Date   Life        Type   Location    NOI       DSCR      Date
--------------------------------------------------------------------------------------------------------------------

                                                                                       Not Avail Not Avail Not Avail

           ---------         ---------------

--------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period       3. P&I Adv - delinquent 3+ months   9. REO
              B. P&I Adv - < one month delinq    4. Mat. Balloon/Assumed P&I
              1. P&I Adv - delinquent 1 month    5. Non Performing Mat. Balloon
              2. P&I Adv - delinquent 2 months   7. Foreclosure
--------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 19 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

--------------------------------------------------------------------------------
Disclosure   Resolution
 Control #    Strategy                             Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

--------------------------------------------------------------------------------

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                               RATING INFORMATION

--------------------------------------------------------------------
                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
--------------------------------------------------------------------

--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX D

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Balance
October 15, 2006
November 15, 2006
December 15, 2006
January 15, 2007
February 15, 2007
March 15, 2007
April 15, 2007
May 15, 2007
June 15, 2007
July 15, 2007
August 15, 2007
September 15, 2007
October 15, 2007
November 15, 2007
December 15, 2007
January 15, 2008
February 15, 2008
March 15, 2008
April 15, 2008
May 15, 2008
June 15, 2008
July 15, 2008
August 15, 2008
September 15, 2008
October 15, 2008
November 15, 2008
December 15, 2008
January 15, 2009
February 15, 2009
March 15, 2009
April 15, 2009
May 15, 2009
June 15, 2009
July 15, 2009
August 15, 2009
September 15, 2009
October 15, 2009
November 15, 2009
December 15, 2009
January 15, 2010
February 15, 2010
March 15, 2010
April 15, 2010
May 15, 2010
June 15, 2010
July 15, 2010
August 15, 2010
September 15, 2010
October 15, 2010
November 15, 2010
December 15, 2010
January 15, 2011
February 15, 2011
March 15, 2011
April 15, 2011
May 15, 2011
June 15, 2011
July 15, 2011
August 15, 2011
September 15, 2011
October 15, 2011
November 15, 2011
December 15, 2011
January 15, 2012
February 15, 2012
March 15, 2012
April 15, 2012
May 15, 2012
June 15, 2012
July 15, 2012
August 15, 2012
September 15, 2012
October 15, 2012
November 15, 2012
December 15, 2012
January 15, 2013
February 15, 2013
March 15, 2013
April 15, 2013
May 15, 2013
June 15, 2013
July 15, 2013
August 15, 2013
September 15, 2013
October 15, 2013
November 15, 2013
December 15, 2013
January 15, 2014
February 15, 2014
March 15, 2014
April 15, 2014
May 15, 2014

Annex D-1

Date	Balance
June 15, 2014
July 15, 2014
August 15, 2014
September 15, 2014
October 15, 2014
November 15, 2014
December 15, 2014
January 15, 2015
February 15, 2015
March 15, 2015
April 15, 2015
May 15, 2015
June 15, 2015
July 15, 2015
August 15, 2015
September 15, 2015
October 15, 2015

Annex D-2

The attached diskette contains a Microsoft Excel 2000,1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is entitled ‘‘JPMCC 2006-LDP8.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1 and Annex A-2 to the free writing prospectus. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this free writing prospectus. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this free writing prospectus. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1 and Annex A-2 to the free writing prospectus, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final free writing prospectus and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the attached prospectus. We have not authorized anyone to provide you with different information.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

Free Writing Prospectus

Summary of Certificates	S-9
Summary of Terms	S-11
Risk Factors	S-49
Description of the Mortgage Pool	S-96
Transaction Parties	S-140
Description of the Certificates	S-174
Description of the Swap Contract	S-215
Servicing of the Mortgage Loans	S-217
Yield and Maturity Considerations	S-241
Certain Federal Income Tax Consequences	S-255
Certain ERISA Considerations	S-258
Legal Matters	S-261
Certain Legal Aspects of the Mortgage Loans	S-261
Ratings	S-262
Legal Investment	S-263
Index of Defined Terms	S-264
Prospectus
Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	31
Yield and Maturity Considerations	37
The Sponsor	43
The Depositor	44
The Issuing Entity	44
Use of Proceeds	44
Description of the Certificates	45
Description of the Pooling Agreements	66
Description of Credit Support	77
Certain Legal Aspects of Mortgage Loans	80
Certain Federal Income Tax Consequences	91
Federal Income Tax Consequences for REMIC Certificates	91
Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made	113
State and Other Tax Considerations	121
Certain ERISA Considerations	121
Legal Investment	123
Method of Distribution	125
Incorporation of Certain Information by Reference	127
Where You Can Find More Information	127
Legal Matters	127
Financial Information	127
Rating	128
Index of Defined Terms	129

$2,832,774,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
 Depositor

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
 Issuing Entity

Commercial Mortgage Pass Through Certificates, Series 2006-LDP8

Class A-1	$32,513,000
Class A-2	$207,310,000
Class A-3A	$50,000,000
Class A-3FL	$150,000,000
Class A-3B	$184,430,000
Class A-4	$856,083,000
Class A-SB	$69,304,000
Class A-1A	$596,981,000
Class X	$3,066,602,770
Class A-M	$306,661,000
Class A-J	$260,661,000
Class B	$53,666,000
Class C	$22,999,000
Class D	$42,166,000

FREE WRITING PROSPECTUS

JPMorgan

NOMURA

Commerzbank Corporates & Markets
IXIS Securities North America Inc.
PNC Capital Markets LLC
Banc of America Securities LLC
Deutsche Bank Securities

September     , 2006